As filed with the Securities and Exchange Commission on March 31, 2006.

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PREMIER COMMUNITY BANKSHARES, INC.

(Exact name of registrant as specified in its charter)

Virginia	6021	54-1560968
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

4095 Valley Pike

Winchester, VA 22602

(540) 869-6600

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Donald L. Unger

President and Chief Executive Officer

Premier Community Bankshares, Inc.

4095 Valley Pike

Winchester, VA 22602

(540) 869-6600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of Communications to:

Wayne A. Whitham, Jr., Esq. John M. Oakey, III, Esq. Williams Mullen Two James Center 1021 East Cary Street Richmond, Virginia 23219 (804) 643-1991	Fred W. Palmore, Esq. Susan Stoops Ancarrow, Esq. Troutman Sanders LLP 1001 Haxall Point P.O. Box 1122 Richmond, Virginia 23218-1122 (804) 697-1200

Approximate date of commencement of proposed sale to the public: As soon as practicable following the effectiveness of this Registration Statement.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per unit (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee

Common Stock, $1.00 par value	989,600 shares	N/A	N/A	$1,880

(1)	Based upon an assumed number of shares that may be issued in the merger described in this Registration Statement. The assumed number is based upon the maximum number of shares of common stock of Albemarle First Bank that may be outstanding immediately prior to the effective time of the merger, including shares of Albemarle First Bank that may be issued upon exercise of warrants.
(2)	Reflects the market price of Albemarle First Bank’s common stock to be exchanged for Premier Community Bankshares, Inc. common stock in connection with the merger, computed in accordance with Rule 457(c) and Rule 457(f) under the Securities Act of 1933, as amended, based upon the average of the high and low sales prices ($15.03 and $15.02) of Albemarle First Bank common stock as reported on The Nasdaq Capital Market on March 28, 2006, less the minimum amount of cash to be received in the merger ($10,226,502). The proposed maximum aggregate offering price is estimated solely to determine the registration fee.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

MERGER PROPOSAL - YOUR VOTE IS VERY IMPORTANT

You are cordially invited to attend a special meeting of the shareholders of Albemarle First Bank to be held on May     , 2006 at 10:00 a.m. at the Omni Charlottesville Hotel, 235 West Main Street, Charlottesville, Virginia. At the special meeting, you will be asked to approve the proposed merger of Albemarle First Bank into Rockingham Heritage Bank, a subsidiary of Premier Community Bankshares, Inc.

In the merger, each share of Albemarle First Bank common stock that you own will be exchanged for either $15.80 cash or a to-be-determined portion of a share of Premier Community Bankshares common stock depending on the average closing price of Premier Community Bankshares common stock prior to the merger, or a combination of cash and stock. For purposes of illustration only, if the merger had occurred on February 1, 2006, each share of Albemarle First Bank common stock would have been exchanged for 0.7225 of a share of Premier Community Bankshares common stock, which had a value of $15.80 on such date. Subject to certain exceptions described in this proxy statement/prospectus, each share of Albemarle First Bank common stock will not be exchanged for more than 0.8681 of a share of Premier Community Bankshares common stock or for less than 0.6529 of a share of Premier Community Bankshares common stock.

You may elect whether to receive cash, stock or a combination of cash and stock for your shares of Albemarle First Bank common stock, except that no less than 35%, and no more than 50%, of the total number of shares of Albemarle First Bank common stock may be exchanged for cash in the merger. If the total cash elections are less than the 35% minimum or exceed the 50% maximum, you may receive a different proportion of cash and/or stock than you elected.

We expect the merger to be tax-free with respect to the shares of Premier Community Bankshares common stock that you receive. If you receive cash in the merger, you may have to recognize income or gain for tax purposes.

The merger proposal is described in this proxy statement/prospectus. We encourage you to read this entire document carefully, including the “Risk Factors” section beginning on page 22.

Your board recommends that you vote for the merger. We need your vote to complete the merger. Whether or not you plan to attend the special meeting, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed envelope. If you do not return your card or vote in person, the effect will be to vote against the merger.

You should obtain current market quotations on shares of Premier Community Bankshares common stock and Albemarle First Bank common stock, which are listed on the Nasdaq Capital Market under the symbols “PREM” and “AFBK,” respectively.

John K. Taggart, III
Chairman of the Board
Albemarle First Bank

An investment in Premier Community Bankshares common stock in connection with the merger involves certain risks and uncertainties. See “Risk Factors” beginning on page 22 of this proxy statement/prospectus.

None of the Securities and Exchange Commission or any state securities commission has approved or disapproved of the securities to be issued in the merger or determined if this proxy statement/prospectus is accurate or adequate. It is illegal to tell you otherwise.

The securities to be issued in the merger are not savings or deposit accounts and are not insured by the Federal Deposit Insurance Corporation or any other federal or state governmental agency.

This proxy statement/prospectus is dated March     , 2006 and is being first mailed to shareholders on or about March     , 2006.

PO Box 7704 Charlottesville, Virginia 22906 1265 Seminole Trail Charlottesville, Virginia 22901 434.973.1664 Fax 434.973.5113

ALBEMARLE FIRST BANK

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY     , 2006

YOU ARE HEREBY NOTIFIED of and invited to attend a special meeting of shareholders of Albemarle First Bank, a Virginia state bank, to be held on Thursday, May     , 2006 at 10:00 a.m. at the Omni Charlottesville Hotel, 235 West Main Street, Charlottesville, Virginia, for the purpose of considering and voting upon the following:

1.	A proposal to approve and adopt the Agreement and Plan of Merger dated as of January 12, 2006, by and between Rockingham Heritage Bank and Albemarle First Bank, as joined in by Premier Community Bankshares, Inc., the plan of merger attached as an exhibit to the merger agreement, and the transactions contemplated thereby. The merger agreement and plan of merger provide that Albemarle First Bank will merge with and into Rockingham Heritage Bank, upon the terms and subject to the conditions set forth in the merger agreement and plan of merger, as more fully described in the accompanying proxy statement/prospectus. (See Proposal I.)

2.	A proposal to adjourn the meeting to a later date or dates, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the meeting to approve the matters to be considered by the shareholders at the meeting, as more fully described in the accompanying proxy statement/prospectus. (See Proposal II.)

Our board of directors has determined that the terms of the merger are fair to and in the best interests of Albemarle First Bank and our shareholders, has approved and adopted the merger agreement, the plan of merger and the related transactions, and unanimously recommends that our shareholders vote “FOR” the approval and adoption of the merger agreement, the plan of merger and the related transactions.

Our board of directors has fixed the close of business on March 17, 2006 as the record date for determination of our shareholders entitled to receive notice of and to vote at the special meeting. The special meeting may be adjourned or postponed from time to time upon approval of our shareholders without any notice other than by announcement at the special meeting of the adjournment or postponement thereof, and any and all business for which notice is hereby given may be transacted at such adjourned or postponed special meeting.

The affirmative vote of the holders of a majority of the outstanding shares of our common stock on the record date is required to approve and adopt the merger agreement, the plan of merger and the related transactions. Please complete, date, sign and promptly return the enclosed proxy card, which is solicited by your board of directors, in the enclosed envelope, whether or not you expect to attend the special meeting. You may revoke the proxy at any time before its exercise by delivering to us a written notice of revocation, delivering to us a duly executed proxy card bearing a later date or by voting in person at the special meeting. Failure to return a properly executed proxy card, or to vote at the special meeting, will have the same effect as a vote against the merger agreement, the plan of merger and the transactions contemplated thereby.

By Order of the Board of Directors

Thomas M. Boyd, Jr.
March , 2006	President and Chief Executive Officer

- i -

DESCRIPTION OF PREMIER COMMUNITY BANKSHARES COMMON STOCK	73

COMPARATIVE RIGHTS OF SHAREHOLDERS	78

PROPOSAL II - ADJOURNMENT OF THE MEETING	84

LEGAL MATTERS	84

EXPERTS	84

SHAREHOLDER PROPOSALS	84

WHERE YOU CAN FIND MORE INFORMATION	85

Annex A	–	Agreement and Plan of Merger dated as of January 12, 2006, by and between Rockingham Heritage Bank and Albemarle First Bank

Annex B	–	Opinion of Anderson & Strudwick, Inc. to the Board of Directors of Albemarle First Bank

Annex C	–	Albemarle First Bank annual report on Form 10-KSB for the year ended December 31, 2005

- ii -

ADDITIONAL INFORMATION

This proxy statement/prospectus incorporates certain business and financial information about Premier Community Bankshares and Albemarle First Bank from other documents filed with the SEC, in the case of Premier Community Bankshares, and the Board of Governors of the Federal Reserve System, in the case of Albemarle First Bank, that is not included in or delivered with this proxy statement/prospectus. This information is available to you without charge upon oral or written request to:

Premier Community Bankshares, Inc.	Albemarle First Bank
4095 Valley Pike	P. O. Box 7704
Winchester, Virginia 22602	1265 Seminole Trail
Attention: Barbara Morris	Charlottesville, Virginia 22906
Telephone: (540) 869-6600	Attention: Lori M. Pedersen
Telephone: (434) 973-1664

The documents filed by Albemarle First Bank with the Board of Governors of the Federal Reserve System that are incorporated by reference in this proxy statement/prospectus have been attached as exhibits to a Current Report on Form 8-K filed by Premier Community Bankshares on March 6, 2006 and may be obtained as described under “Where You Can Find More Information” on page 85.

If you would like to request any documents, please do so by                              , 2006 in order to receive them before the shareholder meeting.

QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE SHAREHOLDER MEETING

Q:	Why is Albemarle First Bank proposing this transaction?

A:	We believe the proposed merger is in the best interests of Albemarle First Bank and its shareholders. Our board of directors believes that combining with Premier Community Bankshares provides significant value to our shareholders and provides those shareholders who elect to receive stock in the merger the option to participate in the opportunities for growth offered by the combined company.

You should review the reasons for the merger described in greater detail under the caption “– Background of the Merger; Board Recommendations and Reasons for the Merger” beginning on page 39.

Q:	When and where is the shareholder meeting?

A:	The special meeting is scheduled to take place on Thursday, May , 2006, at 10:00 a.m., local time, at the Omni Charlottesville Hotel, 235 West Main Street, Charlottesville, Virginia.

Q:	What does the Albemarle First Bank board of directors recommend?

A:	The Albemarle First Bank board of directors has approved and adopted the merger agreement. The Albemarle First Bank board recommends that shareholders vote “FOR” the proposal to approve the merger agreement, the plan of merger and the transactions contemplated thereby.

Q:	What will shareholders receive for their stock?

A:	For each share of Albemarle First Bank common stock that you own, you may request to receive:

(1)	$15.80 in cash; or

(2)	a to-be-determined portion of a share of Premier Community Bankshares common stock depending on the average closing price of Premier Community Bankshares common shares prior to the merger. The actual portion of a share to be received in exchange for each share of Albemarle First Bank is described in greater detail under the caption “– Merger Consideration” beginning on page 31; or

(3)	a combination of cash and stock.

Shareholders will be able to elect to receive cash, shares of Premier Community Bankshares common stock, or a combination of cash and stock for their shares of Albemarle First Bank common stock, subject to the allocation and prorationing mechanism described in this proxy statement/prospectus in greater detail under the caption “Cash or Common Stock Election” beginning on page 35 and “Allocation and Proration Procedures” beginning on page 36.

Q:	What must shareholders do to elect to receive cash or Premier Community Bankshares common stock?

A:	To elect to receive cash or Premier Community Bankshares common stock for any or all of your shares of Albemarle First Bank common stock, you must indicate in the place provided on the election form, which you will receive in a separate mailing, the number of shares with respect to which you prefer to receive cash or stock, sign the form, and return the form in the separate envelope provided so that it is received prior to 5:00 p.m. Eastern time on May , 2006, which we refer to as the election deadline.

You will be able to make one of the following elections on the election form:

•	to elect to receive shares of Premier Community Bankshares common stock with respect to some or all of your shares of Albemarle First Bank common stock;

•	to elect to receive cash with respect to some or all of your shares of Albemarle First Bank common stock; or

•	to indicate that you make no election, and thus have no preference, with respect to your shares of Albemarle First Bank common stock.

If you do not submit an election form prior to the election deadline, you will be deemed to have indicated that you are making no election, and thus have no preference, with respect to your shares of Albemarle First Bank common stock. See “Cash or Common Stock Election” beginning on page 35.

Q:	Can I revoke or change my election after I mail my form of election?

A:	Yes. You may revoke or change your election at any time before the election deadline. You can do this by sending a written notice of such revocation or change in your election to the exchange agent at the address contained on the election form.

If you revoke your election form and then do not re-submit an election form that is timely, you will be deemed to have indicated that you are making no election with respect to your shares of Albemarle First Bank common stock.

Q:	Are shareholders guaranteed to receive the amount of cash or stock that they request on their election form?

A:	No. The merger agreement provides that the number of shares of Albemarle First Bank common stock to be exchanged for cash cannot be less than 35%, and cannot exceed 50%, of the total number of shares of Albemarle First Bank common stock outstanding prior to the merger. It is possible, therefore, that if you elect cash for all or a portion of your shares of Albemarle First Bank common stock, you could receive a different proportion of stock and cash than you elected. Premier Community Bankshares will make any allocation adjustments after the closing of the merger, based on the election forms that were timely received.

If cash elections representing less than 35% of the outstanding shares of Albemarle First Bank common stock prior to the merger are made, re-allocations will be made, first to elections that did not specify either cash or stock and then to stock elections, so that no less than 35% of the shares of Albemarle First Bank common stock are converted into cash. In addition, if cash elections representing more than 50% of the outstanding shares of Albemarle First Bank common stock prior to the merger are made, re-allocations will be made to cash elections so that no more than 50% of the shares of Albemarle First Bank common stock are converted into cash.

Premier reserves the right, in its sole discretion, to increase the number of shares of Albemarle First Bank common stock that are exchanged for cash, as long as the total number of shares of Albemarle First Bank common stock so exchanged does not exceed 50% of the number of shares of Albemarle First Bank common stock outstanding immediately prior to the effective time of the merger.

Q:	If I make an election to receive all cash, under what circumstances will my election be re-allocated?

A:	Because the merger agreement provides that the number of shares of Albemarle First Bank common stock to be exchanged for cash cannot exceed 50% of the total number of shares of Albemarle First Bank common stock outstanding prior to the merger, your election will be re-allocated if the total cash elections exceed 50%. In that circumstance, you will receive a combination of cash and Premier Community Bankshares common stock following a pro rata adjustment of all elections for cash in order to keep within this 50% cash limitation.

Q:	If I make an election to receive all stock, under what circumstances will my election be re-allocated?

A:	Because the merger agreement also provides that the number of shares of Albemarle First Bank common stock to be exchanged for cash cannot be less than 35% of the total number of shares of Albemarle First Bank common stock outstanding prior to the merger, your election may be re-allocated if the total cash elections are less than 35%. In that circumstance, the exchange agent will identify shareholders who did not make an election and re-assign them as having made a cash election in order to reach this 35% cash threshold. If the total cash elections are still below the 35% cash threshold, you will receive a combination of cash and Premier Community Bankshares common stock following a pro rata adjustment of all elections for stock as necessary to reach this threshold.

Q:	What happens if I do not make an election?

A:	If the number of shares of Albemarle First Bank common stock to be exchanged for cash is less than 35% of the total number of shares of Albemarle First Bank common stock outstanding prior to the merger, your “no election” may be re-allocated. In that circumstance, the exchange agent will identify shareholders who did not make an election and re-assign them as having made a cash election in order to reach this 35% cash threshold. The exchange agent has discretion as to which shareholders are re-assigned in this manner. For all “no elections” that are not re-assigned in this manner, Premier Community Bankshares will choose whether to issue cash or shares of Premier Community Bankshares common stock.

If the number of shares of Albemarle First Bank common stock to be exchanged for cash is 35% or more, but 50% or less, of the total number of shares of Albemarle First Bank common stock outstanding prior to the merger, you will receive either cash or shares of Premier Community Bankshares common stock, as determined by Premier Community Bankshares in its discretion.

If the number of shares of Albemarle First Bank common stock to be exchanged for cash is more than 50% of the total number of shares of Albemarle First Bank common stock outstanding prior to the merger, you will receive shares of Premier Community Bankshares common stock.

Q:	How will I receive my shares of Premier Community Bankshares common stock or cash?

A:	After the allocation of cash and Premier Community Bankshares common stock, or a combination of each, to the shareholders of Albemarle First Bank, the exchange agent will mail transmittal forms to each Albemarle First Bank shareholder. You should complete the transmittal form and return it and your certificates for Albemarle First Bank common stock to the exchange agent as soon as possible. Once the exchange agent has received the proper documentation, it will forward to you the cash and/or Premier Community Bankshares common stock to which you are entitled.

Shareholders will not receive any fractional shares of Premier Community Bankshares common stock. Instead, they will receive cash, without interest, for any fractional share of Premier Community Bankshares common stock that they might otherwise have been entitled to receive based on the market value of the Premier Community Bankshares common stock on the date that the merger occurs.

Q:	What should I do if my shares of Albemarle First Bank are held by my broker or otherwise in “Street Name”?

A:	If you hold your shares of Albemarle First Bank common stock in “street name” (i.e., your bank or broker holds your shares for you), you should receive instructions regarding election procedures directly from your bank or broker. If you have any questions regarding these procedures, you should contact your bank or broker directly, or you may contact Premier Community Bankshares or Albemarle First Bank at the addresses or telephone numbers listed on page 86.

Q:	Can the value of the transaction change between now and the time that the merger is completed?

A:	Yes. The value of the merger consideration composed of Premier Community Bankshares common stock can change, although the cash portion of the consideration will not change. The exchange ratio for the merger is a “floating” – rather than “fixed” – exchange ratio, meaning that the portion of a share of Premier Community Bankshares common stock to be issued in the merger for each share of Albemarle First Bank common stock will within the parameters described increase or decrease based upon the average closing price of Premier Community Bankshares common stock prior to the merger in order to ensure that the value of Premier Community Bankshares common stock will equal $15.80 (based upon the average closing price of Premier Community Bankshares common stock), so long as the average closing price of Premier Community Bankshares common stock is not less than $18.20 (an exchange ratio of 0.8681) or greater than $24.20 (an exchange ratio of 0.6529). Pursuant to the merger agreement, however, the exchange ratio will not exceed 0.8681 or be less than 0.6529.

If the average closing price of Premier Community Bankshares common stock fluctuates enough to move the exchange ratio outside of either of these parameters, the value of the stock consideration will fluctuate down to $14.07 per share if the average closing price is $16.20 and up to $17.10 if the average closing price is $26.20. If the average closing price of Premier Community Bankshares common stock exceeds $26.20 per share, Premier Community Bankshares will have the right to terminate the merger agreement. Likewise, if the average closing price of Premier Community Bankshares common stock is less than $16.20 per share, Albemarle First Bank will have the right to terminate the merger agreement. See “Proposal I – Approval of the Merger and Related Matters – Merger Consideration” beginning on page 31 and “– Termination of the Merger Agreement” beginning on page 58.

Q:	When will we complete the Merger?

A:	We intend to complete the merger as soon as possible after shareholder approval is received, all other regulatory approvals have been obtained and other conditions to the closing have been satisfied or waived.

The regulatory approvals are described under “– Regulatory Approvals” beginning on page 61.

Q:	What should I do now?

A:	Mail your signed proxy card in the enclosed return envelope as soon as possible so that your shares may be represented at the shareholder meeting. It is important that the proxy card be received as soon as possible and in any event before the shareholder meeting.

In addition, you will receive the election form in a separate mailing. You should make an election as indicated on the form, sign the form, and return the form in the separate envelope provided so that it is received prior to 5:00 p.m. Eastern time on May     , 2006, which we refer to as the election deadline.

Q:	Can I change my vote after I mail my proxy card?

A:	Yes. You can change your vote at any time before your proxy is voted at the shareholder meeting. You can do this in one of three ways:

•	First, you can send a written notice stating that you would like to revoke your proxy.

•	Second, you can complete and submit a new proxy card.

•	Third, you can attend the shareholder meeting and vote in person. Simply attending the shareholder meeting, however, will not revoke your proxy.

If you choose either of the first or second methods, you must submit your notice of revocation or your new proxy card to Albemarle First Bank prior to the shareholder meeting. Your submissions must be mailed to Lori M. Pedersen, Albemarle First Bank at the address listed on page 86.

Q:	Who will be soliciting proxies?

A:	In addition to solicitation of proxies by officers, directors and employees of Albemarle First Bank, Albemarle First Bank has engaged a professional proxy solicitation firm, Morrow & Co., Inc., to assist it in soliciting proxies.

Q:	What if I do not vote or I abstain from voting?

A:	If you do not vote or you abstain from voting, your failure to vote or abstention will count as a “NO” vote on the items being considered.

Q:	If my shares are held by my broker in “street name,” will my broker vote my shares for me?

A:	Your broker will vote your shares only if you provide instructions on how to vote. You should follow the directions provided by your broker to vote your shares. If you do not provide your broker with instructions on how to vote your shares held in “street name,” your broker will not be permitted to vote your shares, which will have the effect of a “NO” vote on the items being considered.

Q:	Will I be able to sell the shares of Premier Community Bankshares common stock that I receive in the Merger?

A:	Yes, in most cases. The shares of Premier Community Bankshares common stock to be issued in the merger will be registered under the Securities Act of 1933 and listed on the Nasdaq Capital Market. However, certain shareholders who are deemed to be “affiliates” of Premier Community Bankshares or Albemarle First Bank under the Securities Act (generally, directors, executive officers and shareholders of Premier Community Bankshares or Albemarle First Bank holding 10% or more of the outstanding shares of common stock) must abide by certain transfer restrictions under the Securities Act.

Q:	What are the tax consequences of the Merger to me?

A:	Your tax consequences will depend on what form of payment you receive in the merger as well as your basis in Albemarle First Bank common stock. For greater detail, see “Proposal I – Approval of the Merger and Related Matters – Certain Federal Income Tax Consequences of the Merger” beginning on page 66.

Q:	Who should shareholders call with questions?

A:	If you have more questions about the merger you should contact:

Albemarle First Bank

P. O. Box 7704

1265 Seminole Trail

Charlottesville, Virginia 22906

Telephone: (434) 973-1664

Attention: Thomas M. Boyd, Jr.

SUMMARY

This brief summary highlights selected information from this proxy statement/prospectus. It does not contain all of the information that is important to you. We urge you to carefully read the entire proxy statement/prospectus and the other documents to which this proxy statement/prospectus refers to fully understand the merger and the other matters to be considered at the shareholder meeting. See “Where You Can Find More Information” on page 86. Each item in this summary includes a page reference directing you to a more complete description of that item.

The Merger (page 31)

We have attached the merger agreement to this proxy statement/prospectus as Annex A. Please read the merger agreement. It is the legal document that governs the merger.

In the merger, Premier Community Bankshares will acquire Albemarle First Bank by means of the merger of Albemarle First Bank into Rockingham Heritage Bank, a wholly owned subsidiary of Premier Community Bankshares. Premier Community Bankshares intends to operate the existing branches of Albemarle First Bank as a separate division of Rockingham Heritage Bank under the name “Albemarle First Bank.”

Each share of Albemarle First Bank common stock outstanding will be converted in the merger into either cash or shares of Premier Community Bankshares common stock as further described below. We expect to complete the merger in the second quarter of 2006, although there can be no assurance in this regard.

Our Reasons for the Merger (page 39)

Albemarle First Bank’s board of directors is proposing the merger because, among other reasons:

•	the per share value of the merger consideration to Albemarle First Bank’s shareholders and the fact that between 35% and 50% of the merger consideration will be in the form of cash;

•	the merger allows Albemarle First Bank’s shareholders who elect to become shareholders of Premier Community Bankshares to be part owner of a larger, more diversified financial services institution;

•	the merger will result in the existing branches of Albemarle First Bank becoming a division of a subsidiary of Premier Community Bankshares; and

•	the merger should position the resulting bank to expand its presence in the Charlottesville market, increase competitiveness and improve operations.

What Shareholders Will Receive (page 31)

Each of your shares of Albemarle First Bank common stock will automatically be converted into the right to receive either $15.80 cash or a to-be-determined number of shares of Premier Community Bankshares common stock, depending on the average closing price of Premier Community Bankshares common stock prior to the merger, or a combination of cash and stock, subject to the limitation that no less than 35%, and no more than 50%, of the shares of Albemarle First Bank will be converted into cash.

To elect to receive cash or Premier Community Bankshares common stock for any or all of your shares of Albemarle First Bank common stock, you must indicate in the place provided on the election form, which you will receive in a separate mailing, the number of shares with respect to which you prefer to receive cash or stock, sign the form, and return the form in the separate envelope provided so that it is received prior to 5:00 p.m. Eastern time on May     , 2006.

You will be able to make one of the following elections on the election form:

•	to elect to receive shares of Premier Community Bankshares common stock with respect to some or all of your shares of Albemarle First Bank common stock;

•	to elect to receive cash with respect to some or all of your shares of Albemarle First Bank common stock; or

•	to indicate that you make no election, and thus have no preference, with respect to your shares of Albemarle First Bank common stock.

If you do not submit an election form prior to the election deadline, you will be deemed to have indicated that you are making no election, and thus have no preference, with respect to your shares of Albemarle First Bank common stock.

If cash elections representing less than 35% of the outstanding shares of Albemarle First Bank common stock prior to the merger are made, re-allocations will be made, first to elections that did not specify either cash or stock and then to stock elections, so that no less than 35% of the shares of Albemarle First Bank common stock are converted into cash. In addition, if cash elections representing more than 50% of the outstanding shares of Albemarle First Bank common stock prior to the merger are made, re-allocations will be made to cash elections so that no more than 50% of the shares of Albemarle First Bank common stock are converted into cash.

Premier Community Bankshares will not issue any fractional shares in the merger. Instead, you will receive cash for any fractional share of Premier Community Bankshares common stock owed to you. The amount of cash that you will receive for any such fractional shares will be calculated by multiplying the fractional share interest by the closing price of Premier Community Bankshares common stock on the Nasdaq Capital Market on the effective date of the merger.

The exchange ratio for the merger is a “floating” – rather than a “fixed” – exchange ratio, meaning that that the portion of a share of Premier Community Bankshares common stock to be issued in the merger for each share of Albemarle First Bank common stock will increase or decrease based upon the average closing price of Premier Community Bankshares common stock prior to the merger in order to ensure that the value of the portion of a share of Premier Community Bankshares common stock will equal $15.80 (based upon the average closing price of Premier Community Bankshares common stock), so long as the average closing price of Premier Community Bankshares common stock is not less than $18.20 (an exchange ratio of 0.8681) or greater than $24.20 (an exchange ratio of 0.6529). Pursuant to the merger agreement, however, the exchange ratio will not exceed 0.8681 or be less than 0.6529.

If the average closing price of Premier Community Bankshares common stock fluctuates enough to move the exchange ratio outside of either of these parameters, the value of the stock consideration will fluctuate down as far as $14.07 per share if the average closing price is $16.20 and up as far as $17.10 if the average closing price is $26.20. If the average closing price of Premier Community Bankshares stock exceeds $26.20 per share, Premier Community Bankshares will have the right to terminate the merger agreement. Likewise, if the average closing price of Premier Community Bankshares stock is less than $16.20 per share, Albemarle First Bank will have the right to terminate the merger agreement.

No Dissenters’ or Appraisal Rights (page 39)

Shareholders will not have any dissenters’ or appraisal rights in connection with the merger and the other matters described in this proxy statement/prospectus.

Our Recommendation (page 30)

The Albemarle First Bank board of directors believes that the merger is fair to Albemarle First Bank’s shareholders and in their best interests. Albemarle First Bank’s board unanimously recommends that shareholders vote “FOR” the proposal to approve and adopt the merger agreement, the plan of merger and the transactions contemplated thereby.

Opinion of Financial Advisor (page 43)

Anderson & Strudwick, Inc. delivered a written opinion to the Albemarle First Bank board of directors that, as of March 20, 2006, the merger consideration is fair to the shareholders from a financial point of view. We have attached this opinion to this proxy statement/prospectus as Annex B. You should read this opinion completely to understand the assumptions made, matters considered and limitations of the review undertaken by Anderson & Strudwick in providing its opinion.

Accounting Treatment (page 63)

The merger will be accounted for under the purchase method of accounting.

Certain Federal Income Tax Consequences (page 66)

You generally will not recognize any gain or loss for United States federal income tax purposes as a result of your exchange of shares of Albemarle First Bank common stock solely for shares of Premier Community Bankshares common stock. Albemarle First Bank shareholders may, however, have to recognize income or gain in connection with the receipt of any cash received in the merger. Because this tax treatment may not apply to all of Albemarle First Bank’s shareholders, you should consult your own tax advisor for a full understanding of the merger’s tax consequences that are particular to you. You will not be obligated to exchange your shares of Albemarle First Bank common stock unless Albemarle First Bank receives a legal opinion that the merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368 of the Internal Revenue Code. This opinion, however, will not bind the Internal Revenue Service, which could take a different view.

Shareholders will also be required to file certain information with their federal income tax returns and to retain certain records with regard to the merger.

The discussion of United States federal income tax consequences set forth above is for general information only and does not purport to be a complete analysis or listing of all potential tax effects that may apply to a holder of Albemarle First Bank common stock. Shareholders of Albemarle First Bank are strongly urged to consult their tax advisors to determine the particular tax consequences to them of the merger, including the application and effect of federal, state, local, foreign and other tax laws.

The Companies (page 70)

Premier Community Bankshares, Inc.

4095 Valley Pike

Winchester, Virginia 22602

(540) 869-6600

Premier Community Bankshares is a bank holding company organized under the laws of the Commonwealth of Virginia and is registered under the federal Bank Holding Company Act. It has three banking subsidiaries – The Marathon Bank, which has nine offices in Virginia, Rockingham Heritage Bank, which has eight offices in Virginia, and Premier Bank, Inc., which has two offices in West Virginia – through which all of its business is conducted. The subsidiary banks operate autonomously, with separate local identities, management teams and decision-making processes, and without strict operating control from the holding company. Each bank has full responsibility for day-to-day operations, with minimal support from the holding company level. As a result, each bank can tailor its services and products to the needs of its community.

Premier Community Bankshares is engaged in the business of offering banking services to the general public. Through its subsidiaries, Premier Community Bankshares offers checking accounts, savings and time deposits, and commercial, real estate, personal, home improvement, automobile and other installment and term loans. It also offers financial services, travelers’ checks, safe deposit boxes, collection, notary public and other customary bank services (with the exception of trust services) to its customers. The three principal types of loans that the banks make are commercial and industrial loans, real estate loans and loans to individuals for household, family and other consumer expenditures.

As of December 31, 2005, Premier Community Bankshares reported, on a consolidated basis, total assets of $674.4 million, net loans of $573.4 million, deposits of $562.9 million and shareholders’ equity of $50.3 million.

Albemarle First Bank

1265 Seminole Trail

Charlottesville, Virginia 22901

(434) 973-1664

Albemarle First Bank is a state commercial bank organized under the laws of Virginia and is a member bank under the Federal Reserve System. Albemarle First Bank’s services include commercial, real estate and installment loans and checking, savings and time deposit accounts.

As of December 31, 2005, Albemarle First Bank reported, on a consolidated basis, total assets of $116.6 million, net loans of $87.1 million, deposits of $99.0 million and shareholders’ equity of $12.1 million.

The Shareholder Meeting (page 28)

The special meeting will be held on May     , 2006 at 10:00 a.m. at the Omni Charlottesville Hotel, 235 West Main Street, Charlottesville, Virginia. At the special meeting, you will be asked:

•	to approve the merger agreement, the plan of merger and the transactions contemplated thereby (See Proposal I); and

•	to consider and vote upon a proposal to adjourn the meeting to a later date or dates, if necessary, to permit further solicitation of proxies in the event that there are not sufficient votes at the time of the meeting to approve the matter to be considered by the shareholders at the meeting (See Proposal II).

Record Date; Vote Required (page 29)

You can vote at the special meeting if you owned shares of Albemarle First Bank common stock at the close of business on March 17, 2006. On that date, Albemarle First Bank had 1,751,719 shares of common stock outstanding and entitled to vote. You can cast one vote for each share of Albemarle First Bank common stock that you owned on that date.

The approval of the merger agreement, the plan of merger and the transactions contemplated thereby requires the affirmative vote of the holders of a majority of Albemarle First Bank’s outstanding shares.

Approval of the adjournment of the meeting requires the affirmative vote of a majority of the shares represented at the meeting, whether or not a quorum is present.

As of March 17, 2006, Albemarle First Bank’s directors and executive officers held approximately 11.0% of the outstanding shares of Albemarle First Bank common stock entitled to vote at the special meeting. The Albemarle First Bank directors have indicated that they plan to vote the shares of Albemarle First Bank common stock that they own for approval of the merger agreement, the plan of merger and the transactions contemplated thereby.

Conditions to Completion of the Merger (page 55)

The obligations of Premier Community Bankshares and Albemarle First Bank to complete the merger depend on a number of conditions being met. These include:

•	Albemarle First Bank’s shareholders’ approval of the merger agreement, the plan of merger and the related transactions;

•	approval of the merger by the necessary federal and state regulatory authorities; and

•	receipt by Albemarle First Bank of an opinion that, for United States federal income tax purposes, the transaction will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code.

Where the law permits, either of us could choose to waive a condition to our obligation to complete the merger although that condition has not been satisfied. We cannot be certain when, or if, the conditions to the merger will be satisfied or waived, or that the merger will be completed.

Regulatory Approvals (page 61)

We cannot complete the merger unless it is approved by the Board of Governors of the Federal Reserve System and the Virginia Bureau of Financial Institutions. Once the Federal Reserve Board approves the merger, we have to wait from 15 to 30 days before we can complete it. During that time, the Department of Justice may challenge the merger.

As of the date of this proxy statement/prospectus, we have not yet received the required approvals. While we do not know of any reason why we would not be able to obtain the necessary approvals in a timely manner, we cannot be certain when or if we will receive them.

Termination of the Merger Agreement; Expenses (page 58)

Premier Community Bankshares and Albemarle First Bank can mutually agree at any time to terminate the merger agreement without completing the merger, even if the Albemarle First Bank shareholders have approved it. Also, either of us can decide, without the consent of the other, to terminate the merger agreement in a number of other situations, including:

•	the final denial of a required regulatory approval;

•	the failure of Albemarle First Bank to obtain the required shareholder vote;

•	an unremedied breach of the merger agreement by the other party, so long as the party that is seeking to terminate the merger agreement has not itself breached the agreement; and

•	the failure to complete the merger by July 31, 2006.

Each party also has the right to terminate the merger agreement if the average closing price of Premier Community Bankshares common stock prior to the merger is above or below certain levels (above $26.20 in the case of Premier Community Bankshares’ right to terminate and below $16.20 in the case of Albemarle First Bank’s right to terminate).

Albemarle First Bank can terminate the merger agreement if, as a result of a tender offer by a party other than Premier Community Bankshares, or any written offer with respect to a merger, share exchange, sale of a material portion of its assets or other business combination, Albemarle First Bank’s board of directors determines that it has a fiduciary obligation to its shareholders to accept such proposal.

If the merger agreement is terminated under certain circumstances, Premier Community Bankshares may be entitled to receive a termination fee from Albemarle First Bank equal to $1.25 million.

Waiver and Amendment (page 60)

We may jointly amend the merger agreement, and each of us may waive our right to require the other party to adhere to the terms and conditions of the merger agreement. However, we may not do so after Albemarle First Bank’s shareholders approve the necessary transactions if the amendment or waiver reduces or changes the consideration that will be received by you or adversely affects the tax consequences of the consideration received by you.

Interests of Directors and Officers in the Merger that Differ from Your Interests (page 52)

Some of the directors and officers of Albemarle First Bank have interests in the merger that differ from, or are in addition to, their interests as shareholders of Albemarle First Bank. These interests exist because of, among other things, employment or severance agreements that the officers entered into with Albemarle First Bank, and rights that these officers and directors have under Albemarle First Bank’s benefit plans. These employment and severance agreements provide certain officers with severance benefits if their employment is terminated following the merger. In addition, Thomas M. Boyd, Jr. and A. Preston Moore, Jr. have each been offered and have entered into employment agreements with Rockingham Heritage Bank. These agreements are contingent on the consummation of the merger and will replace existing agreements with Albemarle First Bank entitling them to, among other things, certain rights and benefits including on a change in control of Albemarle First Bank. Mr. Boyd and two additional members of the board of Albemarle First Bank will join the board of directors of Rockingham Heritage Bank, and Mr. Boyd will also join the board of directors of Premier Community Bankshares.

The members of the Albemarle First Bank board of directors knew about these additional interests and considered them when they approved the merger agreement and the merger.

Stock Options (page 52)

Under the merger agreement, each stock option to buy Albemarle First Bank common stock granted under Albemarle First Bank’s stock option plan that is outstanding and not yet exercised immediately prior to the merger will become an option to buy Premier Community Bankshares’ common stock. The number of shares of Premier Community Bankshares’ common stock subject to each new stock option, as well as the exercise price of that stock option, will be adjusted to reflect the exchange ratio in the merger.

Warrants (page 65)

Under the merger agreement, Albemarle First Bank has agreed to provide a notice of cancellation to holders of all of its outstanding warrants for Albemarle First Bank common stock, and thus cancel such warrants, prior to the effective time of the merger.

Material Differences in the Rights of Premier Community Bankshares Shareholders and Albemarle First Bank Shareholders (page 78)

The rights of Premier Community Bankshares shareholders are governed by Virginia law and by Premier Community Bankshares’ articles of incorporation and bylaws. The rights of Albemarle First Bank shareholders are governed by Virginia law and by Albemarle First Bank’s articles of incorporation and bylaws. Upon completion of the merger, the rights of the Premier Community Bankshares shareholders, including former shareholders of Albemarle First Bank, will be governed by Virginia law, and the articles of incorporation and bylaws of Premier Community Bankshares.

PRICE RANGE OF COMMON STOCK AND DIVIDENDS

Premier Community Bankshares common stock is traded on the Nasdaq Capital Market (formerly known as the Nasdaq SmallCap Market) under the symbol “PREM.” The closing sale price reported for Premier Community Bankshares common stock on January 12, 2006, the last trading date preceding the public announcement of the merger agreement, was $22.44. Albemarle First Bank common stock is traded on the Nasdaq Capital Market under the symbol “AFBK.” The closing sale price reported for Albemarle First Bank common stock on January 12, 2006, the last trading date preceding the public announcement of the merger agreement, was $12.00.

The following table sets forth for the periods indicated the high and low prices per share of Premier Community Bankshares and Albemarle First Bank common stock as reported on the Nasdaq Capital Market, along with the quarterly cash dividends per share declared. The per share prices do not include adjustments for markups, markdowns or commissions.

	Premier Community Bankshares			Albemarle First Bank
	Sales Price		Cash Dividend Declared	Sales Price		Cash Dividend Declared
	High	Low		High	Low
2004
First Quarter	$18.49	$16.60	$—	$11.00	$9.50	$—
Second Quarter	18.79	17.50	—	10.39	9.37	—
Third Quarter	18.95	16.95	—	10.14	8.21	—
Fourth Quarter	20.50	17.65	0.21	11.75	9.00	—

2005
First Quarter	$21.66	$19.00	$—	$12.50	$11.00	$—
Second Quarter	23.75	18.94	—	15.44	10.60	—
Third Quarter	21.15	19.75	—	15.00	13.56	—
Fourth Quarter	24.00	19.01	0.25	14.85	10.60	—

2006
First Quarter	$23.00	$20.70	$—	$15.54	$11.80	$—
[through March 22, 2006]

Premier Community Bankshares presently pays an annual dividend. Its future dividend policy is subject to the discretion of its board of directors and will depend upon a number of factors, including future consolidated earnings, financial condition, liquidity and capital requirements of both Premier Community Bankshares and its three subsidiary banks, applicable governmental regulations and policies and other factors deemed relevant by its board of directors.

Premier Community Bankshares’ ability to distribute cash dividends in the future will depend primarily on the ability of its subsidiary banks to pay dividends to it. As state member banks, both The Marathon Bank and Rockingham Heritage Bank are subject to certain restrictions imposed by the reserve and capital requirements of federal and Virginia banking statutes and regulations. As a state non-member bank, Premier Bank, Inc. is subject to certain restrictions imposed by the reserve and capital requirements of the Federal Deposit Insurance Corporation and West Virginia banking statutes and regulations Furthermore, neither Premier Community Bankshares nor the banks may declare or pay a cash dividend on any of its capital stock if it is insolvent or if the payment of the dividend would render it insolvent or unable to pay its obligations as they become due in the ordinary course of business.

The following table sets forth historical per share market values for Premier Community Bankshares common stock and Albemarle First Bank common stock (i) on January 12, 2006, the last trading day prior to public announcement of the merger agreement, and (ii) on March     , 2006 the most recent practicable date before the printing and mailing of this proxy statement/prospectus. The table also shows the equivalent pro forma market value of Albemarle First Bank common stock on January 12, 2006 and March     , 2006, assuming an election and/or receipt of stock consideration.

The equivalent pro forma market value of Albemarle First Bank common stock is obtained by multiplying the historical market price of Premier Community Bankshares common stock by the applicable exchange ratio. For purposes of determining the equivalent pro forma market value and the applicable exchange ratio, we have assumed that the average closing price of a share of Premier Community Bankshares common stock is equal to the historical market price on January 12, 2006 and March     , 2006. Accordingly, the pro forma market value (i) on January 12, 2006 is determined by multiplying $22.44 by the exchange ratio of 0.7041 (equal to $15.80 divided by $22.44), and (ii) on March     , 2006 is determined by multiplying $             by the exchange ratio of              (equal to $             divided by $            ).

The historical market prices represent the last sale prices on or before the dates indicated. The average closing price of Premier Community Bankshares common stock used to determined the exchange ratio and the market price may be higher or lower than the closing prices of Premier Community Bankshares common stock on the dates shown in the table and, therefore, the market value of the Premier Community Bankshares common stock that you receive may be higher or lower than the equivalent pro forma market value shown in the table.

	Historical Market Price
	Premier Community Bankshares		Albemarle First Bank		Albemarle First Bank Equivalent Pro Forma Market Value
January 12, 2006		$22.44		$12.00		$15.80
March , 2006	$		$		$

The exchange ratio of shares of Premier Community Bankshares common stock for shares of Albemarle First Bank common stock to be issued in the merger is a “floating” – rather than “fixed” – exchange ratio, meaning that the portion of a share of Premier Community Bankshares common stock to be issued in the merger for each share of Albemarle First Bank common stock will increase or decrease based upon the average closing price of Premier Community Bankshares common stock in order to ensure that the value of the portion of a share of Premier Community Bankshares common stock will equal $15.80 (based upon the average closing price of Premier Community Bankshares common stock), so long as the average closing price of Premier Community Bankshares common stock is not less than $18.20 (an exchange ratio of 0.8681) or greater than $24.20 (an exchange ratio of 0.6529). Pursuant to the merger agreement, however, the exchange ratio will not exceed 0.8681 or be less than 0.6529. Therefore, if the average closing price of Premier Community Bankshares common stock is less than $18.20 but at least $16.20, the value of the Premier Community Bankshares common stock to be received in the merger (based upon the average closing price of Premier Community Bankshares common stock) could fluctuate down to $14.07, and if the average closing price of Premier Community Bankshares common stock is greater than $24.20, but not more than $26.20, the value of the Premier Community Bankshares common stock to be received in the merger (based upon the average closing price of Premier Community Bankshares common stock) could fluctuate up to $17.10. If the average closing price of Premier Community Bankshares common stock exceeds $26.20 per share, Premier Community Bankshares will have the right to terminate the merger agreement. If the average closing price of Premier Community Bankshares common stock is less than $16.20 per share, Albemarle First Bank will have the right to terminate the merger agreement.

Once the merger is completed, there will be no further public market for Albemarle First Bank common stock.

COMPARATIVE UNAUDITED PER SHARE DATA

We have summarized below historical per share information for Premier Community Bankshares and Albemarle First Bank and additional information as if the companies had been combined for the periods shown, which we refer to as “pro forma” information. The pro forma information is based upon the assumption that all warrants to purchase shares of Albemarle First Bank common stock are exercised, that the total number of shares of Albemarle First Bank common stock outstanding immediately prior to the completion of the merger will be 1,849,277 and that the Premier Community Bankshares average closing price will be $22.44, the same as the closing price of Premier Community Bankshares common stock on the last trading day preceding the public announcement of the merger agreement, such that the exchange ratio would be 0.7041 shares of Premier Community Bankshares common stock for each share of Albemarle First Bank common stock (determined by dividing $15.80 by $22.44).

The exchange ratio of 0.7041 is used for illustrative purposes only and the actual exchange ratio to be used in the merger will likely differ from the exchange ratio used for illustrative purposes. For a description of the manner in which the exchange ratio is determined, see “Proposal I – Approval of the Merger and Related Matters – Merger Consideration” beginning on page 31.

Two pro forma scenarios are shown below:

•	An assumption that 65% of the shares of Albemarle First Bank common stock deemed outstanding immediately prior to the merger (i.e., 1,202,030 shares) will be converted into shares of Premier Community Bankshares common stock in the merger and 35% of the shares of Albemarle First Bank common stock deemed outstanding immediately prior to the merger (i.e., 647,247 shares) will be converted into cash of $15.80 per share in the merger.

•	An assumption that 50% of the shares of Albemarle First Bank common stock deemed outstanding immediately prior to the merger (i.e., 924,639 shares) will be converted into shares of Premier Community Bankshares common stock in the merger and 50% of the shares of Albemarle First Bank common stock deemed outstanding immediately prior to the merger (i.e., 924,638 shares) will be converted into cash of $15.80 per share in the merger.

The actual number of shares to be converted into cash in the merger will not be known until the election forms are returned prior to the merger as described in this proxy statement/prospectus. In no event, however, will less than 35% or more than 50% of the shares of Albemarle First Bank common stock be converted into cash.

The Albemarle First Bank pro forma equivalent per share amounts are calculated by multiplying the Premier Community Bankshares pro forma combined book value per share and net income per share by the assumed exchange ratio of 0.7041 so that the per share amounts equate to the respective values for one share of Albemarle First Bank common stock.

We expect that both Premier Community Bankshares and Albemarle First Bank will incur merger and integration charges as a result of the merger. We also anticipate that the merger will provide the combined company with financial benefits that may include reduced operating expenses. The information set forth below, while helpful in illustrating the financial characteristics of the combined company under one set of assumptions, may not reflect all of these anticipated financial expenses and does not reflect any of these anticipated financial benefits and, accordingly, does not attempt to predict or suggest future results. It also does not necessarily reflect what the historical results of the combined company would have been had our companies been combined during the periods presented.

The information in the following table is based on, and you should read it together with, the historical financial information and the notes thereto for Premier Community Bankshares and Albemarle First Bank incorporated by reference into, or contained in, this proxy statement/prospectus.

Year Ended December 31, 2005
Premier Community Bankshares
Basic earnings per common share:
Historical	$1.45
Pro forma at 65% stock consideration	$1.16
Pro forma at 50% stock consideration	$1.20
Diluted earnings per common share:
Historical	$1.41
Pro forma at 65% stock consideration	$1.13
Pro forma at 50% stock consideration	$1.17
Dividends declared on common stock:
Historical	$0.25
Pro forma at 65% stock consideration	$0.25
Pro forma at 50% stock consideration	$0.25
Book value per common share:
Historical	$10.15
Pro forma at 65% stock consideration	$11.82
Pro forma at 50% stock consideration	$11.45

Albemarle First Bank
Basic earnings per common share:
Historical	$0.15
Equivalent pro forma at 65% stock consideration	$0.82
Equivalent pro forma at 50% stock consideration	$0.84
Diluted earnings per common share:
Historical	$0.14
Equivalent pro forma at 65% stock consideration	$0.80
Equivalent pro forma at 50% stock consideration	$0.82
Dividends declared on common stock:
Historical	$0.00
Equivalent pro forma at 65% stock consideration	$0.18
Equivalent pro forma at 50% stock consideration	$0.18
Book value per common share:
Historical	$6.90
Equivalent pro forma at 65% stock consideration	$8.32
Equivalent pro forma at 50% stock consideration	$8.06

SUMMARY SELECTED FINANCIAL DATA

The following table sets forth certain summary historical consolidated financial information for Premier Community Bankshares and Albemarle First Bank. The balance sheet data and income statement data of each of Premier Community Bankshares and Albemarle First Bank as of and for the five years in the period ended December 31, 2005 are taken from the audited consolidated financial statements of Premier Community Bankshares and Albemarle First Bank, respectively.

The following information should be read in conjunction with the audited consolidated financial statements of each of Premier Community Bankshares and Albemarle First Bank, and the related notes, included in this proxy statement/prospectus and in documents incorporated by reference.

PREMIER COMMUNITY BANKSHARES, INC.

Summary Consolidated Financial Data

	As of and for the Years Ended December 31,
	2005	2004	2003	2002	2001
	(Dollars in thousands, except share data)
Income Statement Data
Interest income	$40,146	$31,452	$26,512	$23,114	$20,235
Interest expense	13,290	8,971	8,293	8,468	9,064

Net interest income	26,856	22,481	18,219	14,646	11,171
Provision for loan losses	842	1,020	919	1,100	687

Net interest income after provision for loan losses	26,014	21,461	17,300	13,546	10,484
Noninterest income	4,600	4,439	3,654	2,440	1,904
Noninterest expense	20,118	16,573	13,213	9,527	7,514

Income (loss) before income tax	10,496	9,327	7,741	6,459	4,874
Income tax	3,355	2,984	2,485	2,095	1,624

Net income	$7,141	$6,343	$5,256	$4,364	$3,250

Per Share Data
Net income - basic	$1.45	$1.30	$1.14	$0.96	$0.72
Net income - diluted	1.41	1.26	1.11	0.94	0.71
Cash dividends declared	0.25	0.21	0.18	0.15	0.12
Book value per share	10.15	9.00	7.96	6.55	5.69

Balance Sheet Data
Assets	$674,396	$576,150	$463,202	$393,755	$299,865
Loans, net(1)	573,405	486,865	382,459	312,554	299,300
Securities	30,379	27,314	24,051	25,296	21,393
Deposits	562,880	483,933	397,345	345,062	257,637
Shareholders’ equity	50,289	44,262	38,877	29,824	25,745
Shares outstanding	4,955,648	4,919,548	4,881,084	4,555,484	4,527,484

Performance Ratios
Return on average assets (2)	1.13%	1.20%	1.22%	1.27%	1.22%
Return on average shareholders’ equity (2)	14.97	15.20	15.86	15.63	13.12
Average equity to average assets	7.46	7.69	7.68	8.13	8.59
Net interest margin (2)	4.62	4.65	4.63	4.67	4.52
Efficiency ratio (3)	63.50	61.04	59.90	55.30	57.10
Allowance for loan losses to loans(4)	0.97	1.02	1.06	1.06	1.06

Asset Quality Ratios
Net charge-offs to average loans outstanding(4)	0.04%	0.03%	0.04%	0.08%	0.11%
Non-performing loans to period-end loans(5)	0.10	0.23	0.13	0.20	0.09
Non-performing assets to total assets(5)	0.10	0.22	0.12	0.18	0.09
Allowance for loan losses to non-performing loans(5)	910.58	447.05	825.75	529.30	1165.40

Liquidity and Capital Ratios:
Risk-based:
Tier 1 capital	11.71%	11.85%	13.68%	11.51%	14.04%
Total capital	13.54	12.89	14.80	12.56	15.10
Average loans to average deposits	101.28	97.98	93.29	92.00	89.30
Average shares outstanding
Basic	4,939,847	4,893,442	4,602,466	4,537,185	4,514,377
Diluted	5,076,610	5,048,797	4,745,089	4,621,088	4,591,734

(1)	Excludes loans held for sale.
(2)	On an annualized basis.
(3)	The efficiency ratio equals non-interest expense divided by the sum of taxable equivalent net interest income plus non-interest income less gain on sale of securities.
(4)	Includes loans held for sale.
(5)	Non-performing loans do not include loans past due 90 or more days but still accruing.

ALBEMARLE FIRST BANK

Summary Consolidated Financial Data

	As of and for the Years Ended December 31,
	2005	2004	2003	2002	2001
	(Dollars in thousands, except share data)
Income Statement Data
Interest income	$7,022	$5,781	$5,364	$5,620	$5,696
Interest expense	2,275	1,672	1,531	2,141	2,842

Net interest income	4,747	4,109	3,833	3,479	2,854
Provision for loan losses	320	357	1,023	750	1,020

Net interest income after provision for loan losses	4,427	3,752	2,810	2,729	1,834
Noninterest income	550	710	638	415	211
Noninterest expense	4,609	4,309	6,320	3,568	2,385

Income (loss) before income tax	368	153	(2,872)	(424)	(340)
Income tax expense (benefit)	125	52	(964)	(144)	(115)

Net income	$243	$101	$(1,908)	$(280)	$(225)

Per Share Data
Net income - basic	$0.15	$0.06	$(1.30)	$(0.22)	$(0.27)
Net income - diluted	0.14	0.06	(1.30)	(0.22)	(0.27)
Cash dividends declared	—	—	—	—	—
Book value per share	6.90	6.41	6.36	8.02	8.14

Balance Sheet Data
Assets	$116,584	$121,197	$106,434	$101,106	$90,428
Loans, net	87,094	91,832	67,416	72,190	71,377
Securities(1)	16,697	18,502	25,724	12,682	5,494
Deposits	99,000	99,540	91,520	90,107	80,039
Shareholders’ equity	12,084	10,269	10,103	10,043	10,204
Shares outstanding	1,751,619	1,601,182	1,589,182	1,252,992	1,252,992

Performance Ratios
Return on average assets (2)	0.20%	0.09%	(1.91)%	(0.30)%	(0.29)%
Return on average shareholders’ equity (2)	2.20	0.99	(18.70)	(2.78)	(3.13)
Average equity to average assets	9.09	8.77	10.19	10.67	9.39
Net interest margin (2)	4.24	3.86	4.21	3.99	3.98
Efficiency ratio (3)	87.01	89.40	148.81	92.60	77.81
Allowance for loan losses to loans	1.48	1.30	1.40	1.58	1.65

Asset Quality Ratios
Net charge-offs to average loans outstanding (2)	0.23%	0.13%	1.74%	1.09%	0.54%
Non-performing loans to period-end loans (4)	1.93	1.96	2.69	4.41	0.07
Non-performing assets to total assets (4)	1.46	1.41	2.32	3.15	0.05
Allowance for loan losses to non-performing loans(4)	76.72	67.11	52.65	36.40	2,489.58

Liquidity and Capital Ratios:
Risk-based:
Tier 1 capital	12.58%	9.97%	12.01%	12.62%	13.42%
Total capital	13.83	11.23	13.26	13.88	14.68
Average loans to average deposits	91.64	87.46	81.21	85.50	88.45
Average shares outstanding
Basic	1,658,562	1,589,215	1,466,288	1,252,992	818,921
Diluted	1,692,939	1,589,215	1,466,288	1,252,992	818,921

(1)	Does not include restricted equity securities.
(2)	On an annualized basis.
(3)	The efficiency ratio equals non-interest expense divided by the sum of taxable equivalent net interest income plus non-interest income less gain on sale of securities.
(4)	Non-performing loans do not include loans past due 90 or more days but still accruing.

FORWARD-LOOKING STATEMENTS

This proxy statement/prospectus contains data and information that constitute forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995) regarding, among other things, the anticipated closing date of the merger, the expected pro forma effect of the merger, and plans and objectives of Premier Community Bankshares’ management for future operations of the combined organization following consummation of the merger. You can identify these forward-looking statements because they may include terms such as “believes,” “anticipates,” “intends,” “expects,” or similar expressions and may include discussions of future strategy. Each of Premier Community Bankshares and Albemarle First Bank caution you not to rely unduly on any forward-looking statements in this proxy statement/prospectus. These forward-looking statements are based on current expectations that involve a number of risks and uncertainties. Actual results may differ materially from the results expressed in these forward-looking statements.

Factors that might cause such a difference include the following:

•	the ability of Albemarle First Bank to obtain the required shareholder approval or the companies to obtain the required regulatory approvals for the merger;

•	the ability of the companies to consummate the merger;

•	the ability to successfully integrate Albemarle First Bank into Rockingham Heritage Bank following the merger;

•	a material adverse change in the financial condition, results of operations or prospects of either Premier Community Bankshares or Albemarle First Bank;

•	the ability to fully realize any cost savings and revenues or the ability to realize them on a timely basis;

•	the risk of borrower, depositor and other customer attrition after the transaction is completed;

•	a change in general business and economic conditions;

•	changes in the interest rate environment, deposit flows, loan demand, real estate values, and competition;

•	changes in accounting principles, policies or guidelines;

•	changes in legislation and regulation;

•	other economic, competitive, governmental, regulatory, geopolitical, and technological factors affecting the companies’ operations, pricing, and services; and

•	other risk factors described on pages 22 to 27 of this proxy statement/prospectus.

Premier Community Bankshares and Albemarle First Bank undertake no obligation to update or clarify these forward-looking statements, whether as a result of new information, future events or otherwise.

RISK FACTORS

You should carefully read and consider the following risk factors concerning Premier Community Bankshares, Albemarle First Bank and the merger before you decide whether to vote to approve the merger and/or the other matters to be considered and voted upon at the shareholder meeting.

Risks Associated with the Merger

Persons who receive all cash in the merger will not participate in future growth.

Shareholders who elect and receive all cash in the merger will not own any interest in Premier Community Bankshares, which will not afford them the opportunity to participate in future growth, if any, in the value of Premier Community Bankshares.

If the average closing price of Premier Community Bankshares common stock is above $26.20 or below $16.20, one of the parties has the right to terminate the merger agreement.

The portion of a share of Premier Community Bankshares common stock that shareholders will receive in the merger for each share of Albemarle First Bank common stock will increase or decrease from the date of this proxy statement/prospectus until completion of the merger as the market price of Premier Community Bankshares common stock increases and decreases. However:

•	if the average closing price for Premier Community Bankshares common stock during the 20 consecutive trading days ending on and including the fifth trading day prior to the closing date of the merger, referred to sometimes as the “Premier Community Bankshares average closing price”, is more than $26.20 per share, Premier Community Bankshares will have the right to terminate the merger agreement; and

•	if the Premier Community Bankshares average closing price is less than $16.20 per share, Albemarle First Bank will have the right to terminate the merger agreement.

As a result, even if the merger is approved by the shareholders, the merger may ultimately not be completed.

The market value of the Premier Community Bankshares common stock received by shareholders in the merger will change if the average closing price of Premier Community Bankshares common stock is greater than $24.20 or less than $18.20.

If the average closing price of Premier Community Bankshares common stock is $18.20 per share to $24.20 per share, the market value of the Premier Community Bankshares common stock to be received by the shareholders of Albemarle First Bank in the merger will equal $15.80 based upon the average closing price of Premier Community Bankshares common stock. However, if the Premier Community Bankshares average closing price is less than $18.20, then the value of the portion of a share of Premier Community Bankshares common stock to be received by shareholders in the merger based upon the average closing price of Premier Community Bankshares common stock would be less than $15.80 and, if the Premier Community Bankshares average closing price is greater than $24.20, then the value of the portion of a share of Premier Community Bankshares common stock to be received by shareholders in the merger based upon the average closing price of Premier Community Bankshares common stock would be greater than $15.80.

Fluctuations in the trading price of Premier Community Bankshares common stock after the exchange ratio has been set will change the value of the shares of Premier Community Bankshares common stock you receive in the merger.

Once the average closing price of Premier Community Bankshares common stock is determined and the exchange ratio is set, the market value of the Premier Community Bankshares common stock that you receive in the merger will increase or decrease depending on the direction of the price movement of the Premier Community Bankshares common stock. Also, after the merger, the market value of Premier Community Bankshares common stock may decrease and be lower than the Premier Community Bankshares average closing price used in calculating the exchange ratio in the merger.

The integration of the operations of Rockingham Heritage Bank and Albemarle First Bank may be more difficult than anticipated.

The success of the merger will depend on a number of factors, including (but not limited to) Premier Community Bankshares’ ability to:

•	timely and successfully integrate the operations of Rockingham Heritage Bank and Albemarle First Bank;

•	maintain existing relationships with depositors in Albemarle First Bank to minimize withdrawals of deposits subsequent to the merger;

•	maintain and enhance existing relationships with borrowers to limit unanticipated losses from loans of Albemarle First Bank;

•	control the incremental non-interest expense from Rockingham Heritage Bank to maintain overall operating efficiencies;

•	retain and attract qualified personnel at Rockingham Heritage Bank and Albemarle First Bank; and

•	compete effectively in the communities served by Rockingham Heritage Bank and Albemarle First Bank and in nearby communities.

Premier Community Bankshares may not be able to manage effectively its growth resulting from the merger.

The merger with Albemarle First Bank may distract management of Premier Community Bankshares from its other responsibilities.

The acquisition of Albemarle First Bank could cause the management of Premier Community Bankshares to focus its time and energies on matters related to the acquisition that otherwise would be directed to the business and operations of Premier Community Bankshares. Any such distraction on the part of management, if significant, could affect its ability to service existing business and develop new business and adversely effect the business and earnings of Premier Community Bankshares.

Albemarle First Bank’s shareholders will have less influence as shareholders of Premier Community Bankshares than as shareholders of Albemarle First Bank.

Albemarle First Bank’s shareholders currently have the right to vote in the election of the board of directors of Albemarle First Bank and on other matters affecting Albemarle First Bank. Based upon the amount of cash selected to be received by shareholders in the merger, the shareholders of Albemarle First Bank as a group will own between 14.6% (if 65% of the merger consideration is in the form of Premier Community Bankshares common stock) and 11.6% (if 50% of the merger consideration is in the form of Premier Community Bankshares common stock) of the combined organization. When the merger occurs, each shareholder that receives shares of Premier Community Bankshares common stock will become a shareholder of Premier Community Bankshares with a percentage ownership of the combined organization much smaller than such shareholder’s percentage ownership of Albemarle First Bank. Because of this, Albemarle First Bank’s shareholders will have less influence on the management and policies of Premier Community Bankshares than they now have on the management and policies of Albemarle First Bank.

Shareholders are not guaranteed to receive the amount of cash that they request on their election form.

The merger agreement provides that the number of shares of Albemarle First Bank common stock to be exchanged for cash in the merger cannot be less than 35%, or exceed 50%, of the total number of shares of Albemarle First Bank common stock outstanding prior to the merger. It is possible, therefore, that if you elect cash or stock for all or a portion of your shares of Albemarle First Bank common stock, you could receive a different proportion of stock and cash than you elected. If cash elections representing less than 35% of the outstanding shares of Albemarle First Bank common stock prior to the merger are made, re-allocations will be made, first to elections that did not specify either cash or stock and then to stock elections so that no less than 35% of the shares of Albemarle First Bank common stock are converted into cash. In addition, if cash elections representing more than 50% of the outstanding shares of Albemarle First Bank common stock prior to the merger are made, re-allocations will be made to cash elections so that no more than 50% of the shares of Albemarle First Bank common stock are converted into cash. See “Proposal I – Approval of the Merger and Related Matters – Allocation and Proration Procedures” on page 31 and “– Cash and Common Stock Election” on page 35.

Directors and Officers of Albemarle First Bank have interests in the Merger that differ from the interests of non-director or non-management shareholders.

Some of the directors and officers of Albemarle First Bank have interests in the merger that differ from, or are in addition to, their interests as shareholders of Albemarle First Bank generally. These interests exist because of, among other things, employment or severance agreements that the officers entered into with Albemarle First Bank, rights that Albemarle First Bank officers and directors have under Albemarle First Bank’s benefit plans (including the treatment of their stock options following the merger) and rights to indemnification and directors and officers insurance following the merger. Also, Thomas M. Boyd, Jr. and A. Preston Moore, Jr. have been offered and have entered into employment agreements with Rockingham Heritage Bank. These agreements are contingent on the consummation of the merger and will replace existing agreements with Albemarle First Bank entitling them to, among other things, certain rights and benefits including upon a change in control of Albemarle First Bank. Mr. Boyd and two additional members of the board of Albemarle First Bank will join the board of directors of Rockingham Heritage Bank and Mr. Boyd will also join the board of directors Premier Community Bankshares. Although the members of each of Premier Community Bankshares’ and Albemarle First Bank’s board of directors knew about these additional interests and considered them when they approved the merger agreement and the merger, you should understand that some of the directors and officers of Albemarle

First Bank will receive benefits or other payments in connection with the merger that you will not receive. See “Proposal I – Approval of the Merger and Related Matters – Interests of Certain Persons in the Merger” on page 31.

Risks Associated with Premier Community Bankshares

The profitability of Premier Community Bankshares depends significantly on economic conditions in its market area.

The success of Premier Community Bankshares depends to a large degree on the general economic conditions in the northern Virginia area. The local economic conditions in this area have a significant impact on the loans that Premier Community Bankshares makes to its borrowers, the ability of its borrowers to repay these loans and the value of the collateral securing these loans. A significant decline in general economic conditions caused by inflation, recession, unemployment or other factors beyond the control of Premier Community Bankshares would impact these local economic conditions and could negatively affect its financial condition and performance.

In recent years, there has been a proliferation of technology and communications business in the market area of Premier Community Bankshares. The current recession in those industries has had a significant adverse impact on a number of those businesses. While Premier Community Bankshares does not have significant credit exposure to these businesses, the recession in these industries could have a negative impact on local economic conditions and real estate collateral values generally, which could negatively affect its profitability.

Premier Community Bankshares has significant credit exposure in its commercial lending area, for loans secured by real estate and residential construction loans. Although there are no real signs of a housing bubble in its market area, and Premier Community Bankshares does not anticipate one, the decline of the real estate and housing markets in its area could negatively affect its financial condition and performance.

The inability to operate Premier Bank successfully may adversely affect the results of operations and financial condition of Premier Community Bankshares.

Premier Bank opened as the third banking subsidiary of Premier Community Bankshares in July 2005. The business of the bank is subject to the risks inherent in the establishment of any new business enterprise. As a result, of Premier Community Bankshares is unable to give any assurance as to the ultimate success of Premier Bank. In addition, it does not expect Premier Bank to be profitable in the initial years of operation due to substantial start-up expenditures that a new bank generally incurs and the time that it will take to develop its deposit base and loan portfolio. As a result, the expense involved in operating Premier Bank may adversely affect the results of operations and financial condition of Premier Community Bankshares.

In addition, Premier Bank will encounter strong competition from commercial banks and other financial institutions that are well established in the bank’s market area. Most competitors have substantially greater resources and lending limits than the bank will have and offer certain services, such as extensive branch networks and trust services, that the bank either does not expect to provide or will not provide initially. Competition for deposit services will also be strong.

The organizational structure of Premier Community Bankshares and its subsidiary banks that operate independently limits cost savings that would otherwise enhance its profitability.

The subsidiary banks of Premier Community Bankshares operate autonomously, with separate local identities, management teams and decision-making processes, and without strict operating control from the holding company. Each bank has full responsibility for day-to-day operations, with minimal support from the holding company level. While Premier Community Bankshares believes that this structure is fundamentally important in building relationships with its customers, this structure does not emphasize a centralization of operating functions, such as accounting, marketing, human resources, loan review and regulatory compliance. As a result, these banks may experience operating costs that, in the aggregate, are higher than the operating costs of a bank holding company that has centralized operating functions. These higher operating costs may limit the profitability that of Premier Community Bankshares could achieve with a less autonomous subsidiary structure.

A loss of the senior officers of Premier Community Bankshares could impair its relationship with its customers and adversely affect its business.

Many community banks attract customers based on the personal relationships that the banks’ officers and customers establish with each other and the confidence that the customers have in the officers. Premier Community Bankshares depends on the performance of John K. Stephens, its Chairman and President and Chief Executive Officer of Rockingham Heritage Bank, and Donald L. Unger, its President and Chief Executive Officer. Mr. Stephens and Mr. Unger each have over 37 years of experience in the banking industry and have numerous contacts in the market area of Premier Community Bankshares. Premier Community Bankshares also depends on the performance of Meryl Kiser, President and Chief Executive Officer of the newly-opened Premier Bank. Mr. Kiser has over 23 years of experience in the banking industry and numerous contacts in Premier Bank’s market area. of Premier Community Bankshares believes that their extent of experience and contacts provide it with an advantage over other community banks in its market, who have chief executive officers with less experience and fewer contacts.

The loss of the services of any of Mr. Stephens, Mr. Unger, or Mr. Kiser, or the failure of either to perform management functions in the manner anticipated by the board of directors of Premier Community Bankshares, could have a material adverse effect on its business. The success of Premier Community Bankshares will be dependent upon the board’s ability to attract and retain quality personnel, including these individuals. Premier Community Bankshares has attempted to reduce its risk by carrying key man life insurance on these individuals and including a non-competition covenant in the employment agreement with Mr. Unger. Premier Community Bankshares currently does not have an employment agreement with Mr. Stephens.

Premier Community Bankshares may not be able to maintain and manage its growth, which may adversely affect its results of operations and financial condition.

During the last two years, Premier Community Bankshares has experienced significant growth, and its business strategy calls for continued expansion. Its ability to continue to grow depends, in part, upon its ability to open new branch offices, attract deposits to those locations, and identify loan and investment opportunities. The ability of Premier Community Bankshares to manage growth successfully also will depend on whether it can maintain capital levels adequate to support its growth and maintain cost controls and asset quality. If it is unable to sustain its growth, its earnings could be adversely affected. If Premier Community Bankshares grows too quickly, however, and is not able to control costs and maintain asset quality, rapid growth also could adversely affect its financial performance.

In addition to new branch offices, the growth of Premier Community Bankshares may be enhanced through acquisitions of other financial institutions, but it may not be able successfully to identify and attract suitable acquisition candidates and complete acquisitions.

The strategic plan of Premier Community Bankshares includes the evaluation and acquisition of other financial institutions, including the pending acquisition of Albemarle First Bank. While Premier Community Bankshares generally expects its revenues to increase over time from internal growth, it would also expect that growth through acquisitions would increase its revenues. There can be no assurance, however, that Premier Community Bankshares will be able to identify and attract suitable acquisition candidates successfully that will permit it to expand into new or existing markets. It is unable to predict whether or when any prospective acquisition candidates will become available or the likelihood that any acquisition will be completed once negotiations have commenced. Premier Community Bankshares competes for acquisition and expansion opportunities with financial institutions that have substantially greater resources than it does. The failure to acquire other institutions may adversely affect the expected growth in its revenues.

If Premier Community Bankshares needs additional capital in the future, it may not be able to obtain it on terms that are favorable and that may limit its growth.

The business strategy of Premier Community Bankshares calls for continued growth. Premier Community Bankshares anticipates that it will support this growth through additional deposits at new branch locations and investment opportunities. It is possible that it may need to raise additional capital to support its future growth. The ability of Premier Community Bankshares to raise capital through the sale of additional securities will depend primarily upon its financial condition and the condition of financial markets at that time. It cannot make any assurance that additional capital would be available on terms satisfactory to it at all. The failure to raise additional capital on terms that are favorable to Premier Community Bankshares may force it to limit its growth strategy.

THE SPECIAL MEETING

General

This section contains information about the Albemarle First Bank special shareholder meeting that has been called to vote upon the matters described below.

We are mailing this proxy statement/prospectus to you, as an Albemarle First Bank shareholder, on or about March     , 2006. Together with this proxy statement/prospectus, we also are sending to you a notice of the special meeting and a form of proxy that the Albemarle First Bank board is soliciting for use at the special meeting. The special meeting will be held on Thursday, May     , 2006, at 10:00 a.m., local time.

Matters to Be Considered

At the special meeting, you will be asked:

•	to approve the merger agreement, as amended, the plan of merger and the transactions contemplated thereby (See Proposal I); and

•	to consider and vote upon a proposal to adjourn the meeting to a later date or dates, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the meeting to approve the matters to be considered by the shareholders at the meeting (See Proposal II).

Proxies

The accompanying form of proxy is for use at the special meeting if you are unable or do not desire to attend in person. You may attend the special meeting even if you have previously delivered a proxy to us. You can revoke your proxy at any time before the vote is taken at the special meeting by submitting to the Albemarle First Bank corporate secretary written notice of revocation or a properly executed proxy of a later date, or by attending the special meeting and electing to vote in person. Written notices of revocation and other communications about revoking your proxy should be addressed to:

Albemarle First Bank

P. O. Box 7704

1265 Seminole Trail

Charlottesville, Virginia 22906

Attention: Lori M. Pedersen

All shares represented by valid proxies that we receive through this solicitation, and not revoked before they are exercised, will be voted in the manner specified in such proxies. If you make no specification on your returned proxy card, your proxy will be voted “FOR” the matters to be considered at the special meeting as described above.

Form of Election for Cash

You will receive the election form in a separate mailing. You should make an election as indicated on the form, sign the form, and return the form in the separate envelope provided so that it is received prior to 5:00 p.m. Eastern time on May     , 2006, which we refer to as the election deadline.

You will be able to make one of the following elections on the election form:

•	to elect to receive shares of Premier Community Bankshares common stock with respect to some or all of your shares of Albemarle First Bank common stock;

•	to elect to receive cash with respect to some or all of your shares of Albemarle First Bank common stock; or

•	to indicate that you make no election, and thus have no preference, with respect to your shares of Albemarle First Bank common stock.

If you do not submit an election form prior to the election deadline, you will be deemed to have indicated that you are making no election, and thus have no preference, with respect to your shares of Albemarle First Bank common stock. All elections must be made on the election form furnished to you in a separate mailing, or on a facsimile of the election form. See “Proposal I – Approval of the Merger and Related Matters – Cash and Common Stock Election” beginning on page 31 for the procedure to be followed to make a cash election.

Solicitation of Proxies

Albemarle First Bank will bear the entire cost of soliciting proxies from you, except that Premier Community Bankshares has agreed to pay the cost of the preparation and filing of this proxy statement/prospectus and other fees relating to the merger paid to the SEC. In addition to solicitation of proxies by mail, we will request banks, brokers and other record holders to send proxies and proxy material to the beneficial owners of the stock and secure their voting instructions, if necessary. Albemarle First Bank will reimburse those record holders for their reasonable expenses in taking those actions. If necessary, we also may use several of our regular employees, who will not be specially compensated, to solicit proxies from our shareholders, either personally or by telephone, the Internet, telegram, fax, letter or special delivery letter. Finally, Albemarle First Bank has retained a professional proxy solicitation firm, Morrow & Co., Inc., to assist us in soliciting proxies. We will pay a fee in the amount of $7,500 to Morrow & Co., Inc. for its services, and we will also reimburse them for all costs and expenses, which we expect to be approximately $2,000, in connection with this solicitation.

Record Date and Voting Rights

In accordance with Virginia law, Albemarle First Bank’s articles of incorporation and bylaws and the Nasdaq Capital Market rules, we have fixed March 17, 2006 as the record date for determining the shareholders entitled to notice of and to vote at the special meeting. Accordingly, you are only entitled to notice of, and to vote at, the special meeting if you were a record holder of Albemarle First Bank common stock at the close of business on the record date. At that time, 1,751,719 shares of Albemarle First Bank common stock were outstanding, held by 820 holders of record. To have a quorum that permits us to conduct business at the special meeting, we require the presence, whether in person or through the prior submission of a proxy, of the holders of Albemarle First Bank common stock representing a majority of the shares outstanding and entitled to vote on the record date. You are entitled to one vote for each outstanding share of Albemarle First Bank common stock you held as of the close of business on the record date.

Holders of shares of Albemarle First Bank common stock present in person at the special meeting but not voting, and shares of Albemarle First Bank common stock for which we have received proxies indicating that their holders have abstained, will be counted as present at the special meeting for purposes of determining whether we have a quorum for transacting business. Shares held in street name that have been designated by brokers on proxy cards as not voted will not be counted as votes cast for or against any proposal. These broker non-votes, however, will be counted for purposes of determining whether a quorum exists.

Vote Required

The approval of the merger agreement, the plan of merger and the transactions contemplated thereby requires the affirmative vote of the holders of a majority of Albemarle First Bank’s outstanding shares.

Approval of the adjournment of the meeting requires the affirmative vote of a majority of the shares represented at the meeting, whether or not a quorum is present.

Because approval of the merger agreement, the plan of merger and the transactions contemplated thereby require the affirmative vote of the holders of a majority of the outstanding shares of Albemarle First Bank common stock entitled to vote at the special meeting, abstentions and broker non-votes will have the same effect as votes against these matters. Accordingly, the Albemarle First Bank board of directors urges you to complete, date and sign the accompanying proxy and return it promptly in the enclosed, postage-paid envelope.

As of the record date, directors and executive officers of Albemarle First Bank beneficially owned approximately 192,650 shares of Albemarle First Bank common stock, entitling them to exercise approximately 11.0% of the voting power of the Albemarle First Bank common stock entitled to vote at the special meeting. Each director and executive officer of Albemarle First Bank has indicated that he will vote each share of Albemarle First Bank common stock that he or she owns “FOR” approval and adoption of the merger agreement, the plan of merger and the transactions contemplated thereby.

Recommendation of the Albemarle First Bank Board of Directors

The Albemarle First Bank board of directors has approved the merger agreement, the plan of merger and the transactions contemplated thereby, including the merger. The Albemarle First Bank board believes that the merger agreement, the plan of merger and the transactions contemplated thereby, including the merger, are fair to, and are in the best interests of, Albemarle First Bank and its shareholders and unanimously recommends that shareholders vote “FOR” approval of the merger agreement, the plan of merger and the transactions contemplated thereby.

PROPOSAL I – APPROVAL OF THE MERGER AND RELATED MATTERS

This summary of the material terms and provisions of the merger agreement and the shareholder agreements is qualified in its entirety by reference to such documents. The merger agreement is attached as Annex A to this proxy statement/prospectus. We incorporate this document into this summary by reference.

Merger

Subject to satisfaction or waiver of all conditions in the merger agreement, Albemarle First Bank will merge with and into Rockingham Heritage Bank, a wholly-owned subsidiary of Premier Community Bankshares. Upon completion of the merger, Albemarle First Bank’s corporate existence will terminate and Rockingham Heritage Bank will continue as the surviving bank. Immediately following the merger, Thomas M. Boyd, Jr. and two additional members of the board of directors of Albemarle First Bank who shall be designated by Rockingham Heritage Bank and Albemarle First Bank shall join the board of directors of Rockingham Heritage Bank. Mr. Boyd shall also be appointed to the board of directors of Premier Community Bankshares at that time.

Merger Consideration

Each share of Albemarle First Bank common stock will be converted in the merger into either:

•	$15.80 in cash; or

•	a to-be-determined portion of a share of Premier Community Bankshares common stock depending on the average closing price of shares of Premier Community Bankshares common stock prior to the merger. For purposes of illustration only, if the merger had occurred on February 1, 2006, the exchange ratio for each share of Albemarle First Bank common stock would have been 0.7225 shares of Premier Community Bankshares common stock, having a value of $15.80 based on the average closing price of Premier Community Bankshares common stock prior to such date; or

•	a combination of cash and stock.

The exchange ratio of 0.7225 is used for illustrative purposes only and the actual exchange ratio to be used in the merger will likely differ from the exchange ratio used for illustrative purposes. The exchange ratio in the merger is a “floating” – rather than “fixed” – exchange ratio, meaning that the portion of a share of Premier Community Bankshares common stock to be issued in the merger for each share of Albemarle First Bank common stock will increase or decrease based upon the average closing price of Premier Community Bankshares common stock in order to ensure that the value of the portion of a share of Premier Community Bankshares common stock will equal $15.80 (based upon the average closing price of Premier Community Bankshares common stock), so long as the average closing price of Premier Community Bankshares common stock is not less than $18.20 (an exchange ratio of 0.8681) or greater than $24.20 (an exchange ratio of 0.6529). Pursuant to the merger agreement, the exchange ratio will not exceed 0.8681 or be less than 0.6529. Therefore, if the average closing price of Premier Community Bankshares common stock is less than $18.20, the value of the portion of a share of Premier Community Bankshares common stock to be received in the merger (based upon the average closing price of Premier Community Bankshares common stock) would be less than $15.80, and if the average closing price of Premier Community Bankshares common stock is greater than $26.20, the value of the portion of a share of Premier Community Bankshares common stock to be received in the merger (based upon the average closing price of Premier Community Bankshares common stock) would be greater than $15.80. If the average closing price of Premier Community Bankshares common stock exceeds $26.20 per share, Premier Community Bankshares will have the right to terminate the merger agreement. If the average closing price of Premier Community Bankshares stock is less than $16.20 per share, Albemarle First Bank will have the right to terminate the merger agreement.

The following table illustrates the manner in which the exchange ratio will be determined. The term “Premier Community Bankshares average closing price” means the average closing price of Premier Community Bankshares common stock on the Nasdaq Capital Market for the 20 consecutive trading days ending on the fifth trading day prior to the effective date of the merger, and the term “exchange ratio” means the portion of a share of Premier Community Bankshares common stock that will be exchanged for each share of Albemarle First Bank common stock in the merger.

If the Premier Community Bankshares average closing price is:	Then the exchange ratio is:
Less than $16.20	At least 0.8681 shares of Premier Community Bankshares common stock with a value of no more than $14.06 based on the Premier Community Bankshares average closing price.

(The exchange ratio is fixed at 0.8681 shares of Premier Community Bankshares common stock; provided, however, that if the Premier Community Bankshares average closing price is less than $16.20, then Albemarle First Bank may elect to terminate the merger agreement.)

At least $16.20 but less than $18.20	0.8681 shares of Premier Community Bankshares common stock with a value, based on the Premier Community Bankshares average closing price, between $14.07 and $15.80.

At least $18.20 and not greater than $24.20	Between 0.8681 and 0.6529 shares of Premier Community Bankshares common stock, determined by dividing $15.80 by the Premier Community Bankshares average closing price and having a value of $15.80 based on the Premier Community Bankshares average closing price.

Greater than $24.20 but less than or equal to $26.20	0.6529 shares of Premier Community Bankshares common stock with a value, based on the Premier Community Bankshares average closing price, between 15.80 and 17.10.

More than $26.20	No more than 0.6529 shares of Premier Community Bankshares common stock with a value of not less than $17.10 based on the Premier Community Bankshares average closing price.

(The exchange ratio is fixed at 0.6529 shares of Premier Community Bankshares common stock; provided, however, that if the Premier Community Bankshares average closing price is more than $26.20, then Premier Community Bankshares may elect to terminate the merger agreement.)

The following table sets forth information regarding the amount of the exchange ratio and the value of the Premier Community Bankshares common stock based upon various assumptions as to the Premier Community Bankshares average closing price and the per share value of the cash component of the merger consideration:

Premier Community Bankshares Average Closing Price	Exchange Ratio	Value of Stock Consideration Per Share Based on Premier Community Bankshares Average Closing Price[1]	Cash Consideration Per Share
From $16.20 to $18.19	0.8681	Between $14.07 and $15.79 based on the product of the Premier Community Bankshares Average Closing Price multiplied by the Exchange Ratio	$15.80

From $18.20 to $24.20	Between 0.8681 and 0.6529 based on the quotient of $15.80 divided by the Premier Community Bankshares Average Closing Price	$15.80	$15.80

From $24.21 to $26.20	0.6529	Between $15.80 and $17.10 based on the product of the Premier Community Bankshares Average Closing Price multiplied by the Exchange Ratio	$15.80

The exchange ratio and the $15.80 per share cash component of the merger consideration also is subject to appropriate adjustment if:

•	Between the date of the merger agreement and the effective time of the merger, the shares of Premier Community Bankshares or Albemarle First Bank are changed into a different number of shares or different class by reason of any reclassification, recapitalization, stock split, stock dividend or similar change; or

•	As of the effective time of the merger, the number of shares of Albemarle First Bank common stock issued and outstanding together with the shares issuable upon the exercise of options or warrants exceeds 1,944,777.

The amount and nature of the merger consideration was established through arm’s-length negotiations between Premier Community Bankshares and Albemarle First Bank and their respective advisors, and reflects the balancing of a number of countervailing factors. The total amount of the merger

[1]	Calculated by multiplying the Premier Community Bankshares average closing price by the resulting exchange ratio. The actual value of the shares at the time Premier Community Bankshares stock certificates are delivered or the shares become available may be more or less than the amounts shown due to fluctuations in the market price of Premier Community Bankshares common stock.

consideration reflects a price both parties concluded was appropriate. See “– Background of the Merger; Board Recommendations and Reasons for the Merger” beginning on page     . The parties have structured the merger, in part, to have the favorable tax attributes of a “reorganization” for federal income tax purposes. See “– Certain Federal Income Tax Consequences of the Merger” beginning on page 66.

We cannot assure you that the current fair market value of Premier Community Bankshares or Albemarle First Bank common stock will be equivalent to the fair market value of Premier Community Bankshares or Albemarle First Bank common stock on the effective date of the merger.

Cash or Common Stock Election

Each person who, on or prior to May     , 2006, which date we refer to as the election deadline, is a record holder of shares of Albemarle First Bank common stock will be entitled, with respect to all or any portion of such person’s shares, to make an unconditional election on or prior to the election deadline with respect to the cash or Premier Community Bankshares common stock that such holder is to receive for his or her shares of Albemarle First Bank common stock.

Each election form will permit holders to make one of the following elections:

•	to elect to receive shares of Premier Community Bankshares common stock with respect to some or all of such holder’s shares of Albemarle First Bank common stock;

•	to elect to receive cash with respect to some or all of such holder’s shares of Albemarle First Bank common stock; or

•	to indicate that such holder make no election, and thus has no preference, with respect to his or her shares of Albemarle First Bank common stock.

Each of the beneficial owners of shares held of record by a bank, trust company, broker, dealer or other recognized nominee record holder will notify its respective nominee record holder of its election through proper instructions and documentation to be provided by the record holder. Nominee record holders who hold shares of Albemarle First Bank common stock on behalf of multiple beneficial owners will indicate how many of such shares that they hold made each of the three elections.

All elections must be made on the election form furnished to you in a separate mailing, or on a facsimile of the election form. Elections may be made by holders of Albemarle First Bank common stock by delivering the election form to the exchange agent, which is Registrar and Transfer Company. To be effective, an election form must be properly completed, signed and submitted in the return envelope and received by Registrar and Transfer Company no later than 5:00 p.m. Eastern time on May     , 2006, which date we refer to as the election deadline. The exchange agent has the discretion to determine whether any election form has been properly completed, signed and submitted or revoked and to disregard immaterial defects in the election form. The good faith decision of the exchange agent in such matters will be conclusive and binding. Neither Premier Community Bankshares nor the exchange agent is under any obligation to notify any person of any defect in an election form submitted to the exchange agent. The exchange agent, or Premier Community Bankshares and Albemarle First Bank if the exchange agent declines to do so, will also be making any computations required by the merger agreement, and all such computations will be conclusive and binding on the holders of Albemarle First Bank common stock in the absence of manifest error.

An election form may be changed if the record holder effectively revokes such holder’s election form in accordance with the procedures described on the election form and a new election form for such holder is received by the exchange agent prior to the election deadline.

A shareholder who does not submit an election form to the exchange agent prior to the election deadline, including a holder who submits and then revokes such holder’s election form and does not re-submit an election form that is timely received by the exchange agent, will be deemed to have indicated that such holder makes no election with respect to his or her shares of Albemarle First Bank common stock.

If Premier Community Bankshares and Albemarle First Bank do not expect to consummate the merger within three to five business days after the shareholder meeting, they will extend the election deadline and publicly announce the extension. Albemarle First Bank will use its reasonable efforts to make an election form available to all persons who have become shareholders of Albemarle First Bank following the record date.

Allocation and Proration Procedures

The merger agreement provides that the number of shares of Albemarle First Bank common stock to be exchanged for cash cannot be less than 35%, and cannot exceed 50%, of the total number of shares of Albemarle First Bank common stock outstanding prior to the merger. For example, if cash elections representing less than 35% of the outstanding shares of Albemarle First Bank common stock prior to the merger are made, re-allocations will be made, first to elections that did not specify either cash or stock and then to stock elections, so that no less than 35% of the shares of Albemarle First Bank common stock are converted into cash. In addition, if cash elections representing more than 50% of the outstanding shares of Albemarle First Bank common stock prior to the merger are made, re-allocations will be made to cash elections so that no more than 50% of the shares of Albemarle First Bank common stock are converted into cash.

The allocations and prorations of the elections that the shareholders of Albemarle First Bank common stock may make are described in detail in this section, and summarized in the following table. All percentages are based on the number of shares of Albemarle First Bank common stock outstanding immediately prior to the effective time of the merger.

Percentage of Cash Elections	Effect on Elections for Cash Consideration	Effect on Elections for Stock Consideration	Effect on “No Elections”
From 0% to less than 35%	no adjustment – right to receive cash, as elected	pro rata adjustments, if necessary, to each election to adjust total cash consideration up to 35% (remaining amounts – right to receive stock, as elected)	potential adjustment for each election –right to receive cash and/or stock

From 35% to 50%	no adjustment – right to receive cash, as elected	no adjustment – right to receive stock, as elected	no adjustment – right to receive cash and/or stock

From more than 50% to 100%	pro rata adjustment to each election to adjust total cash consideration down to 50% (remaining amounts – right to receive stock)	no adjustment – right to receive stock, as elected	no adjustment – right to receive stock

Within five business days after the closing, the exchange agent, as directed by Premier Community Bankshares, will effect the allocation among holders of Albemarle First Bank common stock to receive shares of Premier Community Bankshares common stock or cash, in accordance with the election forms, as follows:

•	If the aggregate number of shares of Albemarle First Bank common stock in respect of which cash elections have been made is less than 35% of the number of shares of Albemarle First Bank common stock outstanding immediately prior to the effective time of the merger, then:

•	shares of Albemarle First Bank common stock that are covered by elections to receive cash will be converted into the right to receive cash;

•	as many shares of Albemarle First Bank common stock that are not covered by a specific election for cash or stock, as are necessary so that cash is being paid for no less than 35% of the number of shares of Albemarle First Bank common stock outstanding immediately prior to the effective time of the merger, will be converted into the right to receive cash, with any remaining shares of Albemarle First Bank common stock that are not covered by a specific election for cash or stock being converted into the right to receive either cash or shares of Premier Community Bankshares common stock, as determined by Premier Community Bankshares in its discretion; and

•	shares of Albemarle First Bank common stock that are covered by elections to receive shares of Premier Community Bankshares common stock will be converted into the right to receive such shares, except to the extent necessary to convert such shares, on a pro rata basis, into the right to receive a combination of cash and shares of Premier Community Bankshares common stock so that cash is being paid for no less than 35% of the number of shares of Albemarle First Bank common stock outstanding immediately prior to the effective time of the merger.

•	If the aggregate number of shares of Albemarle First Bank common stock in respect of which cash elections have been made is 35% or more, but 50% or less, than of the number of shares of Albemarle First Bank common stock outstanding immediately prior to the effective time of the merger, then:

•	shares of Albemarle First Bank common stock that are covered by elections to receive cash will be converted into the right to receive cash;

•	shares of Albemarle First Bank common stock that are covered by elections to receive shares of Premier Community Bankshares common stock will be converted into the right to receive such shares; and

•	shares of Albemarle First Bank common stock that are not covered by a specific election for cash or stock will be converted into the right to receive either cash or shares of Premier Community Bankshares common stock, as determined by Premier Community Bankshares in its discretion.

•	If the aggregate number of shares of Albemarle First Bank common stock in respect of which cash elections have been made is more than 50% of the number of shares of Albemarle First Bank common stock outstanding immediately prior to the effective time of the merger, then:

•	shares of Albemarle First Bank common stock that are covered by elections to receive cash will be converted, on a pro rata basis, into the right to receive a combination of cash and shares of Premier Community Bankshares common stock so that cash is being paid for no more than 50% of the number of shares of Albemarle First Bank common stock outstanding immediately prior to the effective time of the merger;

•	shares of Albemarle First Bank common stock that are covered by elections to receive shares of Premier Community Bankshares common stock will be converted into the right to receive such shares; and

•	shares of Albemarle First Bank common stock that are not covered by a specific election for cash or stock will be converted into the right to receive shares of Premier Community Bankshares common stock.

Under the merger agreement, Premier Community Bankshares may, in its sole discretion, increase the number of shares of Albemarle First Bank common stock exchanged for cash, so long as the total number of shares of Albemarle First Bank common stock exchanged for cash does not exceed 50% of the number of shares of Albemarle First Bank common stock outstanding immediately prior to the effective time of the merger.

Manner and Basis of Converting Shares; Procedure; No Fractional Shares; Effect on Certificates

After the allocation of cash and Premier Community Bankshares common stock, or a combination of each, to the shareholders of Albemarle First Bank, and within five business days after the effective time of the merger, the exchange agent will mail transmittal forms to each Albemarle First Bank shareholder. The transmittal forms will be used to surrender and exchange certificates formerly evidencing shares of Albemarle First Bank common stock for certificates representing shares of Premier Community Bankshares common stock and/or cash to which such holder has become entitled. After receipt of such transmittal forms, each holder of certificates formerly representing Albemarle First Bank common stock will be able to surrender such certificates to the Registrar and Transfer Company, the exchange agent for Premier Community Bankshares common stock, and each such holder will receive in exchange therefor cash to which such holder is entitled, certificates evidencing the number of whole shares of Premier Community Bankshares common stock to which such holder is entitled, any cash which may be payable in lieu of a fractional share of Premier Community Bankshares common stock, and any dividends or other distributions with respect to Premier Community Bankshares common stock with a record date after the effective time of the merger.

Each holder of shares of common stock exchanged pursuant to the merger who would otherwise have been entitled to receive a fraction of a share of Premier Community Bankshares common stock shall receive, in lieu thereof, cash (without interest) in an amount equal to the product of (i) such fractional part of a share of Premier Community Bankshares common stock multiplied by (ii) the closing price for a share of Premier Community Bankshares common stock on the Nasdaq Capital Market on the date of the effective time.

After the effective time of the merger, each certificate formerly representing Albemarle First Bank common stock, until so surrendered and exchanged, will evidence only the right to receive, pursuant to an election to which such holder is entitled to make, the cash and the number of whole shares of Premier Community Bankshares common stock that the holder is entitled to receive in the merger, any cash payment in lieu of a fractional share of Premier Community Bankshares common stock and any dividend or other distribution with respect to Premier Community Bankshares common stock with a record date prior to the effective time of the merger. The holder of such unexchanged certificate will not be entitled to receive any dividends or distributions payable by Premier Community Bankshares until the certificate has been exchanged. Subject to applicable laws, following surrender of such certificates, such dividends and distributions, together with any cash payment in lieu of a fractional share of Premier Community Bankshares common stock, will be paid without interest.

Dissenters’ or Appraisal Rights

Shareholders will not have any dissenters’ or appraisal rights in connection with the merger and the other matters described in this proxy statement/prospectus.

Background of the Merger; Board Recommendations and Reasons for the Merger

The board of directors and management of Albemarle First Bank have periodically explored and discussed strategic options potentially available to Albemarle First Bank in view of the increasing competition and continuing consolidation in the financial services industry. These strategic discussions included the possibility of business combinations involving Albemarle First Bank and other financial institutions. From time to time over the past several years, representatives of Albemarle First Bank have had preliminary discussions with representatives of other financial institutions concerning the possibility of such a business combination, but none of those preliminary discussions resulted in a proposal that the board could recommend to shareholders. The board of directors of Albemarle First Bank also received shareholder proposals from two separate shareholders requesting that the board of directors include shareholder proposals in its proxy statement for the 2005 annual meeting requiring the board of directors to pursue a sale of the bank or otherwise seek to enhance shareholder value. The shareholders withdrew their proposals following the public announcement of a reorganization agreement with Millennium Bankshares Corporation, as described below.

In January and February of 2005, Albemarle First Bank requested that Anderson & Strudwick, Inc., referred to as “A&S,” make a presentation to the Albemarle First Bank board of directors on various strategic alternatives. As part of that presentation, A&S conducted a financial and market overview of Albemarle First Bank which included comparisons and analysis aimed at determining the most viable option for Albemarle First Bank, including various alternatives to maximize shareholder value. Upon review and discussion of the information made available by A&S, the Albemarle First Bank board of directors engaged A&S on February 24, 2005 and authorized A&S to proceed to identify potential affiliation partners.

With the help of the management of Albemarle First Bank, A&S created a memorandum containing financial and operational information about Albemarle First Bank that could be used to solicit interest in an affiliation transaction with Albemarle First Bank. A&S also worked with the board and management of Albemarle First Bank to generate a list of 29 potential affiliation partners. In early March 2005, A&S began to contact parties which had been identified to solicit indications of interest. From the original 29 potential parties, 19 (including Premier Community Bankshares) indicated sufficient interest to sign a confidentiality agreement, and six of those (including Premier Community Bankshares) ultimately indicated to A&S that they had an interest in pursuing a transaction with Albemarle First Bank.

On April 7, 2005, the Albemarle First Bank board of directors met to review and discuss the various indications of interest that had been submitted as a result of the process employed by A&S. At that meeting, A&S presented to the Albemarle First Bank board of directors an overview of the various indications of interest from each of six final parties. The overview analyzed the various parties and their indications of interests in three general ways: pricing, past financial performance and non-financial issues such as structure, employee issues and management. After receiving the presentation from A&S, the Albemarle First Bank board of directors resolved to allow the high bidder in the final six (which was Premier Community Bankshares) to conduct due diligence and to ask each of the other bidders to improve their offer if they desired to conduct due diligence.

On April 25, 2005, Premier Community Bankshares presented a revised and final offer for the acquisition by merger of Albemarle First Bank with 80% of the consideration stock and 20% cash. The proposal involved the elimination of Albemarle First Bank through merger.

On May 3, 2005, the Albemarle First Bank board of directors met to consider the bid from Premier Community Bankshares. At the same time, Millennium Bankshares indicated to A&S that it was willing to make a proposal, subject to a due diligence review, at a price which was potentially higher than the price offered by the initial high bidder, with up to 50% of the consideration to be in the form of cash. In addition, Millennium Bankshares offered to preserve Albemarle First Bank as a wholly-owned subsidiary and to place two members of Albemarle First Bank’s board of directors on its holding company board. Based upon opinions expressed to the Albemarle First Bank board by A&S, the board elected not to accept the proposal made by Premier Community Bankshares and authorized A&S to notify Millennium Bankshares that it could proceed with due diligence so that its proposal could be finalized and considered by the Albemarle First Bank board.

Subsequently, Millennium Bankshares completed its due diligence and on May 9, 2005, Albemarle First Bank and Millennium Bankshares signed a non-binding letter containing a term sheet which outlined the basic terms for the transaction subject to the negotiation of a mutually agreeable definitive agreement. The terms included consideration to be received by Albemarle First Bank shareholders that was more favorable than the consideration offered by the initial high bidder.

Between May 9 and June 9, 2005, Albemarle First Bank and Millennium Bankshares and their respective advisors and representatives negotiated the terms of a definitive reorganization agreement which management of Albemarle First Bank could recommend to the Albemarle First Bank board of directors.

On June 9, 2005, Albemarle First Bank board of directors met to review and consider the definitive agreement. Prior to the meeting on June 9, 2005, a copy of the definitive agreement had been submitted to A&S for its consideration with respect to its fairness to Albemarle First Bank and its shareholders.

At the June 9, 2005 meeting, counsel for Albemarle First Bank reviewed the terms and conditions of the definitive agreement with the Albemarle First Bank board and A&S delivered to the board its written opinion that as of the date of its opinion, and based upon and subject to the considerations described in its opinion, and other matters as A&S considered relevant, the proposed transaction was fair from a financial point of view to the holders of Albemarle First Bank common stock. The Albemarle First Bank Board of Directors then unanimously approved (with one abstention) the reorganization agreement with Millennium Bankshares and resolved to recommend it to the Albemarle First Bank shareholders for approval.

A joint press release announcing the execution of the reorganization agreement was issued by Millennium Bankshares and Albemarle First Bank on June 10, 2005.

Following the public announcement of the definitive agreement, Albemarle First Bank discovered that it had inadvertently failed to disclose to Millennium Bankshares the existence of stock options to acquire 10,000 shares of Albemarle First Bank common stock, at an exercise price of $10.00 per share, previously granted to a former executive of Albemarle First Bank. Albemarle First Bank and Millennium Bankshares amended the reorganization agreement to reduce the per share merger consideration from $15.82 per share to $15.80 per share and to make other corresponding changes to the reorganization agreement to take into consideration the discovery of the additional stock options.

On August 5, 2005, a Schedule 13D report was filed with the SEC by several related persons (referred to below as the “new shareholders”) reporting that they had acquired 6.21% of the outstanding shares of Millennium Bankshares. The new shareholders acquired their stock after the public announcement of the merger (over an approximate four week period of time). As part of their Schedule 13D filing, the new shareholders claimed to be disappointed with Millennium Bankshares, including specifically the terms of the merger with Albemarle First Bank, and stated their intention to vote “no” on the proposals to be considered by the Millennium Bankshares shareholders at the special meeting. After learning about similar investments made by the new shareholders in other financial institutions and the types of commitments or concessions the new shareholders might be expected to require from Millennium Bankshares in order to vote in favor of the merger (based upon their understanding of the new shareholders’ prior history with other financial institutions), Millennium Bankshares and Albemarle First Bank considered various alternative transaction structures to determine whether any of the procedural hurdles to the transaction could be eliminated in order to accomplish a smooth and efficient closing of the merger. Specifically, the parties explored whether the merger transaction could be restructured, on the Millennium Bankshares side, so as to eliminate the additional super-majority (two-thirds) vote requirement to approve the amendment to the Millennium Bankshares’ articles of incorporation to authorize additional shares for issuance in the merger. The parties ultimately determined to proceed with the merger under the structure originally agreed to as set forth in the reorganization agreement. Both Millennium Bankshares and Albemarle First Bank mailed definitive proxy materials to their respective shareholders on October 14, 2005.

Both Albemarle First Bank and Millennium Bankshares held meetings of their shareholders on November 28, 2005, to vote on their proposed transaction. The shareholders of Albemarle First Bank voted in favor of the transaction. The shareholders of Millennium Bankshares, however, failed to approve an amendment to its articles of incorporation that would increase the number of authorized shares of common stock from 10 million to 20 million, which was necessary to facilitate the transaction. As a result, the board of directors of Millennium Bankshares determined to terminate the Reorganization Agreement in accordance with its terms. Millennium Bankshares notified Albemarle First Bank of its decision to terminate the reorganization agreement following the special meeting of its shareholders on November 28, 2005.

Thereafter, A&S distributed a revised memorandum to six potential merger partners, including Premier Community Bankshares, and solicited indications of interest from these parties. On December 6, 2005, Premier Community Bankshares made a written indication of interest on terms very similar to the merger agreement with Millennium Bankshares, subject to satisfactory completion of due diligence.

Beginning December 6, 2005, Albemarle First Bank and Premier Community Bankshares and their respective advisors and representatives held numerous telephonic and in-person conferences regarding a proposed transaction. The parties exchanged drafts of a proposed merger agreement and related agreements, and the parties engaged in negotiations and discussions with respect to a transaction and its documentation. During December 2005, each party completed its due diligence review of the other.

On December 30, 2005, the Albemarle First Bank board of directors met to review the transaction and the then current draft of a proposed merger agreement with Premier Community Bankshares. At this meeting, the board, A&S and outside legal counsel reviewed the proposed merger agreement and discussed in detail the mechanics of the agreement and the underlying transactions. A&S rendered to the Albemarle First Bank board of directors its written opinion that, as of the date of its opinion and based upon and subject to the considerations described in its opinion and other matters as A&S considered relevant, the proposed merger consideration was fair, from a financial point of view, to holders of Albemarle First Bank common stock. After deliberating, the Albemarle First Bank board of directors approved the merger in concept and authorized the executive committee of the board of Albemarle First Bank to complete the negotiations of the merger agreement and execute the appropriate documents. On January 12, 2006, the board of directors of Albemarle First Bank met and approved the final version of the merger agreement. The merger agreement was signed on that date and announced to the public the morning of January 13, 2006.

In determining to approve the merger agreement and the related plan of merger, and the transactions contemplated thereby, and to recommend their approval to shareholders, the Albemarle First Bank board of directors reviewed and considered a number of factors, including, without limitation, the following:

•	the per share value of the consideration to shareholders and the fact that at least 35% and up to 50% of that consideration will be in the form of cash;

•	the fact that the merger allows shareholders who elect to become shareholders of Premier Community Bankshares to be part owner of a larger, more diversified financial services institution;

•	the fact that the merger will result in Rockingham Heritage Bank operating the existing branches of Albemarle First Bank as a division of Rockingham Heritage Bank under the name “Albemarle First Bank”;

•	information regarding the business, operations, earnings, financial condition, management and prospects of Albemarle First Bank and Premier Community Bankshares;

•	the operating environment for Albemarle First Bank, including, but not limited to, the continued consolidation and increasing competition in the banking and financial services industries and the prospect for further changes in the industry in the future;

•	the opinion of A&S rendered to the Albemarle First Bank board of directors as to the fairness, from a financial point of view, of the merger consideration to holders of Albemarle First Bank common stock. See “– Opinion of Financial Advisor” beginning on page 43.

In reaching its determination to approve and recommend the merger, the Albemarle First Bank board of directors did not assign any relative or specific weights to the various factors considered by it, and individual directors may have given differing weights to different factors. The foregoing discussion of the information and factors considered by the Albemarle First Bank board of directors is not intended to be exhaustive but is believed to include all material factors considered by the Albemarle First Bank board of directors.

Based on the foregoing, the Albemarle First Bank board of directors believes that the merger is in the best interests of Albemarle First Bank and its shareholders and recommends that shareholders vote “FOR” approval of the merger agreement and the related plan of merger.

Opinion of Financial Advisor

Albemarle First Bank retained Anderson & Strudwick, Inc., referred to as A&S, on February 24, 2005 to assist it in exploring strategic alternatives including whether to pursue a possible transaction with another financial institution. As part of that engagement, Albemarle First Bank retained A&S to act as its sole financial advisor in connection with possible mergers and related matters. A&S also agreed, if requested by Albemarle First Bank, to render an opinion with respect to the fairness, from a financial point of view, to the holders of Albemarle First Bank common stock, of any merger consideration to be received by them should Albemarle First Bank agree to a merger transaction. A&S is a nationally recognized investment banking firm with substantial experience in transactions similar to the merger and is familiar with Albemarle First Bank and its business. As part of its investment banking business, A&S is routinely engaged in the valuation of financial businesses and their securities in connection with mergers and acquisitions. Albemarle First Bank selected A&S as its financial advisor based upon A&S’s qualifications, experience and reputation.

On December 30, 2005, A&S delivered its oral and written opinions that the merger consideration to be received by Albemarle First Bank shareholders under the merger agreement was fair to the shareholders of Albemarle First Bank, from a financial point of view, as of the date of the opinion. A&S also delivered to the Board of Albemarle First Bank a written opinion dated March 20, 2006 confirming its oral and written opinions of December 30, 2005. Neither Albemarle First Bank nor its board of directors imposed any limitations on A&S with respect to the investigations made or the procedures followed in rendering its opinion.

The full text of A&S’s written opinions to Albemarle First Bank’s board of directors, dated as of the date of this joint proxy statement/prospectus, which sets forth the assumptions made, matters considered and extent of review by A&S, is attached as Annex B and is incorporated by reference into this joint proxy statement/prospectus. It should be read carefully and in its entirety in conjunction with this joint proxy statement/prospectus. The following summary of A&S opinion is qualified in its entirety by reference to the full text of the opinion. A&S’s opinion is addressed to the Albemarle First Bank board of directors and does not constitute a recommendation to any shareholder of Albemarle First Bank as to how the shareholder should vote at the shareholder meeting.

In rendering its opinion, A&S reviewed, among other things:

☐	the agreement and plan of merger;

☐	the historical financial performance, current financial position and general prospects of Albemarle First Bank and certain internal financial analyses and forecasts prepared by management of Albemarle First Bank;

☐	the historical financial performance, current financial position and general prospects of Premier Community Bankshares and certain internal financial analyses and forecasts prepared by management of Premier Community Bankshares;

☐	interim reports to shareholders and Quarterly Reports on Form 10-Q of Albemarle First Bank and other communications from Albemarle First Bank to its shareholders;

☐	interim reports to shareholders and Quarterly Reports on Form 10-Q of Premier Community Bankshares and other communications from Premier Community Bankshares to its shareholders; and

☐	other financial information concerning the businesses and operations of Albemarle First Bank and Premier Community Bankshares furnished to A&S by Albemarle First Bank and Premier Community Bankshares for purposes of A&S’s analysis.

A&S also held discussions with members of senior management of Albemarle First Bank and Premier Community Bankshares regarding:

☐	past and current business operations;

☐	regulatory relationships;

☐	financial condition; and

☐	future prospects of the respective companies.

A&S also:

☐	reviewed the market prices, valuation multiples, publicly reported financial conditions and results of operations for Premier Community Bankshares and compared them with those of certain publicly traded companies that A&S deemed to be relevant;

☐	reviewed the market prices, valuation multiples, publicly reported financial condition and results of operations for Albemarle First Bank and compared them with those of certain publicly traded companies that A&S deemed to be relevant;

☐	compared the proposed financial terms of the merger with the financial terms of certain other transactions that A&S deemed to be relevant; and

☐	performed other studies and analyses that it considered appropriate.

In conducting its review and arriving at its opinion, A&S relied upon and assumed the accuracy and completeness of all of the financial and other information provided to or otherwise made available to A&S or that was discussed with, or reviewed by or for A&S, or that was publicly available. A&S did not attempt or assume any responsibility to verify such information independently. A&S relied upon the management of Albemarle First Bank as to the reasonableness and achievability of the financial and operating forecasts and projections (and assumptions and bases therefore) provided to A&S. A&S assumed, without independent verification, that the aggregate allowances for loan and lease losses for Premier Community Bankshares and Albemarle First Bank are adequate to cover those losses. A&S did not make or obtain any evaluations or appraisals of any assets or liabilities of Premier Community Bankshares or Albemarle First Bank, and A&S did not examine any books and records or review individual credit files.

The projections furnished to A&S and used by it in certain of its analyses were prepared by Albemarle First Bank’s senior management. Albemarle First Bank does not publicly disclose internal management projections of the type provided to A&S in connection with its review of the merger. As a result, such projections were not prepared with a view towards public disclosure. The projections were based on numerous variables and assumptions which are inherently uncertain, including factors related to general economic and competitive conditions. Accordingly, actual results could vary significantly from those set forth in the projections.

For purposes of rendering its opinion, A&S assumed that, in all respects material to its analyses:

☐	the merger will be completed substantially in accordance with the terms set forth in the agreement and plan of merger;

☐	the representations and warranties of each party in the agreement and plan of merger and in all related documents and instruments referred to in the agreement and plan of merger are true and correct;

☐	each party to the agreement and plan of merger and all related documents will perform all of the covenants and agreements required to be performed by such party under such documents;

☐	all conditions to the completion of the merger will be satisfied without any waivers; and

☐	in the course of obtaining the necessary regulatory, contractual, or other consents or approvals for the merger, no restrictions, including any divestiture requirements, termination or other payments or amendments or modifications, will be imposed that will have a material adverse effect on the future results of operations or financial condition of the combined entity or the contemplated benefits of the merger, including the cost savings, revenue enhancements and related expenses expected to result from the merger.

A&S further assumed that the merger will be accounted for as a purchase transaction under generally accepted accounting principles. A&S’s opinion is not an expression of an opinion as to the prices at which shares of Albemarle First Bank common stock or shares of Premier Community Bankshares common stock will trade following the announcement of the merger or the actual value of the shares of common stock of the combined company when issued pursuant to the merger, or the prices at which the shares of common stock of the combined company will trade following the completion of the merger.

In performing its analyses, A&S made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of A&S, Albemarle First Bank and Premier Community Bankshares. Any estimates contained in the analyses performed by A&S are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by these analyses. Additionally, estimates of the value of businesses or securities do not purport to be appraisals or to reflect the prices at which such businesses or securities might actually be sold. Accordingly, these analyses and estimates are inherently subject to substantial uncertainty.

The following is a summary of the material analyses presented by A&S to the Albemarle First Bank board of directors in connection with its December 30, 2005 opinion and subsequently updated on March 20, 2006. In connection with its written opinion dated March 20, 2006, A&S performed procedures to update certain of its analyses and review the assumptions on which such analyses were based and the factors considered in connection therewith. In updating its opinion, A&S did not utilize any methods of analysis in addition to those described. The summary is not a complete description of the analyses underlying the A&S opinions or the presentation made by A&S to the Albemarle First Bank board of directors, but summarizes the material analyses performed and presented in connection with such opinions. The preparation of a fairness opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. Therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. In arriving at its opinion, A&S did not attribute any particular weight to any analysis or factor that it considered, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. The financial analyses summarized below include information presented in tabular format. Accordingly, A&S believes that its analyses and the summary of its analyses must be considered as a whole and that selecting portions of its analyses and factors or focusing on the information presented below in tabular format, without considering all analyses and factors or the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the process underlying its analyses and opinion. The tables alone do not constitute a complete description of the financial analyses.

Transaction Summary

A&S calculated the merger consideration to be paid as a multiple of Albemarle First Bank’s book value per share, tangible book value per share and latest twelve months’ earnings per share. A&S also calculated the merger consideration to be paid as a “Core Deposit Premium.” Core Deposit Premium equals the difference between the aggregate merger consideration and Albemarle First Bank’s tangible equity divided by total domestic, non-brokered deposits less time deposit accounts greater than $100,000. Additionally, A&S has adjusted throughout its analyses the financial data to exclude any non-recurring income and expenses and any extraordinary items. The merger consideration was based on an exchange ratio that would result in Albemarle First Bank shareholders receiving $15.80 per share as long as Premier Community Bankshares’ common stock trades between $18.20 and $24.20 per share. These computations were based on Albemarle First Bank’s stated and tangible book value per share of $6.72 as of September 30, 2005, Albemarle First Bank’s latest twelve months’ earnings per share of $0.06 as of September 30, 2005, and core deposits of $86.8 million as of September 30, 2005. Based on those assumptions and Premier Community Bankshares’ closing price of $22.44 on January 12, 2006, this analysis indicated Albemarle First Bank shareholders electing to receive or otherwise allocated Premier Community Bankshares common stock would receive stock worth $15.80 for each share of Albemarle First Bank common stock held. This amount would represent 235.0% of book value and tangible book value per share, 263.3 times latest twelve months’ earnings per share, and a Core Deposit Premium of 20.09%.

A&S also analyzed the per share transaction value as a premium to the closing price of Albemarle First Bank common stock prior to the announcement of the merger. The analyses performed indicated the per share transaction value as a premium to the closing price of Albemarle First Bank common stock on January 12, 2006 was 31.7%.

Selected Transaction Analysis

A&S reviewed certain financial data related to a set of comparable regional bank transactions announced since December 31, 2001 with deal values between $54 million and $15 million (18 transactions).

A&S compared multiples of price to various factors for the Premier Community Bankshares-Albemarle First Bank merger to the same multiples for the comparable group’s mergers at the time those mergers were announced. The results were as follows:

Comparable Transactions

	Low		High		Median		Premier Community Bankshares/Albemarle First Bank Merger
Price / Stated Book Value	135.3%		335.9%		219.5%		235.0%
Price / Tangible Book Value	135.3		335.9		219.5		235.0
Price / Latest Twelve Months’ Earnings Per Share	16.5	x	30.4	x	25.4	x	263.3	x
Core Deposit Premium	7.4		33.3		18.8		20.1
Premium to Market Price	4.1		80.5		34.3		31.7

A&S also analyzed the financial data for the period ended September 30, 2005 for Albemarle First Bank and reporting periods prior to the announcement of each transaction for each target in the Selected Transactions Analysis. The results were as follows:

Comparable Targets

	Low	High	Median	Albemarle First Bank
Equity / Assets	5.99%	12.02%	8.99%	9.55%
Non-Performing Assets / Assets	0.00	1.85	0.19	2.08
Return on Average Assets (Year-to-Date Annualized)	(0.33)	1.90	0.61	0.07
Return on Average Equity (Year-to-Date Annualized)	(3.49)	16.84	6.98	0.80
Efficiency Ratio (Latest Twelve Months)	49	99	72	86

No company or transaction used as a comparison in the above analysis is identical to Premier Community Bankshares, Albemarle First Bank or the merger. Accordingly, an analysis of these results is not purely mathematical. Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the value of the companies to which they are being compared.

Discounted Cash Flow Analysis

Using discounted dividends analysis, A&S estimated the present value of the future stream of dividends that Albemarle First Bank could produce over the next five years, under various circumstances, and assuming Albemarle First Bank performed in accordance with management’s earnings forecast for 2005 and 20.0% annual earnings growth thereafter. A&S then estimated the terminal values for Albemarle First Bank stock at the end of the period by applying multiples ranging from 18.0x to 20.0x projected earnings in year five. The dividend streams and terminal values were then discounted to present values using different discount rates (ranging from 12.0% to 15.0%) chosen to reflect different assumptions regarding the required rates of return to holders or prospective buyers of Albemarle First Bank common stock. This discounted dividend analysis indicated reference ranges of between $7.66 and $9.68 per share of Albemarle First Bank common stock. These values are well below the consideration offered by Premier Community Bankshares to Albemarle First Bank in the merger of $15.80 per share on January 12, 2006, (the date of the agreement and plan of merger).

Relative Stock Price Performance

A&S also analyzed the price performance of Premier Community Bankshares common stock from January 12, 2005 to January 12, 2006 and compared that performance to the performance of the SNL Mid Atlantic Bank Index (“Bank Index”) over the same period. This analysis indicated the following cumulative changes in price over the period:

Premier Community Bankshares	13.91%
Mid Atlantic Bank Index	1.12

Selected Peer Group Analysis

A&S compared the financial performance and market performance of Premier Community Bankshares to those of a group of comparable holding companies. The comparisons were based on:

☐	various financial measures including:

☐	earnings performance

☐	operating efficiency

☐	capital

☐	asset quality

☐	various measures of market performance including:

☐	price to book value

☐	price to earnings

☐	dividend yield

To perform this analysis, A&S used the financial information as of and for the quarter ended September 30, 2005 and market price information as of January 12, 2006. A&S included 15 publicly traded companies in the peer group from Virginia, West Virginia, Maryland, North Carolina and South Carolina. The peer groups’ total assets ranged from $842 million to $526 million in total assets. A&S has adjusted throughout its analysis the financial data to exclude certain non-recurring income and expenses and any extraordinary items.

A&S’s analysis showed the following concerning Premier Community Bankshares’ financial performance:

Selected Peer Group

	Low	High	Median	Premier Community Bankshares
Return on Average Equity (GAAP)	4.41%	22.90%	12.72%	14.08%
Return on Average Assets (GAAP)	0.43	2.01	1.03	1.06
Net Interest Margin	2.97	6.31	4.18	4.52
Efficiency Ratio	46	78	60	65
Equity / Assets	5.59	11.84	9.45	7.44
Loans / Deposits	68	106	91	100
Non-Performing Assets / Assets	0.06	1.86	0.38	0.19
Loan Loss Reserve / Non-Performing Assets	65	919	265	432
Loan Loss Reserve / Total Loans	0.81	2.56	1.28	0.96

A&S’s analysis showed the following concerning Premier Community Bankshares’ market performance:

Selected Peer Group

	Low		High		Median		Premier Community Bankshares
Price / Stated Book Value Per Share	141%		333%		175%		224%
Price / Tangible Book Value Per Share	131		747		236		224
Price / LTM Earnings Per Share	11.1	x	27.4	x	15.1	x	15.9	x
Dividend Yield	0.0%		3.6%		2.3%		1.1%

A&S also compared the financial performance of Albemarle First Bank to those of a group of comparable banks. The comparisons were based on:

☐	various financial measures including:

☐	earnings performance;

☐	operating efficiency;

☐	capital; and

☐	asset quality.

☐	various measures of market performance including:

☐	price to book value;

☐	price to earnings; and

☐	dividend yield.

To perform this analysis, A&S used the financial information as of and for the quarter ended September 30, 2005 and market price information as of January 12, 2006. The 15 companies in the peer group included publicly traded banks in Virginia, Maryland, North Carolina and South Carolina with assets between $85 million and $174 million. A&S has adjusted throughout its analysis the financial data to exclude certain non-recurring income and expenses and any extraordinary items.

A&S’s analysis showed the following concerning Albemarle First Bank’s financial performance:

Selected Peer Group

	Low	High	Median	Albemarle First Bank
Return on Average Equity (GAAP)	3.57%	15.33%	8.28%	1.54%
Return on Average Assets (GAAP)	0.24	1.53	0.88	0.15
Net Interest Margin	2.64	4.82	3.89	4.25
Efficiency Ratio	50	87	70	80
Equity / Assets	6.61	17.36	9.85	9.55
Loans / Deposits	61	104	86	91
Non-Performing Assets / Assets	0.10	2.76	0.36	2.08
Loan Loss Reserve / Non-Performing Assets	30	566	273	53
Loan Loss Reserve / Total Loans	0.95	2.09	1.30	1.44

A&S’s analysis showed the following concerning Albemarle First Bank’s market performance:

Selected Peer Group

	Low		High		Median		Albemarle First Bank
Price / Stated Book Value Per Share	106%		210%		136%		179%
Price / Tangible Book Value Per Share	66		378		241		179
Price / LTM Earnings Per Share	14.2	x	40.4	x	18.4	x	200.0	x
Dividend Yield	0.0%		2.7%		0.0%		0.0%

Contribution Analysis

A&S analyzed the relative contribution of each of Albemarle First Bank and Premier Community Bankshares to the pro forma balance sheet and income statement items of the combined entity, including assets, gross loans, deposits, equity, tangible equity, latest twelve months’ earnings and estimated 2005 earnings. This analysis excluded any purchase accounting adjustments. The pro forma ownership analysis assumed the aggregate deal value was in the form of 100% Premier Community Bankshares stock and was based on Premier Community Bankshares’ closing price of $22.44 on January 12, 2006. The results of A&S’s analysis are set forth in the following table:

Category	Premier Community Bankshares	Albemarle First Bank
Assets	84.7%	15.3%
Loans	86.0	14.0
Deposits	84.9	15.1
Equity	81.2	18.8

2005 year to date earnings (GAAP)	98.8	1.2

Market Capitalization	84.4	15.6
Estimated Pro Forma Ownership	80.5	19.5

Financial Impact Analysis

A&S performed pro forma merger analyses that combined projected income statement and balance sheet information. Assumptions regarding the accounting treatment, acquisition adjustments and cost savings were used to calculate the financial impact that the merger would have on certain projected financial results of the pro forma company. This analysis indicated that the merger is expected to be neutral to Premier Community Bankshares’ estimated 2006 GAAP earnings per share, and accretive to Premier Community Bankshares’ estimated 2007 GAAP earnings per share. This analysis was based on managements’ earnings estimates for Premier Community Bankshares and Albemarle First Bank and estimated cost savings equal to 45.0% of Albemarle First Bank’s projected non-interest expenses. Premier Community Bankshares’ and Albemarle First Bank’s 2006 and 2007 earnings projections were provided by each company’s respective management. For all of the above analyses, the actual results achieved by the combined company following the merger will vary from the projected results and the variations may be material.

Other Analyses

A&S reviewed the relative financial and market performance of Premier Community Bankshares and Albemarle First Bank to a variety of relevant industry peer groups and indices. A&S also reviewed earnings estimates, historical stock performance, stock liquidity and research coverage for Premier Community Bankshares.

The Albemarle First Bank board of directors has retained A&S as an independent contractor to act as financial adviser to Albemarle First Bank regarding the merger. As part of its investment banking business, A&S is continually engaged in the valuation of banking businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. As specialists in the securities of banking companies, A&S has experience in, and knowledge of, the valuation of banking enterprises. In the ordinary course of its business as a broker-dealer, A&S may, from time to time, purchase securities from, and sell securities to, Albemarle First Bank and Premier Community Bankshares. As a market maker in securities, A&S may from time to time have a long or short position in, and buy or sell, debt or equity securities of Albemarle First Bank and Premier Community Bankshares for A&S’s own account and for the accounts of its customers.

Albemarle First Bank and A&S have entered into an agreement relating to the services to be provided by A&S in connection with the merger. Albemarle First Bank has agreed to pay A&S at the time of closing a cash fee equal to 1.5% of the total consideration received by Albemarle First Bank shareholders in the merger. Pursuant to the A&S engagement agreement, Albemarle First Bank also agreed to reimburse A&S for reasonable out-of-pocket expenses and disbursements incurred in connection with its retention and to indemnify against certain liabilities, including liabilities under the federal securities laws. The full text of the opinion of Anderson & Strudwick, Inc., which sets forth the assumptions made, matters considered and limitations on the review undertaken, is attached as Annex B to this joint proxy statement/prospectus and is incorporated herein by reference. Albemarle First Bank’s board of directors urges the holders of Albemarle First Bank common stock to read the entire opinion.

Interests of Certain Persons in the Merger

Certain members of Albemarle First Bank’s management have interests in the merger in addition to their interests as shareholders of Albemarle First Bank. These interests are described below. In each case, the Albemarle First Bank Board of Directors was aware of these potential interests, and considered them, among other matters in approving the merger agreement, the plan of merger and the transactions contemplated thereby.

Indemnification. Premier Community Bankshares has generally agreed to indemnify each present and former director and officer of Albemarle First Bank to the same extent and on the same conditions as they were entitled to indemnification from Albemarle First Bank before the merger. Premier Community Bankshares has also agreed to provide directors’ and officers’ liability insurance for those officers and directors comparable to the coverage currently provided by Albemarle First Bank for five years after the effective date of the merger for a premium not to exceed $39,000 per year.

Management Following the Merger. As a result of the merger, Albemarle First Bank will be merged into Rockingham Heritage Bank. The former branches of Albemarle First Bank will become a division of Rockingham Heritage Bank. The executive officers and directors of Rockingham Heritage Bank will not change as a result of the merger except that Thomas M. Boyd, Jr. and two additional members, who shall be designated by Rockingham Heritage and Albemarle First Bank, shall be appointed to Rockingham Heritage Bank’s board of directors. Mr. Boyd also shall be appointed to the board of directors of Premier Community Bankshares. Mr. Boyd, the current president and chief executive officer of Albemarle First Bank, has entered into an employment agreement with Rockingham Heritage Bank to become the president and chief executive officer of its Albemarle First Bank division on the effective date of the merger. A. Preston Moore, Jr., the current Senior Vice President-Commercial Loans of Albemarle First Bank, has entered into an employment agreement with Rockingham Heritage Bank to become the executive vice president and chief lending officer of its Albemarle First Bank division on the effective date of the merger. The employment agreements with Messrs. Boyd and Moore will not become effective until the consummation of the merger; therefore, if the merger does not close each of them shall remain in his current position with Albemarle First Bank. Following the effective time of the merger, and in consultation with Mr. Boyd and the directors of Albemarle First Bank, Premier Community Bankshares will form an advisory board for the Albemarle First Bank Division of Rockingham Heritage Bank consisting of persons living and/or working in the trade area currently served by Albemarle First Bank.

Conversion of Stock Options. The merger agreement provides that each stock option granted to officers, employees and directors of Albemarle First Bank under Albemarle First Bank’s stock option plan and outstanding prior to the Effective Date will be converted into an option to purchase the number of shares of Premier Community Bankshares common stock equal to the product of the number of shares of Albemarle First Bank common stock subject to such stock option multiplied by the exchange ratio. The terms and conditions of the converted option will otherwise remain the same as the terms and conditions applicable to the stock options granted by Albemarle First Bank, except that the exercise price per share of each converted option will be equal to the exercise price of the stock options granted by Albemarle First Bank divided by the exchange ratio.

Warrants. Under the merger agreement, Albemarle First Bank has agreed to provide a notice of cancellation to holders of all of its outstanding warrants for Albemarle First Bank common stock, and thus cancel such warrants, prior to the effective time of the merger. See “– Effect of the Merger on Warrants” on page 65.

Employment and Other Agreements for Certain Executive Officers of Albemarle First Bank. Thomas M. Boyd, Jr., the president and chief executive officer of Albemarle First Bank, currently has an employment agreement with Albemarle First Bank and each of A. Preston Moore, Jr., Scott Cooke and Kenneth J. Potter are parties to change of control agreements with Albemarle First Bank.

Messrs. Boyd and Moore have each entered into new employment agreements with Albemarle First Bank which will replace their existing agreements. In the event the merger is not completed, these new employment agreements will automatically terminate and will be replaced by their prior agreements.

The new employment agreement for Mr. Boyd provides that he will be employed as the president and chief executive officer of the Albemarle First Bank “division” of Rockingham Heritage Bank after the merger. Mr. Boyd will be employed for an initial period of one year ending on the first anniversary of the effective date of the merger. The new agreement also provides that Mr. Boyd’s employment may be extended for additional one-year term at the conclusion of the initial term and again after each succeeding term unless either Mr. Boyd or Rockingham Heritage Bank elects otherwise at least 90 days before the end of applicable employment term. Mr. Boyd’s base salary will be $145,000 per year. Mr. Boyd will be eligible for stock option and/or restricted stock awards under conditions set by the board of directors of Rockingham Heritage Bank.

The new employment agreement for Mr. Moore provides that he will be the executive vice president and chief lending officer of the Albemarle First Bank division after the merger. Mr. Moore will be employed for an initial period of two years ending on the second anniversary of the effective date of the merger. The new agreement also provides that Mr. Moore’s employment may be extended for additional one-year term at the conclusion of the initial term and again after each succeeding term unless either Mr. Moore or Rockingham Heritage Bank elects otherwise at least 90 days before the end of applicable employment term. Mr. Moore’s base salary will be $115,000 per year. Mr. Moore shall receive 5,000 stock options for the purchase of Premier Community Bankshares common stock, which shall vest 25% on the effective date of the merger and 25% on each anniversary of the effective date for three years.

In addition, Messrs. Boyd and Moore will be eligible to receive bonuses based upon satisfactory achievement of personal performance objectives proportional to ranges used by Rockingham Heritage Bank for such purposes for other executives. Each officer will also receive such health, dental, personal disability, flexible spending account, life insurance and paid time off benefits as are provided to similarly situated executives. Each officer will receive his business entertainment and travel expenses that are incurred in the furtherance of Albemarle First Bank’s business.

Messrs. Boyd’s and Moore’s employment may be terminated by mutual agreement between Rockingham Heritage Bank and the officer, by Rockingham Heritage Bank with or without cause under certain circumstances, or by the officer’s death or disability. In the event of termination by mutual agreement or for cause, the terminating officer will be entitled to receive only base salary earned through the last day of active service. In the event of death or disability, the deceased officer’s beneficiary or the disabled officer will be entitled to receive only his compensation fully earned through his cessation of employment. Each employment agreement contains obligations imposed on the officer regarding confidentiality, non-disclosure, non-interference with customers and non-solicitation and non-hiring of employees. If an officer’s employment is terminated without cause, he must be given 90 days advance notice (during which time he will perform his normal duties and receive his normal pay) and he will thereafter be entitled to receive a lump sum payment consisting of an amount equal to his base salary for the remainder of the term of his employment agreement or nine months, whichever is greater, a lump sum payment of his target bonus for the year of termination and payment of his COBRA coverage for the remainder of the term of the agreement or eighteen months, whichever is less, if he is covered by Rockingham Heritage Bank’s health plan and elects COBRA coverage. Payment of such severance benefits is contingent on the terminated officer’s timely executing a separation agreement and general release.

Each of Messrs. Boyd’s and Moore’s new employment agreement also provides for him to be compensated in the event of a “change in control” if he is terminated without cause by Albemarle First Bank or any successor within six months prior to or twelve months following such a change in control or he resigns from employment following a reduction in his base salary or bonus opportunity or he is required to relocate his place of employment to a location more than 25 miles from his current place of employment. In such an event, the officer will be entitled to a lump sum severance payment in the amount of base salary and targeted bonus for the greater of the remainder of the applicable term of his employment agreement or 12 months and payment of his COBRA coverage for the remainder of the term of the agreement or 12 months, whichever is less, if he is covered by Rockingham Heritage Bank’s health plan and elects COBRA coverage. Payment of such change in control benefits is contingent on the terminated officer’s timely executing a separation agreement and general release. The merger contemplated by the merger agreement will not constitute a “change of control” under the new employment agreements or the agreements of Messrs. Boyd and Moore that were replaced by the new employment agreements. The new employment agreements also provide that all payments and benefits provided to each officer which are parachute payments for federal income tax purposes will be limited so that there are no excess parachute payments subject to excise tax imposed on the officer or loss of deductibility for Rockingham Heritage Bank and its affiliates.

Mr. Potter’s existing change of control agreement lasts through December 31, 2006 and provides for Mr. Potter’s employment as Albemarle First Bank’s chief financial officer, and Mr. Cooke’s existing change of control agreement lasts through December 31, 2006 and provides for Mr. Cooke’s employment as Albemarle First Bank’s executive vice president loan administration. Each change of control agreement provides certain employment terms as well as change in control benefits. Each change of control agreement provides for non-competition in the City of Charlottesville, Virginia, the County of Albemarle, Virginia or within 25 miles of any place Albemarle First Bank office open or opened during the term of the agreement for one year after a cessation of employment other than as contemplated after a “change in control.” Each change of control agreement contains obligations imposed on the officer regarding confidentiality and non-disclosure. Prior to a change in control, each officer may terminate his employment voluntarily upon 60 days advance written notice, Albemarle First Bank may terminate the officer’s employment without cause upon 60 days advance written notice or at any time for cause. In the event of the death of the officer, his estate will receive an additional 30 days pay. Each change of control agreement also provides that if the officer is terminated other than for cause in connection with or within twelve months after a change in control, the officer will be entitled to receive severance payments as provided in the agreement. In addition, the officer has the right to terminate within 60 days of a change in control or within twelve months following a change of control if the officer terminates within six months following his being assigned duties and responsibilities that are inconsistent with or constitute a demotion or reduction in his position, a reduction in his annual base salary below the annual amount in effect at the time of, or at any time after, the change in control, a reduction in certain other enumerated benefits, or his being transferred to a location which is unreasonably distant from his current place of work without his consent.

If any of such events occurs, each of the officers will be entitled to receive severance pay, payable in a lump sum or monthly installments as elected by the officer, in Mr. Potter’s case in an amount equal to his base salary for a period of 18 months from the date of the qualifying action or event giving rise to the payment, and in Mr. Cooke’s case in an amount equal to his base salary for a period of one year from the date of the qualifying action or event giving rise to the payment. The change of control agreements contain no provisions for the cutback or gross up of change in control benefits in the event any such benefits constitute excess parachute payments subject to excise tax imposed on the officer or loss of deductibility for Albemarle First Bank and its affiliates. The transactions contemplated by the merger agreement qualify as a “change in control” under the change of control agreements for Mr. Potter and Mr. Cooke. In the event that a qualifying action or event occurs giving rise to an obligation to pay the officers severance pay, Mr. Potter will be entitled to receive $129,750 based upon his current compensation and Mr. Cooke will be entitled to receive $104,050 based upon his current compensation. Mr. Cooke has agreed to waive this change in control payment and to continue to work following the merger until December 31, 2006.

Employee Benefit Plans. Rockingham Heritage Bank has agreed that, upon consummation of the merger, Albemarle First Bank’s continuing employees will be entitled to participate in Rockingham Heritage Bank’s employee and fringe benefit plans and programs on the same terms and conditions as the employees of Rockingham Heritage Bank. In providing such participation, Rockingham Heritage Bank will treat the service of an Albemarle First Bank employee with Albemarle First Bank as service with Rockingham Heritage Bank and provide such participation without waiting periods, exceptions for pre-existing conditions, requirement of insurability or actively at work requirement or exclusion. In addition, Albemarle First Bank’s continuing employees will receive credit under Rockingham Heritage Bank’s health plans for all deductibles, co-payments and amount paid toward out-of-pocket payments limits made by the continuing employee under Albemarle First Bank’s health plans.

Premier Community Bankshares and Albemarle First Bank have agreed to develop a mutually satisfactory retention program based on a pool in the range of $125,000 to $175,000 whereby bonuses may be paid to employees determined to be critical to the post-closing transition and integration of Albemarle First Bank with Rockingham Heritage Bank. Each employee identified for participation in this retention program will be offered a bonus (which amount may differ among employees) that would be paid to him or her in the event that he or she remains in the employ of Albemarle First Bank for an agreed upon period post-closing of the merger (which period may differ among employees). It is expected that no retention bonus will be paid in the event an employee’s employment is terminated during such period for cause or disability.

Rockingham Heritage Bank will honor Albemarle First Bank’s obligations for all accrued and unused vacation, sick leave and personal leave and any obligations under any employment, severance, consulting and other compensation agreements disclosed to it and remaining in force.

Conditions of the Merger

The respective obligations of Rockingham Heritage Bank and Albemarle First Bank to consummate the merger are subject to the satisfaction of certain mutual conditions, including the following:

•	The shareholders of Albemarle First Bank approve the merger agreement and the related plan of merger, and the transactions contemplated thereby, described in the proxy statement/prospectus at the meeting of shareholders for Albemarle First Bank;

•	All regulatory approvals required by law to consummate the transactions contemplated by the merger agreement are obtained from the Federal Reserve Board, the Virginia State Corporation Commission and the other appropriate federal and/or state regulatory agencies, and all waiting periods after such approvals required by law or regulation expire;

•	The registration statement (of which this proxy statement/prospectus is a part) registering shares of Premier Community Bankshares common stock to be issued in the merger is declared effective and not subject to a stop order or any threatened stop order; and

•	There shall be no actual or threatened litigation, investigations or proceedings challenging the validity of, or damages in connection with, the merger that would have a material adverse effect with respect to the interests of Premier Community Bankshares, Rockingham Heritage Bank or Albemarle First Bank or impose a term or condition that shall be deemed to materially adversely impact the economic or business benefits of the merger.

In addition to the mutual covenants described above, the obligation of Premier Community Bankshares to consummate the merger is subject to the satisfaction, unless waived, of the following other conditions:

•	Subject to a materiality standard set forth in the merger agreement, the representations and warranties of Albemarle First Bank made in the merger agreement are true and correct as of the date of the merger agreement and as of the effective time of the merger and Premier Community Bankshares receives a certificate of the chief executive officer of Albemarle First Bank to that effect;

•	Albemarle First Bank performs in all material respects all obligations required to be performed under the merger agreement prior to the effective time of the merger and delivers to Premier Community Bankshares a certificate of its chief executive officer to that effect;

•	Troutman Sanders LLP, counsel to Albemarle First Bank, delivers to Premier Community Bankshares an opinion, dated as of the effective time of the merger, acceptable to Premier Community Bankshares;

•	Albemarle First Bank shall have obtained those consents required in order to permit the succession by Rockingham Heritage Bank, as the surviving company, to any obligations, rights or interests of Albemarle First Bank under any loan, lease, license, or other agreement;

•	Premier Community Bankshares shall not be required to issue more than 989,600 shares of Premier Community Bankshares common stock in connection with the merger; provided, however, that Premier shall, if necessary to reduce the number of shares of Premier Community Bankshares common stock issuable in the merger to 989,600, increase the cash consideration paid to holders of shares of Albemarle First Bank common stock to the maximum cash consideration payable under the terms of the merger agreement; and

•	Neither Albemarle First Bank nor any of its directors or officers shall have received notice from a regulatory authority before the effective date of the merger that a claim has been brought, or threatened, by such regulatory authority against either Albemarle First Bank or any of its directors or officers, which Premier reasonably determines will result in expenses in excess of $250,000 to Rockingham Heritage Bank or Premier Community Bankshares.

In addition to the mutual covenants described above, Albemarle First Bank’s obligation to complete the merger is subject to the satisfaction, unless waived, of the following other conditions:

•	Subject to a materiality standard set forth in the merger agreement, the representations and warranties of Rockingham Heritage Bank and Premier Community Bankshares made in the merger agreement are true and correct as of the date of the merger agreement and as of the effective time of the merger and Albemarle First Bank receives a certificate of the chief executive officers of Rockingham Heritage Bank and Premier Community Bankshares to that effect;

•	Premier Community Bankshares performs in all material respects all obligations required to be performed under the merger agreement prior to the effective time of the merger and delivers to Albemarle First Bank a certificate of its chief executive officer and president to that effect;

•	Albemarle First Bank shall have received an opinion of Williams Mullen, counsel to Premier Community Bankshares, stating that, among other things, as of the effective time of the merger, the merger constitutes a “reorganization” under Section 368 of the Internal Revenue Code and that no gain or loss will be recognized by the shareholders of Albemarle First Bank to the extent that they receive Premier Community Bankshares common stock in exchange for their Albemarle First Bank common stock in the merger; and

•	The Board of Directors of Albemarle First Bank shall have received an opinion from Anderson & Strudwick dated prior to the mailing of this proxy statement/prospectus to shareholders of Albemarle First Bank stating that the merger is fair, from a financial point of view, to the shareholders of Albemarle First Bank.

Representations and Warranties

The merger agreement contains representations and warranties by Premier Community Bankshares, Rockingham Heritage Bank and Albemarle First Bank. These include, among other things, representations and warranties by Premier Community Bankshares (jointly with Rockingham Heritage Bank) and Albemarle First Bank to each other as to:

•	organization and good standing of each entity and its subsidiaries;

•	each entity’s capital structure;

•	each entity’s authority relative to the execution and delivery of, and performance of its obligations under, the merger agreement;

•	absence of material adverse changes since September 30, 2005;

•	sufficiency of the allowance for loan losses;

•	agreements with regulatory agencies;

•	absence of actions that would keep the merger from qualifying as a reorganization under the Internal Revenue Code;

•	consents and approvals required;

•	regulatory matters;

•	accuracy of documents, including financial statements and other reports, filed by each company with the applicable regulatory authorities including the Federal Reserve Board, FDIC, state regulatory agencies, self-regulatory organizations and the SEC;

•	absence of defaults under contracts and agreements;

•	absence of environmental problems;

•	absence of conflicts between each entity’s obligations under the merger agreement and its charter documents and contracts to which it is a party or by which it is bound;

•	litigation and related matters;

•	taxes and tax regulatory matters;

•	compliance with the Sarbanes-Oxley Act and accounting controls; and

•	absence of brokerage commissioners, except as disclosed for financial advisors.

Albemarle First Bank made additional representations and warranties to Premier Community Bankshares and Rockingham Heritage Bank as to:

•	loans, commitments and contracts;

•	absence of undisclosed liabilities;

•	real and personal property;

•	absence of trust powers;

•	insurance matters;

•	compliance with laws;

•	material contracts;

•	labor matters;

•	the absence of antitakeover laws;

•	environmental matters;

•	the existence of certain material interests of certain persons;

•	employee benefit plans and related matters; and

•	interest rate management instruments.

Termination of the Merger Agreement

The merger agreement may be terminated at any time prior to the effective date of the merger, whether before or after approval by Albemarle First Bank’s shareholders, by mutual consent of Premier Community Bankshares’, Rockingham Heritage Bank’s and Albemarle First Bank’s board of directors.

Premier Community Bankshares’, Rockingham Heritage Bank’s or Albemarle First Bank’s board of directors may unilaterally terminate the merger agreement:

•	at any time after July 31, 2006, if the merger has not been consummated by such date (except to the extent that the failure of the merger then to be consummated arises out of or results from the intentional act or inaction of the party seeking to terminate);

•	if any governmental authority whose approval is required for consummation of the merger issues a final non-appealable denial of such approval;

•	if the shareholders of Albemarle First Bank fail to approve the merger as required under Virginia law; or

•	in the event of a material breach (not waived or cured within 30 days after written notice) of any representation, warranty, covenant or agreement contained in the merger agreement by the non-breaching party.

Premier Community Bankshares may also terminate the merger agreement if:

•	Albemarle First Bank fails to make the recommendation to its shareholders to approve the merger and the transactions contemplated thereby as required by the merger agreement, withdraws such recommendation or modifies or changes such recommendation in a manner adverse in any respect to the interests of Premier Community Bankshares;

•	Albemarle First Bank receives an acquisition proposal and does not confirm in writing, within 14 days after receipt of such proposal, to Premier Community Bankshares that at least 80% of the members of the board of directors of Albemarle First Bank supports the merger with Premier Community Bankshares and will vote their shares in favor of such merger and recommends it to the shareholders of Albemarle First Bank;

•	the board of directors of Albemarle First Bank has entered into a definitive merger agreement to be acquired by another party who makes an unsolicited acquisition proposal; or

•	the average closing price of Premier Community Bankshares common stock is greater than $26.20, but Premier Community Bankshares will be obligated to pay up to $200,000 of the out-of-pocket costs Albemarle First Bank incurred in connection with the merger.

Albemarle First Bank may also terminate the merger agreement if the average closing price of Premier Community Bankshares common stock is less than $16.20, but Albemarle First Bank will be obligated to pay up to $200,000 of the out-of-pocket costs Premier Community Bankshares incurred in connection with the merger.

Effect of Termination; Termination Fee

If the merger agreement is terminated, it becomes void and there will be no liability on the part of any party or their respective officers and directors, except that:

•	confidentiality obligations survive termination; and

•	in the case of termination in accordance with the merger agreement on account of a willful breach of any of the representations and warranties in the merger agreement or a breach of any of the covenants or agreements in the merger agreement, the non-breaching party will be entitled to receive appropriate damages from the breaching party as described in the merger agreement.

Albemarle First Bank has agreed to pay a termination fee to Premier Community Bankshares equal to $1,250,000 if:

•	If Albemarle First Bank receives a takeover proposal and does not confirm in writing, within 14 days after receipt of such takeover proposal, to Premier Community Bankshares that it will not further consider or pursue such takeover proposal and that at least 80% of the members of the board of directors of Albemarle First Bank supports the merger, will vote their shares in favor of the merger and will recommend to the shareholders of Albemarle First Bank that they approve the merger if the Albemarle First Bank board of directors submits to the Albemarle First Bank shareholders a vote or recommends a transaction with such third party; or

•	If Albemarle First Bank enters into a definitive merger agreement to be acquired by another person who makes an unsolicited takeover proposal to acquire Albemarle First Bank; or

•	Albemarle First Bank solicited or encouraged any offer or proposal from a third party to acquire Albemarle First Bank or initiated discussions or negotiations with a third party for such a transaction or Albemarle First Bank receives an inquiry or unsolicited proposal from a third party and accepts such proposal and the board of directors for Albemarle First Bank submits such proposal for a vote to the Albemarle First Bank shareholders or recommends to such shareholders the transaction with such third party.

In addition, Premier Community Bankshares shall reimburse Albemarle First Bank for its reasonable out-of-pocket costs incurred after December 7, 2005 that are directly related to the proposed merger if Premier Community Bankshares or Rockingham Heritage Bank abandons the merger for any reason other than the discovery of information that reasonably causes Premier Community Bankshares to determine that the expected financial benefits of the merger would be materially and adversely affected.

Waiver and Amendment

Prior to the effective time of the merger, any provision of the merger agreement may be waived by the party benefiting by the provision or amended or modified by an agreement in writing between the parties, except that, after the special meeting, the merger agreement may not be amended if it would violate the Virginia Banking Act or reduce the consideration to be received by Albemarle First Bank’s shareholders in the merger.

Indemnification; Directors’ and Officers’ Insurance

Premier Community Bankshares has agreed to indemnify the directors and officers of Albemarle First Bank after the merger and to obtain directors’ or officers’ liability insurance for the directors and officers of Albemarle First Bank as described under “– Interests of Certain Persons in the Merger – Indemnification” beginning on page 52.

Acquisition Proposals

Albemarle First Bank has agreed that it will not, and that it will cause its officers, directors, agents, advisors, and affiliates not to, solicit, encourage, initiate or facilitate the submission of a third party’s (other than Premier Community Bankshares’) proposal to acquire the stock or assets of Albemarle First Bank or other business combination transactions with Albemarle First Bank, unless the Albemarle First Bank board of directors concludes in good faith, after consultation with and consideration of the advice of outside counsel, that the failure enter into such discussions or negotiations or resolving to accept such acquisition proposal, would constitute a breach of its fiduciary duties to shareholders under applicable law. If the board of directors of Albemarle First Bank is obligated by its fiduciary duties to accept a third party proposal that it believes is superior to Premier Community Bankshares’ offer set forth in the merger agreement, Albemarle First Bank is obligated to pay to Premier Community Bankshares the termination fee equal to $1.25 million. See “– Effect of Termination; Termination Fee” beginning on page 59.

Closing Date; Effective Time

The merger will be consummated and become effective upon the issuance of a certificate of merger by the Virginia State Corporation Commission (or on such other date as may be specified in the articles of merger to be filed with the Virginia State Corporation Commission). Unless otherwise agreed to by Premier Community Bankshares, Rockingham Heritage Bank and Albemarle First Bank, the closing of the merger will take place on the later to occur of (i) the effective date (including expiration of any applicable waiting period) of the last required consent of any regulatory authority and (ii) the date on which the shareholders of Albemarle First Bank approve the merger.

Regulatory Approvals

The merger and the other transactions contemplated by the merger agreement require the approval of the Federal Reserve Board and the Virginia State Corporation Commission. As a bank holding company, Premier Community Bankshares is subject to regulation under the Bank Holding Company Act of 1956. Rockingham Heritage Bank and Albemarle First Bank are Virginia banking corporations and are member banks of the Federal Reserve System, and are subject to the Virginia Banking Act. Premier Community Bankshares, Rockingham Heritage Bank and Albemarle First Bank have filed all required applications seeking approval of the merger with the Federal Reserve and the Virginia State Corporation Commission.

Under the Bank Holding Company Act, the Federal Reserve Board is required to examine the financial and managerial resources and future prospects of the combined organization and analyze the capital structure and soundness of the resulting entity. The Federal Reserve Board has the authority to deny an application if it concludes that the combined organization would have inadequate capital. In addition, the Federal Reserve Board can withhold approval of the merger if, among other things, it determines that the effect of the merger would be to substantially lessen competition in the relevant market. Further, the Federal Reserve must consider whether the combined organization meets the requirements of the Community Reinvestment Act of 1977 by assessing the involved entities’ records of meeting the credit needs of the local communities in which they operate, consistent with the safe and sound operation of such institutions. The Virginia State Corporation Commission will review the merger under similar standards.

Albemarle First Bank is subject to a Memorandum of Understanding (MOU), dated February 11, 2002, with the Federal Reserve and the Virginia Bureau of Financial Institutions. The MOU relates to a number of weaknesses identified by the Federal Reserve in its examination of Albemarle First Bank in 2001 and requires Albemarle First Bank to take certain actions and make other improvements to correct the deficiencies noted in the examination. Premier Community Bankshares and Albemarle First Bank have had preliminary informal discussions with staff of the Federal Reserve Board and the Virginia Bureau of Financial Institutions with respect to the MOU and have been informally advised that the MOU will be removed by the regulators if the merger receives their approval.

The merger cannot be consummated prior to receipt of all required approvals. There can be no assurance that required regulatory approvals for the merger will be obtained, and, if the merger is approved, as to the date of such approvals or whether the approvals will contain any unacceptable conditions. There can likewise be no assurance that the United States Department of Justice will not challenge the merger during the waiting period set aside for such challenges after receipt of approval from the Federal Reserve Board.

Premier Community Bankshares, Rockingham Heritage Bank and Albemarle First Bank are not aware of any governmental approvals or actions that may be required for consummation of the merger other than as described above. Should any other approval or action be required, it is presently contemplated that such approval or action would be sought. There can be no assurance that any necessary regulatory approvals or actions will be timely received or taken, that no action will be brought challenging such approval or action or, if such a challenge is brought, as to the result thereof, or that any such approval or action will not be conditioned in a manner that would cause the parties to abandon the merger.

Conduct of Business Pending the Merger

Albemarle First Bank agreed in the merger agreement not to take certain actions until the merger became effective, without the written consent of Premier Community Bankshares. Albemarle First Bank agreed not to:

•	fail to (i) conduct its business in the usual, regular and ordinary course consistent with past practice and prudent banking principles, (ii) use its reasonable best efforts to maintain and preserve intact for itself, Rockingham Heritage Bank and Premier Community Bankshares its business organization, employees, goodwill with customers and advantageous business relationships and retain the services of its officers and key employees (except to the extent that the pending merger encourages officers or employees to leave), (iii) renew its executive and organization liability insurance policy or, if such policy cannot be renewed, exercise its option to extend coverage under such policy for claims made after the end of the policy period, and (iv) except as required by law or regulation, take no action which would adversely affect or materially delay the ability of Albemarle First Bank, Rockingham Heritage Bank or Premier to obtain any consent from any regulatory authority or other approvals required for the consummation of the merger;

•	amend the articles of incorporation or bylaws of Albemarle First Bank (or similar governing documents);

•	other than pursuant to rights, options and warrants previously disclosed to Premier Community Bankshares, (i) issue, sell or otherwise permit to become outstanding, or authorize the creation of, any additional shares of Albemarle First Bank common stock or any rights, options or warrants to acquire the same, (ii) enter into any agreement with respect to the foregoing, or (iii) permit any additional shares of Albemarle First Bank common stock to become subject to new grants of employee or director stock options, other rights or similar stock-based employee rights;

•	incur any indebtedness for borrowed money other than in the ordinary course of business consistent with past practice;

•	make any capital expenditures in excess of $10,000 individually and $50,000 in the aggregate;

•	convey or otherwise dispose of any real property (including “other real estate owned”) or interest therein, except for the sale of the Albemarle First Bank operations center in Keswick, Virginia as long as the sale is at fair market value as reasonably determined by Albemarle First Bank;

•	enter into or amend or renew any employment, consulting, severance or similar agreements or arrangements with any director, officer or employee of Albemarle First Bank, or grant any salary or wage increase or increase any employee benefit (including incentive or bonus payments), except (i) for normal individual increases in compensation to employees in the ordinary course of business consistent with past practice, (ii) for other changes that are required by applicable law, (iii) to satisfy previously disclosed contractual obligations existing as of the date of the merger agreement, or (iv) for grants of awards to newly hired employees consistent with past practice;

•	except in the ordinary course of business consistent with past practice, enter into or terminate any material contract, agreement or arrangement or amend or modify in any material respect any of its existing material contracts, agreements or arrangements;

•	acquire the assets or equity securities of any entity or acquire direct or indirect control of any entity, other than in connection with (A) any internal reorganization or consolidation involving existing Albemarle First Bank business units which has been approved in advance in writing by Premier Community Bankshares or (B) foreclosures in the ordinary course of business;

•	increase or decrease the rate of interest paid on time deposits or on certificates of deposit, except in a manner and pursuant to policies consistent with Albemarle First Bank’s past practices;

•	purchase or otherwise acquire any investment securities for Albemarle First Bank’s own account having an average remaining life to maturity greater than one year, or any asset-backed security, other than those issued or guaranteed by the Government National Mortgage Association, the Federal National Mortgage Association or Home Loan Mortgage Corporation, or any derivative contract; or

•	commence any cause of action or proceeding other than in accordance with past practice or settle any action, claim, arbitration, complaint, criminal prosecution, demand letter, governmental or other examination or investigation, hearing, inquiry or other proceeding against Albemarle First Bank for material money damages or restrictions upon any of their operations.

Accounting Treatment

The merger will be accounted for under the “purchase” method of accounting. Under the purchase method of accounting, the assets and liabilities of Albemarle First Bank, as of the completion of the merger, will be recorded at their fair values and the excess of purchase price over the fair value of net assets will be allocated to goodwill. Financial statements of Premier Community Bankshares issued after the consummation of the merger will reflect such values and will not be restated retroactively to reflect the historical position or results of operations of Albemarle First Bank. The operating results of Albemarle First Bank will be reflected in Premier Community Bankshares’ consolidated financial statements from and after the date the merger is consummated. The unaudited pro forma combined consolidated financial statements contained in this proxy statement/prospectus have been prepared using the purchase method of accounting to account for the merger.

Management and Operations after the Merger

Board of Directors. Thomas M. Boyd, Jr., a member of the Albemarle First Bank board of directors, will be added to the board of directors of Rockingham Heritage Bank and Premier Community Bankshares immediately after the effective time of the merger. In addition, two additional members of the Albemarle First Bank board will be appointed to the Rockingham Heritage Bank board of directors as designated by Rockingham Heritage Bank and Albemarle First Bank. See “– Interests of Certain Persons in the Merger – Management Following the Merger” beginning on page 64.

Management. Mr. Boyd, the current president and chief executive officer of Albemarle First Bank, has entered into an employment agreement with Rockingham Heritage Bank to become the president and chief executive officer of its Albemarle First Bank division on the effective date of the merger. A. Preston Moore, Jr., the current Senior Vice President-Commercial Loans of Albemarle First Bank, has entered into an employment agreement with Rockingham Heritage Bank to become the executive vice president and chief lending officer of its Albemarle First Bank division on the effective date of the merger. Following the effective time of the merger, and in consultation with Mr. Boyd and the directors of Albemarle First Bank, Premier Community Bankshares will form an advisory board for the Albemarle First Bank Division of Rockingham Heritage Bank consisting of persons living and/or working in the trade area currently served by Albemarle First Bank. See “– Interests of Certain Person in the Merger – Management Following the Merger” beginning on page 64.

Articles of Incorporation and Bylaws. The articles of incorporation and bylaws of Rockingham Heritage Bank will be the same as the articles of incorporation and bylaws of the surviving entity.

Resales of Premier Community Bankshares Common Stock

The shares of Premier Community Bankshares common stock to be issued to shareholders of Albemarle First Bank under the merger agreement have been registered under the Securities Act of 1933 and may be freely traded without restriction by holders who will not be affiliates of Premier Community Bankshares after the merger and who were not affiliates of Albemarle First Bank on the date of the special meeting.

All directors and executive officers of Albemarle First Bank are considered affiliates of Albemarle First Bank for this purpose. They may resell shares of Premier Community Bankshares common stock received in the merger only if the shares are registered for resale under the Securities Act or an exemption is available. They may resell under the safe harbor provisions of Rule 145 under the Securities Act or as otherwise permitted under the Securities Act. Each Albemarle First Bank director and each other person deemed to be an affiliate will enter into an agreement with Premier Community Bankshares providing that the person will not transfer any shares of Premier Community Bankshares common stock received in the merger, except in compliance with the Securities Act. We encourage any such person to obtain advice of securities counsel before reselling any Premier Community Bankshares common stock.

Effect of the Merger on Warrants

Under the merger agreement, Albemarle First Bank has agreed to provide a notice of cancellation to holders of all of its outstanding warrants for Albemarle First Bank common stock, and thus cancel such warrants, prior to the effective time of the merger.

As of January 12, 2006, Albemarle First Bank had outstanding warrants to acquire 97,658 shares of common stock of Albemarle First Bank common stock. Each warrant evidences the right to purchase one share of Albemarle First Bank common stock at the exercise price of $10.50. The warrants were issued pursuant to the terms of a warrant agreement dated as of October 26, 2001 and trade separately from the shares of Albemarle First Bank common stock. Except as otherwise provided in the warrant agreement, the warrants expire if not exercised prior to October 26, 2006.

The warrant agreement provides that Albemarle First Bank may cancel its outstanding warrants if, for 20 or more trading days within any period of 30 consecutive trading days, including the last trading day of the period, the closing bid price of Albemarle First Bank’s common stock exceeds $12.075 per share. The closing bid price, as defined in the warrant agreement, has exceeded $12.075 per share for the time period required. The warrant agreement further provides that Albemarle First Bank may fix a date of cancellation of the warrants, after which no warrant may be exercised, and may give written notice of such date of cancellation to each holder of a warrant not less than 30 days prior to the date of cancellation.

The merger agreement requires that Albemarle First Bank send the notice permitted by the warrant agreement described above contemporaneously with the mailing of the proxy material to Albemarle First Bank’s shareholders. Each warrant holder also will receive a copy of this proxy statement/prospectus. Holders of warrants who exercise their warrants as described above and receive shares of Albemarle First Bank upon such exercise will be treated the same way in the merger as other shareholders of Albemarle First Bank common stock and will be entitled to elect to receive shares of Premier Community Bankshares common stock and/or cash for their shares of Albemarle First Bank common stock received by them upon exercise of their warrants. The registration statement (of which this proxy statement/prospectus forms a part) registers the shares of Premier Community Bankshares common stock to be issued to former warrant holders in the merger. Holders of warrants who do not exercise their warrants within the time period set out in the notice will not receive either shares of Albemarle First Bank common stock or shares of Premier Community Bankshares common stock and/or cash in the merger with Premier Community Bankshares, and their warrants will be cancelled as provided in the warrant agreement.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

General

The following summary sets forth the material U.S. federal income tax consequences of the merger to the holders of Albemarle First Bank common stock who exchange such stock for (1) shares of Premier Community Bankshares common stock, (2) cash, or (3) a combination of the cash and Premier Community Bankshares common stock. The tax consequences under state, local and foreign laws are not addressed in this summary. The following summary is based upon the Internal Revenue Code of 1986, as amended, Treasury regulations, administrative rulings and court decisions in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. Such a change could affect the continuing validity of this summary. No assurance can be given that the Internal Revenue Service would not assert, or that a court would not sustain, a position contrary to any of the tax consequences set forth below.

The following summary addresses only shareholders who are citizens or residents of the United States who hold their Albemarle First Bank common stock as a capital asset. It does not address all the tax consequences that may be relevant to particular shareholders in light of their individual circumstances or to shareholders that are subject to special rules, including, without limitation: financial institutions; tax-exempt organizations; S corporations, partnerships or other pass-through entities (or an investor in an S corporation, partnership or other pass-through entities); insurance companies; mutual funds; dealers in stocks or securities, or foreign currencies; foreign holders; a trader in securities who elects the mark-to-market method of accounting for the securities; persons that hold shares as a hedge against currency risk, a straddle or a constructive sale or conversion transaction; holders who acquired their shares pursuant to the exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan; holders of Albemarle First Bank stock options, stock warrants or debt instruments; and holders subject to the alternative minimum tax.

The Merger

No ruling has been, or will be, sought from the Internal Revenue Service as to the U.S. federal income tax consequences of the merger. Consummation of the merger is conditioned upon Premier Community Bankshares receiving an opinion from Williams Mullen and Albemarle First Bank receiving an opinion from Troutman Sanders LLP to the effect that, based upon facts, representations and assumptions set forth in such opinions, the merger constitutes a reorganization within the meaning of Section 368 of the Internal Revenue Code. The issuance of the opinions is conditioned on, among other things, such tax counsel’s receipt of representation letters from each of Albemarle First Bank, Premier Community Bankshares and Rockingham Heritage Bank, in each case in form and substance reasonably satisfactory to such counsel. Opinions of counsel are not binding on the Internal Revenue Service.

Based upon the above assumptions and qualifications, for U.S. federal income tax purposes the merger will constitute a reorganization within the meaning of Section 368 of the Internal Revenue Code. Each of Albemarle First Bank, Premier Community Bankshares and Rockingham Heritage Bank will be a party to the merger within the meaning of Section 368(b) of the Internal Revenue Code, and none of Albemarle First Bank, Premier Community Bankshares and Rockingham Heritage Bank will recognize any gain or loss as a result of the merger.

Consequences to Shareholders

Exchange of Albemarle First Bank Common Stock Solely for Premier Community Bankshares Common Stock. A holder of Albemarle First Bank common stock who exchanges all of his or her Albemarle First Bank common stock solely for Premier Community Bankshares common stock will not recognize income, gain or loss for U.S. federal income tax purposes, except, as discussed below, with respect to cash received in lieu of fractional shares of Premier Community Bankshares common stock.

Cash in Lieu of Fractional Shares. Holders of Albemarle First Bank common stock who receive cash in lieu of fractional shares of Premier Community Bankshares common stock in the merger generally will be treated as if the fractional shares of Premier Community Bankshares common stock had been distributed to them as part of the merger, and then redeemed by Premier Community Bankshares in exchange for the cash actually distributed in lieu of the fractional shares, with the redemption generally qualifying as an “exchange” under Section 302 of the Internal Revenue Code, as described below. Consequently, those holders generally will recognize capital gain or loss with respect to the cash payments they receive in lieu of fractional shares measured by the difference between the amount of cash received and the tax basis allocated to the fractional shares.

Exchange of Albemarle First Bank Common Stock Solely for Cash. A holder of Albemarle First Bank common stock who exchanges his or her Albemarle First Bank common stock actually owned solely for cash, while any Albemarle First Bank common stock constructively owned by that holder under Section 318 of the Internal Revenue Code, as described below, is also exchanged solely for cash, will recognize capital gain or loss measured by the difference between the holder’s adjusted basis for the Albemarle First Bank common stock exchanged and the cash received.

A holder of Albemarle First Bank common stock who exchanges his or her Albemarle First Bank common stock actually owned solely for cash, while any Albemarle First Bank common stock constructively owned by that holder under Section 318 of the Internal Revenue Code, as described below, is exchanged in full or part for common stock of Premier Community Bankshares, will be treated as if that Albemarle First Bank common stock exchanged for cash was redeemed by Premier Community Bankshares in return for such cash.

Exchange of Albemarle First Bank Common Stock for Premier Community Bankshares Common Stock and Cash. A holder of Albemarle First Bank common stock who exchanges his or her Albemarle First Bank common stock actually owned for a combination of cash and common stock of Premier Community Bankshares will recognize income or gain in an amount equal to the lesser of (a) the amount of cash received, or (b) the gain realized on the exchange. The gain realized on the exchange will equal the fair market value of Premier Community Bankshares common stock received plus the amount of cash received, less the holder’s adjusted tax basis in the shares of Albemarle First Bank common stock exchanged by the holder. No loss may be recognized by a holder of Albemarle First Bank common stock from the combined distribution of cash and Premier Community Bankshares common stock or the stock distribution.

Possible Treatment of Cash as a Dividend. Whether the cash received by a holder of Albemarle First Bank common stock, in those situations described in the immediately preceding two paragraphs, will be treated as capital gain or as ordinary dividend income is determined under the principles of Section 302 of the Internal Revenue Code. In applying these principles, the holder is treated as if shares of Premier Community Bankshares having a fair market value equal to the cash paid to the holder had been distributed by Premier Community Bankshares to the holder with such shares of Premier Community Bankshares common stock then being redeemed by Premier Community Bankshares in return for the cash. If this hypothetical redemption constitutes an “exchange” under Section 302 of the

Internal Revenue Code, taking into account the holder’s actual and constructive ownership of Albemarle First Bank common stock under Section 318 of the Internal Revenue Code, the holder of Albemarle First Bank common stock who receives cash will recognize capital gain measured by the difference between that holder’s adjusted basis for the Albemarle First Bank common stock exchanged and the cash received. If the hypothetical redemption does not qualify as an “exchange” under Section 302 of the Internal Revenue Code, the cash received by the holder will be treated as ordinary dividend income, generally to the extent of the holder’s ratable share of accumulated earnings and profits. To the extent the cash distribution exceeds the holder’s ratable share of accumulated earnings and profits, the amount received will be applied against and reduce the holder’s adjusted basis in his or her stock and any excess will be treated as gain from the sale or exchange of the stock.

In general, whether this hypothetical redemption constitutes an “exchange” under Section 302 of the Internal Revenue Code will depend upon whether and to what extent the hypothetical redemption reduces the holder’s percentage stock ownership in Premier Community Bankshares. The hypothetical redemption will be treated as an “exchange” if, under the principles of Section 302 of the Internal Revenue Code, the hypothetical redemption is (a) ”substantially disproportionate,” (b) ”not essentially equivalent to a dividend” or (c) results in a “complete termination” of the holder’s interest in Premier Community Bankshares common stock.

In general, the determination of whether the hypothetical redemption will be “substantially disproportionate” will require a comparison of (x) the percentage of the outstanding voting stock of Premier Community Bankshares that the holder of Albemarle First Bank common stock is deemed to actually and constructively own immediately before the hypothetical redemption by Premier Community Bankshares and (y) the percentage of the outstanding voting stock of Premier Community Bankshares actually and constructively owned by the holder immediately after the hypothetical redemption by Premier Community Bankshares. Generally, the hypothetical redemption will be “substantially disproportionate” to a holder of Albemarle First Bank common stock if the percentage described in (y) above is less than 80% of the percentage described in (x) above.

Whether the hypothetical redemption is “not essentially equivalent to a dividend” with respect to the holder will depend on the holder’s particular circumstances. In order for the hypothetical redemption to be “not essentially equivalent to a dividend,” the hypothetical redemption must result in a “meaningful reduction” in the holder’s percentage stock ownership of the merged company’s common stock. The Internal Revenue Service has ruled that a minority shareholder in a publicly traded corporation whose relative stock interest is minimal and who exercises no control with respect to corporate affairs is considered to have a “meaningful reduction” generally if such shareholder has some reduction in such shareholder’s percentage stock ownership. Holders should consult their tax advisors as to the applicability of the ruling to their own individual circumstances.

The hypothetical redemption will result in a “complete termination” of the holder’s interest in Premier Community Bankshares common stock if either (i) all of the shares actually and constructively owned by the shareholder are exchanged for cash pursuant to the merger or (ii) all of the shares actually owned by the holder are exchanged pursuant to the merger and the holder is eligible to waive, and effectively waives, the attribution of shares constructively owned by the holder in accordance with the procedures described in Section 302(c)(2) of the Internal Revenue Code. Only family attribution, as referred to below, may be waived under Section 302(c)(2) of the Internal Revenue Code.

Taxation of Capital Gain. Any capital gain recognized by any holder of Albemarle First Bank common stock under the above discussion will be long-term capital gain if the holder has held the Albemarle First Bank common stock for more than twelve months at the time of the exchange. In the case of a non-corporate holder, that long-term capital gain may be subject to a maximum federal income tax of 15%. The deductibility of capital losses by shareholders may be limited.

Basis in Premier Community Bankshares Common Stock. Each holder’s aggregate tax basis in Premier Community Bankshares common stock received in the merger will be the same as the holder’s aggregate tax basis in the Albemarle First Bank common stock exchanged, decreased by the amount of any cash received in the merger and by the amount of any tax basis allocable to any fractional share interest for which cash is received and increased by any gain recognized in the exchange. The holding period of Premier Community Bankshares common stock received by a holder in the merger will include the holding period of the Albemarle First Bank common stock exchanged in the merger to the extent the Albemarle First Bank common stock exchanged is held as a capital asset at the time of the merger.

Constructive Ownership. In applying the constructive ownership provisions of Section 318 of the Internal Revenue Code, a holder of Albemarle First Bank common stock may be deemed to own stock that is owned directly or indirectly by other persons, such as certain family members and entities such as trusts, corporations, partnerships or other entities in which the holder has an interest. Since the constructive ownership provisions are complex, holders should consult their tax advisors as to the applicability of these provisions.

Backup Withholding and Reporting Requirements

Holders of Albemarle First Bank common stock, other than certain exempt recipients, may be subject to backup withholding at a rate of 28% with respect to any cash payment received in the merger. However, backup withholding will not apply to any holder who either (a) furnishes a correct taxpayer identification number and certifies that he or she is not subject to backup withholding by completing the substitute Form W-9 that will be included as part of the election form and the transmittal letter, or (b) otherwise proves to Premier Community Bankshares and its exchange agent that the holder is exempt from backup withholding.

Shareholders will also be required to file certain information with their federal income tax returns and to retain certain records with regard to the merger.

The discussion of U.S. federal income tax consequences set forth above is for general information only and does not purport to be a complete analysis or listing of all potential tax effects that may apply to a holder of Albemarle First Bank common stock. We strongly encourage shareholders of Albemarle First Bank to consult their tax advisors to determine the particular tax consequences to them of the merger, including the application and effect of federal, state, local, foreign and other tax laws.

INFORMATION ABOUT PREMIER COMMUNITY

BANKSHARES AND ALBEMARLE FIRST BANK

Premier Community Bankshares

Premier Community Bankshares is a bank holding company organized under the laws of the Commonwealth of Virginia and is registered under the federal Bank Holding Company Act. It has three banking subsidiaries – The Marathon Bank, which has nine offices in Virginia, Rockingham Heritage Bank, which has eight offices in Virginia, and Premier Bank, Inc., which has two offices in West Virginia – through which all of its business is conducted. The subsidiary banks operate autonomously, with separate local identities, management teams and decision-making processes, and without strict operating control from the holding company. Each bank has full responsibility for day-to-day operations, with minimal support from the holding company level. As a result, each bank can tailor its services and products to the needs of its community.

Premier Community Bankshares is engaged in the business of offering banking services to the general public. Through its subsidiaries, Premier Community Bankshares offers checking accounts, savings and time deposits, and commercial, real estate, personal, home improvement, automobile and other installment and term loans. It also offers financial services, travelers’ checks, safe deposit boxes, collection, notary public and other customary bank services (with the exception of trust services) to its customers. The three principal types of loans that the banks make are commercial and industrial loans, real estate loans and loans to individuals for household, family and other consumer expenditures.

As of December 31, 2005, Premier Community Bankshares reported, on a consolidated basis, total assets of $674.4 million, net loans of $573.4 million, deposits of $562.9 million and shareholders’ equity of $50.3 million.

The principal executive offices of Premier Community Bankshares are located at 4095 Valley Pike, Winchester, Virginia 22602, telephone number (540) 869-6600.

This proxy statement/prospectus incorporated by reference Premier Community Bankshares’ annual report on Form 10-K for the year ended December 31, 2005 with Premier Community Bankshares’ proxy statement incorporated by reference therein, portions of which are specifically incorporated by reference in this proxy statement/prospectus as described under “Where You Can Find More Information” on page 85.

Albemarle First Bank

Albemarle First Bank is a state commercial bank organized under the laws of the Commonwealth of Virginia and is a member bank under the Federal Reserve System. Albemarle First Bank’s services include commercial, real estate and installment loans and checking, savings and time deposit accounts.

As of December 31, 2005, Albemarle First Bank reported, on a consolidated basis, total assets of $116.6 million, net loans of $87.1 million, deposits of $99.0 million and shareholders’ equity of $12.1 million.

The principal executive offices of Albemarle First Bank are located at Route 29 North, 1265 Seminole Trail, Charlottesville, Virginia 22901, telephone number (434) 973-1664.

This proxy statement/prospectus includes, as Annex C, Albemarle First Bank’s annual report on Form 10-KSB for the year ended December 31, 2005, portions of which are specifically incorporated by reference in this proxy statement/prospectus as described “Where You Can Find More Information” on page 85.

SECURITIES OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of February 9, 2006, the beneficial ownership of those persons known to Albemarle First Bank to be the beneficial owners of more than 5% of Albemarle First Bank common stock.

	Amount and Nature of Beneficial Ownership (1)(2)
Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percent of Class
Washburne Capital Management, LLC	132,602	7.6%
New York, New York

(1)	For purposes of this table, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 of the Securities Exchange Act of 1934 under which, in general, a person is deemed to be the beneficial owner of a security if he or she has or shares the power to vote or direct the voting of the security or the power to dispose of or direct the disposition of the security, or if he has the right to acquire beneficial ownership of the security within sixty days.
(2)	Based on Schedule 13G/A filed with the Board of Governors of the Federal Reserve System on or about February 9, 2006. According to the Schedule 13G/A, as of December 31, 2005, Washburne Capital Management, LLC (Washburne) was the beneficial owner of 132,602 shares of Albemarle First Bank common stock and had sole voting power with respect to 54,367 of the reported shares and sole investment power with respect to all 132,602 shares. The reported shares are owned by certain funds and accounts for which Washburne serves as investment manager. Washburne disclaims beneficial ownership of the reported shares.

The following sets forth as of February 15, 2006, the beneficial ownership of Albemarle First Bank common stock of each director, certain executive officers and of all directors and executive officers as a group.

	Amount and Nature of Beneficial Ownership (1)
Name	Shares of Common Stock Beneficially Owned	Currently Exercisable Options	Currently Exercisable Warrants	Percent of Class
Thomas L. Beasley	31,800	10,000	16,900	3.30%
Thomas M. Boyd, Jr.	2,850	4,000	—	*
Frank D. Cox, Jr.	17,300	12,500	—	1.69%
J. Clark Diehl, III	40,300	—	—	2.32%
James A. Fernald, III	22,100	9,000	2,000	1.88%
Charles W. Gross	20,200	12,500	—	1.98%
William U. Henderson	1,000	—	—	*
Laurence C. Pettit, Jr.	16,750	5,000	6,500	1.60%
John K. Taggart, III	15,650	12,500	—	1.60%
R. Craig Wood	12,200	10,000	—	1.26%

All executive officers and directors as a group (12 persons) (2)	182,650	75,500	25,400	15.99%

*	Represents less than 1% of the 1,751,619 shares outstanding as of February 15, 2006.
(1)	For purposes of this table, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 of the Securities Exchange Act of 1934 under which, in general, a person is deemed to be the beneficial owner of a security if he has or shares the power to vote or direct the voting of the security or the power to dispose of or direct the disposition of the security, or if he has the right to acquire beneficial ownership within sixty days. Beneficial ownership also includes any shares held in the name of an individual’s spouse, minor children or other relatives living in the individual’s home.
(2)	Group includes C.L. Scott Cooke, Executive Vice President and Kenneth J. Potter, Vice President and Chief Financial Officer, neither of whom beneficially owns any shares of Albemarle First Bank common stock.

DESCRIPTION OF PREMIER COMMUNITY

BANKSHARES COMMON STOCK

General

The authorized capital stock of Premier Community Bankshares consists of 20,000,000 shares of common stock, par value $1.00 per share, and 1,000,000 shares of preferred stock, no par value. Premier Community Bankshares has 4,964,648 issued and outstanding shares of common stock held by 2,483 shareholders of record as of March 17, 2006. It has 303,650 stock options presently issued and outstanding. All outstanding shares of Premier Community Bankshares common stock are fully paid and nonassessable. No shares of preferred stock are currently outstanding, and its board of directors has not authorized the issuance of any class or series of preferred stock.

Common Stock

Voting Rights. Each share of Premier Community Bankshares common stock entitles the holder thereof to one vote on all matters voted on by shareholders. The shares of Premier Community Bankshares common stock do not have cumulative voting rights, which means that the holders of more than 50% of the shares of Premier Community Bankshares common stock voting for the election of directors can elect all of the directors, in which event the holders of the remaining shares of Premier Community Bankshares common stock will not be able to elect any of the directors. The holders of Premier Community Bankshares common stock shall, to the exclusion of the holders of any other class of stock, have the sole and full power to vote for the election of directors and for all other purposes without limitation except only (a) as otherwise provided in the articles of amendment for a particular class or series of preferred stock, and (b) as otherwise expressly provided by the then existing statutes of the Commonwealth of Virginia.

Dividend Rights. Subject to the preferences of any preferred stock then outstanding, the holders of Premier Community Bankshares common stock are entitled to receive dividends when, as and if declared by the board of directors out of funds legally available for the payment of dividends.

Liquidation Rights. Upon any liquidation, dissolution or winding up of its affairs, the holders of Premier Community Bankshares common stock are entitled to receive pro rata all of the assets of Premier Community Bankshares for distribution to shareholders remaining after payment of all liquidation preferences, if any, applicable to any outstanding preferred stock. There are no redemption or sinking fund provisions applicable to the common stock.

Assessment and Redemption. Shares of Premier Community Bankshares common stock presently outstanding are validly issued, fully paid and nonassessable. There is no provision for any voluntary redemption of Premier Community Bankshares common stock.

Preferred Stock

The board of directors of Premier Community Bankshares is granted the authority to issue, without shareholder approval, the preferred stock in one or more classes or series. Prior to the issuance of any shares of a class or series of preferred stock, the board of directors will fix by resolution the number of shares of the class or series and the preferences, limitations and relative rights of such series or class. Such class or series will be established when the Virginia State Corporation Commission issues a certificate of amendment of the articles of incorporation of Premier Community Bankshares setting forth the designation and number of shares of the class or series and its relative rights and preferences.

Shareholder approval is not required to amend the articles of incorporation for this purpose. The issuance of preferred stock could decrease the amount of earnings and assets available for distribution to holders of common stock, adversely affect the rights and powers, including voting rights, of holders of common stock, and have the effect of delaying, deterring or preventing a change in control of Premier Community Bankshares.

Preemptive Rights

No holder of any share of the capital stock of Premier Community Bankshares has any preemptive right to subscribe to an additional issue of its capital stock or to any security convertible into such stock.

Certain Provisions of the Articles of Incorporation, Bylaws and Virginia Law

General

The articles of incorporation and bylaws of Premier Community Bankshares contain provisions that could make more difficult an acquisition of Premier Community Bankshares by means of a tender offer, a proxy contest or otherwise. These provisions are expected to discourage specific types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control to first negotiate with Premier Community Bankshares. Although these provisions may have the effect of delaying, deferring or preventing a change in control, Premier Community Bankshares believes that the benefits of increased protection through the potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure the company outweigh the disadvantages of discouraging these proposals because, among other things, negotiation of such proposals could result in an improvement of their terms.

Restrictions on Transfer of Common Stock

The articles of incorporation of Premier Community Bankshares prohibit the transfer of our common stock to any person who is or who, immediately following such transfer, would be an Interested Shareholder, unless such transfer has been approved in advance in a resolution adopted by a majority of the board of directors. For purposes of the articles of incorporation of Premier Community Bankshares, an “Interested Shareholder” is defined as any person who or which is the beneficial owner, directly or indirectly, of 10% or more of the outstanding shares of Premier Community Bankshares common stock; provided, however, that the term “Interested Shareholder” does not include Premier Community Bankshares’ subsidiaries, or any of its subsidiaries’ savings, employee stock ownership or other employee benefit plans.

Affiliated Transactions

The Virginia Stock Corporation Act contains provisions governing “Affiliated Transactions.” Affiliated Transactions include certain mergers and share exchanges, material dispositions of corporate assets not in the ordinary course of business, any dissolution of the corporation proposed by or on behalf of an Interested Shareholder (as defined below), or reclassifications, including reverse stock splits, recapitalizations or mergers of the corporation with its subsidiaries which have the effect of increasing the percentage of voting shares beneficially owned by an Interested Shareholder by more than 5%. For purposes of the Virginia Act, an “Interested Shareholder” is defined as any beneficial owner of more than 10% of any class of the voting securities of a Virginia corporation.

Subject to certain exceptions discussed below, the provisions governing Affiliated Transactions require that, for three years following the date upon which any shareholder becomes an Interested Shareholder, a Virginia corporation cannot engage in an Affiliated Transaction with such Interested Shareholder unless approved by the affirmative vote of the holders of two-thirds of the voting shares of the corporation, other than the shares beneficially owned by the Interested Shareholder, and by a majority (but not less than two) of the “Disinterested Directors.” A Disinterested Director means, with respect to a particular Interested Shareholder, a member of a corporation’s board of directors who (i) was a member before the later of January 1, 1988 and the date on which an Interested Shareholder became an Interested Shareholder and (ii) was recommended for election by, or was elected to fill a vacancy and received the affirmative vote of, a majority of the Disinterested Directors then on the board. At the expiration of the three-year period, these provisions require approval of Affiliated Transactions by the affirmative vote of the holders of two-thirds of the voting shares of the corporation, other than those beneficially owned by the Interested Shareholder.

The principal exceptions to the special voting requirement apply to Affiliated Transactions occurring after the three-year period has expired and require either that the transaction be approved by a majority of the Disinterested Directors or that the transaction satisfy certain fair price requirements of the statute. In general, the fair price requirements provide that the shareholders must receive the highest per share price for their shares as was paid by the Interested Shareholder for his shares or the fair market value of their shares, whichever is higher. They also require that, during the three years preceding the announcement of the proposed Affiliated Transaction, all required dividends have been paid and no special financial accommodations have been accorded the Interested Shareholder unless approved by a majority of the Disinterested Directors.

None of the foregoing limitations and special voting requirements applies to an Affiliated Transaction with an Interested Shareholder whose acquisition of shares making such person an Interested Shareholder was approved by a majority of the corporation’s Disinterested Directors.

These provisions were designed to deter certain takeovers of Virginia corporations. In addition, the statute provides that, by affirmative vote of a majority of the voting shares other than shares owned by any Interested Shareholder, a corporation may adopt, by meeting certain voting requirements, an amendment to its articles of incorporation or bylaws providing that the Affiliated Transactions provisions shall not apply to the corporation. Premier Community Bankshares has not adopted such an amendment.

Control Share Acquisitions

The Virginia Act also contains provisions regulating certain “control share acquisitions,” which are transactions causing the voting strength of any person acquiring beneficial ownership of shares of a public corporation in Virginia to meet or exceed certain threshold percentages (20%, 33 1/3% or 50%) of the total votes entitled to be cast for the election of directors. Shares acquired in a control share acquisition have no voting rights unless: (i) the voting rights are granted by a majority vote of all outstanding shares other than those held by the acquiring person or any officer or employee director of the corporation, or (ii) the articles of incorporation or bylaws of the corporation provide that these Virginia law provisions do not apply to acquisitions of its shares. The acquiring person may require that a special meeting of the shareholders be held to consider the grant of voting rights to the shares acquired in the control share acquisition. These provisions were designed to deter certain takeovers of Virginia public corporations. However, the bylaws of Premier Community Bankshares contain a provision that makes these provisions inapplicable to acquisitions of our common stock.

Board of Directors

According to the bylaws of Premier Community Bankshares, the board of directors must be composed of 11 directors. However, according to Virginia law and the articles of incorporation of Premier Community Bankshares, the board of directors may amend the bylaws from time to time to increase or decrease the number of directors by up to 30% of the number of directors last elected by the shareholders or, if the directors’ terms are staggered, the number of directors of all classes immediately following the most recent election of directors by shareholders. The board of Premier Community Bankshares consists of three classes, with the term of office of one class expiring each year. Directorships are apportioned among the classes so as to make all classes as nearly equal in number as possible. According to the articles of incorporation, a director may be removed only for cause by the affirmative vote of more than 66 2/3% of the outstanding voting shares.

Directors’ Duties

The standards of conduct for directors of Virginia corporations are listed in the Virginia Stock Corporation Act. Directors must discharge their duties in accordance with their good faith business judgment of the best interests of the corporation. Directors may rely on the advice or acts of others, including officers, employees, attorneys, accountants and board committees if they have a good faith belief in their competence. Directors’ actions are not subject to a reasonableness or prudent person standard. Virginia’s federal and state courts have focused on the process involved with directors’ decision-making and are generally supportive of directors if they have based their decision on an informed process. These elements of Virginia law could make it more difficult to take over a Virginia corporation than corporations in other states.

Indemnification and Limitations on Liability of Officers and Directors

As permitted by the Virginia Stock Corporation Act, the articles of incorporation of Premier Community Bankshares contain provisions that indemnify its directors and officers to the full extent permitted by Virginia law and eliminate the personal liability of our directors and officers for monetary damages to Premier Community Bankshares or its shareholders for breach of their fiduciary duties, except to the extent that the Virginia Act prohibits indemnification or elimination of liability. These provisions do not limit or eliminate the rights of Premier Community Bankshares or any shareholder to seek an injunction or any other non-monetary relief in the event of a breach of a director’s or officer’s fiduciary duty. In addition, these provisions apply only to claims against a director or officer arising out of his role as a director or officer and do not relieve a director or officer from liability if he engaged in willful misconduct or a knowing violation of the criminal law or any federal or state securities law.

In addition, the articles of incorporation of Premier Community Bankshares provide for the indemnification of both directors and officers for expenses that they incur in connection with the defense or settlement of claims asserted against them in their capacities as directors and officers. This right of indemnification extends to judgments or penalties assessed against them. Premier Community Bankshares has limited its exposure to liability for indemnification of directors and officers by purchasing directors and officers liability insurance coverage.

The rights of indemnification provided in the articles of incorporation of Premier Community Bankshares are not exclusive of any other rights that may be available under any insurance or other agreement, by vote of shareholders or disinterested directors or otherwise.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling Premier Community Bankshares pursuant to the foregoing provisions, Premier Community Bankshares has been informed that in the opinion of the Securities and Exchange Commission this type of indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Shares Eligible for Future Sale

All of the shares that will be exchanged for shares of Albemarle First Bank common stock upon consummation of the merger will be freely tradable without restriction or registration under the Securities Act, except for shares owned by “affiliates” as described under “– Resales of Premier Community Bankshares Common Stock” on page 64.

Premier Community Bankshares cannot predict the effect, if any, that future sales of shares of its common stock, or the availability of shares for future sales, will have on the market price prevailing from time to time. Sales of substantial amounts of shares of our common stock, or the perception that such sales could occur, could adversely affect the prevailing market price of the shares.

COMPARATIVE RIGHTS OF SHAREHOLDERS

The rights of both Premier Community Bankshares’ shareholders and Albemarle First Bank’s shareholders are governed by the Virginia Stock Corporation Act and by their respective articles of incorporation and bylaws. Following the merger, the rights of Albemarle First Bank’s shareholders that receive Premier Community Bankshares common stock will be governed by the articles and bylaws of Premier Community Bankshares. This summary does not purport to be a complete discussion of, and is qualified in its entirety by reference to, Albemarle First Bank’s articles of incorporation and bylaws, Premier Community Bankshares’ articles of incorporation and bylaws and Virginia law.

Authorized Capital Stock

Premier Community Bankshares	Albemarle First Bank

20,000,000 shares of common stock, $1.00 par value per share and 1,000,000 shares of preferred stock, without par value.	3,000,000 shares of common stock, $4.00 par value per share.

Size of Board of Directors

Premier Community Bankshares	Albemarle First Bank

Premier Community Bankshares’ bylaws provide that the board of directors shall consist of 11 directors, subject to change as provided in Premier Community Bankshares’ articles of incorporation. Premier Community Bankshares’ articles of incorporation provide that the board of directors may amend the bylaws to increase or decrease the number of directors by up to 30% of the number of directors last elected by the shareholders or, if the directors’ terms are staggered, the number of directors of all classes immediately following the most recent election of directors by shareholders. Currently, 11 individuals serve on the board of directors of Premier Community Bankshares.	Albemarle First Bank’s articles of incorporation and bylaws provide that the board of directors shall consist of no less than seven but no more than 15 directors. Currently, ten individuals serve on the board of directors of Albemarle First Bank.

Cumulative Voting for Directors

Cumulative voting entitles each shareholder to cast an aggregate number of votes equal to the number of voting shares held, multiplied by the number of directors to be elected. Each shareholder may cast all of his or her votes for one nominee or distribute them among two or more nominees, thus permitting holders of less than a majority of the outstanding shares of voting stock to achieve board representation. Where cumulative voting is not permitted, holders of all outstanding shares of voting stock of a corporation elect the entire board of directors of the corporation, thereby precluding the election of any directors by the holders of less than a majority of the outstanding shares of voting stock. Virginia law provides that shareholders do not have the right to cumulate votes for directors unless the articles of incorporation so provide.

Premier Community Bankshares	Albemarle First Bank

Premier Community Bankshares’ shareholders do not have a right to cumulative voting in the election of directors because the articles of incorporation do not provide for such a right.	Albemarle First Bank’s shareholders do not have a right to cumulative voting in the election of directors because the articles of incorporation do not provide for such a right.

Classes of Directors

Premier Community Bankshares	Albemarle First Bank

Premier Community Bankshares’ articles of incorporation and bylaws provide that Premier Community Bankshares’ board of directors is divided into three classes of directors as nearly equal in number as possible, with each class being elected to a staggered three-year term.	Albemarle First Bank’s articles of incorporation provide that Albemarle First Bank’s board of directors is divided into three classes of directors as nearly equal in number as possible, with each class being elected to a staggered three-year term.

Qualifications of Directors

Premier Community Bankshares	Albemarle First Bank

Premier Community Bankshares’ bylaws set forth no age requirements for directors, nor do the bylaws require that a person own shares of stock of Premier Community Bankshares to be qualified as a director.	Albemarle First Bank’s bylaws set forth no age requirements for directors, nor do the bylaws require that a person own shares of stock of Albemarle First Bank to be qualified as a director.

Filling Vacancies on the Board

Premier Community Bankshares	Albemarle First Bank

Premier Community Bankshares’ articles of incorporation and bylaws provide that, subject to the rights of any preferred stock then outstanding, any vacancy occurring on Premier Community Bankshares’ board of directors may be filled by an affirmative vote of a majority of the remaining directors though less than a quorum. Premier Community Bankshares’ bylaws provide that directors shall be elected at each annual shareholder meeting to fill any vacancies on the board of directors then existing.	Albemarle First Bank’s bylaws provide that a majority vote of the directors in office may fill any vacancy occurring on Albemarle First Bank’s board of directors, unless sooner filled by the shareholders.

Removal of Directors

Premier Community Bankshares	Albemarle First Bank

Premier Community Bankshares’ articles of incorporation and bylaws provide that a director may be removed only for cause by the affirmative vote of more than two-thirds of the outstanding shares entitled to vote generally in the election of directors.	Albemarle First Bank’s bylaws provide that at a shareholders’ meeting called and noticed expressly for the purpose of removing a director, a director may be removed, with or without cause, by a majority of the votes entitled to be cast at an election of directors.

Notice of Shareholder Proposals and Director Nominations

Premier Community Bankshares	Albemarle First Bank

Premier Community Bankshares’ bylaws provide that shareholders may bring business before any shareholder meeting and may nominate directors at any meeting of shareholders at which directors are to be elected, provided the shareholder has given written notice of such business or nomination to the Secretary of Premier Community Bankshares not less than 45 days prior to the meeting. Such notice must contain specific information as further delineated in Premier Community Bankshares’ bylaws.	Albemarle First Bank’s bylaws provide that the board of directors may nominate directors by resolution at any time prior to solicitation of proxies for the special meeting of shareholders. Any shareholder entitled to vote may nominate directors at an special meeting, but only if written notice of such intent is given not less than 120 days prior to the first anniversary date of the initial notice given to shareholders of record on the record date for the previous special meeting; provided that if the special meeting has been changed by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, such notice must be given not less than 90 days nor more than 120 days prior to the date set for such special meeting. Each such notice must contain specific information as further delineated in Albemarle First Bank’s bylaws.

Eligible shareholders must submit their proposals in writing for inclusion in the proxy materials in accordance with the Securities and Exchange Act of 1934. A shareholder may only submit one proposal, and the proposal must be no more than 500 words. The proposal must be sent in writing no less than 120 days prior to the first anniversary date of the initial notice given to shareholders of record on the record date for the previous special meeting, provided that if the special meeting has been changed by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, such notice must be given not less than 90 days nor more than 120 days prior to the date for such special meeting. The proposal must contain specific information as further delineated in Albemarle First Bank’s bylaws.

Anti-Takeover Provisions - Business Combinations

Premier Community Bankshares	Albemarle First Bank

Premier Community Bankshares’ bylaws provide that the provisions of Virginia law that regulate certain “control share acquisitions” shall not apply. “Control share acquisitions” are transactions causing the voting strength of any person acquiring beneficial ownership of shares of a public corporation in Virginia to meet or exceed certain threshold percentages (20%, 33 1/3% or 50%) of the total votes entitled to be cast for the election of directors.

Premier Community Bankshares’ articles of incorporation provide for restriction on the transfer of shares of common stock to any person who is or who, immediately following the transfer, would be an “interested shareholder,” unless the transfer has been approved in advance in a resolution adopted by a majority of the board of directors. An “interested shareholder” is any person who is a beneficial owner, directly or indirectly, of 10% or more of the outstanding shares of common stock.

Virginia law contains business combination statutes that protect domestic corporations from hostile takeovers, and from actions following such a takeover, by restricting the voting rights of shares acquired by a person who has gained a significant holding in the corporation. Albemarle First Bank’s articles of incorporation and bylaws are silent on this issue, therefore the laws of Virginia apply.

Shareholder Action Without a Meeting

Virginia law provides that action required or permitted by law to be taken at a shareholders’ meeting may be taken without a meeting and without prior notice, if the action is taken by all the shareholders entitled to vote on the action, in which case no action by the board of directors would be required.

Premier Community Bankshares	Albemarle First Bank

Premier Community Bankshares’ articles of incorporation and bylaws are silent as to shareholder action without a meeting. Accordingly, Virginia law would govern.	Albemarle First Bank’s articles of incorporation and bylaws are silent as to shareholder action without a meeting. Accordingly, Virginia law would govern.

Calling Special Meetings of Shareholders

Premier Community Bankshares	Albemarle First Bank

Premier Community Bankshares’ bylaws provide that special meetings of shareholders may be called by the chairman of the board of directors, the president, or a majority of the board of directors. The notice must contain specific items as delineated in Premier Community Bankshares’ bylaws.	Albemarle First Bank’s bylaws provide that a special meeting of the shareholders may be called by the president, the secretary, or a majority of the board of directors. The notice must contain specific items as delineated in Albemarle First Bank’s bylaws.

Notice of Meetings

Premier Community Bankshares	Albemarle First Bank

Premier Community Bankshares’ bylaws require that notice of any annual or special meeting of the shareholders be mailed not less than 10 nor more than 60 days before the date of the meeting. Virginia law provides that notice must be given not less than 25 days nor more than 60 days before a meeting called to act on an amendment to the articles of incorporation, a plan of merger or share exchange, domestication or entity conversion, a proposed sale, lease, exchange or other disposition of all, or substantially all, of the property of Premier Community Bankshares other than in the usual and regular course of business, or the dissolution of Premier Community Bankshares. Such notice must contain specific information as delineated in the bylaws and under Virginia law.	Albemarle First Bank’s bylaws are substantially similar to Premier Community Bankshares’ bylaws with respect to notice of meetings, but also require that, in the event of an extraordinary transaction of the kind listed in the parenthetical for Premier Community Bankshares, Albemarle First Bank must also include a copy of the proposed plan for the extraordinary transaction in its notice.

Vote Required for Amendments to Articles

of Incorporation and Certain Transactions

Premier Community Bankshares	Albemarle First Bank

Premier Community Bankshares’ articles of incorporation provide that, unless the board of directors requires a greater vote, any amendment to the articles requiring shareholder approval under Virginia law shall be approved by not less than a majority of the votes casts on the proposed amendment by each class or series of stock entitled to vote on the amendment. Any amendment to the provisions relating to the election, term, class or removal of directors or the filling of vacancies on the board of directors requires the affirmative vote	Albemarle First Bank’s articles of incorporation provide that a plan of merger, share exchange, or transaction involving the sale of all or substantially all of Albemarle First Bank’s assets other than in the regular course of business must be approved by a majority vote of each eligible voting group entitled to vote on the transaction at a meeting at which a quorum of the voting group is present; provided, the transaction has been approved and recommended by at least 2/3 of the directors in office at the time of such approval and

Premier Community Bankshares	Albemarle First Bank

of either (i) two-thirds of the shares entitled to vote in the election of directors or (ii) a majority of the “continuing directors” and the holders of the requisite number of shares specified by the board of directors. A “continuing director” is a director who (a) was elected at the organizational meeting of Premier Community Bankshares or (b) was recommended for election by, or was elected to fill a vacancy by, a majority of the continuing directors then on the board.

Premier Community Bankshares’ articles further provide that, unless the board of directors requires a greater vote, any “extraordinary corporate event” requiring shareholder approval under Virginia law shall be approved by more than two-thirds of all votes cast by each class or series of stock entitled to vote. An “extraordinary corporate event” is any merger, statutory share exchange, sale of all or substantially all of the assets of Premier Community Bankshares or dissolution of Premier Community Bankshares.

recommendation. If the transaction has not been approved by at least 2/3 of the directors in office, the transaction must be approved by an affirmative vote of 80% or more of all of the votes entitled to be cast on the transaction.

Amendment of Bylaws

Premier Community Bankshares	Albemarle First Bank

Premier Community Bankshares’ bylaws vest the power in the Premier Community Bankshares board of directors to make, alter, amend or repeal the bylaws; provided, however, the bylaws contain provisions that are substantially similar to the provisions in the articles of incorporation relating to the election, term, class and removal of directors and the filling of vacancies, which require the same actions to be amended as the provisions in the articles of incorporation.	Albemarle First Bank’s bylaws vest the power to amend the bylaws in the board of directors except to the extent that: (i) the articles of incorporation or law provide otherwise (the articles of incorporation of Albemarle First Bank are silent as to this issue); or (ii) the shareholders in adopting or amending particular bylaws provide expressly that the board of directors may not amend or repeal the same. The shareholders may amend or repeal the bylaws even though the board of directors may do the same.

PROPOSAL II – ADJOURNMENT OF THE MEETING

In the event that there are not sufficient votes to constitute a quorum or approve the matters to be considered at the time of the special meeting, the merger agreement and related plan of merger could not be approved unless the special meeting was adjourned to a later date or dates in order to permit further solicitation of proxies. In order to allow proxies that have been received at the time of the meeting to be voted for an adjournment, if necessary, Albemarle First Bank has submitted the question of adjournment to its shareholders as a separate matter for their consideration. The board of directors of Albemarle First Bank recommend that its shareholders vote FOR the adjournment proposal. If it is necessary to adjourn a meeting, no notice of such adjourned meeting is required to be given to the company’s shareholders, other than an announcement at the special meeting of the place, date and time to which the meeting is adjourned, if the meeting is adjourned for 30 days or less.

The board of directors of Albemarle First Bank recommend that you vote “FOR” approval of this proposal.

LEGAL MATTERS

Williams Mullen, Richmond, Virginia, will opine as to the qualification of the merger as a reorganization and the tax treatment of the consideration paid in connection with the merger under the Internal Revenue Code and Williams Mullen will opine as to the legality of the common stock of Premier Community Bankshares offered by this proxy statement/prospectus.

EXPERTS

The consolidated financial statements of Premier Community Bankshares and subsidiaries as of December 31, 2005 and 2004 and for each of the years ended December 31, 2005, 2004 and 2003, incorporated by reference in this proxy statement/prospectus and in the registration statement on Form S-4, have been incorporated by reference herein and in the registration statement in reliance upon the report of Yount, Hyde & Barbour, P.C., independent certified public accountants, and upon the authority of Yount, Hyde & Barbour, P.C. as experts in accounting and auditing.

The consolidated financial statements of Albemarle First Bank and its subsidiary as of December 31, 2005 and 2004 and for each of the years then ended, incorporated by reference in this proxy statement/prospectus and in the registration statement on Form S-4, have been incorporated by reference herein and in the registration statement in reliance upon the report of Larrowe & Company, P.L.C., independent certified public accountants, and upon the authority of Larrowe & Company, P.L.C. as experts in accounting and auditing.

SHAREHOLDER PROPOSALS

If the merger is not completed, Albemarle First Bank will convene a 2006 annual meeting of shareholders. In accordance with Albemarle First Bank’s bylaws and regulations of the Securities and Exchange Commission (as adopted by the Federal Reserve), if any shareholder intends to present a proposal for action at Albemarle First Bank’s 2006 annual meeting of shareholders or to present a proposal to be considered for inclusion in Albemarle First Bank’s proxy materials in connection with the 2006 annual meeting, the proposal, including any nominations for directors, must be in proper written form and received by the president of Albemarle First Bank at least 120 days prior to the first anniversary of the mailing date of this prospectus/proxy statement, or if the date of the 2006 annual meeting is changed by more than 30 days from the anticipated meeting date of July 11, 2006, such proposal must be received at least 90 days but not more than 120 days prior to the date of the 2006 annual meeting. The proxy solicited by the Albemarle First Bank board of directors for the 2006 annual meeting of shareholders will confer discretionary authority to vote on any shareholder proposal presented at the meeting if Albemarle First Bank has not received proper notice of such proposal by the stated deadline.

WHERE YOU CAN FIND MORE INFORMATION

Premier Community Bankshares filed with the SEC under the Securities Act the registration statement that registers the shares of Premier Community Bankshares common stock to be issued to Albemarle First Bank’s shareholders in connection with the merger. The registration statement, including the exhibits and schedules thereto, contains additional relevant information about Premier Community Bankshares and its common stock. The rules and regulations of the SEC allow Premier Community Bankshares and Albemarle First Bank to omit certain information included in the registration statement from this proxy statement/prospectus.

Premier Community Bankshares (File No. 0-18868) also files reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934. You may read and copy this information at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet web site that contains reports, proxy statements and other information about issuers, like Premier Community Bankshares, who file electronically with the SEC. The address of that site is www.sec.gov. Premier Community Bankshares also posts its SEC filings on its web site. Its website address is www.premiercommunitybankshares.com. Information contained on the Premier Community Bankshares website is not incorporated by reference into this proxy statement/prospectus, and you should not consider information contained in its website as part of this proxy statement/prospectus. You can also inspect reports, proxy statements and other information that Premier Community Bankshares has filed with the SEC at the National Association of Securities Dealers, Inc., 1735 K Street, Washington, D.C. 20096.

The SEC allows Premier Community Bankshares to “incorporate by reference” information into this proxy statement/prospectus. This means that we can disclose important information to you by referring you to another document filed separately by Premier Community Bankshares with the SEC. The information incorporated by reference is considered to be a part of this proxy statement/prospectus, except for any information that is superseded by information that is included directly in this proxy statement/prospectus.

This proxy statement/prospectus incorporates by reference the documents listed below that Premier Community Bankshares has previously filed with the SEC:

• Annual Report on Form 10-K	Year ended December 31, 2005.

• Definitive Proxy Materials for the 2006 Annual Meeting of Shareholders	Filed on March 30, 2006.

• Current Reports on Form 8-K	Filed on January 3, 2006 (acceleration of vesting of stock options), January 17, 2006 (entry into merger agreement), January 17, 2006 (appointment of director) and March 20, 2006 (appointment of director and amendment to bylaws.

Albemarle First Bank files reports, proxy statements and other information with the Federal Reserve (rather than the SEC) under the Securities Exchange Act of 1934. Although the Federal Reserve does not maintain a web site containing these documents, Albemarle First Bank posts these filings on its web site. Its website address is www.albemarlefirstbank.com. Information contained on the Albemarle First Bank website is not incorporated by reference into this proxy statement/prospectus and you should not consider information contained in its website as part of this proxy statement/prospectus.

The SEC allows Premier Community Bankshares to “incorporate by reference” information regarding Albemarle First Bank into this proxy statement/prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the Federal Reserve. The information incorporated by reference is considered to be a part of this proxy statement/prospectus, except for any information that is superseded by information that is included directly in this proxy statement/prospectus.

This proxy statement/prospectus incorporates by reference the documents listed below that Albemarle First Bank has previously filed with the Federal Reserve and that (except for the Annual Report on Form 10-KSB) Premier Community Bankshares filed with the SEC on                              , 2006 within a Current Report on Form 8-K:

• Annual Report on Form 10-KSB	Year ended December 31, 2005.

• Current Reports on Form 8-K	Furnished or filed on January 13, 2006 and February 20, 2006.

• The following information contained in specified pages of the Albemarle First Bank Annual Report on Form 10-KSB for the year ended December 31, 2005:

•	Description of Business (Item 1) on pages 3 to 7.

•	Market for Common Equity and Related Stockholder Matters (Item 5) on page 9.

•	Management’s Discussion and Analysis of Financial Condition and Results of Operation (Item 6) on pages 10 to 25.

You can obtain additional copies of the documents incorporated by reference in this proxy statement/prospectus free of charge by requesting them in writing or by telephone from the following address:

Premier Community Bankshares, Inc.	Albemarle First Bank
4095 Valley Pike	P. O. Box 7704
Winchester, Virginia 22602	1265 Seminole Trail
Attention: Barbara Morris	Charlottesville, Virginia 22906
Telephone: (540) 869-6600	Attention: Lori M. Pedersen
Telephone: (434) 973-1664

If you would like to request any documents, please do so by                              , 2006 in order to receive them before the shareholder meeting.

Premier Community Bankshares has not authorized anyone to give any information or make any representation about the merger or the companies that is different from, or in addition to, that contained in this proxy statement/prospectus or in any of the materials that we have incorporated into this proxy statement/prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. Information in this proxy statement/prospectus about Premier Community Bankshares has been supplied by Premier Community Bankshares and information about Albemarle First Bank has been supplied by Albemarle First Bank. The information contained in this proxy statement/prospectus speaks only as of the date of this proxy statement/prospectus unless the information specifically indicates that another date applies.

ANNEX A

AGREEMENT AND PLAN OF MERGER

OF

ROCKINGHAM HERITAGE BANK

AND

ALBEMARLE FIRST BANK

JOINED IN BY

PREMIER COMMUNITY BANKSHARES, INC.

i

LIST OF EXHIBITS

Exhibit A:	Plan of Merger
Exhibit B:	Employment Agreement of Thomas M. Boyd, Jr.
Exhibit C:	Employment Agreement of A. Preston Moore, Jr.
Exhibit 5.7:	Form of Affiliate Letter
Exhibit 8.4:	Matters as to which Troutman Sanders LLP will opine
Exhibit 9.7:	Matters as to which Williams Mullen will opine

AGREEMENT AND PLAN OF MERGER

OF

ROCKINGHAM HERITAGE BANK

AND

ALBEMARLE FIRST BANK

JOINED IN BY

PREMIER COMMUNITY BANKSHARES, INC.

This AGREEMENT AND PLAN OF MERGER, dated as of the 12th day of January, 2006 (this “Agreement”), by and between Rockingham Heritage Bank, a Virginia corporation (“Rockingham Heritage”), and Albemarle First Bank, a Virginia corporation (“Albemarle First”), and joined in by Premier Community Bankshares, Inc., a Virginia corporation (“Premier”).

WITNESSETH THAT:

WHEREAS, the respective Boards of Directors of Premier and Albemarle First deem it in the best interests of Rockingham Heritage and of Albemarle First, respectively, and of their respective shareholders, that Rockingham Heritage and Albemarle First merge pursuant to this Agreement in a transaction that qualifies as a reorganization pursuant to Section 368(a) of the Internal Revenue Code of 1986 (as amended, the “Code”);

WHEREAS, the Boards of Directors of Premier and Albemarle First (and Premier in its capacity as the sole shareholder of Rockingham Heritage) have approved this Agreement and the Board of Directors of Albemarle First has directed that this Agreement be submitted to the Albemarle First shareholders for approval and adoption in accordance with the laws of Virginia;

WHEREAS, Premier, the sole shareholder of Rockingham Heritage, will deliver, or cause to be delivered, to the shareholders of Albemarle First the consideration to be paid pursuant to the Merger in accordance with the terms of this Agreement; and

NOW, THEREFORE, in consideration of the premises and the mutual covenants, representations, warranties and agreements herein contained, the parties agree that Albemarle First will be merged with and into Rockingham Heritage and that the terms and conditions of the Merger, the mode of carrying the Merger into effect, including the manner of converting the shares of common stock of Albemarle First, par value $4.00 per share, into cash and shares of common stock of Premier, par value of $1.00 per share, shall be as hereinafter set forth.

A RTICLE 1

THE MERGER

Section 1.1 Consummation of Merger; Closing Date. (a) Subject to the provisions hereof, Albemarle First shall be merged with and into Rockingham Heritage (which shall hereinafter be referred to as the “Merger”) pursuant to the laws of the Commonwealth of Virginia, and Rockingham Heritage shall be the surviving corporation (sometimes hereinafter referred to as “Surviving Corporation” when reference is made to it after the Effective Time of the Merger). Subject to the provisions hereof, Rockingham Heritage and Albemarle First shall file with the Virginia State Corporation Commission Articles of Merger containing a Plan of Merger in substantially the form of Exhibit A attached hereto (the “Plan of Merger”) in accordance with all applicable legal requirements. The Merger shall become effective on the date and at the time on which Articles of Merger have been accepted for filing with said State Corporation Commission, unless a later date is specified in such Articles of Merger (such time is hereinafter referred to as the “Effective Time of the Merger” or the “Effective Time”). Unless otherwise agreed upon by Premier and Albemarle First, the Effective Time of the Merger shall occur on the tenth (10th) business day following the later to occur of (i) the effective date (including expiration of any applicable waiting period) of the last required Consent of any Regulatory Authority (as defined herein) having authority over the transactions contemplated under the Merger Agreement and (ii) the date on which the shareholders of Albemarle First approve the transactions contemplated by this Agreement.

(b) The closing of the Merger (the “Closing”) shall take place at the Richmond offices of Williams Mullen on a date and time as the parties may agree (the “Closing Date”). At the Closing there shall be delivered to each of the parties hereto the opinions, certificates and other documents and instruments required to be so delivered pursuant to this Agreement.

Section 1.2 Effect of Merger. At the Effective Time of the Merger, Albemarle First shall be merged with and into Rockingham Heritage and the separate existence of Albemarle First shall cease. The Articles of Incorporation and Bylaws of Rockingham Heritage, as in effect on the date hereof and as otherwise amended prior to the Effective Time of the Merger, shall be the Articles of Incorporation and the Bylaws of the Surviving Corporation until further amended as provided therein and in accordance with applicable law. The Merger shall have the effects set forth in Section 13.1-721.A of the Code of Virginia, as amended.

Section 1.3 Further Assurances. From and after the Effective Time of the Merger, as and when requested by the Surviving Corporation, the officers and directors of Albemarle First last in office shall execute and deliver or cause to be executed and delivered in the name of Albemarle First such deeds and other instruments and take or cause to be taken such further or other actions as shall be necessary in order to vest or perfect in or confirm of record or otherwise to the Surviving Corporation title to and possession of all of the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of Albemarle First.

Section 1.4 Directors. From and after the Effective Time of the Merger, the directors of the Surviving Corporation shall be those persons serving as directors of Rockingham Heritage immediately prior to the Effective Time of the Merger, together with Thomas M. Boyd, Jr. and two additional members who shall be designated by Rockingham Heritage and Albemarle First, at or prior to the Effective Time of the Merger. Thomas M. Boyd, Jr. also shall be appointed to the board of directors of Premier at the Effective Time of the Merger.

Section 1.5 Officers. Rockingham Heritage has entered into employment agreements with Thomas M. Boyd, Jr. and A. Preston Moore, Jr., in the forms attached hereto as Exhibits B and C, respectively, which will become effective at the Effective Time of the Merger.

ARTICLE 2

BASIS AND MANNER OF CONVERSION; MANNER OF EXCHANGE

Section 2.1 Conversion of Albemarle First Shares. At the Effective Time, by virtue of the Merger and without any action on the part of a holder of Albemarle First Shares:

(a) Each Premier Share that is issued and outstanding at the Effective Time shall remain issued and outstanding and shall remain unchanged by the Merger.

(b) Subject to Sections 2.1(c), 2.2, 2.3, 2.5 and 2.6, each Albemarle First Share issued and outstanding immediately before the Effective Time shall be converted into, and shall be canceled in exchange for, the right to receive, at the election of the holder thereof:

(i)	a fraction of a Premier Share equal to “A” divided by “B” where “A” shall equal $15.80 and where “B” shall equal the Premier Average Price (the “Exchange Ratio”); provided, however, that if the Premier Average Price is greater than $24.20, the Exchange Ratio shall be fixed at 0.6529 and if the Premier Average Price is less than $18.20, the Exchange Ratio shall be fixed at 0.8681 (the “Per Share Stock Consideration”); or

(ii)	cash in the amount of $15.80 (the “Per Share Cash Consideration”).

(c) Notwithstanding anything in this Agreement to the contrary, the aggregate amount of cash to be issued to shareholders of Albemarle First in the Merger shall not exceed the Maximum Cash Consideration and shall not be less than the Minimum Cash Consideration; provided, however, Premier, in its sole and absolute discretion, shall have the right to increase the number of Albemarle First Shares exchanged for the Per Share Cash Consideration, so long as the total Per Share Cash Consideration does not exceed the Maximum Cash Consideration.

Section 2.2 Election Procedure s.

(a) Premier shall designate Registrar and Transfer Company, Cranford, New Jersey (or such other company as Premier and Albemarle First may mutually agree), to act as the exchange agent (the “Exchange Agent”) for purposes of conducting the election procedure and the exchange procedure described in this Article 2. Provided that Albemarle First has delivered, or caused to be delivered, to the Exchange Agent all information that is necessary for the Exchange Agent to perform its obligations as specified herein, the Exchange Agent shall, (i) provide to Albemarle First contemporaneously with the mailing of the Proxy Statement an election form (the “Election Form”), and (ii) no later than five (5) business days after the Effective Time, mail or make available to each holder of record of Albemarle First Shares a notice and letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the certificates theretofore representing shares of Albemarle First Shares shall pass, only upon proper delivery of the certificates to the Exchange Agent) advising such holder of the effectiveness of the Merger and the procedure for surrendering to the Exchange Agent such certificate or certificates in exchange for the consideration set forth in Section 2.1(b) hereof.

(b) Each Election Form shall permit the holder (or in the case of nominee record holders, the beneficial owner through proper instructions and documentation) to make one of the following elections:

(i) to elect to receive Premier Shares with respect to some or all of such holder’s Albemarle First Shares (the “Stock Election Shares”);

(ii) to elect to receive cash with respect to some or all of such holder’s Albemarle First Shares (the “Cash Election Shares”); or

(iii) to indicate that such holder makes no such election with respect to such holder’s shares of Albemarle First Shares (the “No-Election Shares”).

(c) Nominee record holders who hold Albemarle First Shares on behalf of multiple beneficial owners shall indicate how many of the shares held by them are Stock Election Shares, Cash Election Shares, and No-Election Shares. If a shareholder either (i) does not submit a properly completed Election Form in a timely fashion or (ii) revokes an Election Form prior to the Election Deadline and does not resubmit a properly completed Election Form prior to the Election Deadline, the shares of Albemarle First Shares held by such shareholder shall be designated No-Election Shares.

(d) The term “Election Deadline” shall mean 5:00 p.m., Eastern Time, on the 30th day following but not including the date of mailing of the Election Form or such other date as Premier and Albemarle First shall mutually agree upon.

(e) Any election to receive Premier Shares or cash or a combination thereof shall have been properly made only if the Exchange Agent shall have actually received a properly completed Election Form by the Election Deadline. Any Election Form may be revoked or changed by the person submitting such Election Form to the Exchange Agent by written notice to the Exchange Agent only if such written notice is actually received by the Exchange Agent at or prior to the Election Deadline. The Exchange Agent shall have reasonable discretion to determine when any election, modification or revocation is received, whether any such election, modification or revocation has been properly made and to disregard immaterial defects in any Election Form, and any good faith decisions of the Exchange Agent regarding such matters shall be binding and conclusive. Neither Premier nor the Exchange Agent shall be under any obligation to notify any person of any defect in an Election Form.

Section 2.3 Allocation of Shares.

(a) Within five (5) business days after the Closing, the Exchange Agent, as directed by Premier, shall effect the allocation among holders of Albemarle First Shares of rights to receive Premier Shares or cash in accordance with the Election Forms as follows.

(b) If the number of Cash Election Shares times the Per Share Cash Consideration is greater than the Maximum Cash Consideration, then:

(i) all Stock Election Shares and all No-Election Shares shall be converted into the right to receive Premier Shares;

(ii) the Exchange Agent shall convert on a pro rata basis as described below in Section 2.3(d) a sufficient number of Cash Election Shares (“Reallocated Stock Shares”) such that the number of remaining Cash Election Shares times the Per Share Cash Consideration equals the Maximum Cash Consideration, and all Reallocated Stock Shares shall be converted into the right to receive Premier Shares; and

(iii) the Cash Election Shares that are not Reallocated Stock Shares shall be converted into the right to receive cash.

(c) If the number of Cash Election Shares times the Per Share Cash Consideration is less than the Minimum Cash Consideration, then:

(i) all Cash Election Shares shall be converted into the right to receive cash;

(ii) No-Election Shares shall then be deemed to be Cash Election Shares to the extent necessary to have the total number of Cash Election Shares times the Per Share Cash Consideration equal the Minimum Cash Consideration. If less than all of the No-Election Shares need to be treated as Cash Election Shares, then the Exchange Agent shall select which No-Election Shares shall be treated as Cash Election Shares in such manner as the Exchange Agent shall determine, and all remaining No-Election Shares shall thereafter be treated as Stock Election Shares;

(iii) If all of the No-Election Shares are treated as Cash Election Shares under the preceding subsection and the total number of Cash Election Shares times the Per Share Cash Consideration is less than the Minimum Cash Consideration, then the Exchange Agent shall convert on a pro rata basis as described below in Section 2.3(d) a sufficient number of Stock Election Shares into Cash Election Shares (“Reallocated Cash Shares”) such that the sum of the number of Cash Election Shares plus the number of Reallocated Cash Shares times the Per Share Cash Consideration equals the Minimum Cash Consideration, and all Reallocated Cash Shares will be converted into the right to receive cash; and

(iv) the Stock Election Shares that are not Reallocated Cash Shares shall be converted into the right to receive Premier Shares.

(d) In the event the Exchange Agent is required pursuant to Section 2.3(b) to convert some Cash Election Shares into Reallocated Stock Shares, each holder of Cash Election Shares shall be allocated a pro rata portion of the total Reallocated Stock Shares. In the event that the Exchange Agent is required pursuant to Section 2.3(c) to convert some Stock Election

Shares into Reallocated Cash Shares, each holder of Stock Election Shares shall be allocated a pro rata portion of the total Reallocated Cash Shares.

Section 2.4 Exchange Procedures.

(a) After completion of the allocation referred to paragraphs (b) and (c) of Section 2.3, each holder of an outstanding certificate representing shares of Albemarle First Shares prior to the Effective Date (a “Albemarle First Certificate”) who has surrendered such Albemarle First Certificate to the Exchange Agent will, upon acceptance thereof by the Exchange Agent, be entitled to a certificate or certificates representing the number of whole Premier Shares and/or the amount of cash into which the aggregate number of shares of Albemarle First Shares previously represented by such Albemarle First Certificate(s) surrendered shall have been converted pursuant to this Agreement and, if such holder’s shares of Albemarle First Shares have been converted into Premier Shares, any other distribution on Premier Shares issuable in the Merger with a record date after the Effective Date, in each case without interest. The Exchange Agent shall accept such Albemarle First Certificates upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to affect an orderly exchange thereof in accordance with normal exchange practices. Each Albemarle First Certificate that is not surrendered to the Exchange Agent in accordance with the procedures provided for herein shall, except as otherwise herein provided, until duly surrendered to the Exchange Agent be deemed to evidence ownership of the number of Premier Shares or the right to receive the amount of cash into which such Albemarle First Shares shall have been converted. No dividends that have been declared by Premier will be remitted to any person entitled to receive Premier Shares under Section 2.3 until such person surrenders the Albemarle First Certificate(s) representing Albemarle First Shares, at which time such dividends shall be remitted to such person, without interest.

(b) The Exchange Agent and Premier shall not be obligated to deliver cash and/or a certificate or certificates representing Premier Shares to which a holder of Albemarle First Shares would otherwise be entitled as a result of the Merger until such holder surrenders the Albemarle First Certificate(s) representing the shares of Albemarle First for exchange as provided in this Section 2.4, or, in default thereof, an appropriate affidavit of loss and indemnity agreement and/or a bond in an amount as may be reasonably required in each case by Premier.

(c) Notwithstanding anything in this Agreement to the contrary, Albemarle First Certificates surrendered for exchange by an Albemarle First affiliate shall not be exchanged for certificates representing Premier Shares to which such Albemarle First affiliate may be entitled pursuant to the terms of this Agreement until Premier has received a written agreement from such person as specified in Section 5.7.

Section 2.5 No Fractional Securities. No certificates or scrip representing fractional Premier Shares shall be issued upon the surrender for exchange of Albemarle First Certificates, and such fractional shares shall not entitle the owner thereof to vote or to any other rights of a holder of Premier Shares. A holder of shares of Albemarle First Shares converted in the Merger who would otherwise have been entitled to a fractional Premier Share shall be entitled to receive a cash payment (without interest) in lieu of such fractional share in an amount determined by multiplying (i) the fractional share interest to which such holder would otherwise be entitled by (ii) the Per Share Cash Consideration.

Section 2.6 Certain Adjustments. If, after the date hereof and on or prior to the Effective Time, the outstanding shares of Albemarle First Shares shall be changed into a different number of shares by reason of any reclassification, recapitalization, split-up, combination or exchange of shares, or any dividend payable in stock or other securities is declared thereon with a record date within such period, or any similar event shall occur, the Merger Consideration will be adjusted accordingly to provide to the holders of Albemarle First Shares, respectively, the same economic effect as contemplated by this Agreement prior to such reclassification, recapitalization, split-up, combination, exchange or dividend or similar event. In the event that the sum of (i) the number of shares of Albemarle First Shares presented for exchange pursuant to Section 2.2 and Section 2.4 or otherwise issued and outstanding at the Effective Time, and (ii) the number of shares of Albemarle First Shares issuable upon the exercise of options or warrants (whether pursuant to Albemarle First Stock Options or otherwise) as of the Effective Time, shall be greater than the sum of (x) the number of shares of Albemarle First Shares represented in Section 3.2 as being outstanding as of the date hereof, and (y) the number of shares of Albemarle First Shares issuable upon the exercise of Albemarle First Stock Options and warrants represented in Section 3.2 as being outstanding as of the date hereof, then the per share Merger Consideration shall be appropriately and proportionately decreased to take into account such additional issued and outstanding, and issuable shares of Albemarle First Shares.

Section 2.7 Albemarle First Stock Options. From and after the Effective Time, all options granted under the Albemarle First Bank 1999 Stock Option Plan to purchase Albemarle First Shares (each, an “Albemarle First Stock Option”), that are then outstanding and unexercised, shall be converted into and become options to purchase Premier Shares, and Premier shall assume each such Albemarle First Stock Option in accordance with the terms of the plan and agreement by which it is evidenced; provided, however, that from and after the Effective Time (i) each such Albemarle First Stock Option assumed by Premier may be exercised solely to purchase Premier Shares; (ii) the number of Premier Shares purchasable upon exercise of such Albemarle First Stock Option shall be equal to the number of shares of Albemarle First Shares that were purchasable under such Albemarle First Stock Option immediately prior to the Effective Time multiplied by the Exchange Ratio and rounding down to the nearest whole share, and (iii) the per share exercise price under each such Albemarle First Stock Option shall be adjusted by dividing the per share exercise price of each such Albemarle First Stock Option by the Exchange Ratio, and rounding up to the nearest cent. The terms of each Albemarle First Stock Option shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, stock dividend, recapitalization or other similar transaction with respect to Premier Shares on or subsequent to the Effective Time. The adjustment provided in this Section 2.7 with respect to any Albemarle First Stock Options (whether or not “incentive stock options” (as defined in Section 422 of the Code)) shall be and is intended to be effected in a manner which is consistent with Section 424(a) of the Code and, to the extent it is not so consistent, the provisions of such Section 424(a) of the Code shall override anything to the contrary contained herein.

Section 2.8 Laws of Escheat . If any of the consideration due or other payments to be paid or delivered to the holders of Albemarle First Shares is not paid or delivered within the time period specified by any applicable laws concerning abandoned property, escheat or similar laws, and if such failure to pay or deliver such consideration occurs or arises out of the fact that such property is not claimed by the proper owner thereof, Premier or the Exchange Agent shall be entitled to dispose of any such consideration or other payments in accordance with applicable laws concerning abandoned property, escheat or similar laws. Any other provision of this Agreement notwithstanding, none of Albemarle First, Premier, Rockingham Heritage, the Exchange Agent, nor any other Person acting on their behalf shall be liable to a holder of Albemarle First Shares for any amount paid or property delivered in good faith to a public official pursuant to and in accordance with any applicable abandoned property, escheat or similar law.

ARTI CLE 3

REPRESENTATIONS AND WARRANTIES OF ALBEMARLE FIRST

Albemarle First hereby represents and warrants to Rockingham Heritage and Premier as follows as of the date hereof and as of all times up to and including the Effective Time of the Merger (except as otherwise provided):

Section 3.1 Corporate Organization.

(a) Albemarle First is a Virginia banking corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia. Albemarle First has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as such business is now being conducted, and Albemarle First is duly licensed or qualified to do business in Virginia and in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets leased by it makes such licensing or qualification necessary. True and correct copies of the Articles of Incorporation and the Bylaws of Albemarle First, each as amended to the date hereof, have been delivered to Premier.

(b) Albemarle First has in effect all federal, state, local and foreign governmental, regulatory and other authorizations, permits and licenses necessary for it to own or lease its properties and assets and to carry on its business as now conducted.

(c) Albemarle First does not own any capital stock of any Person, or have any interest in any partnership or joint venture except as set forth in Disclosure Schedule 3.1(c). Disclosure Schedule 3.1(c) lists the owner(s) and percentage ownership of each subsidiary, partnership or joint venture disclosed thereon.

(d) The minute books of Albemarle First contain complete and accurate records in all material respects of all meetings and other corporate actions held or taken by their respective shareholders and Boards of Directors (including all committees thereof).

Section 3.2 Capitalization. (a) The authorized capital stock of Albemarle First consists of 3,000,000 Albemarle First Shares, of which 1,751,619 Albemarle First Shares are issued and outstanding as of the date hereof (none of which is held in the treasury of Albemarle First ). All of the issued and outstanding Albemarle First Shares have been duly authorized and validly issued and all such shares are fully paid and nonassessable. As of the date hereof, there are no outstanding options, warrants, commitments, or other rights or instruments to purchase or acquire any Albemarle First Shares, or any securities or rights convertible into or exchangeable for Albemarle First Shares, except for warrants to purchase 97,658 Albemarle First Shares and options to purchase 95,500 Albemarle First Shares (which are described in more detail in Disclosure Schedule 3.2).

Section 3.3 Financial Statements; Filings. (a) The financial statements of Albemarle First as of and for the years ended December 31, 2002, December 31, 2003, and December 31, 2004, and for each subsequent calendar quarter (or other reporting period) or year of Albemarle First (the “Financial Statements of Albemarle First”) and the Call Reports of Albemarle First as of and for each of the three (3) fiscal years ended immediately prior to this Agreement and for the periods after the end of the most recent fiscal year (the “Call Reports of Albemarle First”), have been or will be prepared in all material respects in accordance with generally accepted accounting principles or regulatory accounting principles, whichever is applicable, which principles have been or will be consistently applied during the periods involved, except as otherwise noted therein, and the books and records of Albemarle First have been, are being, and will be maintained in all material respects in accordance with applicable legal and accounting requirements and reflect only actual transactions. Each of the Financial Statements of Albemarle First and each of the Call Reports of Albemarle First (including the related notes, where applicable) fairly present or will fairly present the financial position of Albemarle First, as applicable, as of the respective dates thereof and fairly present or will fairly present the results of operations of Albemarle First, as applicable, for the respective periods therein set forth, subject to normal year end audit adjustments in amounts consistent with past experience in the case of unaudited statements.

(b) Albemarle First has delivered or made available to Premier all reports and filings made or required to be made by Albemarle First with the Regulatory Authorities, and will from time to time hereafter furnish, upon filing or furnishing the same to the Regulatory Authorities, all such reports and filings made after the date hereof with the Regulatory Authorities. As of the respective dates of such reports and filings, all such reports and filings did not and shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(c) Except as set forth in Disclosure Schedule 3.3(c), since September 30, 2005, Albemarle First has not incurred any obligation or liability (contingent or otherwise), except obligations and liabilities (i) which are accrued or reserved against in the Financial Statements of Albemarle First or the Call Reports of Albemarle First, or reflected in the notes thereto, or (ii) which were incurred after September 30, 2005, in the ordinary course of business consistent with past practices. Since September 30, 2005, Albemarle First has not incurred or paid any obligation or liability which would be material to the Condition of Albemarle First, except as may have been incurred or paid in the ordinary course of business, consistent with past practices.

Section 3.4 Loan Portfolio; Reserves. Except as set forth in Disclosure Schedule 3.4 and except for any changes hereafter made to the hereinafter described allowances or reserves pursuant to this Agreement, (i) all evidences of indebtedness reflected as assets in the Financial Statements of Albemarle First and the Call Reports of Albemarle First as of September 30, 2005 were as of such dates in all material respects the binding obligations of the respective obligors named therein in accordance with their respective terms, and were not subject to any defenses, setoffs, or counterclaims, except as may be provided by bankruptcy, insolvency or similar laws or by general principles of equity; (ii) the allowances for possible loan losses shown on the Financial Statements of Albemarle First and the Call Reports of Albemarle First as of September 30, 2005 were, and the allowance for possible loan losses to be shown on the Financial Statements of Albemarle First, and the Call Reports Albemarle First as of any date subsequent to the execution of this Agreement will be, as of such dates, adequate to provide for possible losses, net of recoveries relating to loans previously charged off, in respect of loans outstanding (including accrued interest receivable) of Albemarle First and other extensions of credit (including letters of credit or commitments to make loans or extend credit); (iii) the reserve for losses with respect to other real estate owned (“OREO Reserve”) shown on the Financial Statements of Albemarle First, and the Call Reports of Albemarle First as of September 30, 2005 were, and the OREO Reserve to be shown on the Financial Statements of Albemarle First and the Call Reports of Albemarle First as of any date subsequent to the execution of this Agreement will be, as of such dates, adequate to provide for losses relating to the other real estate owned portfolio of Albemarle First as of the dates thereof; (iv) the reserve for losses in respect of litigation (“Litigation Reserve”) shown on the Financial Statements of Albemarle First, and the Call Reports of Albemarle First as of September 30, 2005 were, and the Litigation Reserve to be shown on the Financial Statements of Albemarle First and the Call Reports of Albemarle First as of any date subsequent to the execution of this Agreement will be, as of such dates, adequate to provide for losses relating to or arising out of all pending or threatened litigation applicable to Albemarle First, as of the dates thereof, (v) each such allowance or reserve described above has been established in accordance with the accounting principles described in Section 3.3(a) and applicable regulatory requirements and guidelines, provided that this Section 3.4 shall be interpreted on the understanding that such allowances and reserves involve the use of estimates and the mere fact that subsequent losses exceed an allowance or reserve shall not be conclusive evidence that such an allowance or reserve was inadequate when established.

Section 3.5 Certain Loans and Related Matters . Except as set forth in Disclosure Schedule 3.5, Albemarle First is not a party to any written or oral: (i) loan agreement, note or borrowing arrangement, under the terms of which the obligor is sixty (60) days delinquent in payment of principal or interest or to the knowledge of Albemarle First in default of any other provision as of the date hereof; (ii) loan agreement, note or borrowing arrangement which has been classified or, in the exercise of reasonable diligence by Albemarle First or any Regulatory Authority, should have been classified by any bank examiner (whether regulatory or internal) as “substandard,” “doubtful,” “loss,” “other loans especially mentioned”, “other assets especially mentioned”, “special mention”, “credit risk assets”, “classified”, “criticized”, “watch list”,

“concerned loans” or any comparable classifications by such persons; (iii) loan agreement, note or borrowing arrangement, including any loan guaranty, with any director or executive officer of Albemarle First or any five percent (5%) shareholder of Albemarle First or any person, corporation or enterprise controlling, controlled by or under common control with any of the foregoing; or (iv) loan agreement, note or borrowing arrangement in violation of any law, regulation or rule applicable to Albemarle First including, but not limited to, those promulgated, interpreted or enforced by any Regulatory Authority.

Section 3.6 Authority; No Violation. (a) Albemarle First has full corporate power and authority to execute and deliver this Agreement and, subject to the approval of the shareholders of Albemarle First and to the receipt of the Consents of the Regulatory Authorities, to consummate the transactions contemplated hereby. The Board of Directors of Albemarle First has duly and validly approved this Agreement and the transactions contemplated hereby, has authorized the execution and delivery of this Agreement, has directed that this Agreement, the Plan of Merger and the transactions contemplated hereby be submitted to Albemarle First ‘s shareholders for approval at a meeting of such shareholders and, except for the adoption of such Agreement by its shareholders, no other corporate proceeding on the part of Albemarle First is necessary to consummate the transactions so contemplated. This Agreement, when duly and validly executed by Albemarle First and delivered by Albemarle First (and assuming due authorization, execution and delivery by Premier and Rockingham Heritage), will constitute a valid and binding obligation of Albemarle First and will be enforceable against Albemarle First in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought.

(b) Except as set forth in Disclosure Schedule 3.6(b), neither the execution and delivery of this Agreement by Albemarle First nor the consummation by Albemarle First of the transactions contemplated hereby, nor compliance by Albemarle First with any of the terms or provisions hereof, will (i) violate any provision of the Articles of Incorporation or Bylaws of Albemarle First, (ii) assuming that the Consents of the Regulatory Authorities and approvals referred to herein are duly obtained, violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Albemarle First or (iii) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by or result in the creation of any lien, security interest, charge or other encumbrance upon any of the respective properties or assets of Albemarle First under, any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, deed of trust, license, permit, lease, agreement or other instrument or obligation to which Albemarle First is a party, or by which any of them or any of their respective properties or assets may be bound or affected.

Section 3.7 Consents and Approvals. Except for (i) the approval of the shareholders of Albemarle First pursuant to the proxy statement of Albemarle First relating to the meeting of the shareholders of Albemarle First at which the Merger is to be considered (the “Proxy

Statement”); (ii) the Consents of the Regulatory Authorities; (iii) the filing of Articles of Merger (with the Plan of Merger substantially in the form of Exhibit A) with the Commonwealth of Virginia; and (iv) as set forth in Disclosure Schedule 3.7, no Consents of any person are necessary in connection with the execution and delivery by Albemarle First of this Agreement, and the consummation by Albemarle First of the Merger and the other transactions contemplated hereby.

Se ction 3.8 Broker’s Fees. Except for Anderson & Strudwick, whose engagement letter is attached as Disclosure Schedule 3.8, neither Albemarle First, nor any of its officers or directors, has employed any broker or finder or incurred any liability for any broker’s fees, commissions or finder’s fees in connection with any of the transactions contemplated by this Agreement.

Section 3.9 Absence of Certain Changes or Events. Since September 30, 2005, there has not been (i) any declaration, payment or setting aside of any dividend or distribution (whether in cash, stock or property) in respect of Albemarle First Shares or (ii) any change or any event involving a prospective change in the Condition of Albemarle First or a combination of any such change(s) and any such event(s) which has had, or is reasonably likely to have, a Material Adverse Effect on the Condition of Albemarle First, including, without limitation any change in the administration or supervisory standing or rating of Albemarle First with any Regulatory Authority, and no fact or condition exists as of the date hereof which might reasonably be expected to cause any such event or change in the future.

Section 3.10 Legal Proceedings; Etc. Except as set forth in Disclosure Schedule 3.10, Albemarle First is not a party to any, and there are no pending or, to the knowledge of Albemarle First, threatened, judicial, administrative, arbitral or other proceedings, claims, actions, causes of action or governmental investigations against Albemarle First challenging the validity of the transactions contemplated by this Agreement and, to the knowledge of Albemarle First as of the date hereof, there is no proceeding, claim, action or governmental investigation against Albemarle First; no judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator is outstanding against Albemarle First; there is no default by Albemarle First under any contract or agreement to which Albemarle First is a party; and Albemarle First is not a party to any agreement, order or memorandum in writing by or with any Regulatory Authority restricting the operations of Albemarle First and Albemarle First has not been advised by any Regulatory Authority that any such Regulatory Authority is contemplating issuing or requesting the issuance of any such order or memorandum in the future.

Section 3.11 Taxes and Tax Returns. (a) Albemarle First has made available to Premier copies of the federal, state and local income tax returns of Albemarle First for the years 2002, 2003 and 2004 and all schedules and exhibits thereto, and such returns have not been examined by the Internal Revenue Service or any other taxing authority. Except as reflected in Disclosure Schedule 3.11, Albemarle First has duly filed (or obtained extensions to file) in correct form in all material respects all federal, state and local information returns and tax returns required to be filed on or prior to the date hereof, and Albemarle First has duly paid or made provision in accordance with generally accepted accounting principles for all taxes which are owed by it to any federal, state or local taxing authorities, whether or not reflected in such returns (including, without limitation, those owed in respect of the properties, income, business, capital stock, deposits, franchises, licenses, sales and payrolls of Albemarle First), other than taxes and other charges which (i) are not yet delinquent or are being contested in good faith or (ii) have not been finally determined. The amounts set forth as liabilities for taxes on the Financial Statements of Albemarle First, and the Call Reports of Albemarle First have been computed in accordance with generally accepted accounting principles. Albemarle First is not responsible for the taxes of any other person under Treasury Regulation 1.1502-6 or any similar provision of federal, state or foreign law.

(b) Except as disclosed in Disclosure Schedule 3.11, Albemarle First, has not executed an extension or waiver of any statute of limitations on the assessment or collection of any federal, state or local taxes due that is currently in effect, and deferred taxes of Albemarle First have been provided for in the Financial Statements of Albemarle First in accordance with generally accepted accounting principles.

(c) Except as disclosed in Disclosure Schedule 3.11, Albemarle First has not made any payment, is not obligated to make any payment or is not a party to any contract, agreement or other arrangement that could obligate it to make any payment that would be disallowed as a deduction under Section 280G or 162(m) of the Code.

(d) There has not been an ownership change, as defined in Section 382(g) of the Code, of Albemarle First that occurred during or after any taxable period in which Albemarle First incurred an operating loss that carries over to any taxable period ending after the fiscal year of Albemarle First immediately preceding the date of this Agreement.

(e) (i) Proper and accurate amounts have been withheld by Albemarle First from its employees and others for all prior periods in compliance in all material respects with the tax withholding provisions of all applicable federal, state and local laws and regulations, and proper due diligence steps have been taken in connection with back-up withholding, (ii) federal, state and local returns have been filed by Albemarle First for all periods for which returns were due with respect to withholding, Social Security and unemployment taxes or charges due to any federal, state or local taxing authority and (iii) the amounts shown on such returns to be due and payable have been paid in full or provision therefor has been included by Albemarle First in the Financial Statements of Albemarle First in accordance with generally accepted accounting principles.

(f) In the past five years, Albemarle First has not distributed stock of another Person, or has had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Code §355 or Code §361.

(g) Albemarle First has no Knowledge that any authority intends to assess any additional taxes for any period for which tax returns have been filed. No foreign, federal, state, or local tax audits or administrative or judicial tax proceedings are pending or being conducted with respect to Albemarle First or any of its Subsidiaries. Albemarle First has not received from any foreign, federal, state, or local taxing authority (including jurisdictions where Albemarle or its

Subsidiaries have not filed tax returns) any (i) notice indicating an intent to open an audit or other review, or (ii) notice of deficiency or proposed adjustment for any amount of tax proposed, asserted, or assessed by any taxing authority against Albemarle First.

(h) Albemarle First will not be required to include any item of income in, or exclude any item of deduction from, its computation of taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (A) change in method of accounting for a taxable period ending on or prior to the Closing Date; (B) “closing agreement” as described in Code §7121 (or any corresponding or similar provision of state, local or foreign income Tax law) executed on or prior to the Closing Date; (C) installment sale or open transaction disposition made on or prior to the Closing Date; or (D) prepaid amount received on or prior to the Closing Date, except to the extent any such item is taken into account in its Financial Statements.

(i) Albemarle First has not engaged in a “reportable transaction” as defined in Section 1.6011-4(b) of the Treasury Regulations.

Section 3.12 Employee Benefit Plans. (a) Albemarle First does not have or maintain any “employee benefit plan,” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), except as described in Disclosure Schedule 3.12(a). Albemarle First has, with respect to each such plan, delivered to Premier true and complete copies of: (i) all current plan texts and agreements and related trust agreements or annuity contracts and any amendments thereto; (ii) all summary plan descriptions and material employee communications; (iii) the Form 5500 filed in each of the most recent three plan years (including all schedules thereto and the opinions of independent accountants); (iv) the most recent actuarial valuation (if any); (v) the most recent annual and periodic accounting of plan assets; (vi) if the plan is intended to qualify under Section 401(a) or 403(a) of the Code, the most recent determination letter received from the Internal Revenue Service; and (vii) all material communications with any governmental entity or agency (including, without limitation, the Department of Labor, Internal Revenue Service and the Pension Benefit Guaranty Corporation (“PBGC”)) since January 1, 2002.

(b) Albemarle First (and any pension plan maintained by it) has not incurred any liability to the PBGC or the Internal Revenue Service with respect to any pension plan qualified under Section 401 of the Code, except liabilities to the PBGC pursuant to Section 4007 of ERISA, all which have been fully paid. No reportable event under Section 4043(b) of ERISA (including events waived by PBGC regulation) has occurred with respect to any such pension plan.

(c) Albemarle First has not incurred any material liability under Section 4201 of ERISA for a complete or partial withdrawal from, or agreed to participate in, any multi-employer plan as such term is defined in Section 3(37) of ERISA.

(d) All “employee benefit plans,” as defined in Section 3(3) of ERISA, that are maintained by Albemarle First comply, in all material respects, with the applicable provisions of ERISA and the Code that are applicable, or intended to be applicable, including, but not limited to, COBRA, HIPAA and any applicable, similar state law, to such “employee benefit plans.” Albemarle First does not have any material liability under any such plan that is not reflected in the Financial Statements of Albemarle First.

For purposes of this Agreement, “COBRA” means the provision of Section 4980B of the Code and the regulations thereunder, and Part 6 of the Subtitle B of title I of ERISA and any regulations thereunder, and “HIPAA” means the provisions of the Code and ERISA as enacted by the Health Insurance Portability and Accountability Act of 1996.

(e) No prohibited transaction (which shall mean any transaction prohibited by Section 406 of ERISA and not exempt under Section 408 of ERISA) has occurred with respect to any employee benefit plan maintained by Albemarle First.

(f) No employee benefit plan which is a defined benefit pension plan has any “unfunded current liability,” as that term is defined in Section 302(d)(8)(A) of ERISA, and the present fair market value of the assets of any such plan exceeds the plan’s “benefit liabilities,” as that term is defined in Section 4001(a)(16) of ERISA, when determined under actuarial factors that would apply if the plan terminated in accordance with all applicable legal requirements.

(g) Except as described in Disclosure Schedule 3.12(g), neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any material payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due to any director or any officer or employee of Albemarle First under any benefit plan or otherwise, (ii) materially increase any benefits otherwise payable under any benefit plan or (iii) result in any acceleration of the time of payment or vesting of any such benefits to any material extent.

(h) No employee benefit plan is a multiemployer plan as defined in Section 414(f) of the Code or Section 3(37) or 4001(a)(31) of ERISA. Albemarle First has never been a party to or participant in a multiemployer plan.

(i) There are no actions, liens, suits or claims pending or threatened (other than routine claims for benefits) with respect to any employee benefit plan or against the assets of any employee benefit plan. No assets of Albemarle First are subject to any lien under Section 302(f) of ERISA or Section 412(n) of the Code.

(j) Each employee benefit plan which is intended to qualify under Section 401(a) or 403(a) of the Code so qualifies and its related trust is exempt from taxation under Section 501(a) of the Code. No event has occurred or circumstance exists that will or could give rise to a disqualification or loss of tax-exempt status of any such plan or trust.

(k) Except as described in Disclosure Schedule 3.12(k), no employee benefit plan is a multiple employer plan within the meaning of Section 413(c) of the Code or Section 4063, 4064 or 4066 of ERISA, and no employee benefit plan is a multiple employer welfare arrangement as defined in Section 3(40) of ERISA.

(l) Each employee pension benefit plan, as defined in Section 3(2) of ERISA , that is not qualified under Section 401(a) or 403(a) of the Code is exempt from Part 2, 3 and 4 of Title I of ERISA as an unfunded plan that is maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees, pursuant to Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA. Except as set forth in Disclosure Schedule 3.12(l), no assets of Albemarle First are allocated to or held in a “rabbi trust” or similar funding vehicle.

(m) Except as set forth on Disclosure Schedule 3.12(m), no employee benefit plan provides benefits to any current or former employee of Albemarle First beyond retirement or other termination of service (other than coverage mandated by COBRA, the cost of which is fully paid by the current or former employee or his or her dependents). Any such plan may be amended or terminated at any time by unilateral action of Albemarle First.

Section 3.13 Title and Related Matters. (a) Except as set forth in Disclosure Schedule 3.13(a), Albemarle First has good title, and as to owned real property, has good and marketable title in fee simple absolute, to all assets and properties, real or personal, tangible or intangible, reflected as owned by or leased or subleased by or carried under its name on the Financial Statements of Albemarle First or acquired subsequent thereto (except to the extent that such assets and properties have been disposed of for fair value in the ordinary course of business since September 30, 2005), free and clear of all liens, encumbrances, mortgages, security interests, restrictions, pledges or claims, except for (i) those liens, encumbrances, mortgages, security interests, restrictions, pledges or claims reflected in the Financial Statements of Albemarle First or incurred in the ordinary course of business after September 30, 2005 and (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith.

(b) Except as set forth in Disclosure Schedule 3.13(b), all agreements pursuant to which Albemarle First leases, subleases or licenses material real or material personal properties from others are valid, binding and enforceable in accordance with their respective terms, and there is not, under any of such leases or licenses, any existing default or event of default, or any event which with notice or lapse of time, or both, would constitute a default or force majeure, or provide the basis for any other claim of excusable delay or nonperformance. Except as set forth in Disclosure Schedule 3.13(b), Albemarle First has all right, title and interest as a lessee under the terms of each lease or sublease, free and clear of all liens, claims or encumbrances (other than the rights of the lessor) as of the Effective Time of the Merger, and shall have the right to transfer each lease or sublease pursuant to this Agreement.

(c) Other than real estate that was acquired by foreclosure or voluntary deed in lieu of foreclosure (i) all of the buildings, structures and fixtures owned, leased or subleased by Albemarle First are in good operating condition and repair, subject only to ordinary wear and tear and/or minor defects which do not interfere with the continued use thereof in the conduct of normal operations, and (ii) all of the material personal properties owned, leased or subleased by Albemarle First are in good operating condition and repair, subject only to ordinary wear and tear and/or minor defects which do not interfere with the continued use thereof in the conduct of normal operations.

Section 3.14 Real Estate. (a) Disclosure Schedule 3.14(a) identifies and sets forth a complete legal description for each parcel of real estate or interest therein owned, leased or subleased by Albemarle First or in which Albemarle First has any ownership or leasehold interest.

(b) Disclosure Schedule 3.14(b) lists or otherwise describes each and every written or oral lease or sublease, together with the current name, address and telephone number of the landlord or sublandlord and the landlord’s property manager (if any), under which Albemarle First is the lessee of any real property and which relates in any manner to the operation of the businesses of Albemarle First.

(c) Albemarle First has not violated, and is not currently in material violation of, any law, regulation or ordinance relating to the ownership or use of the real estate and real estate interests described in Disclosure Schedules 3.14(a) and 3.14(b) including, but not limited to any law, regulation or ordinance relating to zoning, building, occupancy, environmental or comparable matter.

(d) As to each parcel of real property owned or used by Albemarle First, Albemarle First has not received notice of any pending or, to the knowledge of Albemarle First, threatened condemnation proceedings, litigation proceedings or mechanic’s or materialmen’s liens.

Section 3.15 Environmental Matters.

(a) Each of Albemarle First, the Participation Facilities (as defined below), and the Loan Properties (as defined below) are, and have been, in compliance, and there are no present circumstances that would prevent or interfere with the continuation of such compliance with all applicable federal, state and local laws, including common law, rules, regulations and ordinances, and with all applicable decrees, orders and contractual obligations relating to pollution or the protection of the environment or the discharge of, or exposure to, Hazardous Materials (as defined below) in the environment or workplace.

(b) There is no litigation pending or, to the knowledge of Albemarle First, threatened before any court, governmental agency or board or other forum in which Albemarle First or any Participation Facility has been or, with respect to threatened litigation, may be, named as defendant (i) for alleged noncompliance (including by any predecessor), with respect to any Environmental Law (as defined below) or (ii) relating to the release into the environment of any Hazardous Material (as defined below) or oil, whether or not occurring at, on or involving a site owned, leased or operated by Albemarle First or any Participation Facility.

(c) There is no litigation pending or, to the knowledge of Albemarle First, threatened before any court, governmental agency or board or other forum in which any Loan Property (or Albemarle First in respect of such Loan Property) has been or, with respect to threatened litigation, may be, named as a defendant or potentially responsible party (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii)

relating to the release into the environment of any Hazardous Material or oil, whether or not occurring at, on or involving a Loan Property.

(d) To the knowledge of Albemarle First, there is no reasonable basis for any litigation of a type described in Sections 3.15(b) or 3.15(c) of this Agreement.

(e) During the period of (i) ownership or operation by Albemarle First of any of its current properties, (ii) participation by Albemarle First in the management of any Participation Facility, or (iii) holding by Albemarle First of a security interest in any Loan Property, there have been no releases of Hazardous Material or oil in, on, under or affecting such properties.

(f) Prior to the period of (i) ownership or operation by Albemarle First, (ii) participation by Albemarle First in the management of any Participation Facility, or (iii) holding by Albemarle First of a security interest in any Loan Property, to the knowledge of Albemarle First, there were no releases of Hazardous Material or oil in, on, under or affecting any such property, Participation Facility or Loan Property.

(g) Copies of any environmental reports in the possession of Albemarle First are described in Disclosure Schedule 3.15.

Section 3.16 Commitments and Contracts. (a) Except as set forth in Disclosure Schedule 3.16, Albemarle First is not a party or subject to any of the following (whether written or oral, express or implied):

(i)	Any employment contract or understanding (including any understandings or obligations with respect to severance or termination pay liabilities or fringe benefits) with any present or former officer, director, employee, including in any such person’s capacity as a consultant (other than those which either are terminable at will without any further amount being payable thereunder or as a result of such termination by Albemarle First);

(ii)	Any labor contract or agreement with any labor union;

(iii)	Any contract covenants which limit the ability of Albemarle First to compete in any line of business or which involve any restriction of the geographical area in which Albemarle First may carry on its businesses (other than as may be required by law or applicable regulatory authorities);

(iv)	Any lease (other than real estate leases described on Disclosure Schedule 3.14(b)) or other agreements or contracts with annual payments aggregating $10,000 or more; or

(v)	Any other contract or agreement which would be required to be disclosed in reports filed by Albemarle First with the SEC, the FRB, the Bureau of Financial

Institutions of the State Corporation Commission of the Commonwealth of Virginia or the FDIC and which has not been so disclosed.

(b) Except as set forth in Disclosure Schedule 3.16(b), there is not, under any such agreement, lease or contract to which Albemarle First is a party, any existing default or event of default, or any event which with notice or lapse of time, or both, would constitute a default or force majeure, or provide the basis for any other claim of excusable delay or non-performance.

Section 3.17 Regulatory, Accounting and Tax Matters. Albemarle First has not taken or agreed to take any action or has any knowledge of any fact or has agreed to any circumstance that would (i) materially impede or delay receipt of any Consents of any Regulatory Authorities referred to in this Agreement including, matters relating to the Community Reinvestment Act and protests thereunder, or (ii) prevent the transactions contemplated by this Agreement from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

Section 3.18 Registration Obligations. Albemarle First is not under any obligation, contingent or otherwise, which will survive the Merger to register any of its securities under the Securities Act of 1933 or any state securities laws.

Section 3.19 Insurance. Albemarle First is presently insured, and during each of the past three calendar years has been insured, for reasonable amounts against such risks as companies or institutions engaged in a similar business would, in accordance with good business practice, customarily be insured. To the knowledge of Albemarle First, the policies of fire, theft, liability and other insurance maintained with respect to the assets or businesses of Albemarle First provide adequate coverage against loss, and the fidelity bonds in effect as to which Albemarle First is named an insured are sufficient for their purpose. Such policies of insurance are listed and described in Disclosure Schedule 3.19.

Section 3.20 Labor. (a) No work stoppage involving Albemarle First is pending as of the date hereof or, to the knowledge of Albemarle First, threatened. Albemarle First is not involved in, or, to the knowledge of Albemarle First, threatened with or affected by, any proceeding asserting that Albemarle First has committed an unfair labor practice or any labor dispute, arbitration, lawsuit or administrative proceeding. No union represents or claims to represent any employees of Albemarle First and, to the knowledge of Albemarle First, no labor union is attempting to organize employees of Albemarle First.

(b) Albemarle First has made available to Premier a true and complete list of all employees of Albemarle First as of the date hereof, together with the employee position, title, salary and date of hire, and all information with respect to all benefit plans or policies, bonus arrangements, commissions, severance plans or policies, compensation arrangements or other benefits provided to such employees.

(c) Albemarle First is in compliance in all material respects with all applicable laws and regulations relating to employment or the workplace, including, without limitation, provisions relating to wages, hours, collective bargaining, safety and health, work authorization, equal employment opportunity, immigration and the withholding of income taxes, unemployment compensation, workers compensation, employee privacy and right to know and social security contributions.

(d) Except as set forth on Disclosure Schedule 3.20(d) hereto, there has not been, there is not presently pending or existing and, to the knowledge of Albemarle First, there is not threatened any proceeding against or affecting Albemarle First relating to the alleged violation of any legal requirement pertaining to labor relations or employment matters, including any charge or complaint filed by an employee or union with the National Labor Relations Board, the Equal Employment Opportunity Commission or any comparable governmental body, organizational activity, or other labor or employment dispute against or affecting Albemarle First.

Section 3.21 Compliance with Laws. Albemarle First has conducted its business in material compliance with all applicable federal, foreign, state and local laws, regulations and orders, and is in material compliance with such laws, regulations and orders. To its Knowledge, except as disclosed in Disclosure Schedule 3.21, Albemarle First:

(a) is not in violation of any laws, orders or permits applicable to its business or the employees or agents or representatives conducting its business; and

(b) has not received a notification or communication from any agency or department of any federal, state or local governmental authority or any Regulatory Authority or the staff thereof (i) asserting that Albemarle First is not in compliance with any laws or orders which such governmental authority or Regulatory Authority enforces, (ii) threatening to revoke any permit, (iii) requiring Albemarle First to enter into any cease and desist order, formal agreement, commitment or memorandum of understanding, or to adopt any resolutions or similar undertakings, or (iv) directing, restricting or limiting, or purporting to direct, restrict or limit in any manner, the operations of Albemarle First, including, without limitation, any restrictions on the payment of dividends, or that in any manner relates to such entity’s capital adequacy, credit policies, management or business.

Section 3.22 Transactions with Management. Except for (a) deposits, all of which are on terms and conditions comparable to those made available to other customers of Albemarle First at the time such deposits were entered into, (b) the loans listed on Disclosure Schedule 3.5, (c) the agreements listed on Disclosure Schedule 3.16, (d) obligations under employee benefit plans of Albemarle First set forth in Disclosure Schedule 3.12 and (e) the items described on Disclosure Schedule 3.22 and any loans or deposit agreements entered into in the ordinary course with customers of Albemarle First, there are no contracts with or commitments to present or former stockholders who own or owned more than 1% of Albemarle First’s outstanding shares of common stock, directors, officers or employees involving the expenditure of more than $1,000 as to any one individual, including, with respect to any business directly or indirectly controlled by any such person, or $5,000 for all such contracts for commitments in the aggregate for all such individuals.

Section 3.23 Derivative Contracts. Albemarle First is neither a party to nor has it agreed to enter into an exchange-traded or over-the-counter swap, forward, future, option, cap, floor or collar financial contract or agreement, or any other contract or agreement which is a financial derivative contract (including various combinations thereof) (“Derivative Contracts”), except for those Derivative Contracts set forth in Disclosure Schedule 3.23.

Section 3.24 Deposits. None of the deposits of Albemarle First are “brokered” deposits or are subject to any encumbrance, legal restraint or other legal process (other than garnishments, pledges, set off rights, escrow limitations and similar actions taken in the ordinary course of business), and no portion of such deposits represents a deposit of any affiliate of Albemarle First.

Section 3.25 Accounting Controls. Albemarle First has devised and maintained systems of internal accounting control that are sufficient to provide reasonable assurances that: (i) all material transactions are executed in accordance with general or specific authorization of the Board of Directors and the duly authorized executive officers of Albemarle First; (ii) all material transactions are recorded as necessary to permit the preparation of financial statements in conformity with generally accepted accounting principles consistently applied with respect to institutions such as Albemarle First or any other criteria applicable to such financial statements, and to maintain proper accountability for items therein; (iii) access to the material properties and assets of Albemarle First is permitted only in accordance with general or specific authorization of the Board of Directors and the duly authorized executive officers of Albemarle First; and (iv) the recorded accountability for items is compared with the actual levels at reasonable intervals and appropriate actions taken with respect to any differences; provided that Albemarle First makes no representation as to the results of a formal Sarbanes-Oxley Section 404 evaluation by its independent auditor.

Section 3.26 Proxy Materials. None of the information relating to Albemarle First to be included in the Proxy Statement which is to be mailed to the shareholders of Albemarle First in connection with the solicitation of their approval of this Agreement will, at the time such Proxy Statement is mailed or at the time of the meeting of shareholders to which such Proxy Statement relates, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make a statement therein not false or misleading. The legal responsibility for the contents of such Proxy Statement (other than information supplied by Premier and/or Rockingham Heritage concerning Premier and/or Rockingham Heritage) shall be and remain with Albemarle First.

Section 3.27 Deposit Insurance. The deposit accounts of Albemarle First are insured by the FDIC in accordance with the provisions of the Federal Deposit Insurance Act (the “Act”); Albemarle First has paid all regular premiums and special assessments and filed all reports required under the Act.

Section 3.28 Intellectual Property. Except as set forth in Disclosure Schedule 3.28, Albemarle First owns or possesses valid and binding licenses and other rights to use without additional payment all material patents, copyrights, trade secrets, trade names, servicemarks, trademarks, computer software and other intellectual property used in its businesses; Albemarle First has not received any notice of conflict with respect thereto that asserts the right of others.

Section 3.29 Securities Laws Filings. Since December 31, 2002, except as set forth in Disclosure Schedule 3.29, Albemarle First has filed all forms, reports and documents required to be filed by Albemarle First with the Board of Governors of the Federal Reserve System and under the Securities Exchange Act of 1934 (collectively, the “Albemarle First SEC Reports”). The Albemarle First SEC Reports (i) at the time they were filed, complied in all material respects with the applicable requirements of the Securities Exchange Act of 1934, as amended (ii) did not at the time they were filed (or if amended or superseded by filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Albemarle First SEC Reports or necessary in order to make statements in Albemarle First SEC Reports, in light of the circumstances under which they were made, not misleading.

Section 3.30 Communications with Shareholders. Disclosure Schedule 3.30 identifies and sets forth all correspondence between Albemarle First and its shareholders since April 1, 2005.

Section 3.31 Claims under Insurance Policies. Except as previously disclosed to Premier, Albemarle First has no Knowledge of any pending or threatened claim under its directors and officers’ insurance policy or fidelity bond coverage.

Section 3.32 Untrue Statements and Omissions. No representation or warranty contained in Article 3 of this Agreement or in the Disclosure Schedules contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF

PREMIER AND ROCKINGHAM HERITAGE

Premier and Rockingham Heritage hereby jointly and severally represent and warrant to Albemarle First as follows as of the date hereof and also on the Effective Time of the Merger (except as otherwise provided):

Section 4.1 Organization and Related Matters of Premier. (a) Premier is a corporation duly organized, validly existing and in good standing under the laws of Virginia. Premier has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as now conducted, or as proposed to be conducted pursuant to this Agreement, and Premier is licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by Premier, or the character or location of the properties and assets owned or leased by Premier makes such licensing or qualification necessary. Premier is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended. True and correct copies of the Articles of Incorporation of Premier and the Bylaws of Premier, each as amended to the date hereof, have been made available to Albemarle First.

(b) Premier has in effect all federal, state, local and foreign governmental, regulatory and other authorizations, permits and licenses necessary for it to own or lease its properties and assets and to carry on its business as now conducted, the absence of which, either individually or in the aggregate, would have a Material Adverse Effect on the Condition of Premier on a consolidated basis.

(c) Rockingham Heritage and each of the other banking subsidiaries of Premier (“Banking Subsidiaries”) is a wholly-owned subsidiary of Premier, is in compliance in all material respects with all rules and regulations promulgated by any relevant Regulatory Authority, is an “insured bank” as defined in the Act and applicable regulations thereunder and its deposits are insured to the fullest extent allowed by law by the Bank Insurance Fund of the FDIC.

Section 4.2 Organization and Related Matters of Rockingham Heritage. (a) Rockingham Heritage is a banking corporation duly organized, validly existing and in good standing under the laws of Virginia. Rockingham Heritage has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as now conducted, or as proposed to be conducted pursuant to this Agreement, and Rockingham Heritage is licensed or qualified to do business in each jurisdiction which the nature of the business conducted or to be conducted by Rockingham Heritage, or the character or location or the properties and assets owned or leased by Rockingham Heritage make such licensing or qualification necessary. True and correct copies of the Certificate or Articles of Incorporation and Bylaws of Rockingham Heritage, as each may be amended to the date hereof, have been made available to Albemarle First.

(b) Rockingham Heritage has in effect all federal, state, local and foreign governmental, regulatory or other authorizations, permits and licenses necessary for it to own or lease its properties and assets and to carry on its business as proposed to be conducted.

Section 4.3 Capitalization. The authorized capital stock of Premier consists of 20,000,000 Premier shares, 4,955,648 shares of which are issued and outstanding, and 1,000,000 shares of preferred stock, no par value, none of which is issued and outstanding as of the date hereof. All issued and outstanding Premier Shares have been duly authorized and validly issued, and all such shares are fully paid and nonassessable.

Section 4.4 Authorization. The execution, delivery, and performance of this Agreement, and the consummation of the transactions contemplated hereby and in any related agreements, have been or, as of the Effective Time of the Merger, will have been duly authorized by the Boards of Directors of Premier and Rockingham Heritage, and no other corporate proceedings on the part of Premier or Rockingham Heritage are or will be necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement is the valid and binding obligation of Premier and Rockingham Heritage enforceable against each in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought. Neither the execution, delivery or performance of this Agreement nor the consummation of the transactions contemplated hereby will (i) violate any provision of the Articles of Incorporation or Bylaws of Premier or the Articles of Incorporation or Bylaws of Rockingham Heritage or, (ii) to Premier’s or Rockingham Heritage’s knowledge and assuming that any necessary Consents of Regulatory Authorities are duly obtained, (A) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by or result in the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of Premier or Rockingham Heritage under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, permit, lease, agreement or other instrument or obligation to which Premier or Rockingham Heritage is a party, or by which Premier or Rockingham Heritage or any of their respective properties or assets may be bound or affected, (B) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Premier or Rockingham Heritage or any of their respective material properties or assets, except for such conflicts, breaches or defaults as are set forth in Disclosure Schedule 4.4.

Section 4.5 Financial Statements, Condition and Reports. (a) Premier has made available to Albemarle First copies of the consolidated financial statements of Premier as of and for the years ended December 31, 2002, 2003 and 2004, and for the period ended September 30, 2005, and Premier will make available to Albemarle First, as soon as practicable following the preparation of additional consolidated financial statements for each subsequent calendar quarter or year of Premier, the consolidated financial statements of Premier as of and for such subsequent calendar quarter or year (such consolidated financial statements, unless otherwise indicated, being hereinafter referred to collectively as the “Financial Statements of Premier”).

(b) Each of the Financial Statements of Premier (including the related notes) have been or will be prepared in all material respects in accordance with generally accepted accounting principles, which principles have been or will be consistently applied during the periods involved, except as otherwise noted therein, and the books and records of Premier have been, are being, and will be maintained in all material respects in accordance with applicable legal and accounting requirements and reflect only actual transactions. Each of the Financial Statements of Premier (including the related notes) fairly presents or will fairly present the consolidated financial position of Premier as of the respective dates thereof and fairly presents or will fairly present the results of operations of Premier for the respective periods therein set forth.

(c) Since September 30, 2005, Premier has not incurred any obligation or liability (contingent or otherwise) that has or might reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Condition of Premier on a consolidated basis, except obligations and liabilities (i) which are accrued or reserved against in the Financial Statements of Premier or reflected in the notes thereto, and (ii) which were incurred after September 30, 2005 in the ordinary course of business consistent with past practices. Since September 30, 2005, and except for the matters described in (i) and (ii) above, Premier has not incurred or paid any obligation or liability which would be material to the Condition of Premier on a consolidated basis.

(d) Each of the consolidated reports of condition and income for the years ending December 31, 2004, 2003 and 2002 and for the quarters ending March 31, 2005, June 30, 2005 and September 30, 2005, that Rockingham Heritage and each of the other Bank Subsidiaries has filed with the appropriate Regulatory Authority, fairly present the financial position, results of operation, changes in stockholders equity and changes in cash flows, as the case may be of each such bank for the periods to which they relate, in each case in accordance with the FFIEC instructions applicable to such reports.

(e) Since January 1, 2000, Premier, Rockingham Heritage each of the other Banking Subsidiaries has filed all reports and statements, together with any amendments required to be made with respect thereto, if any, that was required to be filed with (i) the Federal Reserve, (ii) the FDIC and (iii) any other Regulatory Authority with jurisdiction over Premier, Rockingham Heritage and each of the other Banking Subsidiaries, and have paid all fees and assessments due and payable in connection therewith. As of their respective dates, each of such reports and documents, as amended, including any financial statements, exhibits and schedules thereto, complied with the relevant statutes, rules and regulations enforced or promulgated by the Regulatory Authorities with which they were filed, and did not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(f) Premier’s Annual Reports on Form 10-KSB for the fiscal years ended December 31, 2004, 2003 and 2002, and all other reports, registration statements, definitive proxy statements or information statements filed or to be filed by it or any of its Subsidiaries subsequent to December 31, 2002 under the Securities Act of 1933 (“Securities Act”), or under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (“Exchange Act”), in the form filed or to be filed (collectively, the “SEC Documents”) with the Securities and Exchange Commission, as of the date filed, (A) complied or will comply in all material respects as to form with the application requirements under the Securities Act or the Exchange Act, as the case may be, and (B) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Copies of the SEC Documents have been made available to Albemarle First, to the extent not available on the SEC’s Electronic Data Gathering Analysis and Retrieval (“EDGAR”) system.

Section 4.6 Legal Proceedings, Etc. Except as set forth on Disclosure Schedule 4.6 hereto, or as disclosed in any registration statement filed by Premier with the SEC and made available to Albemarle First hereunder, neither Premier nor any of its affiliates is a party to any, and there have been no pending, or, to the knowledge of Premier, threatened, legal, administrative, arbitral or other proceedings, claims, actions, causes of action or governmental investigations of any nature against Premier challenging the validity or propriety of the transactions contemplated by this Agreement or which would be required to be reported by Premier pursuant to Item 103 of Regulation S-K promulgated by the SEC.

Section 4.7 Regulatory Matters. (i) Neither Premier, Rockingham Heritage nor any of the other Banking Subsidiaries or any of their properties is a party to or is subject to any cease and desist order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to or extraordinary supervisory letter from, any Regulatory Authority. (ii) Neither Premier, Rockingham Heritage nor any of the other Banking Subsidiaries or any of their properties has been advised by any Regulatory Authority that such Regulatory Authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission. (iii) With the exception of routine investigation of consumer complaints, neither Premier nor Rockingham Heritage nor any of the other Banking Subsidiaries has been advised by any Regulatory Authority that it is or may be in violation of the Equal Credit Opportunity Act or the Fair Housing Act or any similar federal or state statute. Rockingham Heritage Bank and each of the other Banking Subsidiaries received a Community Reinvestment Act rating of satisfactory or better in its most recent CRA examination.

Section 4.8 No Default. Premier, Rockingham Heritage and each of the other Banking Subsidiaries are neither in default under nor in violation of any provision of their charter or articles of organization, bylaws, or any promissory note, indenture or any evidence of indebtedness or security therefor, contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party, by which its respective assets, business, or operations may be bound or affected, or under which it or its respective assets, business or operations receives benefits, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.

Section 4.9 Sarbanes-Oxley. Premier is in compliance with the provisions of the Sarbanes-Oxley Act currently applicable to it, and the certifications provided and to be provided pursuant to Sections 302 and 906 thereof, and the management report on internal controls and related auditor attestation required by Sarbanes-Oxley Section 404, are accurate and the management report has not identified any material weakness.

Section 4.10 Tax Matters. (i) Each of Premier, Rockingham Heritage and the other Banking Subsidiaries has timely filed all tax returns that it was required to file. All such tax returns are true, correct, complete and accurate in all material respects and are prepared in compliance with all applicable laws and regulations. All taxes owed by Premier, Rockingham Heritage and each of the other Banking Subsidiaries (whether or not shown or required to be shown on any tax return) have been paid or provision for such taxes has been made in accordance with generally accepted accounting principles. Neither Premier, Rockingham Heritage nor any of the other Banking Subsidiaries currently is the beneficiary of any extension of time within which to file any tax return. Neither Premier, Rockingham Heritage nor any of the other Banking Subsidiaries has any obligation to file tax returns in a jurisdiction where Premier, Rockingham Heritage or the other Banking Subsidiaries has not filed or has ceased filing tax returns. There are no liens on any of the assets of Premier, Rockingham Heritage or any of the other Banking Subsidiaries (other than taxes not yet due and payable) that arose in connection with any failure (or alleged failure) to pay any tax.

Section 4.11 Consents and Approvals. Except for (i) the Consents of the Regulatory Authorities; (ii) approval of this Agreement by the shareholder of Rockingham Heritage (which

Premier agrees to provide) and the shareholders of Albemarle First; (iii) filing of Articles of Merger with the Commonwealth of Virginia; and (iv) as disclosed in Disclosure Schedule 4.7, no consents or approvals by, or filings or registrations with, any third party or any public body, agency or authority are necessary in connection with the execution and delivery by Premier and Rockingham Heritage or, to the knowledge of Premier, by Albemarle First of this Agreement, and the consummation of the Merger and the other transactions contemplated hereby.

Section 4.12 Proxy Materials. None of the information relating solely to Premier or any Subsidiary to be included or incorporated by reference in the Proxy Statement which is to be mailed to the shareholders of Albemarle First in connection with the solicitation of their approval of this Agreement will, at the time such Proxy Statement is mailed or at the time of the meeting of shareholders of Albemarle First to which such Proxy Statement relates, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make a statement therein not false or misleading. The legal responsibility for the contents of the information supplied by Premier and relating solely to Premier which is either included or incorporated by reference in the Proxy Statement shall be and remain with Premier.

Section 4.13 Accounting, Tax, Regulatory Matters. Premier has no knowledge of any fact, will not take or agree to take any action, and has not agreed and will not agree to any circumstance that would (i) prevent the transactions contemplated hereby, including the Merger, from qualifying as a reorganization within the meaning of Section 368 of the Code, or (ii) materially impede or delay receipt of any Consent from any Regulatory Authority referred to in this Agreement.

Section 4.14 Untrue Statements and Omissions. No representation or warranty contained in Article 4 of this Agreement or in the Disclosure Schedules of Premier or Rockingham Heritage contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

Section 4.15 Financial Advisors. No actions have been taken by Premier that would give rise to any valid claim against any party hereto for a brokerage commission, finder’s fee or other like payment with respect to the transactions contemplated by this Agreement, excluding the fee to be paid to Davenport & Co.

ARTICLE 5

COVENANTS AND AGREEMENTS

Section 5.1 Conduct of the Business of Albemarle First. (a) During the period from the date of this Agreement to the Effective Time of the Merger, Albemarle First shall, (i) conduct its business in the usual, regular and ordinary course consistent with past practice and prudent banking principles, (ii) use its reasonable best efforts to maintain and preserve intact for itself and for Premier its business organization, employees, goodwill with customers and advantageous business relationships and retain the services of its officers and key employees (except to the extent that the pending Merger encourages officers or employees to leave), (iii) renew its executive and organization liability insurance policy or, if such policy cannot be renewed, exercise its option to extend coverage under such policy for claims made after the end of the policy period, and (iv) except as required by law or regulation, take no action which would adversely affect or materially delay the ability of Albemarle First or Premier to obtain any Consent from any Regulatory Authority or other approvals required for the consummation of the transactions contemplated hereby or to perform its covenants and agreements under this Agreement.

(b) During the period from the date of this Agreement to the Effective Time of the Merger, except as required by law or regulation, Albemarle First shall not without the prior written consent of Premier:

(i)	change, delete or add any provision of or to the Articles of Incorporation or Bylaws of Albemarle First;

(ii)	except for the issuance of Albemarle First Shares pursuant to the terms of the Albemarle First Options and Albemarle First Warrants, change the number of shares of the authorized, issued or outstanding capital stock of Albemarle First, including any issuance, purchase, redemption, split, combination or reclassification thereof, or issue or grant any option, warrant, call, commitment, subscription, right or agreement to purchase relating to the authorized or issued capital stock of Albemarle First, declare, set aside or pay any dividend or other distribution with respect to the outstanding capital stock of Albemarle First;

(iii)	incur any material liabilities or material obligations (other than deposit liabilities and short-term borrowings in the ordinary course of business), whether directly or by way of guaranty, including any obligation for borrowed money, or whether evidenced by any note, bond, debenture, or similar instrument, except in the ordinary course of business consistent with past practice;

(iv)	make any capital expenditures individually in excess of $10,000, or in the aggregate in excess of $50,000 other than pursuant to binding commitments existing on December 14, 2005 and disclosed in Disclosure Schedule 5.1(b)(iv) and other than expenditures necessary to maintain existing assets in good repair;

(v)	except for residential real property owned by and reflected on the books of Albemarle First as of the date hereof, the sale of which will not result in a material loss, sell, transfer, convey or otherwise dispose of any real property (including “other real estate owned”) or interest therein, except for the sale of the Albemarle First operations center in Keswick, Virginia as long as the sale is at fair market value as reasonably determined by Albemarle First;

(vi)

except as disclosed in Disclosure Schedule 5.1(b)(vi), pay any bonuses to any executive officer except pursuant to the terms of an enforceable written employment agreement; enter into any new, or amend in any respect any existing, employment, consulting, non-competition or independent contractor agreement with any person; alter the terms of any existing incentive bonus or commission plan; adopt any new or amend in any material respect any existing employee benefit plan, except as may be required by law; grant any general increase in compensation to its employees as a class or to its officers except for non-executive officers in the ordinary course of business and consistent with past practices and policies or except in accordance with the terms of an enforceable written agreement; grant any material increase in fees or other increase in compensation or in other benefits to any of its directors; or effect any change in any material respect in retirement benefits to any class of employees or officers, except as required by law;

(vii)	enter into or extend any material agreement, lease or license relating to real property, personal property, data processing or bankcard functions;

(viii)	acquire the assets or equity securities of any Person or acquire direct or indirect control of any Person, other than in connection with (A) any internal reorganization or consolidation involving existing Albemarle First subsidiaries which has been approved in advance in writing by Premier or (B) foreclosures in the ordinary course of business;

(ix)	increase or decrease the rate of interest paid on time deposits or on certificates of deposit, except in a manner and pursuant to policies consistent with Albemarle First’s past practices;

(x)	take any action that is intended or may reasonably be expected to result in any of the conditions to the Merger set forth in Article 7 not being satisfied;

(xi)	purchase or otherwise acquire any investment securities for its own account having an average remaining life to maturity greater than one (1) year, or any asset-backed security, other than those issued or guaranteed by the Government National Mortgage Association, the Federal National Mortgage Association or Home Loan Mortgage Corporation, or any Derivative Contract; or

(xii)	commence any cause of action or proceeding other than in accordance with past practice or settle any action, claim, arbitration, complaint, criminal prosecution, demand letter, governmental or other examination or investigation, hearing, inquiry or other proceeding against Albemarle First for material money damages or restrictions upon any of their operations.

Section 5.2 Current Information. During the period from the date of this Agreement to the Effective Time of the Merger or the time of termination or abandonment of this Agreement, Albemarle First will cause one or more of its designated representatives to confer on a regular and frequent basis with representatives of Premier and to report the general status of the ongoing operations of Albemarle First. Albemarle First will promptly notify Premier if it discovers that any of its representations or warranties in Article 3 were untrue on the date hereof or become untrue as the result of subsequent events and of any material change in the normal course of business or the operations or the properties of Albemarle First any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated) affecting Albemarle First, the institution or the threat of material litigation, claims, threats or causes of action involving Albemarle First, and will keep Premier fully informed of such events. Albemarle First will furnish to Premier, promptly after the preparation and/or receipt by Albemarle First thereof, copies of its unaudited periodic financial statements and call reports for the applicable periods then ended, and such financial statements and call reports shall, upon delivery to Premier, be treated, for purposes of Section 3.3 hereof, as among the Financial Statements of Albemarle First and the Call Reports of Albemarle First.

Section 5.3 Access to Properties; Personnel and Records. (a) For so long as this Agreement shall remain in effect, Albemarle First shall permit Premier or its agents full access, during normal business hours and upon reasonable notice, to the properties of Albemarle First and shall disclose and make available (together with the right to copy) to Premier and to its internal auditors, loan review officers, attorneys, accountants and other representatives, all books, papers and records relating to the assets, stock, properties, operations, obligations and liabilities of Albemarle First, including all books of account (including the general ledger), tax records, minute books of directors’ and shareholders’ meetings, organizational documents, bylaws, contracts and agreements, filings with any regulatory agency, examination reports, correspondence with regulatory or taxing authorities, documents relating to assets, titles, abstracts, appraisals, consultant’s reports, plans affecting employees, securities transfer records and stockholder lists, and any other assets, business activities or prospects in which Premier may have a reasonable interest, and Albemarle First shall use its reasonable best efforts to provide Premier and its representatives access to the work papers of Albemarle First’s accountants. During the period from the date of this Agreement to the Effective Time of the Merger, Albemarle First shall permit a Premier representative to attend Albemarle First Board and Loan Committee meetings for observation purposes only and not as a voting participant, except that such representative may not attend, unless otherwise permitted by Albemarle First, any portion of such meeting during which this Agreement and the transactions contemplated hereby are discussed or where litigation involving Albemarle First is being discussed and counsel for Albemarle First has advised Albemarle First that the presence of Premier representatives may jeopardize the attorney/client privilege. Albemarle First shall not be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of any customer, would contravene any law, rule, regulation, order or judgment, would violate any fiduciary obligations or duties of the officers or directors of Albemarle First or would violate any confidentiality agreement; provided that Albemarle First shall cooperate with Premier in seeking to obtain Consents from appropriate parties under whose rights or authority access is otherwise restricted. The foregoing rights granted to Premier shall not, whether or not and regardless of the extent to which the same are exercised, affect the representations and warranties made in this Agreement by Albemarle First.

(b) All information furnished by the parties hereto pursuant to this Agreement shall be treated as the sole property of the party providing such information until the consummation of the Merger contemplated hereby and, if such transaction shall not occur, the party receiving the information shall return to the party which furnished such information, all documents or other materials containing, reflecting or referring to such information, shall use its best efforts to keep confidential all such information, and shall not directly or indirectly use such information for any competitive or other commercial purposes. The obligation to keep such information confidential shall continue for five (5) years from the date the proposed transactions are abandoned but shall not apply to (i) any information which (A) the party receiving the information was already in possession of prior to disclosure thereof by the party furnishing the information, (B) was then available to the public, or (C) became available to the public through no fault of the party receiving the information; or (ii) disclosures pursuant to a legal requirement or in accordance with an order of a court of competent jurisdiction or regulatory agency; provided, however, the party which is the subject of any such legal requirement or order shall use its best efforts to give the other party at least ten (10) business days prior notice thereof so that such other party may seek a protective order or other appropriate remedy, and provided further, in the event such other party is unable to obtain a protective order or such other remedy, the party that is subject to such legal requirement shall furnish only that portion of such information which it is advised by counsel is legally required and shall use best efforts to insure that confidential treatment will be accorded such information. Each party hereto acknowledges and agrees that a breach of any of their respective obligations under this Section 5.3 would cause the other irreparable harm for which there is no adequate remedy at law, and that, accordingly, each is entitled to injunctive and other equitable relief for the enforcement thereof in addition to damages or any other relief available at law.

Section 5.4 Approval of Albemarle First Shareholders. Albemarle First will take all steps necessary under applicable laws to call, give notice of, convene and hold a meeting of its shareholders at such time as may be mutually agreed to by the parties for the purpose of approving this Agreement and the transactions contemplated hereby and for such other purposes consistent with the complete performance of this Agreement as may be necessary or desirable and the Board of Directors of Albemarle First will recommend to its shareholders the approval of this Agreement and the transactions contemplated hereby and Albemarle First will use its reasonable best efforts to obtain the necessary approvals by its shareholders of this Agreement and the transactions contemplated hereby; provided, however, that the Board of Directors of Albemarle First will not be obligated to hold such meeting, make any such recommendation or use its reasonable best efforts to obtain such approval if such actions are in the proper exercise of their fiduciary duties after consultation with legal counsel in connection with the consideration of a takeover proposal as permitted in Section 5.5.

Section 5.5 No Other Bids. For as long as this Agreement is in effect, except with respect to this Agreement and the transactions contemplated hereby, neither Albemarle First nor any “affiliate” (as defined below) thereof, nor any investment banker, attorney, accountant or other representative (collectively, “representative”) retained by Albemarle First shall directly or indirectly initiate, solicit, encourage or otherwise facilitate any inquiries or the making of any proposal or offer that constitutes, or may reasonably be expected to lead to, any “takeover proposal” (as defined below) by any other party. Neither Albemarle First nor any affiliate or representative thereof shall furnish any non-public information that it is not legally obligated to furnish or negotiate or enter into any agreement or contract with respect to any takeover proposal, and shall direct and use its reasonable efforts to cause its affiliates or representatives not to engage in any of the foregoing, but Albemarle First may furnish such non-public information and negotiate and enter into an agreement or contract with respect to an unsolicited takeover proposal and communicate information about such a takeover proposal to its shareholders if in the proper exercise of their fiduciary duties after consultation with legal counsel, the Board of Directors of Albemarle First determines that such actions are in the best interests of Albemarle First and its shareholders. Albemarle First shall promptly notify Premier orally and in writing in the event that it receives any inquiry or proposal relating to any such transaction. Albemarle First shall immediately cease and cause to be terminated as of the date of this Agreement any existing activities, discussions or negotiations with any other parties conducted heretofore with respect to any of the foregoing. As used in this Section 5.5, an “affiliate” of Albemarle First means any executive officer or director of Albemarle First or direct or indirect beneficial owner of a 10% or greater equity or voting interest in Albemarle First. As used in this Section 5.5, “takeover proposal” shall mean any proposal for a merger or other business combination involving Albemarle First or for the acquisition of a significant equity interest in Albemarle First or for the acquisition of a significant portion of the assets or liabilities of Albemarle First.

Section 5.6 Notice of Deadlines. Disclosure Schedule 5.6 lists the deadlines for extensions or terminations of any material leases, agreements or licenses (including specifically real property leases and data processing agreements) to which Albemarle First is a party.

Section 5.7 Affiliates. No later than thirty (30) days following the execution of this Agreement, Albemarle First shall deliver to Premier a letter identifying all persons who are, at the time this Agreement is submitted for approval to the shareholders of Albemarle First, “affiliates” of Albemarle First for purposes of Rule 145 under the Securities Act of 1933. In addition, Albemarle First shall use commercially reasonable best efforts to cause each Person who is identified as an “affiliate” in the letter referred to above to deliver to Premier not later than thirty (30) days prior to the Effective Time of the Merger, a written agreement substantially in the form of Exhibit 5.7 providing that such Person will not sell, pledge, transfer or otherwise dispose of Albemarle First Shares held by such Person, except as contemplated by such agreement or this Agreement, and will not sell, pledge, transfer or otherwise dispose of the Premier Shares to be received by such Person upon consummation of the Merger except in compliance with applicable provisions of the Securities Act of 1933, and the rules and regulations thereunder. Premier shall not be required to maintain the effectiveness of the Registration Statement under the Securities Act of 1933 for the purposes of resale of Premier Shares by such persons.

Section 5.8 Maintenance of Properties. Albemarle First will maintain its properties and assets in satisfactory condition and repair for the purposes for which they are intended, ordinary wear and tear excepted.

Section 5.9 Consents to Assign and Use Leased Premises; Extensions. (a) With respect to the leases disclosed in Disclosure Schedule 3.14(b), Albemarle First will obtain all Consents necessary or appropriate to transfer and assign all right, title and interest of Albemarle First to Rockingham Heritage and to permit the use and operation of the leased premises by Rockingham Heritage.

(b) At the election of Premier, with respect to each lease disclosed in Disclosure Schedule 3.14(b) that expires on or prior to December 31, 2006, Albemarle First shall take, or shall cause to be taken, all steps reasonably requested by Premier to negotiate extensions of such leases on such terms as are reasonably acceptable to Premier.

Section 5.10 Conforming Accounting and Reserve Policies. At the request of Premier, Albemarle First shall immediately prior to Closing establish and take such reserves and accruals as Premier reasonably shall request to conform Albemarle First’s loan, accrual, reserve and other accounting policies to the policies of Rockingham Heritage, provided however, such requested conforming adjustment shall not be taken into account as having a Material Adverse Effect on Albemarle First and further provided that no adjustment will be made that does not conform to generally accepted accounting principles. No adjustment shall violate any law, rule or regulation applicable to Albemarle First.

Section 5.11 Publicity. Except as otherwise required by law or the rules of NASDAQ, so long as this Agreement is in effect, neither Premier nor Albemarle First shall, or shall permit any of their respective subsidiaries or Affiliates to, issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public statement concerning, the transactions contemplated by this Agreement without the consent of the other party, which consent shall not be unreasonably withheld. In the event such press release, public statement or public announcement is required by law, the announcing party will give the other party advance notice of such and provide a copy of the proposed release, statement or announcement to the other party.

Section 5.12 Fixed Asset Inventory. At least thirty (30) days prior to the Effective Time of the Merger, Albemarle First shall take, or shall cause to be taken, an inventory of all fixed assets of Albemarle First, to verify the presence of all items listed on its depreciation schedules, and Albemarle First shall allow Premier representatives, at the election of Premier, to participate in or be present for such inventory and shall deliver to Premier copies of all records and reports produced in connection with such inventory.

Section 5.13 Warrant Cancellation. Contemporaneously with the mailing of the Proxy Statement, Albemarle First agrees to send the notice permitted by Section 4.6 of the Warrant Agreement between Albemarle First and the Registrar and Transfer Company, dated October 26, 2001 (the “Warrant Agreement”).

ARTICLE 6

ADDITIONAL COVENANTS AND AGREEMENTS

Section 6.1 Best Efforts; Cooperation. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its commercially reasonable best efforts promptly to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations, or otherwise, including attempting to obtain all necessary Consents, to consummate and make effective, as soon as practicable, the transactions contemplated by this Agreement.

Section 6.2 Regulatory Matters. (a) As promptly as practicable following the execution and delivery of this Agreement, Premier and Albemarle First shall cause to be prepared and filed all required applications and filings with the Regulatory Authorities which are necessary or contemplated for the obtaining of the Consents of the Regulatory Authorities or consummation of the Merger. Such applications and filings shall be in such form as may be prescribed by the respective government agencies and shall contain such information as they may require. The parties hereto will cooperate with each other and use their best efforts to prepare and execute all necessary documentation, to effect all necessary or contemplated filings and to obtain all necessary or contemplated permits, consents, approvals, rulings and authorizations of government agencies and third parties which are necessary or contemplated to consummate the transactions contemplated by this Agreement, including, without limitation, those required or contemplated from the Regulatory Authorities, and the shareholders of Albemarle First. Each of the parties shall have the right to review and approve in advance, which approval shall not be unreasonably withheld, any filing made with, or written material submitted to, any government agencies in connection with the transactions contemplated by this Agreement.

(b) Each party hereto will furnish the other party with all information concerning itself, its Subsidiaries, directors, trustees, officers, shareholders and depositors, as applicable, and such other matters as may be necessary or advisable in connection with any statement or application made by or on behalf of any such party to any governmental body in connection with the transactions, applications or filings contemplated by this Agreement. Upon request, the parties hereto will promptly furnish each other with copies of written communications received by them or their respective Subsidiaries from, or delivered by any of the foregoing to, any governmental body in respect of the transactions contemplated hereby.

Section 6.3 Other Matters. The parties acknowledge that nothing in this Agreement shall be construed as constituting an employment agreement between Premier or any of its affiliates and any officer or employee of Albemarle First or an obligation on the part of Premier or any of its affiliates to employ any such officers or employees.

Section 6.4 Current Information. During the period from the date of this Agreement to the Effective Time of the Merger or the time of termination or abandonment hereunder, Premier will cause one or more of its designated representatives to confer on a regular and frequent basis with Albemarle First and to report with respect to the general status and the ongoing operations of Premier.

Section 6.5 Registration Statement. Premier shall cause the Registration Statement to be filed and shall use its best efforts to cause such Registration Statement to be declared effective under the Securities Act, which Registration Statement, at the time it becomes effective, and at the Effective Time of the Merger, shall in all material respects conform to the requirements of the Securities Act and the general rules and regulations of the SEC promulgated thereunder. The Registration Statement shall include the form of Proxy Statement for the meeting of Albemarle First’s shareholders to be held for the purpose of having such shareholders vote upon the approval of this Agreement. Albemarle First will furnish to Premier the information required to be included in the Registration Statement with respect to its business and affairs before it is filed with the SEC and again before any amendments are filed. Premier shall take all actions required to qualify or obtain exemptions from such qualifications for the Premier Shares to be issued in connection with the transactions contemplated by this Agreement under applicable state blue sky securities laws, as appropriate.

Section 6.6 Reservation of Shares. Premier shall reserve for issuance such number of Premier Shares as shall be necessary to pay the consideration contemplated in this Agreement. If at any time the aggregate number of Premier Shares remaining unissued (or in treasury) shall not be sufficient to meet such obligation, Premier shall take all appropriate actions to increase the amount of its authorized common stock.

Section 6.7 Consideration. Premier shall issue the Premier Shares and shall pay or cause to be paid all cash payments as and when the same shall be required to be issued and paid pursuant to this Agreement.

Section 6.8 Retention Bonus Pool. Premier shall set aside a pool of funds in the range of $125,000 to $175,000 (the “Retention Bonus Pool”) that shall be distributed to certain Albemarle First employees (whose names shall be determined by mutual agreement of Premier and Albemarle First prior to the Closing Date).

Section 6.9 Benefit Plans. (a) Upon consummation of the Merger, employees of Albemarle First shall be entitled to participate in Rockingham Heritage retirement, welfare benefit and similar plans on the same terms and conditions as employees of Rockingham Heritage, without waiting periods, exceptions for pre-existing conditions, requirement of insurability or actively at work requirement or exclusion and giving effect to years of service with Albemarle First as if such service were with Rockingham Heritage. Employees of Albemarle First shall receive credit under Rockingham Heritage’s group health plans for all deductibles and co-payments and amounts paid toward out of pocket limits made by such employees under the group health plans maintained by Albemarle First prior to the Effective Time.

(b) Rockingham Heritage and Premier also shall honor in accordance with their terms as in effect on the date of this Agreement (or as amended thereafter with the prior written consent of Rockingham Heritage and Premier), (1) all of Albemarle First’s obligations for vacation, sick leave, personal leave and the like accrued and unused through the date of the consummation of the Merger and (2) all employment, severance, consulting and other compensation contracts and agreements disclosed in writing by Albemarle First to Rockingham Heritage and executed in writing by Albemarle First on the one hand and any individual current or former director, officer or employee thereof on the other hand.

6.10 Indemnification. Premier agrees that following the Effective Date, it shall indemnify and hold harmless any person who has rights to indemnification from Albemarle First, to the same extent and on the same conditions as such person is entitled to indemnification pursuant to Virginia law and Albemarle First’s Articles of Incorporation or Bylaws, as in effect on the date of this Agreement, to the extent legally permitted to do so, with respect to matters occurring or arising on or prior to the Effective Time, whether asserted or claimed prior to at or after the Effective Time. Except for claims that an individual has agreed not to assert, Premier further agrees that any such person who has rights to indemnification pursuant to this Section 6.10 is expressly made a third party beneficiary of this Section 6.10 and may directly, in such person’s personal capacity, enforce such rights through an action at law or in equity or through any other manner or means of redress under Virginia law to the same extent as if such person were a party hereto. Without limiting the foregoing, in any case in which corporate approval may be required to effectuate any indemnification, Premier shall direct, at the election of the party to be indemnified, that the determination of permissibility of indemnification shall be made by independent counsel mutually agreed upon between Premier and the indemnified party. Premier shall pay the premiums to extend the directors and officers’ liability insurance coverage of Albemarle First, by exercising the discovery option, if necessary, for persons who are currently covered by such insurance of Albemarle First for five years after the Effective Date for an annual premium not to exceed $39,000 per year for such individuals. In the event the annual premium exceeds $39,000 for any year of the five (5) year period, Premier shall give the past directors of Albemarle First 30 days notice of the total amount of the premium then due, and during that 30 day period the past directors of Albemarle First shall have the right, jointly or severally, to pay the difference between the actual premium and the $39,000 in order to keep the amount of coverage in place as was in place at the Effective Time.

Section 6.11. Advisory Board. Following the Effective Time, and in consultation with the former chief executive officer and the directors of Albemarle First, Premier agrees to form an advisory board for Rockingham Heritage consisting of persons living and/or working in the trade area formerly served by Albemarle First.

Section 6.12. Nasdaq Listing. Premier shall use its reasonable best efforts to list, prior to the Effective Time, on the Nasdaq Capital Market, subject to official notice of issuance, the shares of Premier Common Stock to be issued to the holders of Albemarle First Shares in the Merger.

ARTICLE 7

MUTUAL CONDITIONS TO CLOSING

The obligations of Premier and Rockingham Heritage, on the one hand, and Albemarle First, on the other hand, to consummate the transactions provided for herein shall be subject to the satisfaction of the following conditions, unless waived as hereinafter provided for:

Section 7.1 Shareholder Approval. The Merger shall have been approved by the requisite vote of the shareholders of Albemarle First.

Section 7.2 Regulatory Approvals. All necessary Consents of the Regulatory Authorities shall have been obtained and all notice and waiting periods required by law to pass after receipt of such Consents shall have passed, and all conditions to consummation of the Merger set forth in such Consents shall have been satisfied and such approvals shall not have imposed any condition or requirement which would so materially adversely impact the economic or business benefits of the Merger as to render inadvisable the consummation of the Merger in the reasonable opinion of the Board of Directors of Premier; and, provided further, no such term or condition imposed by any Regulatory Authority in connection with the grant of any Consent of any Regulatory Authority shall be deemed to materially adversely impact the economic or business benefits of the Merger unless it materially differs from terms and conditions customarily imposed by any such Regulatory Authority in connection with the acquisition of banks and bank holding companies under similar circumstances.

Section 7.3 Litigation. There shall be no actual or threatened causes of action, investigations or proceedings (i) challenging the validity or legality of this Agreement or the consummation of the transactions contemplated by this Agreement, or (ii) seeking damages in connection with the transactions contemplated by this Agreement, or (iii) seeking to restrain or invalidate the transactions contemplated by this Agreement, which, in the case of (i) through (iii), and in the reasonable judgment of either Premier or Albemarle First, based upon advice of counsel, would have a Material Adverse Effect with respect to the interests of Premier or Albemarle First, as the case may be.

Section 7.4 Proxy Statement and Registration Statement. The Registration Statement shall have been declared effective by the SEC, no stop order suspending the effectiveness of the Registration Statement shall have been issued, no action, suit, proceeding or investigation by the SEC to suspend the effectiveness of the Registration Statement shall have been initiated, and Premier shall have received all state securities laws, or “blue sky” permits or other authorizations, or confirmations as to the availability of exemptions from registration requirements, as may be necessary to issue the Premier Shares pursuant to the terms of this Agreement.

ARTICLE 8

CONDITIONS TO THE OBLIGATIONS OF PREMIER AND ROCKINGHAM

HERITAGE

The obligations of Premier and Rockingham Heritage to consummate the Merger are subject to the fulfillment of each of the following conditions, unless waived as hereinafter provided for:

Section 8.1 Representations and Warranties. The representations and warranties of Albemarle First set forth in this Agreement and in any certificate or document delivered pursuant hereto that are qualified by materiality shall be true and correct in all respects and such representations and warranties that are not so qualified shall be true and correct in all material respects, in each case, as of the date of this Agreement and as of all times up to and including the Effective Time of the Merger as though made on and as of the Effective Time of the Merger except (i) to the extent such representations and warranties are by their express provisions made as of a specified date, (ii) for changes therein contemplated by this Agreement and (iii) for representations and warranties the inaccuracy of which relate to matters that, individually or in the aggregate, do not represent a Material Adverse Effect with respect to Albemarle First or materially adversely affect the Merger and the other transactions contemplated by this Agreement.

Section 8.2 Performance of Obligations. Albemarle First shall have performed in all material respects all covenants, obligations and agreements required to be performed by it under this Agreement prior to the Effective Time of the Merger.

Section 8.3 Certificate Representing Satisfaction of Conditions. Albemarle First shall have delivered to Premier and Rockingham Heritage a certificate of the Chief Executive Officer of Albemarle First dated as of the Closing Date as to the satisfaction of the matters described in Sections 8.1 and 8.2 hereof, and such certificate shall be deemed to constitute additional representations, warranties, covenants, and agreements of Albemarle First under Article 3 of this Agreement.

Section 8.4. Opinion of Counsel. Premier shall have received an opinion of counsel from Troutman Sanders, LLP or other counsel to Albemarle First acceptable to Premier in substantially the form set forth in Exhibit 8.4 hereof.

Section 8.5. Consents Under Agreements. Albemarle First shall have obtained the consent or approval of any Person not identified in Disclosure Schedule 3.6(b) whose consent or approval shall be required in order to permit the succession by the Surviving Corporation to any obligation, right or interest of Albemarle First under any loan or credit agreement, note, mortgage, indenture, lease, license, or other agreement or instrument.

Section 8.6 Outstanding Shares of Albemarle First. Albemarle Premier and Albemarle First shall have agreed on the total number of Albemarle First Shares outstanding and the total number of Albemarle First Shares covered by any option, warrant, commitment, or other right or instrument to purchase or acquire Albemarle First Shares that are outstanding as of the Effective Time of the Merger, including any securities or rights convertible into or exchangeable for Albemarle First Shares.

Section 8.7 Maximum Share Issuance. Premier shall not be required to issue more than 989,600 Premier Shares in the Merger; provided, however, that Premier shall, if necessary to reduce the number of Premier Shares issuable in the Merger to 989,600, increase the cash consideration paid to holders of Albemarle First Shares to the Maximum Cash Consideration.

Section 8.8 Regulatory Authority Claim or Investigation. Neither Albemarle First nor any of its directors or officers shall have received written notice from a Regulatory Authority after the date of this Agreement and before the Closing Date, that a suit, claim or investigation has been brought, or is threatened to be brought, by such Regulatory Authority against either Albemarle First or any of its directors or officers, which Premier, after consultation with and giving reasonable consideration to the views, opinions or proposals made by Albemarle First with respect thereto, reasonably determines will result in a liability or expense (including indemnification obligations) in excess of $250,000 to Rockingham Heritage or Premier.

ARTICLE 9

CONDITIONS TO OBLIGATIONS OF ALBEMARLE FIRST

The obligation of Albemarle First to consummate the Merger as contemplated herein is subject to fulfillment of each of the following conditions, unless waived as hereinafter provided for:

Section 9.1 Representations and Warranties. The representations and warranties of Premier and Rockingham Heritage set forth in this Agreement and in any certificate or document delivered pursuant hereto that are qualified by materiality shall be true and correct in all respects and such representations and warranties that are not so qualified shall be true and correct in all material respects, in each case, as of the date of this Agreement and as of all times up to and including the Effective Time of the Merger as though made on and as of the Effective Time of the Merger except (i) to the extent such representations and warranties are by their express provisions made as of a specified date, (ii) for changes therein contemplated by this Agreement and (iii) for representations and warranties the incurring of which relate to matters that individually or in the aggregate do not represent a Material Adverse Effect with respect to Premier or Rockingham Heritage or materially adversely affect the Merger and the other transactions contemplated by this Agreement.

Section 9.2 Performance of Obligations. Premier and Rockingham Heritage shall have performed all covenants, obligations and agreements required to be performed by them and under this Agreement prior to the Effective Time of the Merger.

Section 9.3 Certificate Representing Satisfaction of Conditions. Premier and Rockingham Heritage shall have delivered to Albemarle First a certificate of the Chief Executive Officers of Premier and Rockingham Heritage dated as of the Effective Time of the Merger as to the satisfaction of the matters described in Sections 9.1 and 9.2 hereof, and such certificate shall be deemed to constitute additional representations, warranties, covenants, and agreements of Premier and Rockingham Heritage under Article 4 of this Agreement.

Section 9.4 Premier Shares. The Premier Shares to be issued in connection herewith shall be duly authorized and validly issued and, fully paid and nonassessable, issued free of preemptive rights and free and clear of all liens and encumbrances created by or through Premier.

Section 9.5 Tax Opinion. Albemarle First shall have received an opinion of Williams Mullen, in form and substance reasonably satisfactory to Albemarle First and its counsel, on or before the date on which the Proxy Statement of Albemarle First is to be mailed to holders of Albemarle First Shares, to the effect, among others, that the Merger will constitute a reorganization within the meaning of Section 368 of the Code and that no gain or loss will be recognized by the shareholders of Albemarle First to the extent that they receive Premier Shares in exchange for their Albemarle First Shares in the Merger.

Section 9.6 Fairness Opinion. The Board of Directors of Albemarle First shall have received Opinion Letters from Anderson & Strudwick dated prior to or as of the date the Proxy Statement is delivered to the shareholders of Albemarle First in connection with the solicitation of their approval of the Merger, stating that the Merger is fair, from a financial point of view, to the shareholders of Albemarle First.

Section 9.7. Opinion of Counsel. Albemarle First shall have received the opinion of Williams Mullen, counsel to Premier, dated the effective time to the effect set forth in Exhibit 9.7 hereof.

ARTICLE 10

TERMINATION, WAIVER AND AMENDMENT

Section 10.1 Termination. This Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time of the Merger:

(a) by the mutual consent in writing of the Board of Directors of Premier, Rockingham Heritage and Albemarle First; or

(b) by the Board of Directors of Premier, Rockingham Heritage, or Albemarle First if the Merger shall not have occurred on or prior to July 31, 2006, provided that the failure to consummate the Merger on or before such date is not caused by any breach of any of the representations, warranties, covenants or other agreements contained herein by the party electing to terminate pursuant to this Section 10.1(b); or

(c) by the Board of Directors of Premier, Rockingham Heritage or Albemarle First (provided that the terminating party is not then in breach of any representation or warranty contained in this Agreement under the applicable standard set forth in Section 8.1 of this Agreement in the case of Albemarle First and Section 9.1 in the case of Premier or in breach of any covenant or agreement contained in this Agreement) in the event of an inaccuracy of any representation or warranty of the other party contained in this Agreement which cannot be or has not been cured within thirty (30) days after the giving of written notice to the breaching party of such inaccuracy and which inaccuracy would provide the terminating party the ability to refuse to consummate the Merger under the applicable standard set forth in Section 8.1 of this Agreement in the case of Albemarle First and Section 9.1 of this Agreement in the case of Premier; or

(d) by the Board of Directors of Premier, Rockingham Heritage or Albemarle First (provided that the terminating party is not then in breach of any representation or warranty contained in this Agreement under the applicable standard set forth in Section 8.1 of this Agreement in the case of Albemarle First and Section 9.1 in the case of Premier or in breach of any covenant or other agreement contained in this Agreement) in the event of a material breach by the other party of any covenant or agreement contained in this Agreement which cannot be or has not been cured within thirty (30) days after the giving of written notice to the breaching party of such breach; or

(e) by the Board of Directors of Premier, Rockingham Heritage or Albemarle First in the event (i) any Consent of any Regulatory Authority required for consummation of the Merger and the other transactions contemplated hereby shall have been denied by final nonappealable action of such authority or if any action taken by such authority is not appealed within the time limit for appeal, or (ii) the shareholders of Albemarle First fail to vote their approval of this Agreement and the Merger and the transactions contemplated hereby as required by applicable law at Albemarle First’s shareholders’ meeting where the transactions were presented to such shareholders for approval and voted upon; or

(f) by the Board of Directors of Premier, Rockingham Heritage or Albemarle First (provided that the terminating party is not then in breach of any representation or warranty contained in this Agreement under the applicable standard set forth in Section 8.1 of this Agreement in this case of Albemarle First and Section 9.1 in the case of Premier or in breach of any covenant or agreement contained in this Agreement) in the event that any of the conditions precedent to the obligations of such party to consummate the Merger (other than as contemplated by Section 10.1(e) of this Agreement) cannot be satisfied or fulfilled by the date specified in Section 10.1(b) of this Agreement as the date after which such party may terminate this Agreement.

(g) By Premier, if Albemarle First receives a takeover proposal (as defined in Section 5.5) and does not within fourteen (14) days after receipt of such takeover proposal confirm in writing to Premier that it will not further consider or pursue such takeover proposal and that at least eighty percent (80%) of the members of the Board of Directors of Albemarle First supports the Merger, will vote their shares of Albemarle First Common Stock in favor of the Merger, and will recommend to the shareholders of Albemarle First that they approve the Merger.

(h) By Albemarle First if, as permitted under Section 5.5 it enters into a definitive merger agreement to be acquired by another Person who makes an unsolicited takeover proposal, at the same time Albemarle First enters in such agreement.

Section 10.2 Effect of Termination. In the event of the termination and abandonment of this Agreement pursuant to Section 10.1 of this Agreement, the Agreement shall terminate and have no effect, except that the provisions of this Section 10.2, Section 10.5, Section 10.6 and Article 11 of this Agreement shall survive any such termination and abandonment.

Section 10.3 Amendments. To the extent permitted by law, this Agreement and the Plan of Merger may be amended by a subsequent writing signed by each of Premier, Rockingham Heritage, and Albemarle First.

Section 10.4 Waivers. Subject to Section 11.11 hereof, prior to or at the Effective Time of the Merger, Premier and Rockingham Heritage, on the one hand, and Albemarle First, on the other hand, shall have the right to waive any default in the performance of any term of this Agreement by the other, to waive or extend the time for the compliance or fulfillment by the other of any and all of the other’s obligations under this Agreement and to waive any or all of the conditions to its obligations under this Agreement, except any condition, which, if not satisfied, would result in the violation of any law or any applicable governmental regulation.

Section 10.5 Non-Survival of Representations and Warranties. The representations, warranties, covenants or agreements in this Agreement or in any instrument delivered by Premier or Rockingham Heritage, or Albemarle First shall not survive the Effective Time of Merger, except that any representation, warranty or agreement in any agreement, contract, report, opinion, undertaking or other document or instrument delivered hereunder in whole or in part by any person other than Premier, Rockingham Heritage, Albemarle First (or directors and officers thereof in their capacities as such) shall survive the Effective Time of Merger; provided that no representation or warranty of Premier, Rockingham Heritage or Albemarle First contained herein shall be deemed to be terminated or extinguished so as to deprive Premier or Rockingham Heritage, on the one hand, and Albemarle First, on the other hand, of any defense at law or in equity which any of them otherwise would have to any claim against them by any person, including, without limitation, any shareholder or former shareholder of either party. No representation or warranty in this Agreement shall be affected or deemed waived by reason of the fact that Premier, Rockingham Heritage or Albemarle First and/or its representatives knew or should have known that any such representation or warranty was, is, might be or might have been inaccurate in any respect.

Section 10.6 Termination Fee; Expenses. (a) If this Agreement terminates:

(A) under Section 10.1(g) and the Board of Directors of Albemarle First submits to the Albemarle First’s shareholders for a vote or recommends a Transaction with a third party, or

(B) under Section 10.1(h), or

(C) otherwise as a result of the events described in clause (i) below and prior to the date of termination (i) Albemarle First solicited or encouraged any inquiry, offer or proposal from a third party to engage in a Transaction or initiated discussions or negotiations with a third party with respect to a Transaction or Albemarle First receives an inquiry or unsolicited proposal from a third party to engage in a Transaction which Albemarle First accepts as permitted in Section 5.5 hereof and (ii) the Board of Directors of Albemarle First submits to the Albemarle First’s shareholders for a vote or recommends a Transaction with such third party, then under (A), (B) or (C) above, Albemarle First shall pay Premier on demand the amount by which One Million Two Hundred Fifty Thousand Dollars ($1,250,000) exceeds any amount paid to Premier pursuant to Section 10.6 (e); provided, no payment under this Section 11.2 (a) shall be due if (A) Premier wrongfully terminates this Agreement or (B) if, at the time this Agreement terminated Albemarle First is entitled to terminate or to refuse to consummate the Merger pursuant to Section 10.1(c) or 10.1 (d).

(b) If the Premier Average Price of Premier Shares is less than $16.20 per share, Albemarle First may terminate this Agreement, but shall be obligated to pay up to Two Hundred Thousand Dollars ($200,000) of the out-of-pocket cost incurred by Premier in connection with the transactions contemplated by this Agreement.

(c) If the Premier Average Price of Premier Shares is greater than $26.20 per share, Premier may terminate this Agreement, but shall be obligated to pay up to Two Hundred Thousand Dollars ($200,000) of the out-of-pocket cost incurred by Albemarle First in connection with the transactions contemplated by this Agreement.

(d) If, after the execution of the preliminary term sheets signed by Premier and Albemarle First on December 7, 2005, Premier or Rockingham Heritage abandons the Merger for any reason (other than the discovery of information that reasonably causes Premier to determine that the expected financial benefits of the Merger would be materially and adversely affected), Premier shall reimburse Albemarle First for its reasonable out-of-pocket costs incurred after December 7, 2005 that are directly related to the proposed Merger.

(e) If this Agreement terminates under Section 10.1(g), Albemarle First shall reimburse Premier and Rockingham Heritage for their reasonable out-of-pocket costs incurred on or after November 28, 2005 that are directly related to the Merger.

ARTICLE 11

MISCELLANEOUS

Section 11.1 Alternative Structure. Notwithstanding anything to the contrary contained in this Agreement, prior to the Effective Time of the Merger, Rockingham Heritage shall be entitled to revise the structure of the Merger and/or the subsidiary Merger and related transactions in order to (x) substitute a Premier Subsidiary in the place of Rockingham Heritage prior to the Merger, whereby such other Premier Subsidiary would be the Continuing Corporation upon consummation of the Merger or (y) provide that a different entity shall be the surviving corporation in a merger provided that each of the transactions comprising such revised structure shall (i) fully qualify as, or fully be treated as part of, one or more tax-free reorganizations within the meaning of Section 368(a) of the Code, and not change the amount of consideration to be received by Albemarle First’s shareholders, (ii) be capable of consummation in as timely a manner as the structure contemplated herein and (iii) not otherwise be prejudicial to the interests of Albemarle First’s shareholders. This Agreement and any related documents shall be appropriately amended in order to reflect any such revised structure.

Section 11.2 Definitions; Rules of Construction. (a) Except as otherwise provided herein, the capitalized terms set forth below (in their singular and plural forms as applicable) shall have the following meanings:

“Act” shall have the meaning set forth in Section 3.28 of this Agreement.

“Affiliate” of a person shall mean (i) any other person directly or indirectly through one or more intermediaries controlling, controlled by or under common control of such person, (ii) any officer, director, partner, employer or direct or indirect beneficial owner of any 10% or greater equity of voting interest of such person or (iii) any other persons for which a person described in clause (ii) acts in any such capacity.

“Agreement” shall have the meaning set forth in the preamble to this Agreement.

“Albemarle First” shall have the meaning set forth in the preamble to this Agreement.

“Albemarle First Certificate” shall have the meaning set forth in Section 2.4(a) of this Agreement.

“Albemarle First SEC Reports” shall have the meaning set forth in Section 3.29 of this Agreement.

“Albemarle First Shares” shall mean the common stock, par value $4.00 per share, of Albemarle First.

“Albemarle First Stock Option” shall have the meaning set forth in Section 2.7 of this Agreement.

“Call Reports of Albemarle First” shall have the meaning set forth in Section 3.3(a) of this Agreement.

“Cash Election Shares” shall have the meaning set forth in Section 2.2(b)(ii) of this Agreement.

“Closing” shall have the meaning set forth in Section 1.1(b) of this Agreement.

“Closing Date” shall have the meaning set forth in Section 1.1(b) of this Agreement.

“COBRA” shall have the meaning set forth in Section 3.12(d) of this Agreement.

“Code” shall have the meaning set forth in the first recital to this Agreement.

“Condition”, with respect to any Person shall mean its business, assets, operation, financial condition or results of operations.

“Consent” shall mean a consent, approval or authorization; waiver, clearance, exemption or similar affirmation by any person pursuant to any lease, contract, permit, law, regulation or order.

“Control”, with respect to any Person shall mean ownership or the power to vote twenty-five percent (25%) or more of any class of voting security or the power to exercise, directly or indirectly, a controlling influence over its management or policies.

“Derivative Contracts” shall have the meaning set forth in Section 3.22 of this Agreement.

“Effective Time of the Merger” shall have the meaning set forth in Section 1.1(a) of this Agreement.

“Election Deadline” shall have the meaning set forth in Section 2.2(d) of this Agreement.

“Election Form” shall have the meaning set forth in Section 2.2(a) of this Agreement.

“Environmental Law” means any applicable federal, state or local law, statute, including, but without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. § 9601 et seq., ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree or injunction relating to (i) the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (ii) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, whether by type or by substance as a component; “Loan Property” means any property owned by Albemarle First, or in which Albemarle First holds a security interest, and, where required by the context, includes the owner or operator of such property, but only with respect to such property, “Hazardous Material” means any substance that is or becomes listed, defined, designated or classified as hazardous, toxic, radioactive, or dangerous or otherwise regulated under any Environmental Law and any substance to which exposure is regulated by any governmental authority or any Environmental Law, including, without limitation, asbestos and asbestos containing material and petroleum and any fraction or derivative thereof; and “Participation Facility” means any facility in which Albemarle First has engaged in Participation in the Management of such facility, and, where required by the context, includes the owner or operator of such facility, but only with respect to such facility, “Participation in the Management” of a facility has the meaning set forth in 40 CFR §300.1100(c).

“ERISA” shall have the meaning set forth in Section 3.12(a) of this Agreement.

“Exchange Agent” shall have the meaning set forth in Section 2.2(a) of this Agreement.

“Exchange Ratio” means the fraction a Premier Share that is issued for an Albemarle First Share pursuant to Section 2.1(b)(i) hereof.

“Financial Statements of Albemarle First” shall have the meaning set forth in Section 3.3(a) of this Agreement.

“Financial Statements of Premier” shall have the meaning set forth in Section 4.5 of this Agreement.

“HIPAA” shall have the meaning set forth in Section 3.12(d) of this Agreement.

“Litigation Reserve” shall have the meaning set forth in Section 3.4 of this Agreement.

“Knowledge” – an individual will be deemed to have “Knowledge” of a particular fact or other matter if: (a) such individual is actually aware of such fact or other matter; or (b) a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonably comprehensive investigation concerning the existence of such fact or other matter. A Person (other than an individual) will be deemed to have “Knowledge” of a particular fact or other matter if any individual who is serving, or who has since January 1, 2004 served, as a director or executive officer of such Person (or in any similar capacity) has, or at any time had, Knowledge of such fact or other matter.

“Material Adverse Effect” with respect to a party hereto shall mean an event, change, or occurrence which, individually or together with any other event, change or occurrence, (i) has or is reasonably likely to have a material adverse effect on the financial condition, results of operations, business, prospects or shareholders equity of such party, (ii) materially impairs the ability of such party to perform its obligations under this Agreement or to consummate the Merger and the other transactions contemplated by this Agreement, (iii) involves Albemarle First and would be materially adverse to the interests of Premier, (iv) involves Premier or Rockingham Heritage and will be materially adverse to the interests of Albemarle First or its shareholders, provided that “Material Adverse Effect” shall not be deemed to include the impact of (a) actions and omissions of a party taken with the prior written consent of the other in contemplation of the transactions contemplated hereby, and (b) the direct effects of compliance with us Agreement on the operating performance of the parties, including expenses incurred by the parties in consummating the transactions contemplated by this Agreement.

“Premier Average Price” shall mean the average of the daily closing prices of Premier Shares on the NASDAQ Capital Market for the twenty (20) consecutive trading days ending on the fifth (5th) day before the Closing Date; provided that for any trading day within such twenty (20) day period there are no trades of Premier Shares, then the closing price on any such day shall be deemed to be the closing price on the immediately preceding day on which Premier Shares traded.

“Maximum Cash Consideration” shall mean the number of Albemarle First Shares outstanding immediately prior to the Effective Date, multiplied by $7.90.

“Minimum Cash Consideration” shall mean the number of Albemarle First Shares outstanding immediately prior to the Effective Date, multiplied by $5.53.

“Merger” shall have the meaning set forth in Section 1.1(a) of this Agreement.

“Merger Consideration” means the number of whole Premier Shares, plus cash in lieu of any fractional share interest, and/or the amount of cash into which Albemarle First Shares shall be converted pursuant to the provisions of Article 2 hereof.

“No-Election Shares” shall have the meaning set forth in Section 2.2(b)(iii) of this Agreement.

“OREO Reserve” shall have the meaning set forth in Section 3.4 of this Agreement.

“PBGC” shall have the meaning set forth in Section 3.12(a) of this Agreement.

“Per Share Stock Consideration” shall have the meaning set forth in Section 2.1(b)(i) of this Agreement.

“Per Share Cash Consideration” shall have the meaning set forth in Section 2.1(b)(ii) of this Agreement.

“Person” shall mean any individual, corporation, partnership, limited liability company, association, trust, unincorporated entity or other legal entity.

“Premier” shall have the meaning set forth in the preamble to this Agreement.

“Premier Shares” shall mean the common stock, par value $1.00 per share, of Premier.

“Proxy Statement” shall have the meaning set forth in Section 3.7 of this Agreement.

“Reallocated Cash Shares” shall have the meaning set forth in Section 2.3(c)(iii) of this Agreement.

“Reallocated Stock Shares” shall have the meaning set forth in Section 2.3(b)(ii) of this Agreement.

“Regulatory Authorities” shall mean, collectively, the Federal Trade Commission (the “FTC”), the United States Department of Justice (the “Justice Department”), the Board of Governors of the Federal Reserve System (the “FRB”), the Federal Deposit Insurance Corporation (the “FDIC”), and Virginia State Corporation Commission and all other state regulatory agencies having jurisdiction over the parties, the National Association of Securities Dealers, Inc., all national securities exchanges and the Securities and Exchange Commission (the “SEC”).

“Retention Bonus Pool” shall have the meaning set forth in Section 6.8 of this Agreement.

“Rockingham Heritage” shall have the meaning set forth in the preamble to this Agreement.

“Stock Election Shares” shall have the meaning set forth in Section 2.2(b)(i) of this Agreement.

“Surviving Corporation” shall have the meaning set forth in Section 1.1(a) of this Agreement.

“Transaction,” for purposes of Section 10.6 (a), shall mean a merger, share exchange, sale of assets, sale of stock or other combination or plan of liquidation involving Albemarle First or its shareholders and any other Person, regardless of which Person is the surviving entity.

“Warrant Agreement” shall have the meaning set forth in Section 5.18 of this Agreement.

(b) The words “hereof,” “herein,” “hereunder” and words of similar import shall refer to this Agreement as a whole and not to any particular section or provision of this Agreement and any reference to a particular section of this Agreement shall include all subsections thereof.

(c) The words “party” and “parties” shall refer to Albemarle First, Premier and Rockingham Heritage.

(d) Definitions shall be equally applicable to both the singular and plural forms of the terms defined, and references to the masculine, feminine or neuter gender shall include each other gender.

(e) Accounting terms used herein and not otherwise defined herein are used herein as defined by GAAP in the United States of America.

Section 11.3 Entire Agreement. This Agreement and the documents referred to herein contain the entire agreement among Premier, Rockingham Heritage and Albemarle First with respect to the transactions contemplated hereunder and this Agreement supersedes all prior arrangements or understandings with respect thereto, whether written or oral. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors. Nothing in this Agreement, expressed or implied, is intended to confer upon any person, firm, corporation or entity, other than the parties hereto and their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

Section 11.4 Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by first class or registered or certified mail, postage prepaid, telegram or telex or other facsimile transmission addressed as follows:

If to Albemarle First:

Albemarle First Bank

1265 Seminole Trail

Charlottesville, VA 22901

Attention: Thomas M. Boyd, Jr.

Bus Fax: (434) 973-5113

with a copy to:

Jacob A. Lutz, III

Troutman Sanders Building

1001 Haxall Point

Richmond, Virginia 23219

Bus Fax: (804) 698-6014

If to Rockingham Heritage or Premier, then to:

Donald L. Unger

Premier Community Bankshares, Inc.

4095 Valley Pike

Winchester, VA 22602

Bus Fax: (540) 869-7451

with a copy to:

Wayne A. Whitham, Jr.

Williams Mullen

Two James Center

16th Floor

Richmond, Virginia 23218-1320

Fax: (804) 783-6473

All such notices or other communications shall be deemed to have been delivered (i) upon receipt when delivery is made by hand, (ii) on the third (3rd) business day after deposit in the United States mail when delivery is made by first class, registered or certified mail, and (iii) upon transmission when made by telegram, telex or other facsimile transmission if evidenced by a sender transmission completed confirmation.

Section 11.5 Severability. If any term, provision, covenant or restriction contained in this Agreement is held by a court of competent jurisdiction or other competent authority to be invalid, void or unenforceable or against public or regulatory policy, the remainder of the terms, provisions, covenants and restrictions contained in this Agreement shall remain in full force and effect and in no way shall be affected, impaired or invalidated, if, but only if, pursuant to such remaining terms, provisions, covenants and restrictions the Merger may be consummated in substantially the same manner as set forth in this Agreement as of the later of the date this Agreement was executed or last amended.

Section 11.6 Costs and Expenses. Except as provided herein, expenses incurred by Albemarle First on the one hand and Premier on the other hand, in connection with or related to the authorization, preparation and execution of this Agreement, the solicitation of shareholder approval and all other matters related to the closing of the transactions contemplated hereby, including all fees and expenses of agents, representatives, counsel and accountants employed by either such party or its affiliates, shall be borne solely and entirely by the party which has incurred same.

Section 11.7 Captions. The captions as to contents of particular articles, sections or paragraphs contained in this Agreement and the table of contents hereto are inserted only for convenience and are in no way to be construed as part of this Agreement or as a limitation on the scope of the particular articles, sections or paragraphs to which they refer.

Section 11.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document with the same force and effect as though all parties had executed the same document.

Section 11.9 Persons Bound; No Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, distributees, and assigns, but notwithstanding the foregoing, this Agreement may not be assigned by any party hereto unless the prior written consent of the other parties is first obtained (other than by Rockingham Heritage to another affiliate of Premier).

Section 11.10 Exhibits and Schedules. Each of the exhibits and schedules attached hereto is an integral part of this Agreement and shall be applicable as if set forth in full at the point in the Agreement where reference to it is made.

Section 11.11 Waiver. The waiver by any party of the performance of any agreement, covenant, condition or warranty contained herein shall not invalidate this Agreement, nor shall it be considered a waiver of any other agreement, covenant, condition or warranty contained in this Agreement. A waiver by any party of the time for performing any act shall not be deemed a waiver of the time for performing any other act or an act required to be performed at a later time. The exercise of any remedy provided by law, equity or otherwise and the provisions in this Agreement for any remedy shall not exclude any other remedy unless it is expressly excluded. The waiver of any provision of this Agreement must be signed by the party or parties against whom enforcement of the waiver is sought. This Agreement and any exhibit, memorandum or schedule hereto or delivered in connection herewith may be amended only by a writing signed on behalf of each party hereto.

Section 11.12 Construction of Terms. Whenever used in this Agreement, the singular number shall include the plural and the plural the singular. Pronouns of one gender shall include all genders. Accounting terms used and not otherwise defined in this Agreement have the meanings determined by, and all calculations with respect to accounting or financial matters unless otherwise provided for herein, shall be computed in accordance with generally accepted accounting principles, consistently applied. References herein to articles, sections, paragraphs, subparagraphs or the like shall refer to the corresponding articles, sections, paragraphs, subparagraphs or the like of this Agreement. The words “hereof”, “herein”, and terms of similar import shall refer to this entire Agreement. Unless the context clearly requires otherwise, the use of the terms “including”, “included”, “such as”, or terms of similar meaning, shall not be construed to imply the exclusion of any other particular elements.

Section 11.13 Subsidiaries. Unless a different meaning is expressly required, each representation or warranty of a party contained herein shall be construed to apply to such party and its subsidiaries.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered, and their respective seals hereunto affixed, by their officers thereunto duly authorized, and have caused this Agreement to be dated as of the date and year first above written.

[CORPORATE SEAL]
PREMIER COMMUNITY BANKSHARES, INC.

		By:	/s/ Donald L. Unger
Donald L. Unger
Its Chief Executive Officer

ATTEST:

By:	/s/
Its Secretary

[CORPORATE SEAL]
ROCKINGHAM HERITAGE BANK

		By:	/s/ John K. Stephens
John K. Stephens
Its Chief Executive Officer

ATTEST:

By:	/s/
Its Secretary

[CORPORATE SEAL]
ALBEMARLE FIRST BANK

		By:	/s/ Thomas M. Boyd
Thomas M. Boyd
Its Chief Executive Officer

ATTEST:

By:	/s/
Its Secretary

Exhibit A

PLAN OF MERGER

of

ALBEMARLE FIRST BANK,

a Virginia corporation

with and into

ROCKINGHAM HERITAGE BANK,

a Virginia corporation

I. NAMES OF PARTIES TO THE MERGER

The corporations to be merged are Albemarle First Bank, a Virginia corporation (“Albemarle First”), and Rockingham Heritage Bank, a Virginia corporation (“Rockingham Heritage”), which is a wholly-owned subsidiary of Premier Community Bankshares, Inc., a Virginia corporation (“Parent”).

II. THE MERGER

At the Effective Time (as defined below), Albemarle First shall merge with and into Rockingham Heritage (the “Merger”). Upon consummation of the Merger, the separate corporate existence of Albemarle First shall thereupon cease and Rockingham Heritage shall continue as the surviving corporation (sometimes referred to herein as the “Surviving Corporation”). The separate corporate existence of the Surviving Corporation with all its purposes, objects, rights, privileges, powers and franchises shall continue unaffected by the Merger. Upon consummation, the Merger shall have the effects specified in the Virginia Stock Corporation Act (the “Act”) for mergers.

III. EFFECTIVE TIME

The Merger shall become effective at 11:59 p.m. on                     , 2006 (the “Effective Time”).

IV. ACTIONS AFTER THE EFFECTIVE TIME

If at any time after the Effective Time the Surviving Corporation shall consider or be advised that any further assignments or assurances in law or otherwise are necessary or desirable to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, all rights, title and interests in all real estate and other property and assets and all privileges, rights, powers and franchises of Albemarle First or Rockingham Heritage, then the Surviving Corporation and its proper officers and directors, in the name and on behalf of Albemarle First or Rockingham Heritage, shall execute and deliver all such proper deeds, assignments and assurances in law and do all things necessary and proper to vest, perfect or confirm title to such assets or rights in the Surviving Corporation and otherwise to carry out the purpose of this Plan of Merger, and the proper officers and directors of the Surviving Corporation are fully authorized in the name of Albemarle First or Rockingham Heritage or otherwise to take any and all such action.

V. ARTICLES OF INCORPORATION AND BYLAWS

At the Effective Time, the Articles of Incorporation of Rockingham Heritage shall be the Articles of Incorporation of the Surviving Corporation and the Bylaws of Rockingham Heritage shall be the Bylaws of the Surviving Corporation.

VI. EFFECT OF MERGER ON BOARD OF DIRECTORS AND OFFICERS

From and after the Effective Time, the directors of the Surviving Corporation shall be those persons serving as directors of Rockingham Heritage immediately prior to the Effective Time of the Merger, together with Thomas M. Boyd, Jr. and two additional members who shall be designated by Rockingham Heritage and Albemarle First, at or prior to the Effective Time of the Merger. Thomas M. Boyd, Jr. also shall be appointed to the board of directors of Parent at the Effective Time.

VII. EFFECT OF MERGER ON OUTSTANDING SHARES

Section 7.1 Conversion of Albemarle First Shares. At the Effective Time, by virtue of the Merger and without any action on the part of a holder of Albemarle First Shares:

(a) Each Premier Share that is issued and outstanding at the Effective Time shall remain issued and outstanding and shall remain unchanged by the Merger.

(b) Subject to Sections 7.1(c), 7.2, 7.3, 7.5 and 7.6, each Albemarle First Share issued and outstanding immediately before the Effective Time shall be converted into, and shall be canceled in exchange for, the right to receive, at the election of the holder thereof:

(i) a fraction of a Premier Share equal to “A” divided by “B” where “A” shall equal $15.80 and where “B” shall equal the Premier Average Price (the “Exchange Ratio”); provided, however, that if the Premier Average Price is greater than $24.20, the Exchange Ratio shall be fixed at 0.6529 and if the Premier Average

Price is less than $18.20, the Exchange Ratio shall be fixed at 0.8681 (the “Per Share Stock Consideration”); or

(ii) cash in the amount of $15.80 (the “Per Share Cash Consideration”).

(c) Notwithstanding anything in this Agreement to the contrary, the aggregate amount of cash to be issued to shareholders of Albemarle First in the Merger shall not exceed the Maximum Cash Consideration and shall not be less than the Minimum Cash Consideration; provided, however, Premier, in its sole and absolute discretion, shall have the right to increase the number of Albemarle First Shares exchanged for the Per Share Cash Consideration, so long as the total Per Share Cash Consideration does not exceed the Maximum Cash Consideration.

Section 7.2 Election Procedures.

(a) Premier shall designate Registrar and Transfer Company, Cranford, New Jersey (or such other Albemarle First as Premier and Albemarle First may mutually agree), to act as the exchange agent (the “Exchange Agent”) for purposes of conducting the election procedure and the exchange procedure described in this Article VII. Provided that Albemarle First has delivered, or caused to be delivered, to the Exchange Agent all information that is necessary for the Exchange Agent to perform its obligations as specified herein, the Exchange Agent shall, (i) provide to Albemarle First contemporaneously with the mailing of the Proxy Statement an election form (the “Election Form”), and (ii) no later than five (5) business days after the Effective Time, mail or make available to each holder of record of Albemarle First Shares a notice and letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the certificates theretofore representing shares of Albemarle First Shares shall pass, only upon proper delivery of the certificates to the Exchange Agent) advising such holder of the effectiveness of the Merger and the procedure for surrendering to the Exchange Agent such certificate or certificates in exchange for the consideration set forth in Section 7.1(b) hereof.

(b) Each Election Form shall permit the holder (or in the case of nominee record holders, the beneficial owner through proper instructions and documentation) to make one of the following elections:

(i) to elect to receive Premier Shares with respect to some or all of such holder’s Albemarle First Shares (the “Stock Election Shares”);

(ii) to elect to receive cash with respect to some or all of such holder’s Albemarle First Shares (the “Cash Election Shares”); or

(iii) to indicate that such holder makes no such election with respect to such holder’s shares of Albemarle First Shares (the “No-Election Shares”).

(c) Nominee record holders who hold Albemarle First Shares on behalf of multiple beneficial owners shall indicate how many of the shares held by them are Stock Election Shares, Cash Election Shares, and No-Election Shares. If a shareholder either (i) does not submit a properly completed Election Form in a timely fashion or (ii) revokes an Election

Form prior to the Election Deadline and does not resubmit a properly completed Election Form prior to the Election Deadline, the shares of Albemarle First Shares held by such shareholder shall be designated No-Election Shares.

(d) The term “Election Deadline” shall mean 5:00 p.m., Eastern Time, on the 30th day following but not including the date of mailing of the Election Form or such other date as Premier and Albemarle First shall mutually agree upon.

(e) Any election to receive Premier Shares or cash or a combination thereof shall have been properly made only if the Exchange Agent shall have actually received a properly completed Election Form by the Election Deadline. Any Election Form may be revoked or changed by the person submitting such Election Form to the Exchange Agent by written notice to the Exchange Agent only if such written notice is actually received by the Exchange Agent at or prior to the Election Deadline. The Exchange Agent shall have reasonable discretion to determine when any election, modification or revocation is received, whether any such election, modification or revocation has been properly made and to disregard immaterial defects in any Election Form, and any good faith decisions of the Exchange Agent regarding such matters shall be binding and conclusive. Neither Premier nor the Exchange Agent shall be under any obligation to notify any person of any defect in an Election Form.

Section 7.3 Allocation of Shares.

(a) Within five (5) business days after the Closing Date, the Exchange Agent, as directed by Premier, shall effect the allocation among holders of Albemarle First Shares of rights to receive Premier Shares or cash in accordance with the Election Forms as follows.

(b) If the number of Cash Election Shares times the Per Share Cash Consideration is greater than the Maximum Cash Consideration, then:

(i) all Stock Election Shares and all No-Election Shares shall be converted into the right to receive Premier Shares;

(ii) the Exchange Agent shall convert on a pro rata basis as described below in Section 7.3(d) a sufficient number of Cash Election Shares (“Reallocated Stock Shares”) such that the number of remaining Cash Election Shares times the Per Share Cash Consideration equals the Maximum Cash Consideration, and all Reallocated Stock Shares shall be converted into the right to receive Premier Shares; and

(iii) the Cash Election Shares that are not Reallocated Stock Shares shall be converted into the right to receive cash.

(c) If the number of Cash Election Shares times the Per Share Cash Consideration is less than the Minimum Cash Consideration, then:

(i) all Cash Election Shares shall be converted into the right to receive cash;

(ii) No-Election Shares shall then be deemed to be Cash Election Shares to the extent necessary to have the total number of Cash Election Shares times the Per Share Cash Consideration equal the Minimum Cash Consideration. If less than all of the No-Election Shares need to be treated as Cash Election Shares, then the Exchange Agent shall select which No-Election Shares shall be treated as Cash Election Shares in such manner as the Exchange Agent shall determine, and all remaining No-Election Shares shall thereafter be treated as Stock Election Shares;

(iii) If all of the No-Election Shares are treated as Cash Election Shares under the preceding subsection and the total number of Cash Election Shares times the Per Share Cash Consideration is less than the Minimum Cash Consideration, then the Exchange Agent shall convert on a pro rata basis as described below in Section 7.3(d) a sufficient number of Stock Election Shares into Cash Election Shares (“Reallocated Cash Shares”) such that the sum of the number of Cash Election Shares plus the number of Reallocated Cash Shares times the Per Share Cash Consideration equals the Minimum Cash Consideration, and all Reallocated Cash Shares will be converted into the right to receive cash; and

(iv) the Stock Election Shares that are not Reallocated Cash Shares shall be converted into the right to receive Premier Shares.

(d) In the event the Exchange Agent is required pursuant to Section 7.3(b) to convert some Cash Election Shares into Reallocated Stock Shares, each holder of Cash Election Shares shall be allocated a pro rata portion of the total Reallocated Stock Shares. In the event that the Exchange Agent is required pursuant to Section 7.3(c) to convert some Stock Election Shares into Reallocated Cash Shares, each holder of Stock Election Shares shall be allocated a pro rata portion of the total Reallocated Cash Shares.

Section 7.4 Exchange Procedures.

(a) After completion of the allocation referred to paragraphs (b) and (c) of Section 7.3, each holder of an outstanding certificate representing shares of Albemarle First Shares prior to the Effective Date (a “Albemarle First Certificate”) who has surrendered such Albemarle First Certificate to the Exchange Agent will, upon acceptance thereof by the Exchange Agent, be entitled to a certificate or certificates representing the number of whole Premier Shares and/or the amount of cash into which the aggregate number of shares of Albemarle First Shares previously represented by such Albemarle First Certificate(s) surrendered shall have been converted pursuant to this Agreement and, if such holder’s shares of Albemarle First Shares have been converted into Premier Shares, any other distribution on Premier Shares issuable in the Merger with a record date after the Effective Date, in each case without interest. The Exchange Agent shall accept such Albemarle First Certificates upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to affect an orderly exchange thereof in accordance with normal exchange practices. Each Albemarle First Certificate that is not surrendered to the Exchange Agent in accordance with the procedures provided for herein shall, except as otherwise herein provided, until duly surrendered to the Exchange Agent be deemed to evidence ownership of the number of Premier Shares or the right to receive the amount of cash into which such Albemarle First Shares shall have been converted.

No dividends that have been declared by Premier will be remitted to any person entitled to receive Premier Shares under Section 7.3 until such person surrenders Albemarle First Certificate(s) representing Albemarle First Shares, at which time such dividends shall be remitted to such person, without interest.

(b) The Exchange Agent and Premier shall not be obligated to deliver cash and/or a certificate or certificates representing Premier Shares to which a holder of Albemarle First Shares would otherwise be entitled as a result of the Merger until such holder surrenders Albemarle First Certificate(s) representing the shares of Albemarle First for exchange as provided in this Section 7.4, or, in default thereof, an appropriate affidavit of loss and indemnity agreement and/or a bond in an amount as may be reasonably required in each case by Premier.

(c) Notwithstanding anything in this Agreement to the contrary, Albemarle First Certificates surrendered for exchange by an Albemarle First affiliate shall not be exchanged for certificates representing Premier Shares to which such Albemarle First affiliate may be entitled pursuant to the terms of this Agreement until Premier has received a written agreement from such person as specified in Section 7.7.

Section 7.5 No Fractional Securities. No certificates or scrip representing fractional Premier Shares shall be issued upon the surrender for exchange of Albemarle First Certificates, and such fractional shares shall not entitle the owner thereof to vote or to any other rights of a holder of Premier Shares. A holder of shares of Albemarle First Shares converted in the Merger who would otherwise have been entitled to a fractional Premier Share shall be entitled to receive a cash payment (without interest) in lieu of such fractional share in an amount determined by multiplying (i) the fractional share interest to which such holder would otherwise be entitled by (ii) the Per Share Cash Consideration.

Section 7.6 Certain Adjustments. If, after the date hereof and on or prior to the Effective Time, the outstanding shares of Albemarle First Shares shall be changed into a different number of shares by reason of any reclassification, recapitalization, split-up, combination or exchange of shares, or any dividend payable in stock or other securities is declared thereon with a record date within such period, or any similar event shall occur, the Merger Consideration will be adjusted accordingly to provide to the holders of Albemarle First Shares, respectively, the same economic effect as contemplated by this Agreement prior to such reclassification, recapitalization, split-up, combination, exchange or dividend or similar event. In the event that the sum of (i) the number of shares of Albemarle First Shares presented for exchange pursuant to Section 7.2 and Section 7.4 or otherwise issued and outstanding at the Effective Time, and (ii) the number of shares of Albemarle First Shares issuable upon the exercise of options or warrants (whether pursuant to Albemarle First Stock Options, as defined in Section 7.7, below, or otherwise) as of the Effective Time, shall be greater than the sum of (x) the number of shares of Albemarle First Shares outstanding as of the date hereof, and (y) the number of shares of Albemarle First Shares issuable upon the exercise of Albemarle First Stock Options and warrants outstanding as of the date hereof, then the per share Merger Consideration shall be appropriately and proportionately decreased to take into account such additional issued and outstanding, and issuable shares of Albemarle First Shares.

Section 7.7 Albemarle First Stock Options. From and after the Effective Time, all options granted under Albemarle First Bank 1999 Stock Option Plan to purchase Albemarle First Shares (each, a “Albemarle First Stock Option”), that are then outstanding and unexercised, shall be converted into and become options to purchase Premier Shares, and Premier shall assume each such Albemarle First Stock Option in accordance with the terms of the plan and agreement by which it is evidenced; provided, however, that from and after the Effective Time (i) each such Albemarle First Stock Option assumed by Premier may be exercised solely to purchase Premier Shares; (ii) the number of Premier Shares purchasable upon exercise of such Albemarle First Stock Option shall be equal to the number of shares of Albemarle First Shares that were purchasable under such Albemarle First Stock Option immediately prior to the Effective Time multiplied by the Exchange Ratio and rounding down to the nearest whole share, and (iii) the per share exercise price under each such Albemarle First Stock Option shall be adjusted by dividing the per share exercise price of each such Albemarle First Stock Option by the Exchange Ratio, and rounding up to the nearest cent. The terms of each Albemarle First Stock Option shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, stock dividend, recapitalization or other similar transaction with respect to Premier Shares on or subsequent to the Effective Time. The adjustment provided in this Section 7.7 with respect to any Albemarle First Stock Options (whether or not “incentive stock options” (as defined in Section 422 of the Code)) shall be and is intended to be effected in a manner which is consistent with Section 424(a) of the Code and, to the extent it is not so consistent, the provisions of such Section 424(a) of the Code shall override anything to the contrary contained herein.

Section 7.8 Laws of Escheat. If any of the consideration due or other payments to be paid or delivered to the holders of Albemarle First Shares is not paid or delivered within the time period specified by any applicable laws concerning abandoned property, escheat or similar laws, and if such failure to pay or deliver such consideration occurs or arises out of the fact that such property is not claimed by the proper owner thereof, Premier or the Exchange Agent shall be entitled to dispose of any such consideration or other payments in accordance with applicable laws concerning abandoned property, escheat or similar laws. Any other provision of this Agreement notwithstanding, none of Albemarle First, Premier, Rockingham Heritage, the Exchange Agent, nor any other Person acting on their behalf shall be liable to a holder of Albemarle First Shares for any amount paid or property delivered in good faith to a public official pursuant to and in accordance with any applicable abandoned property, escheat or similar law.

Section 7.9 Affiliates. No later than thirty (30) days following the execution of this Agreement, Albemarle First shall deliver to Premier a letter identifying all persons who are, at the time this Agreement is submitted for approval to the shareholders of Albemarle First, “affiliates” of Albemarle First for purposes of Rule 145 under the Securities Act of 1933. In addition, Albemarle First shall use commercially reasonable best efforts to cause each Person who is identified as an “affiliate” in the letter referred to above to deliver to Premier not later than thirty (30) days prior to the Effective Time of the Merger, a written agreement, acceptable to Parent, providing that such Person will not sell, pledge, transfer or otherwise dispose of Albemarle First Shares held by such Person, except as contemplated by such agreement or this Agreement, and will not sell, pledge, transfer or otherwise dispose of the Premier Shares to be received by such Person upon consummation of the Merger except in compliance with applicable provisions of the Securities Act of 1933, and the rules and regulations thereunder. Premier shall not be required to maintain the effectiveness of the Registration Statement under the Securities Act of 1933 for the purposes of resale of Premier Shares by such persons.

7.10 Certain Defined Terms. The following terms shall have the following meanings in this Section 7.10 and elsewhere in this Plan of Merger:

“Albemarle First Shares” shall mean the common stock, par value $4.00 per share, of Albemarle First.

“Closing Date” shall mean the date and time that the parties agree that the closing of the Merger shall take place.

“Maximum Cash Consideration” shall mean the number of Albemarle First Shares outstanding immediately prior to the Effective Date, multiplied by $7.90.

“Merger Consideration” means the number of whole Premier Shares, plus cash in lieu of any fractional share interest, and/or the amount of cash into which Albemarle First Shares shall be converted pursuant to the provisions of Article VII hereof.

“Minimum Cash Consideration” shall mean the number of Albemarle First Shares outstanding immediately prior to the Effective Date, multiplied by $5.53.

“Person” shall mean any individual, corporation, partnership, limited liability company, association, trust, unincorporated entity or other legal entity.

“Premier Average Price” shall mean the average of the daily closing prices of Premier Shares on the NASDAQ Capital Market for the twenty (20) consecutive trading days ending on the fifth (5th) day before the Closing Date; provided that for any trading day within such twenty (20) day period there are no trades of Premier Shares, then the closing price on any such day shall be deemed to be the closing price on the immediately preceding day on which Premier Shares traded.

“Premier Shares” shall mean the common stock, par value $1.00 per share, of Premier.

“Proxy Statement” shall mean that statement of Albemarle First relating to the meeting of the shareholders of Albemarle First at which the Merger is to be considered.

7.11 Certain Terms Incorporated by Reference.

Pursuant to subsection L (including, without limitation, paragraph 2.c thereof) of Section 13.1-604 and subsection E of Section 13.1-716 of the Act, the terms of the Agreement and Plan of Merger (dated as of the 12th day of January, 2006, by and between Rockingham Heritage and Albemarle First, and joined in by Parent) not specifically included herein are incorporated by reference.

VIII. AMENDMENT AFTER SHAREHOLDER APPROVAL

This Plan of Merger must be approved by the holders of Albemarle First Common Stock and the shareholder of Rockingham Heritage pursuant to the Act. Pursuant to Section 13.1-716.E of the Act, once this Plan of Merger is approved by the holders of Albemarle First Common Stock and the shareholder of Rockingham Heritage, it shall not, without approval of the holders of Albemarle First Common Stock and the shareholder of Rockingham Heritage, be amended to change:

(a) The amount or kind of shares or other securities, eligible interests, obligations, rights to acquire shares, other securities or eligible interests, cash or other property to be received under this Plan of Merger by the holders of Albemarle First Common Stock or the shareholder of Rockingham Heritage;

(b) The articles of incorporation of the Surviving Corporation other than changes permitted by Section 13.1-706 of the Act; or

(c) Any of the other terms or conditions of this Plan of Merger if the change would adversely affect the holders of Albemarle First Common Stock or shareholder of Rockingham Heritage in any material respect.

Exhibit B

EXECUTIVE EMPLOYMENT AGREEMENT OF THOMAS M. BOYD, JR.

THIS EMPLOYMENT AGREEMENT (this “Agreement”) is made and entered into as the date of the last signature affixed hereto between ALBEMARLE FIRST BANK (the “Bank”) a division of Rockingham Heritage Bank (“RHB”), and THOMAS M. BOYD, JR. (“Executive”).

1.	EMPLOYMENT DUTIES AND RESPONSIBILITIES

1.1 Position and Title. The Bank hereby agrees to employ the Executive as President and CEO and the Executive hereby accepts such position and agrees to serve the Bank in such capacity during the employment period set forth in Section 2 below, subject to earlier termination as provided hereunder (the “Employment Period”). The Executive shall perform such job duties and responsibilities as determined in discussion with John K. Stephens, President and CEO of Rockingham Heritage Bank, and in accordance with Rockingham Heritage Bank’s Bylaws. The Bank shall retain the right to modify the Executive’s job title and responsibilities pursuant to the legitimate business needs of the Bank, provided that any such modification in title or responsibilities is consistent with the Executive’s expertise and training.

1.2 Reporting Relationship. The Executive shall report to Jack Stephens, (the “Executive’s Manager”), although RHB shall retain the right to modify such reporting relationship pursuant to the legitimate business needs of the Bank. The Executive shall be subject to, and shall act in accordance with, all reasonable legal instructions and directions of the Executive’s Manager which are commensurate with duties and responsibilities of similar level executives of institutions comparable to the Bank, as well as any other duties as may from time to time be reasonably assigned by the Bank that are commensurate with Executive’s position.

1.3 Bank Policies and Procedures. The Executive agrees to abide by all applicable policies and procedures of RHB and the Bank.

1.4 Full Attention. During the Employment Period, excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive shall devote the Executive’s full business time, energy and attention to the performance of the Executive’s duties and responsibilities hereunder. During the Employment Period, the Executive shall at all times operate in accordance with the Bank’s Ethics Policy and may not, without the prior written consent of the Board, operate, participate in the management, operations or control of, or act as an employee, officer, consultant, agent or representative of, any other entity or business that is not related to the Bank, provided that it shall not be a violation of the foregoing for the Executive: (i) to act or serve as a director on the boards of directors of any type of non-profit civil, cultural, philanthropic or professional organization; (ii) to manage the Executive’s own personal passive investments; or (c) to serve, with the written consent of the Executive’s Manager, on the board of directors of for-profit entities, so long as such activities do not violate the Bank’s policy on external directorship or materially interfere with the performance of the Executive’s duties and responsibilities to the Bank as provided hereunder.

2.	TERM OF EMPLOYMENT.

2.1 Effective Date. The Effective Date of this Agreement shall be the date that Rockingham Heritage Bank closes on the merger with Albemarle First Bank, Inc.

2.2. Initial Term. The Bank agrees to employ the Executive and the Executive hereby agrees to serve the Bank in accordance with the terms and conditions set forth herein, for an initial term of one (1) year commencing on the Effective Date of this Agreement (“Initial Term”), unless such Agreement is earlier terminated as expressly provided herein.

2.3. Renewal Term. The Term shall be extended for an additional one (1) year term at the conclusion of the Initial Term, and then again after each successive term thereafter (such one year terms hereinafter “Renewal Term”), unless either party terminates this Agreement at the end of the Initial Term or any Renewal Term, by giving the other party written notice of intent not to renew, delivered at least ninety (90) days prior to the end of the Initial Term or any Renewal Term. In the event such notice of intent not to renew is properly delivered, this Agreement shall expire at the end of the initial term or successive term then in progress, except with respect to any obligations which explicitly by their terms survive the termination of this Agreement.

3.	COMPENSATION

3.1 Base Salary. The Bank shall pay to the Executive, and the Executive shall accept from the Bank, a monthly base salary of $12,083.33 ($145,000.00 annually), payable on the Bank’s standard pay schedule, provided that the Executive has provided service to the Bank during the specified pay period. The Executive’s base salary may not be decreased at any time during this Agreement without the express written consent of the Executive. The base salary may be increased at the sole discretion of the Bank, but nothing herein shall be deemed to require any such increase.

3.2 Incentive Compensation/Bonus. The Executive may be eligible to receive a bonus based upon satisfactory achievement of personal performance objectives and business performance objectives as set forth in RHB’s existing bonus program as amended from time to time.

3.3 Stock Options. Executive may be eligible for stock options and/or restricted stock at the sole discretion of RHB.

3.4. Expenses. The Executive shall be entitled to reimbursement of pre-approved business expenses that are incurred in the furtherance of the Bank business and are consistent with RHB’s policies and guidelines.

3.5 Benefits. The Executive shall receive such health, dental, personal disability, Flexible Spending Account, life insurance and paid time-off benefits as are provided to similarly situated officers of RHB.

4.	TERMINATION OF EMPLOYMENT

The Executive’s employment with the Bank may be terminated, prior to the expiration of any term of this Employment Agreement, in accordance with any of the following provisions:

4.1 Termination By The Executive Upon Mutual Agreement. The Executive may not terminate the Executive’s employment during the course of this Agreement unless such termination is mutually agreed upon by the Executive and the Bank. Should the Executive cease providing services to the Bank prior to the end of the Term without the consent of the Bank, the Bank shall have no obligation to pay the Executive any additional compensation beyond the Executive’s last day of active service, but for the remainder of the Term, the Executive shall not be employed or engaged or provide services to any other bank or financial institution that is located within 25 miles of any of the Bank’s offices or branches then in existence.

4.2 Termination By The Bank Without Cause. The Bank may terminate the Executive’s employment without cause at any time during the term of this Agreement by giving the Executive three (3) months’ notice of such termination, during which period the Executive will continue to receive normal compensation and benefits to which the Executive would normally be entitled under the terms of this Agreement. During the notice period, the Executive must fulfill all of the Executive’s duties and responsibilities and use the Executive’s best efforts to train and support the Executive’s replacement, if any. Notwithstanding the foregoing, the Bank, at its option, may instruct the Executive during such period not to undertake any active duties on behalf of the Bank.

If the Executive is terminated under this section, within thirty (30) days following the conclusion of the notice period and receipt of the signed separation agreement described below, the Bank shall provide the Executive: (a) a lump sum payment consisting of an amount equal to the Executive’s Base Salary for the number of days left in the Term of the Agreement or for nine (9) months, whichever is greater; (b) a lump sum payment consisting of the Executive’s bonus target for the year in which the termination without cause occurs; and (c) payment by the Bank of the Executive’s COBRA coverage for the remainder of the Term of the Agreement or 18 months, whichever is less, provided the Executive is covered under the Bank’s health plan and timely elects continued coverage under COBRA.

The Executive expressly agrees and acknowledges that all payments and benefits referenced herein which may be paid to the Executive as a result of a Termination Without Cause are conditioned upon and subject to the Executive executing a valid separation agreement and general release, which includes a release of all claims the Executive may have against the Bank, and all of its respective subsidiaries, affiliates, directors, officers, employees, shareholders and agents (other than rights of indemnification, rights to directors and officers insurance, and any rights to accrued benefits under the employee benefit plans), a cooperation clause, a non-disparagement clause, and an affirmation of post-employment restrictions previously agreed to by the Executive.

4.3 Termination By The Bank For Cause. The Bank may, at any time and without notice (except as required below), terminate the Executive for “cause”. Termination by the Bank of the Executive for “cause” shall include but not be limited to termination based on any of the following grounds: (a) fraud, misappropriation, embezzlement or acts of similar dishonesty; (b) conviction of a crime (other than a minor traffic offense); (c) illegal use of drugs or excessive use of alcohol in the workplace; (d) intentional and willful misconduct that may subject the Bank to criminal or civil liability; or (e) breach of the Executive’s duty of loyalty to the Bank or diversion or usurpation of corporate opportunities properly belonging to the Bank; (f) willful disregard of material Bank policies and procedures; and (g) insubordination or continued failure to satisfactorily perform the duties of the Executive’s position. The Executive shall not be terminated for cause under subsection (f) or (g) unless the Bank first has provided the Executive with written notice that the Bank considers the Executive to be in violation of his obligations under those subsections and the Executive fails, within 30 days of such notice, to cure the conduct that has given rise to the notice.

In the event of a termination by the Bank with cause, the Executive shall be entitled to receive only that base salary earned on or before the Executive’s last day of active service and other post-employment benefits required by law or under Bank policy. The Executive shall not be entitled to receive any portion of the Executive’s target bonus for the period in which the termination occurs but shall receive any accrued bonus for any performance period completed prior to the date of termination.

4.4 Termination By Death Or Disability. The Executive’s employment and rights to compensation under this Agreement shall terminate if the Executive is unable to perform the duties of the Executive’s position due to death or disability, and the Executive, or the Executive’s heirs, beneficiaries, successors, or assigns, shall be entitled only to receive any compensation fully earned prior to the date of the Executive’s death or incapacitation due to disability and shall not be entitled to any other compensation or benefits, except: (a) to the extent specifically provided in this Agreement; (b) to the extent required by law; or (c) to the extent that such benefit plans or policies under which the Executive is covered provide a benefit to the Executive or to the Executive’s heirs, beneficiaries, successors, or assigns.

5.	CONFIDENTIALITY AND NONDISCLOSURE

5.1 Non-Disclosure of Confidential Information. Executive recognizes that the Executive’s position with the Bank is one of the highest trust and confidence and that the Executive will have access to and contact with the trade secrets and confidential and proprietary business information of the Bank. The Executive agrees that the Executive shall not, while employed by the Bank or thereafter, directly or indirectly, use for his own benefit or for the benefit of another, or disclose to another any trade secret or Confidential Information (as defined below) of the Bank, except such use or disclosure is in the discharge of executive’s duties and obligations on behalf of the Bank.

5.2 Definition of “Confidential Information”. For purposes of this Agreement, “Confidential Information” shall include proprietary or sensitive information, materials, knowledge, data or other information of the Bank not generally known or available to the public relating to (a) the services, products, customer lists, business plans, marketing plans, pricing strategies, or similar confidential information of the Bank or (b) the business of any Bank customer, including without limitation, knowledge of the customer’s current financial status, loans, or financial needs.

5.3 Return of Materials and Equipment. Executive further agrees that all memoranda, notes, records, drawings, or other documents made or compiled by Executive or made available to Executive while employed by Bank concerning any Bank activity shall be the property of Bank and shall be delivered to Bank upon termination of Executive’s employment or at any other time upon request. Executive also agrees to return any and all equipment belonging to the Bank on or before Executive’s last day of employment with Bank.

5.4 No Prior Restrictions. The Executive hereby represents and warrants to the Bank that the execution, delivery, and performance of this Agreement does not violate any provision of any agreement or restrictive covenant which the Executive has with any former employer (a “Former Employer”). The Executive further acknowledges that to the extent the Executive has an obligation to the Former Employer not to disclose certain confidential information, the Executive intends to honor such obligation and the Bank hereby agrees not to knowingly request the Executive to disclose such confidential information.

6.	POST-EMPLOYMENT RESTRICTIONS

6.1 Non-Interference With Customers. Executive further agrees that, during the Employment Period and for a period of twelve months thereafter, Executive shall not undertake to interfere with the Bank’s relationship with any Bank customer. This means, among other things, that Executive shall refrain: (i) from making disparaging comments about the Bank or its management or employees to any customer; (ii) from attempting to persuade any customer to cease doing business with the Bank; or (iii) from soliciting any customer for the purpose of providing services competitive with the services provided by the Bank; or (iv) from assisting any person or entity in doing any of the foregoing.

6.2 Non-Solicitation and Non-Hiring of Employees. Executive agrees that, for the term of Executive’s employment and for a period of one (1) year following the termination of Executive’s employment for any reason, the Executive shall not, directly or indirectly, on Executive’s own behalf or the behalf of another person or entity: (i) induce or attempt to induce any person employed by the Bank to leave their employment with the Bank; (ii) hire or employ, or attempt to hire or employ, any person employed by the Bank; or (iii) assist any other person or entity in the hiring of any person employed by the Bank. These restrictions shall apply only where the services or products provided by the hiring entity are competitive with the services or products provided by the Bank.

6.3 Reasonableness. Executive understands and acknowledges that the restrictions contained herein are reasonable in that they do not prohibit Executive from seeking employment with another financial institution or entity (except as set forth in Section 4.1 above), but merely restrict Executive’s ability, during the Employment Period and for a period of twelve months thereafter, to interfere with or hinder the Bank’s relationships with its employees and customers.

6.4 Remedies. In the event that Executive breaches any of the covenants contained herein, the Bank shall be entitled to its remedies at law and in equity, including but not limited to compensatory and punitive damages, and payment of Executive of attorney’s fees and expenses of litigation incurred by the Bank in bringing an action to enforce the terms of this Agreement. The parties also recognize that any breach of the covenants contained herein may result in irreparable damage and injury to the Bank which will not be adequately compensable in monetary damages, and that in addition to any remedy that the Bank may have at law, the Bank may obtain such preliminary or permanent injunction or decree as may be necessary to protect the Bank against, or on account of, any breach of the provisions contained herein.

7.	CHANGE IN CONTROL

In the event Executive’s employment is terminated within six (6) months prior or twelve (12) months following a Change in Control, the provisions of this section shall apply.

7.1 Change in Control Defined: A “Change in Control” is deemed to have taken place if any of the following events occurs: (a) The shareholders of Rockingham Heritage Bank (hereinafter identified as “Premier”) approve a transaction for the merger, consolidation, or other combination of Premier or RHB with another corporation or business entity where Premier or RHB is not the Surviving Entity, as defined below; (b) The shareholders of Premier approve the sale of all or substantially all the assets of Premier or RHB where Premier or RHB is not the Surviving Entity, as defined below; or (c) A Person which does not presently hold at least 10% of the shares of Premier becomes, directly or indirectly, the beneficial owner of securities representing 50% or more of the voting power or the Premier’s then outstanding securities. “Person” is defined as any individual, entity or group (within the meaning of Section 13(d)(3) of the Securities and Exchange Act of 1934).

7.2 “Surviving Entity” Defined. Premier or Rockingham Heritage Bank shall not be considered the “Surviving Entity” of a transaction described in subparagraphs (a) and (b) if the individuals who constitute the Board of Directors on the date one day prior to the closing date of the transaction cease to constitute a majority of the board of directors of the Surviving Entity at any time within the three months following the transaction. The surviving entity, if not Premier or Rockingham Heritage Bank, shall hereinafter be known as the “Successor Employer”.

7.3 Payout Events. The Executive shall be entitled to the full and complete rights afforded by this section if, during the period that begins six (6) months prior to the Closing Date of a Change in Control event and that ends twelve (12) months following the Closing Date of a Change in Control event, the Executive: (a) is involuntarily terminated by the Bank or the Successor Employer, unless such termination is for Cause, as such term is defined in this Agreement; or (b) resigns from employment with the Bank or the Successor Employer following a reduction in the Executive’s base salary or bonus opportunity; or (c) is required by the Bank or the Successor Employer to relocate the Executive’s place of employment to a location more than 25 miles from the Executive’s current place of employment. ”Closing Date” shall mean the date on which such transaction or stock purchase is signed and finalized.

7.4 Benefits Under This Section. If any of the Payout Events described above occurs, Executive shall be entitled to receive, in addition to any other post-employment benefits to which Executive may be entitled under Bank policy, the following compensation and benefits, provided Executive has executed the separation agreement and general release described in Section 4.2 above: (a) a lump sum severance payment in the amount of base salary and target bonus for the greater of (i) the remainder of the applicable Term under this Agreement or (ii) twelve (12) months; and (b) payment by the Bank of Executive’s COBRA coverage for twelve (12) months, provided Executive is covered under the Bank’s health plan and timely elects continued coverage under COBRA. The compensation to be paid under this section shall offset any compensation owed the Executive for the same period under this Agreement and is not intended to provide double compensation to the Executive for any period of time. To the extent permitted under the terms of the Bank’s stock option plan and/or stock option agreements with Executive, Executive also shall fully vest in any options or restricted stock in the event of a change in control.

7.5 Excess Payments. If either the Bank or the Executive receives notice from an independent tax counsel or certified public accounting firm acting on behalf of the Bank (the “Tax Advisor”), that the payment by the Bank to the Executive under this Agreement or otherwise would be considered to be an “excess parachute payment” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended, or any successor statute then in effect (the “Code”), the aggregate payments by the Bank pursuant to this Agreement shall be reduced to the highest amount that may be paid to the Executive by the Bank under this Agreement without having any portion of any amount payable to the Executive by the Bank or a related entity under this Agreement or otherwise treated as such an “excess parachute payment”, and, if permitted by applicable law and without adverse tax consequence, such reduction shall be made to the last payment due hereunder. Any payments made by the Bank to the Executive under this Agreement which are later confirmed by the Tax Advisor to be “excess parachute payments” shall be considered by all parties to have been a loan by the Bank to the Executive, which loan shall be repaid by the Executive upon demand together with interest calculated at the lowest interest rate authorized for such loans under the Code without a requirement that further interest be imputed.

8.	GENERAL PROVISIONS.

8.1 Notices. All notices and other communications required or permitted by this Agreement to be delivered by the Bank or the Executive to the other party shall be delivered in writing, either personally or by registered, certified or express mail, return receipt requested, postage prepaid, respectively, to the headquarters of the Bank, or to the address of record of the Executive on file at the Bank.

8.2 Amendments: Entire Agreement. This Agreement may not be amended or modified except by a writing executed by all of the parties hereto. This Agreement, including any addendums hereto, constitutes the entire agreement between the Executive and the Bank relating in any way to the employment of Executive by the Bank, and supersedes all prior discussions, understandings and agreements between them with respect thereto.

8.3 Successors and Assigns. This Agreement is personal to Executive and shall not be assignable by Executive. The Bank will assign its rights hereunder to (a) any corporation resulting from any merger, consolidation or other reorganization to which the Bank is a party, or (b) any corporation, partnership, association or other person to which the Bank may transfer all or substantially all of the assets and business of the Bank existing at such time, or (c) the parent of Bank. All of the terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

8.4 Severability: Provisions Subject to Applicable Law. All provisions of this Agreement shall be applicable only to the extent that they do not violate any applicable law, and are intended to be limited to the extent necessary so that they will not render this Agreement invalid, illegal or unenforceable under any applicable law. If any provision of this Agreement or any application thereof shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of other provisions of this Agreement or of any other application of such provision shall in no way be affected thereby.

8.5 Waiver of Rights. No waiver by the Bank or Executive of a right or remedy hereunder shall be deemed to be a waiver of any other right or remedy or of any subsequent right or remedy of the same kind.

8.6 Definitions, Headings, and Number. A term defined in any part of this Agreement shall have the defined meaning wherever such term is used herein. The headings contained in this Agreement are for reference purposes only and shall not affect in any manner the meaning or interpretation of this Employment Agreement.

8.7 Governing Law. This Agreement and the parties’ performance hereunder shall be governed by and interpreted under the laws of the Commonwealth Of Virginia. Executive agrees to submit to the jurisdiction of the courts of the Commonwealth Of Virginia, and that venue for any action arising out of this Agreement or the parties’ performance hereunder shall be in the Circuit Court for the County of Fairfax, Virginia.

8.8. Attorneys’ Fees. In the event of a dispute arising out of the interpretation or enforcement of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys’ fees and costs.

8.9 Construction and Interpretation. This Agreement has been discussed and negotiated by, all parties hereto and their counsel and shall be given a fair and reasonable interpretation in accordance with the terms hereof, without consideration or weight being given to its having been drafted by any party hereto or its counsel.

IN WITNESS WHEREOF, the Bank and the Executive have executed and delivered this Agreement as of the date written below.

EXECUTIVE	ROCKINGHAM HERITAGE BANK

By:
Thomas M. Boyd, Jr. Date	John K. Stephens Date

Title: President & Chief Executive Officer

Exhibit C

EXECUTIVE EMPLOYMENT AGREEMENT OF PRESTON MOORE

THIS EMPLOYMENT AGREEMENT (this “Agreement”) is made and entered into as the date of the last signature affixed hereto between ALBEMARLE FIRST BANK (the “Bank”) a division of Rockingham Heritage Bank (“RHB”), and PRESTON MOORE. (“Executive”).

1.	EMPLOYMENT DUTIES AND RESPONSIBILITIES

1.1 Position and Title. The Bank hereby agrees to employ the Executive as Executive Vice President and Chief Lending Officer and the Executive hereby accepts such position and agrees to serve the Bank in such capacity during the employment period set forth in Section 2 below, subject to earlier termination as provided hereunder (the “Employment Period”). The Executive shall perform such job duties and responsibilities as determined in discussion with Thomas M. Boyd, Jr. President and CEO of the Bank, and in accordance with Rockingham Heritage Bank’s Bylaws. The Bank shall retain the right to modify the Executive’s job title and responsibilities pursuant to the legitimate business needs of the Bank, provided that any such modification in title or responsibilities is consistent with the Executive’s expertise and training.

1.2 Reporting Relationship. The Executive shall report to Thomas Boyd, (the “Executive’s Manager”), although RHB shall retain the right to modify such reporting relationship pursuant to the legitimate business needs of the Bank. The Executive shall be subject to, and shall act in accordance with, all reasonable legal instructions and directions of the Executive’s Manager which are commensurate with duties and responsibilities of similar level executives of institutions comparable to the Bank, as well as any other duties as may from time to time be reasonably assigned by the Bank that are commensurate with Executive’s position.

1.3 Bank Policies and Procedures. The Executive agrees to abide by all applicable policies and procedures of RHB and the Bank.

1.4 Full Attention. During the Employment Period, excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive shall devote the Executive’s full business time, energy and attention to the performance of the Executive’s duties and responsibilities hereunder. During the Employment Period, the Executive shall at all times operate in accordance with the Bank’s Ethics Policy and may not, without the prior written consent of the Board, operate, participate in the management, operations or control of, or act as an employee, officer, consultant, agent or representative of, any other entity or business that is not related to the Bank, provided that it shall not be a violation of the foregoing for the Executive: (i) to act or serve as a director on the boards of directors of any type of non-profit civil, cultural, philanthropic or professional organization; (ii) to manage the Executive’s own personal passive investments; or (c) to serve, with the written consent of the Executive’s Manager, on the board of directors of for-profit entities, so long as such activities do not violate the Bank’s policy on external directorship or materially interfere with the performance of the Executive’s duties and responsibilities to the Bank as provided hereunder.

2.	TERM OF EMPLOYMENT.

2.1 Effective Date. The Effective Date of this Agreement shall be the date that Rockingham Heritage Bank closes on the merger with Albemarle First Bank, Inc.

2.2. Initial Term. The Bank agrees to employ the Executive and the Executive hereby agrees to serve the Bank in accordance with the terms and conditions set forth herein, for an initial term of two (2) years commencing on the Effective Date of this Agreement (“Initial Term”), unless such Agreement is earlier terminated as expressly provided herein.

2.3. Renewal Term. The Term shall be extended for an additional one (1) year term at the conclusion of the Initial Term, and then again after each successive term thereafter (such one year terms hereinafter “Renewal Term”), unless either party terminates this Agreement at the end of the Initial Term or any Renewal Term, by giving the other party written notice of intent not to renew, delivered at least ninety (90) days prior to the end of the Initial Term or any Renewal Term. In the event such notice of intent not to renew is properly delivered, this Agreement shall expire at the end of the initial term or successive term then in progress, except with respect to any obligations which explicitly by their terms survive the termination of this Agreement.

3.	COMPENSATION

3.1 Base Salary. The Bank shall pay to the Executive, and the Executive shall accept from the Bank, a monthly base salary of $9,583.33 ($115,000.00 annually), payable on the Bank’s standard pay schedule, provided that the Executive has provided service to the Bank during the specified pay period. The Executive’s base salary may not be decreased at any time during this Agreement without the express written consent of the Executive. The base salary may be increased at the sole discretion of the Bank, but nothing herein shall be deemed to require any such increase.

3.2 Incentive Compensation/Bonus. The Executive may be eligible to receive a bonus based upon satisfactory achievement of personal performance objectives and business performance objectives as set forth in RHB’s existing bonus program as amended from time to time.

3.3 Stock Options. Executive will receive options to purchase up to 5,000 shares of RHB’s holding company’s stock upon closing of the merger in accordance with RHB’s vesting schedule, which vests 25% of the options (1250 shares) upon the Effective Date, and 25% (1250 shares per year) on each anniversary date of the Effective Date for three years, and thereafter shall be eligible for stock options and/or restricted stock at the sole discretion of RHB.

3.4 Expenses. The Executive shall be entitled to reimbursement of pre-approved business expenses that are incurred in the furtherance of the Bank business and are consistent with RHB’s policies and guidelines.

3.5 Benefits. The Executive shall receive such health, dental, personal disability, Flexible Spending Account, life insurance and paid time-off benefits as are provided to similarly situated officers of RHB.

4.	TERMINATION OF EMPLOYMENT

The Executive’s employment with the Bank may be terminated, prior to the expiration of any term of this Employment Agreement, in accordance with any of the following provisions:

4.1 Termination By The Executive Upon Mutual Agreement. The Executive may not terminate the Executive’s employment during the course of this Agreement unless such termination is mutually agreed upon by the Executive and the Bank. Should the Executive cease providing services to the Bank prior to the end of the Term without the consent of the Bank, the Bank shall have no obligation to pay the Executive any additional compensation beyond the Executive’s last day of active service, but for the remainder of the Term, the Executive shall not be employed or engaged or provide services to any other bank or financial institution that is located within 25 miles of any of the Bank’s offices or branches then in existence.

4.2 Termination By The Bank Without Cause. The Bank may terminate the Executive’s employment without cause at any time during the term of this Agreement by giving the Executive three (3) months’ notice of such termination, during which period the Executive will continue to receive normal compensation and benefits to which the Executive would normally be entitled under the terms of this Agreement. During the notice period, the Executive must fulfill all of the Executive’s duties and responsibilities and use the Executive’s best efforts to train and support the Executive’s replacement, if any. Notwithstanding the foregoing, the Bank, at its option, may instruct the Executive during such period not to undertake any active duties on behalf of the Bank.

If the Executive is terminated under this section, within thirty (30) days following the conclusion of the notice period and receipt of the signed separation agreement described below, the Bank shall provide the Executive: (a) a lump sum payment consisting of an amount equal to the Executive’s Base Salary for the number of days left in the Term of the Agreement or for nine (9) months, whichever is greater; (b) a lump sum payment consisting of the Executive’s bonus target for the year in which the termination without cause occurs; and (c) payment by the Bank of the Executive’s COBRA coverage for the remainder of the Term of the Agreement or 18 months, whichever is less, provided the Executive is covered under the Bank’s health plan and timely elects continued coverage under COBRA.

The Executive expressly agrees and acknowledges that all payments and benefits referenced herein which may be paid to the Executive as a result of a Termination Without Cause are conditioned upon and subject to the Executive executing a valid separation agreement and general release, which includes a release of all claims the Executive may have against the Bank, and all of its respective subsidiaries, affiliates, directors, officers, employees, shareholders and agents (other than rights of indemnification, rights to directors and officers insurance, and any rights to accrued benefits under the employee benefit plans), a cooperation clause, a non-disparagement clause, and an affirmation of post-employment restrictions previously agreed to by the Executive.

4.3 Termination By The Bank For Cause. The Bank may, at any time and without notice (except as required below), terminate the Executive for “cause”. Termination by the Bank of the Executive for “cause” shall include but not be limited to termination based on any of the following grounds: (a) fraud, misappropriation, embezzlement or acts of similar dishonesty; (b) conviction of a crime (other than a minor traffic offense); (c) illegal use of drugs or excessive use of alcohol in the workplace; (d) intentional and willful misconduct that may subject the Bank to criminal or civil liability; or (e) breach of the Executive’s duty of loyalty to the Bank or diversion or usurpation of corporate opportunities properly belonging to the Bank; (f) willful disregard of material Bank policies and procedures; and (g) insubordination or continued failure to satisfactorily perform the duties of the Executive’s position. The Executive shall not be terminated for cause under subsection (f) or (g) unless the Bank first has provided the Executive with written notice that the Bank considers the Executive to be in violation of his obligations under those subsections and the Executive fails, within 30 days of such notice, to cure the conduct that has given rise to the notice.

In the event of a termination by the Bank with cause, the Executive shall be entitled to receive only that base salary earned on or before the Executive’s last day of active service and other post-employment benefits required by law or under Bank policy. The Executive shall not be entitled to receive any portion of the Executive’s target bonus for the period in which the termination occurs but shall receive any accrued bonus for any performance period completed prior to the date of termination.

4.4 Termination By Death Or Disability. The Executive’s employment and rights to compensation under this Agreement shall terminate if the Executive is unable to perform the duties of the Executive’s position due to death or disability, and the Executive, or the Executive’s heirs, beneficiaries, successors, or assigns, shall be entitled only to receive any compensation fully earned prior to the date of the Executive’s death or incapacitation due to disability and shall not be entitled to any other compensation or benefits, except: (a) to the extent specifically provided in this Agreement; (b) to the extent required by law; or (c) to the extent that such benefit plans or policies under which the Executive is covered provide a benefit to the Executive or to the Executive’s heirs, beneficiaries, successors, or assigns.

5.	CONFIDENTIALITY AND NONDISCLOSURE

5.1 Non-Disclosure of Confidential Information. Executive recognizes that the Executive’s position with the Bank is one of the highest trust and confidence and that the Executive will have access to and contact with the trade secrets and confidential and proprietary business information of the Bank. The Executive agrees that the Executive shall not, while employed by the Bank or thereafter, directly or indirectly, use for his own benefit or for the benefit of another, or disclose to another any trade secret or Confidential Information (as defined below) of the Bank, except such use or disclosure is in the discharge of executive’s duties and obligations on behalf of the Bank.

5.2 Definition of “Confidential Information”. For purposes of this Agreement, “Confidential Information” shall include proprietary or sensitive information, materials, knowledge, data or other information of the Bank not generally known or available to the public relating to (a) the services, products, customer lists, business plans, marketing plans, pricing strategies, or similar confidential information of the Bank or (b) the business of any Bank customer, including without limitation, knowledge of the customer’s current financial status, loans, or financial needs.

5.3 Return of Materials and Equipment. Executive further agrees that all memoranda, notes, records, drawings, or other documents made or compiled by Executive or made available to Executive while employed by Bank concerning any Bank activity shall be the property of Bank and shall be delivered to Bank upon termination of Executive’s employment or at any other time upon request. Executive also agrees to return any and all equipment belonging to the Bank on or before Executive’s last day of employment with Bank.

5.4 No Prior Restrictions. The Executive hereby represents and warrants to the Bank that the execution, delivery, and performance of this Agreement does not violate any provision of any agreement or restrictive covenant which the Executive has with any former employer (a “Former Employer”). The Executive further acknowledges that to the extent the Executive has an obligation to the Former Employer not to disclose certain confidential information, the Executive intends to honor such obligation and the Bank hereby agrees not to knowingly request the Executive to disclose such confidential information.

6.	POST-EMPLOYMENT RESTRICTIONS

6.1 Non-Interference With Customers. Executive further agrees that, during the Employment Period, and for a period of twelve months thereafter or until the period covered by any post-employment severance payments cease (lump sum payments shall be allocated on a per month basis for this purpose), whichever is less, Executive shall not undertake to interfere with the Bank’s relationship with any Bank customer. This means, among other things, that Executive shall refrain: (i) from making disparaging comments about the Bank or its management or employees to any customer; (ii) from attempting to persuade any customer to cease doing business with the Bank; or (iii) from soliciting any customer for the purpose of providing services competitive with the services provided by the Bank; or (iv) from assisting any person or entity in doing any of the foregoing.

6.2 Non-Solicitation and Non-Hiring of Employees. Executive agrees that, for the term of Executive’s employment and for a period of one (1) year following the termination of Executive’s employment for any reason, the Executive shall not, directly or indirectly, on Executive’s own behalf or the behalf of another person or entity: (i) induce or attempt to induce any person employed by the Bank to leave their employment with the Bank; (ii) hire or employ, or attempt to hire or employ, any person employed by the Bank; or (iii) assist any other person or entity in the hiring of any person employed by the Bank. These restrictions shall apply only where the services or products provided by the hiring entity are competitive with the services or products provided by the Bank.

6.3 Reasonableness. Executive understands and acknowledges that the restrictions contained herein are reasonable in that they do not prohibit Executive from seeking employment with another financial institution or entity (except as set forth in Section 4.1 above), but merely restrict Executive’s ability, during the Employment Period and for a period of twelve months thereafter, to interfere with or hinder the Bank’s relationships with its employees and customers.

6.4 Remedies. In the event that Executive breaches any of the covenants contained herein, the Bank shall be entitled to its remedies at law and in equity, including but not limited to compensatory and punitive damages, and payment of Executive of attorney’s fees and expenses of litigation incurred by the Bank in bringing an action to enforce the terms of this Agreement. The parties also recognize that any breach of the covenants contained herein may result in irreparable damage and injury to the Bank which will not be adequately compensable in monetary damages, and that in addition to any remedy that the Bank may have at law, the Bank may obtain such preliminary or permanent injunction or decree as may be necessary to protect the Bank against, or on account of, any breach of the provisions contained herein.

7.	CHANGE IN CONTROL

In the event Executive’s employment is terminated within six (6) months prior or twelve (12) months following a Change in Control, the provisions of this section shall apply.

7.1 Change in Control Defined: A “Change in Control” is deemed to have taken place if any of the following events occurs: (a) The shareholders of the parent holding company of Rockingham Heritage Bank (hereinafter identified as “Premier”) approve a transaction for the merger, consolidation, or other combination of Premier or RHB with another corporation or business entity where Premier or RHB is not the Surviving Entity, as defined below; (b) The shareholders of Premier approve the sale of all or substantially all the assets of Premier or RHB where Premier or RHB is not the Surviving Entity, as defined below; or (c) A Person which does not presently hold at least 10% of the shares of Premier becomes, directly or indirectly, the beneficial owner of securities representing 50% or more of the voting power or Premier’s then outstanding securities. “Person” is defined as any individual, entity or group (within the meaning of Section 13(d)(3) of the Securities and Exchange Act of 1934).

7.2 “Surviving Entity” Defined. Premier or Rockingham Heritage Bank shall not be considered the “Surviving Entity” of a transaction described in subparagraphs (a) and (b) if the individuals who constitute the Board of Directors on the date one day prior to the closing date of the transaction cease to constitute a majority of the board of directors of the Surviving Entity at any time within the three months following the transaction. The surviving entity, if not Premier or Rockingham Heritage Bank, shall hereinafter be known as the “Successor Employer”.

7.3 Payout Events. The Executive shall be entitled to the full and complete rights afforded by this section if, during the period that begins six (6) months prior to the Closing Date of a Change in Control event and that ends twelve (12) months following the Closing Date of a Change in Control event, the Executive: (a) is involuntarily terminated by the Bank or the Successor Employer, unless such termination is for Cause, as such term is defined in this Agreement; or (b) resigns from employment with the Bank or the Successor Employer following a reduction in the Executive’s base salary or bonus opportunity; or (c) is required by the Bank or the Successor Employer to relocate the Executive’s place of employment to a location more than 25 miles from the Executive’s current place of employment. “Closing Date” shall mean the date on which such transaction or stock purchase is signed and finalized.

7.4 Benefits Under This Section. If any of the Payout Events described above occurs, Executive shall be entitled to receive, in addition to any other post-employment benefits to which Executive may be entitled under Bank policy, the following compensation and benefits, provided Executive has executed the separation agreement and general release described in Section 4.2 above: (a) a lump sum severance payment in the amount of base salary and target bonus for the greater of (i) the remainder of the applicable Term under this Agreement or (ii) twelve (12) months; and (b) payment by the Bank of Executive’s COBRA coverage for twelve (12) months, provided Executive is covered under the Bank’s health plan and timely elects continued coverage under COBRA. The compensation to be paid under this section shall offset any compensation owed the Executive for the same period under this Agreement and is not intended to provide double compensation to the Executive for any period of time. To the extent permitted under the terms of the Bank’s stock option plan and/or stock option agreements with Executive, Executive also shall fully vest in any options or restricted stock in the event of a change in control.

7.5 Excess Payments. If either the Bank or the Executive receives notice from an independent tax counsel or certified public accounting firm acting on behalf of the Bank (the “Tax Advisor”), that the payment by the Bank to the Executive under this Agreement or otherwise would be considered to be an “excess parachute payment” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended, or any successor statute then in effect (the “Code”), the aggregate payments by the Bank pursuant to this Agreement shall be reduced to the highest amount that may be paid to the Executive by the Bank under this

Agreement without having any portion of any amount payable to the Executive by the Bank or a related entity under this Agreement or otherwise treated as such an “excess parachute payment”, and, if permitted by applicable law and without adverse tax consequence, such reduction shall be made to the last payment due hereunder. Any payments made by the Bank to the Executive under this Agreement which are later confirmed by the Tax Advisor to be “excess parachute payments” shall be considered by all parties to have been a loan by the Bank to the Executive, which loan shall be repaid by the Executive upon demand together with interest calculated at the lowest interest rate authorized for such loans under the Code without a requirement that further interest be imputed.

8.	GENERAL PROVISIONS.

8.1 Notices. All notices and other communications required or permitted by this Agreement to be delivered by the Bank or the Executive to the other party shall be delivered in writing, either personally or by registered, certified or express mail, return receipt requested, postage prepaid, respectively, to the headquarters of the Bank, or to the address of record of the Executive on file at the Bank.

8.2 Amendments: Entire Agreement. This Agreement may not be amended or modified except by a writing executed by all of the parties hereto. This Agreement, including any addendums hereto, constitutes the entire agreement between the Executive and the Bank relating in any way to the employment of Executive by the Bank, and supersedes all prior discussions, understandings and agreements between them with respect thereto.

8.3 Successors and Assigns. This Agreement is personal to Executive and shall not be assignable by Executive. The Bank will assign its rights hereunder to (a) any corporation resulting from any merger, consolidation or other reorganization to which the Bank is a party, or (b) any corporation, partnership, association or other person to which the Bank may transfer all or substantially all of the assets and business of the Bank existing at such time, or (c) the parent of Bank. All of the terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

8.4 Severability: Provisions Subject to Applicable Law. All provisions of this Agreement shall be applicable only to the extent that they do not violate any applicable law, and are intended to be limited to the extent necessary so that they will not render this Agreement invalid, illegal or unenforceable under any applicable law. If any provision of this Agreement or any application thereof shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of other provisions of this Agreement or of any other application of such provision shall in no way be affected thereby.

8.5 Waiver of Rights. No waiver by the Bank or Executive of a right or remedy hereunder shall be deemed to be a waiver of any other right or remedy or of any subsequent right or remedy of the same kind.

8.6 Definitions, Headings, and Number. A term defined in any part of this Agreement shall have the defined meaning wherever such term is used herein. The headings contained in this Agreement are for reference purposes only and shall not affect in any manner the meaning or interpretation of this Employment Agreement.

8.7 Governing Law. This Agreement and the parties’ performance hereunder shall be governed by and interpreted under the laws of the Commonwealth Of Virginia. Executive agrees to submit to the jurisdiction of the courts of the Commonwealth Of Virginia, and that venue for any action arising out of this Agreement or the parties’ performance hereunder shall be in the Circuit Court for the County of Fairfax, Virginia.

8.8. Attorneys’ Fees. In the event of a dispute arising out of the interpretation or enforcement of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys’ fees and costs.

8.9 Construction and Interpretation. This Agreement has been discussed and negotiated by, all parties hereto and their counsel and shall be given a fair and reasonable interpretation in accordance with the terms hereof, without consideration or weight being given to its having been drafted by any party hereto or its counsel.

IN WITNESS WHEREOF, the Bank and the Executive have executed and delivered this Agreement as of the date written below.

EXECUTIVE	ROCKINGHAM HERITAGE BANK

By:
Preston Moore Date	John K. Stephens Date

Title: President & Chief Executive Officer

Exhibit 5.7

Form of Affiliate Letter

[Date of Closing]

Board of Directors

Premier Community Bankshares, Inc.

4095 Valley Pike

Winchester, VA 22602

Attention:         Donald L. Unger

Ladies and Gentlemen:

I have been advised that I have been identified as a possible “affiliate” of Albemarle First Bank, a Virginia corporation (“Company”), as that term is defined for purposes of paragraphs (c) and (d) of Rule 145, or paragraph (b) of Rule 144, of the rules and regulations under the Securities Act of 1933, as amended (the “Securities Act”).

Pursuant to the terms of an Agreement and Plan of Merger, dated as of the 12th day of January, 2005 (the “Agreement”), by and between Rockingham Heritage Bank, a Virginia corporation (“Rockingham Heritage”), and Company, and joined in by Premier Community Bankshares, Inc., a Virginia corporation (“Parent”), Company will merge with and into Rockingham Heritage, a wholly-owned subsidiary of Parent, with Rockingham Heritage being the surviving corporation and a wholly owned subsidiary of Parent (the “Merger”). As a result of the Merger, I will receive shares of common stock, par value $1.00 per share, of Parent (“Parent Common Stock”) in exchange for shares of common stock, par value $4.00 per share, of Company at the effective time of the Merger as determined pursuant to the Merger Agreement.

A.	In connection therewith, I represent, warrant and agree that:

1. I shall not make any sale, transfer or other disposition of the shares of Parent Common Stock that I receive as a result of the Merger in violation of the Securities Act or the rules and regulations thereunder.

2. I have been advised that the issuance of shares of Parent Common Stock to me as a result of the Merger has been registered with the Commission under the Securities Act on a Registration Statement on Form S-4. However, I have also been advised that, because, at the time that the Merger was submitted for a vote of the shareholders of Company, I may have been an “affiliate” of Company and the disposition by me of the shares of Parent Common Stock that I will receive as a result of the Merger has not been registered under the Securities Act, I must hold such shares indefinitely unless:

(i) a registration statement under the Securities Act covering such disposition of such shares is effective and a prospectus is made available under the Securities Act;

(ii) such disposition is made within the limits and in accordance with the applicable provisions of Rule 145 under the Securities Act, unless the undersigned is then an affiliate of Parent, in which case within the limits and in accordance with the applicable provisions of Rule 144 under the Securities Act; or

(iii) such disposition is pursuant to a transaction that, in the opinion of counsel in form and substance reasonably satisfactory to Parent or as described in a “no-action” or interpretive letter from the staff of the Securities and Exchange Commission (the “Commission”), is not required to be registered under the Securities Act.

3. I have carefully read this letter agreement and the Merger Agreement and have discussed the requirements of the Merger Agreement and other limitations upon the sale, transfer or other disposition of the shares of Parent Common Stock that I will receive as a result of the Merger, to the extent I have felt necessary, with my counsel or with counsel for Company.

B.	Furthermore, in connection with the matters set forth herein, I understand and agree that:

1. Parent shall not be bound by any attempted sale, transfer or other disposition of the shares of Parent Common Stock that I will receive as a result of the Merger unless such disposition has been effected in compliance with the terms of this letter agreement.

2. Parent is under no further obligation to register the sale, transfer or other disposition of the shares of Parent Common Stock that I will receive as a result of the Merger or to take any other action necessary in order to make compliance with an exemption from registration available in any jurisdiction, except as set forth in paragraph C below.

3. Stop transfer instructions will be given to Parent’s transfer agent with respect to the shares of Parent Common Stock that I will receive as a result of the Merger, and there will be placed on the certificates representing such shares, or any certificates delivered in substitution therefor, a legend stating in substance:

The shares represented by this certificate were issued in a transaction to which Rule 145 under the Securities Act of 1933, as amended, applies. A stop transfer order with respect to this certificate has been issued to the transfer agent. The shares represented hereby will be transferred on the books of Premier Community Bankshares only upon delivery to the transfer agent of evidence, reasonably satisfactory to Premier Community Bankshares, that such transfer complies in all material respects with the provisions o f the Securities Act of 1933 and the rules and regulations thereunder.

2

4. Unless the transfer by me of my shares of Parent Common Stock is a disposition made in conformity with the provisions of Rule 145 under the Securities Act or made pursuant to a registration under the Securities Act, Parent reserves the right to put the following legend on the certificates issued to my transferee:

The shares of stock represented by this certificate have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and no transfer, sale, assignment, pledge, hypothecation or other disposition of the shares represented by this certificate may be made except (a) pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or (b) pursuant to an exemption from the provisions of Section 5 of the Securities Act, and the rules and regulations in effect thereunder, and applicable state securities laws.

It is understood and agreed that the legends set forth above shall be removed and substitute certificates shall be delivered without any such legend, and Parent’s transfer agent will be instructed to effectuate transfers of shares of Parent Common Stock, if the undersigned delivers to Parent an opinion of counsel in form and substance reasonably satisfactory to Parent or a letter from the staff of the Commission to the effect that such legend is not required for the purposes of the Securities Act.

[Signature page follows]

3

Very truly yours,

(Signature)

(Print Name)

Agreed and accepted as of this

             day of                     , 2006

Premier Community Bankshares, Inc.

By:
Name:
Title:

4

Exhibit 8.4

Form of Company Counsel Legal Opinion

[Date of Closing]

Board of Directors

Premier Community Bankshares, Inc.

4095 Valley Pike

Winchester, VA 22602

Attention:         Donald L. Unger

RE:	Agreement and Plan of Merger (the “Merger Agreement”) made and entered into as of the day of January, 2006, by and between Rockingham Heritage Bank, a Virginia corporation (“Rockingham Heritage”), and Albemarle First Bank, a Virginia corporation (“Company”), and joined in by Premier Community Bankshares, Inc., a Virginia corporation.

Ladies and Gentlemen:

We have acted as counsel to the Company in connection with the merger of Company with and into Rockingham Heritage (the “Merger”) upon the terms and conditions set forth in the Merger Agreement.

At your request, and with the Company’s authorization, we provide you with our opinion pursuant to Section 8.4 of the Merger Agreement. Capitalized terms that are not otherwise defined herein have the same meanings given to them in the Merger Agreement.

In rendering the opinions expressed herein, we have examined the executed Merger Agreement, the documents described therein and attached thereto as Exhibits and Schedules, and the ancillary agreements (collectively, the “Transaction Documents”). We have also examined such other documents and records and considered such matters of law as we have deemed necessary to enable use to render the opinions expressed herein.

With respect to various factual matters material to our opinions, we have relied, to the extent that we deemed such reliance proper, upon certificates from officers of Company and upon certificates of public officials. We have assumed the correctness of the factual matters contained in such reliance sources and have not acquired any information giving us knowledge, without any independent investigation for the purpose, that such factual matters are incorrect.

We have assumed (i) except with respect to the Company, the genuineness of all signatures on and the due authorization, execution and delivery of the Transaction Documents and the validity and binding effect thereof, (ii) the authenticity of all documents submitted to us as originals, (iii) the conformity to the originals of all documents submitted to us as copies, and (iv) except with respect to the Company, the legal capacity of natural persons.

In addition to the foregoing, we have also assumed (i) that, with respect to each party other than the Company, there is no legal restriction which would prohibit or limit the consummation of any of the transactions contemplated by the Transaction Documents; (ii) except as expressed below with respect to the Company, that each of the parties to the Transaction Documents has properly applied for and obtained all necessary consents, approvals, authorizations, orders, registrations or qualifications of any governmental authority which is required for its execution, delivery and performance of, and actions under, the Transaction Documents; and (iii) that each party (other than the Company) to the Transaction Documents has taken all necessary actions on its part in order to permit the Transaction Documents to be enforceable on such party in accordance with the terms thereof.

Our opinions are limited to present statutes, regulations and judicial interpretations and the facts as they exist on the date this opinion is issued. We further express no view, opinion or belief with respect to whether any proposed or pending legislation, if enacted, or any proposed or pending regulations or policy statements issued by any regulatory agency, whether or not promulgated pursuant to any such legislation, would affect the validity of the Merger or any aspect thereof.

Whenever we state our opinion to be to our knowledge or known to us, we mean that during our representation of the Company, our attorneys have not made an investigation to acquire, and have not acquired, actual knowledge of the existence or absence of the facts forming the basis for such opinion but without such investigation do not have information which contradicts the existence or absence of the facts forming the basis for such opinion.

Except as expressly noted, the opinions expressed herein are limited in all respects to the application of the law of the Commonwealth of Virginia.

Based on the foregoing, and subject to the limitations and qualifications set forth herein, we give you our opinions as follows:

1. Company is a corporation duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Virginia.

2. The Company has all requisite power and authority, corporate and otherwise, to enter into each of the Transaction Documents to which it is a party, to carry out and perform its obligations under each of the Transaction Documents to which it is a party, and to consummate the transactions contemplated in each of the Transaction Documents to which it is a party.

3. The execution, delivery, and performance of the Transaction Documents have been duly authorized by all requisite action, corporate and otherwise, and the Company has duly executed and delivered each of the Transaction Documents to which it is a party.

2

4. The Transaction Documents to which the Company is a party are legal, valid and binding obligations of the Company and are enforceable against the Company in accordance with their terms except to the extent that their enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting the enforcement of creditors’ rights generally, (ii) general principles of equity (regardless of whether enforceability is considered in an action at law or a suit in equity), including the availability of equitable remedies, (iii) procedural requirements of law applicable to the exercise of creditors’ rights generally, and (iv) judicial discretion inherent in the forum addressing enforceability.

The opinion expressed in paragraph 4 above with respect to the Transaction Documents being enforceable against the Company is subject to the following limitations and qualifications: (i) we express no opinion that provisions conferring equitable remedies by agreement are enforceable; (ii) enforceability may be limited by an implied covenant of good faith and fair dealing or by a requirement of conscionability; (iii) we express no opinion that jurisdiction may be conferred on a judicial forum by agreement where such jurisdiction is not otherwise provided by law; (iv) we express no opinion on the enforceability of any “severability” provision under circumstances in which portions of the Transaction Documents that are necessary to achieve the essential purpose thereof are determined to be unenforceable; (v) we express no opinion with respect to any provision of the Transaction Documents providing that no waiver shall be effective unless in a writing signed by the parties in circumstances where a waiver is based upon an oral waiver or course of dealing acquiesced in or accepted by one of the parties; and (vi) we express no opinion that a party’s failure to act or indulgence of a failure to act may not constitute a waiver or estoppel by course of dealing.

The opinions expressed herein are for your benefit alone and may not, without our prior written consent, be distributed to or relied upon by any other person. Our opinions are expressed as of the date hereof, and we do not assume any obligation to update or supplement our opinion to reflect any fact or circumstance subsequently arising or any change in law subsequently occurring. Our opinions are limited to the matters expressly stated; no opinion is implied or may be inferred beyond such matters.

Very truly yours,

Troutman Sanders LLP

By

3

Exhibit 9.7

Form of Premier and Rockingham Heritage Counsel Legal Opinion

[Date of Closing]

Board of Directors

Albemarle First Bank

1265 Seminole Trail

Charlottesville, VA 22901

Attention:     Thomas M. Boyd, Jr.

RE:	Agreement and Plan of Merger (the “Merger Agreement”) made and entered into as of the day of January, 2006, by and between Rockingham Heritage Bank, a Virginia corporation (“Rockingham Heritage”), and Albemarle First Bank, a Virginia corporation (“Company”), and joined in by Premier Community Bankshares, Inc., a Virginia corporation (“Premier”)

Ladies and Gentlemen:

We have acted as counsel to Premier and Rockingham Heritage in connection with the merger of Company with and into Rockingham Heritage (the “Merger”) upon the terms and conditions set forth in the Merger Agreement.

At your request, and with Premier’s and Rockingham Heritage’s authorization, we provide you with our opinion pursuant to Section 9.7 of the Merger Agreement. Capitalized terms that are not otherwise defined herein have the same meanings given to them in the Merger Agreement.

In rendering the opinions expressed herein, we have examined the executed Merger Agreement, the documents described therein and attached thereto as Exhibits and Schedules, and the ancillary agreements (collectively, the “Transaction Documents”). We have also examined such other documents and records and considered such matters of law as we have deemed necessary to enable use to render the opinions expressed herein.

With respect to various factual matters material to our opinions, we have relied, to the extent that we deemed such reliance proper, (i) upon representations made to us by the officers of Premier and Rockingham Heritage, (ii) upon the representations and warranties of the officers of the Company in the Transaction Documents, as applicable, and (iii) upon certificates of certain public officials. We have assumed the correctness of the factual matters contained in such reliance sources and have not acquired any information giving us knowledge, without any independent investigation for the purpose, that such factual matters are incorrect.

We have assumed (i) except with respect to Premier and Rockingham Heritage, the genuineness of all signatures on and the due authorization, execution and delivery of the Transaction Documents and the validity and binding effect thereof, (ii) the authenticity of all documents submitted to us as originals, (iii) the conformity to the originals of all documents submitted to us as copies, and (iv) the legal capacity of natural persons.

In addition to the foregoing, we have also assumed (i) that, with respect to each party other than Premier and Rockingham Heritage, there is no legal restriction which would prohibit or limit the consummation of any of the transactions contemplated by the Transaction Documents; (ii) except as expressed below with respect to Premier and Rockingham Heritage, that each of the parties to the Transaction Documents has properly applied for and obtained all necessary consents, approvals, authorizations, orders, registrations or qualifications of any governmental authority which is required for its execution, delivery and performance of, and actions under, the Transaction Documents; and (iii) that each party (other than Premier and Rockingham Heritage) to the Transaction Documents has taken all necessary actions on its part in order to permit such party to enforce the Transaction Documents in accordance with the terms thereof.

Our opinions are limited to present statutes, regulations and judicial interpretations and the facts as they exist on the date this opinion is issued. We further express no view, opinion or belief with respect to whether any proposed or pending legislation, if enacted, or any proposed or pending regulations or policy statements issued by any regulatory agency, whether or not promulgated pursuant to any such legislation, would affect the validity of the Merger or any aspect thereof.

Whenever an opinion herein is stated to be to our knowledge or known to us or qualified with words of similar import, such words refer to the actual knowledge of our attorneys who have given substantive legal attention to representation of Premier and Rockingham Heritage in the connection with the Merger, without any independent inquiry or investigation by such attorneys with respect to the facts underlying the subject matter of the opinion thus expressed.

The opinions expressed herein are limited in all respects to the application of the law of the Commonwealth of Virginia.

Based on the foregoing, and subject to the limitations and qualifications set forth herein, we give you our opinion as follows:

1. Premier is a corporation duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Virginia.

2. Rockingham Heritage is a corporation duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Virginia.

3. Each of Premier and Rockingham Heritage has all requisite power and authority, corporate and otherwise, to enter into each of the Transaction Documents to which it is a party, to carry out and perform its obligations under each of the Transaction Documents to which it is a party, and to consummate the transactions contemplated in each of the Transaction Documents to which it is a party.

2

4. The execution, delivery, and performance of the Transaction Documents have been duly authorized by all requisite action, corporate and otherwise, and each of Premier and Rockingham Heritage has duly executed and delivered each of the Transaction Documents to which it is a party.

5. The Transaction Documents to which each of Premier and Each of Premier and Rockingham Heritage is a party are legal, valid and binding obligations of Premier and Rockingham Heritage and are enforceable against Premier and Rockingham Heritage in accordance with their terms except to the extent that their enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting the enforcement of creditors’ rights generally, (ii) general principles of equity (regardless of whether enforceability is considered in an action at law or a suit in equity), including the availability of equitable remedies, (iii) procedural requirements of law applicable to the exercise of creditors’ rights generally, and (iv) judicial discretion inherent in the forum addressing enforceability.

The opinion expressed in paragraph 5 above with respect to the Transaction Documents being enforceable against Premier and Rockingham Heritage is subject to the following limitations and qualifications: (i) we express no opinion that provisions conferring equitable remedies by agreement are enforceable; (ii) enforceability may be limited by an implied covenant of good faith and fair dealing or by a requirement of conscionability; (iii) we express no opinion that jurisdiction may be conferred on a judicial forum by agreement where such jurisdiction is not otherwise provided by law; (iv) we express no opinion on the enforceability of any “severability” provision under circumstances in which portions of the Transaction Documents that are necessary to achieve the essential purpose thereof are determined to be unenforceable; (v) we express no opinion with respect to any provision of the Transaction Documents providing that no waiver shall be effective unless in a writing signed by the parties in circumstances where a waiver is based upon an oral waiver or course of dealing acquiesced in or accepted by one of the parties; and (vi) we express no opinion that a party’s failure to act or indulgence of a failure to act may not constitute a waiver or estoppel by course of dealing.

The opinions expressed herein are for your benefit alone and may not, without our prior written consent, be distributed to or relied upon by any other person. Our opinions are expressed as of the date hereof, and we do not assume any obligation to update or supplement our opinion to reflect any fact or circumstance subsequently arising or any change in law subsequently occurring. Our opinions are limited to the matters expressly stated; no opinion is implied or may be inferred beyond such matters.

3

Very truly yours,

WILLIAMS MULLEN

By:

4

ANNEX B

March 20, 2006

The Board of Directors

Albemarle First Bank

1265 Seminole Trail

P.O. Box 7704

Charlottesville, VA 22906

Dear Members of the Board:

Albemarle First Bank, Charlottesville, Virginia. (“Albemarle”) and Premier Community Bankshares, Inc. (“Premier”) and its wholly owned subsidiary Rockingham Heritage Bank (“Rockingham”) have entered into an Agreement and Plan of Merger dated January 12, 2006 (the “Merger Agreement”), which provides for the merger (the “Merger”) of Albemarle into Rockingham. Pursuant to the Merger, among other things, each outstanding share of common stock, par value $4.00 per share, of Albemarle (the “Albemarle Common Stock”) will be converted into the right to receive, at the election of Albemarle shareholders’, (a) the fraction of a share of Premier common stock, par value $1.00 per share, in the amount of $15.80 (the “Stock Election”), (b) cash in the amount of $15.80 (the “Cash Election”) or (c) any combination of the Stock Election and the Cash Election; subject to the formulas and certain adjustments as set forth in the Agreement.

You have asked us to update our original opinion, dated December 30, 2005, as to the fairness of the merger consideration, including the Exchange Ratio, pursuant to the Merger Agreement, from a financial point of view to the holders of shares of Albemarle Common Stock.

For purposes of the opinion set forth herein, we have:

(i)	reviewed certain publicly available financial statements and other information of Albemarle and Premier, respectively;

(ii)	reviewed certain internal financial statements and other financial and operating data concerning Albemarle and Premier, including financial forecasts and profit plans for each company, prepared by the management of Albemarle and Premier, respectively;

(iii)	discussed the past and current operations and financial condition and the prospects of Albemarle and Premier, including information relating to certain strategic, financial and operational benefits anticipated from the Merger, with senior executives of Albemarle and Premier, respectively;

(iv)	reviewed the pro forma impact of the Merger on Premier’s earnings per share and consolidated capitalization;

707 East Main Street, 20th Floor / Richmond, Virginia 23219

804.643.2400 / 800.767.2424 / Fax: 804.648.3404 / www.AndersonStrudwick.com

(v)	reviewed the reported prices and trading activity for Albemarle Common Stock and Premier Common Stock;

(vi)	compared the financial performance of Albemarle and Premier and the prices and trading activity of the Albemarle Common Stock and Premier Common Stock with that of certain other comparable publicly-traded companies and their securities;

(vii)	reviewed the financial terms, to the extent publicly available, of certain precedent transactions;

(viii)	participated in discussions and negotiations among representatives of Albemarle and Premier and their financial and legal advisors;

(ix)	reviewed the draft Merger Agreement and certain related documents; and

(x)	considered such other factors and performed such other analyses as we have deemed appropriate.

We have assumed and relied upon without independent verification the accuracy and completeness of the information reviewed by us for the purposes of this opinion. With respect to financial forecasts and profit plans, including certain strategic, financial and operational benefits anticipated from the Merger, we have assumed that they have been reasonably prepared on bases reflecting the best available estimates and judgments of the future financial performance of Albemarle and Premier. We have assumed that the Merger will be consummated in accordance with the terms of the Merger Agreement. We have not made any independent valuation or appraisal of the assets or liabilities of Albemarle and Premier, nor have we been furnished with any such appraisals and we have not made any independent examination of the loan loss reserves or examined any individual loan credit files of Premier or Albemarle. Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof.

Anderson & Strudwick, Inc., as part of its investment banking business, is continually engaged in the valuation of bank and bank holding company securities in connection with acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for various other purposes. As specialists in the securities of banking companies, we have experience in, and knowledge of, the valuation of banking enterprises. In the ordinary course of our business as a broker-dealer, we may, from time to time purchase securities from, and sell securities to, Albemarle and Premier, and as a market maker in securities, we may from time to time have a long or short position in, and buy or sell, debt or equity securities of Albemarle and Premier for our own account and for the accounts of our customers. We have acted as financial advisor to the Board of Directors of Albemarle in connection with this transaction and will receive a fee for our services. In the past, Anderson & Strudwick, Inc. has provided financial advisory and financing services for Albemarle and has received fees for the rendering of these services.

707 East Main Street, 20th Floor / Richmond, Virginia 23219

804.643.2400 / 800.767.2424 / Fax: 804.648.3404 / www.AndersonStrudwick.com

It is understood that this letter is for the information of the Board of Directors of Albemarle and may not be used for any other purpose without our prior written consent, except that this opinion may be included in its entirety in any filing made by Albemarle in respect of the Merger with the Securities and Exchange Commission. In addition, this opinion does not in any manner address the prices at which the Premier Common Stock will trade following consummation of the Merger, and Anderson & Strudwick, Inc. expresses no opinion or recommendation as to how the shareholders of Albemarle should vote at the shareholders’ meeting held in connection with the Merger.

Based on and subject to the foregoing, we are of the opinion on the date hereof that the merger consideration, including the Exchange Ratio, pursuant to the Merger Agreement is fair from a financial point of view to the holders of shares of Albemarle Common Stock.

Very truly yours,

ANDERSON & STRUDWICK, INC.

707 East Main Street, 20th Floor / Richmond, Virginia 23219

804.643.2400 / 800.767.2424 / Fax: 804.648.3404 / www.AndersonStrudwick.com

ANNEX C

BOARD OF GOVERNORS OF THE

FEDERAL RESERVE SYSTEM

Washington, D. C. 20551

FORM 10-KSB

☒	ANNUAL REPORT UNDER SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For fiscal year ended December 31, 2005

☐	TRANSITION REPORT UNDER SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For transition period from                      to

Albemarle First Bank

(Name of small business issuer in its charter)

Virginia	54-1882473
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1265 Seminole Trail P.O. Box 7704 Charlottesville, Virginia	22906
(Address of principal executive offices)	(Zip Code)

(434) 973-1664

(Issuer’s telephone number)

Securities registered under Section 12(b) of the Exchange Act:

NONE

Securities registered under Section 12(g) of the Exchange Act:

COMMON STOCK, $4 PAR VALUE

Check whether the issuer is not required to file reports pursuant to Section 13 or 15(d) of the Exchange Act.  ☐

Check whether the issuer (1) filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirement for the past 90 days.  Yes ☒  No ☐

Check if there is no disclosure of delinquent filers in response to Item 405 of Regulation S-B contained in this form, and no disclosure will be contained, to the best of the registrant’s knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-KSB or any amendment to this Form 10-KSB.  ☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).  Yes ☐  No ☒

The issuer’s revenues for its most recent fiscal year were $7,572,787.

The aggregate market value of the voting and non-voting common equity, consisting solely of common stock, held by non-affiliates of the issuer computed by reference to the closing price of such stock was $26,449,447 as of March 2, 2006.

The number of shares of outstanding common stock of the issuer as of March 2, 2006 is 1,751,619.

Transitional Small Business Disclosure Format:  Yes ☐  No ☒

Albemarle First Bank

10-KSB

PART I

ITEM 1.	DESCRIPTION OF BUSINESS

General

Albemarle First Bank (the Bank) is a Virginia banking corporation, incorporated under the laws of Virginia on January 23, 1998. The Bank began operations as a state-chartered bank on December 28, 1998.

The bank provides a complete range of banking and financial services to the individuals and businesses within Charlottesville and the surrounding area. As a community-oriented and locally-owned institution we offer a variety of deposit products to our customers including checking and savings accounts, money market accounts, and certificates of deposit. These funds are reinvested back into the community by meeting our customers’ needs for commercial and real estate loans, mortgages, and consumer loans. In addition to our loan portfolio, the Bank has $16.7 million dollars invested in government agency bonds and mortgage backed securities as of December 31, 2005. These investments generate interest income for the Bank while offering a source of liquidity for future growth. As an additional source of liquidity the Bank uses a line of credit at the Federal Home Loan Bank to meet short-term funding requirements.

To complement the traditional community banking services provided by the Bank, additional conveniences such as debt and credit cards, on-line banking (at www.albemarlefirstbank.com), direct deposit, ATMs, and 24-hour telephone banking are available to our customers. These services fulfill the business and personnel banking demands of our customers and allow the Bank to contend with larger competitors.

The Bank was initially capitalized through a public offering of common stock at a price of $10.00 per share. This initial public offering resulted in an initial capitalization of $7.2 million. In October and November 2001, the Bank conducted a second public offering of units (with each unit consisting of a share of common stock and a warrant to purchase a share of common stock at $10.50 per share) at a per-unit cost of $8.75. The units offering resulted in additional capital of $4.1 million. On April 4, 2003, the Bank’s Board of Directors (the Board) elected to discount the exercise price of the common stock warrants to $7.00 from $10.50 in an attempt to raise additional capital through the period May 2, 2003. Due to the interest by investors, the Bank’s Board extended the discount period through June 2, 2003. A total of 336,190 warrants were exercised resulting in a gross increase to capital of $2,353,330.

A total of 144,437 warrants were exercised during 2005 at the original exercise price of $10.50 resulting in additional capital of $1.5 million. As of December 31, 2005, 97,658 warrants remain available for exercise.

As of December 31, 2005, the Bank had total assets of $116.6 million, deposits of $99.0 million, gross loans outstanding of $88.4 million, and stockholder’s equity of $12.1 million.

Market and Locations

Headquartered in Charlottesville, Virginia, the Bank operates three full service branches serving the City of Charlottesville, Albemarle County, Greene County, and the surrounding areas. The Bank’s main office is located within Albemarle County at 1265 Seminole Trail, Charlottesville, Virginia. Charlottesville is the central city within its Metropolitan Statistical Area (MSA) acting as a market center for retail and commercial transactions in Central Virginia. Located in the eastern foothills of the Blue Ridge Mountains approximately 100 miles southwest of Washington D.C., Charlottesville, Virginia was named as the most desirable city to live in America by Frommer’s, an international travel agency. Charlottesville’s MSA has a population of 180,901 in 2004, a 3.95% increase from 2000.

The prosperity and stability of the local economy is greatly influenced by Charlottesville’s largest employer, the University of Virginia. Ranked number one in academics among public universities according to the 2004 U.S. News and World Report, the University staffs over 12,000 employees and has an enrollment of almost 20,000 students.

The Bank’s Greene County location has significant growth potential. The County is expanding and in 2005 approved development of approximately 1,100 new residential units and 650 units of housing for senior citizens, with future commercial and residential development expected. According to the U.S. Census Bureau, Greene County’s population was approximately 16,779 in 2003 and has grown 10.1% since 2000.

Banking Services

Albemarle First Bank receives deposits including business and personal checking, money markets, savings accounts, and certificates of deposit. The Bank’s lending products include commercial loans, residential development and construction, residential mortgages, and consumer lending.

To enhance our deposit and lending products the Bank also offers many other services including safe deposit boxes, issuance of cashier’s checks, certain cash management services, travelers checks, direct deposits of payroll and social security checks, automated drafts for various accounts, domestic and international wire transfers, and 24-hour telephone banking. The Bank is associated with a shared network of automated teller machines that may be used by our banking customers throughout Virginia and other regions. We provide insurance services through our subsidiary, AFB Insurance, Inc. We also offer credit card services, debit cards and internet banking. Our internet banking service (at www.albemarlefirstbank.com) allows customers to access their account balances, make payments on loans, transfer funds from one account to another and view images of their checks. Customers can also make payments to third party vendors and are able to view images of their written checks. The Bank operates as a state chartered commercial bank and is a member of the Federal Reserve System. Our deposits are insured pursuant to and up to the limits provided in the Federal Deposit Insurance Act.

The Bank believes there are significant opportunities to service all economic strata in our market area, with an emphasis on middle-income consumers and small local businesses. Accordingly, we provide a full range of consumer banking services. We offer consumer loans for financing automobiles, home improvements, and educational needs and residential mortgage loans. Commercial loans are available, both on a secured and unsecured basis, in support of business activities for professionals and small and medium sized businesses.

Our lending activities are subject to a variety of lending limits imposed by Virginia law. Different limits apply depending on the type of loan or the nature of the borrower (including the borrower’s relationship to the Bank). In general, we are subject to a loan-to-one borrower limit in an amount equal to 15% of our capital and surplus. The Bank may also choose to impose a policy limit on loans to a single borrower that is less than the legal lending limit. Our Board believes that our current capitalization provides a lending limit that satisfies the credit needs of a large portion of our targeted market segment. The Bank has established relationships with correspondent banks to participate in loans when individual loan amounts exceed our legal lending limits or internal lending policies.

Competition

The banking and financial services market within Charlottesville and the surrounding areas is highly competitive. Competitors include several large regional and national financial institutions, community banks owned by larger out-of-market holding companies, locally owned community banks, credit unions, and other financial service companies. The competition to attract loans is intense within Charlottesville and is based on offering competitive interest rates and loan fees, combined with superior personal service. Predatory pricing and competition from unregulated organizations have also been a factor when generating new loans. To compete within the local market it is also vital that financial institutions recruit and retain experienced and respected lenders.

The competition to gather retail and commercial deposits is also strong within the Bank’s market. Larger financial institutions have saturated the Charlottesville area with branches. To compete, the Bank must strategically place its branches, provide competitive interest rates, and offer a breadth of deposit products and ancillary services. Despite the size of our competition, Albemarle First Bank believes that customers’ want and need a community banking option, and that local decision-making and customer service are of primary concern. Aside from other banks, financial services companies provide competition in gathering deposits by offering customers alternative investment products to money markets and certificates of deposit.

As a community financial institution the Bank competes with organizations of far greater financial resources. Regulatory limitations regarding the amount the Bank can lend to a single borrower are established based on the Bank’s current capital structure. However, the Bank has developed relationships with other community banks and acts as a conduit to assist customers with large loans. This allows the Bank to attract and service larger customers while building a reciprocal relationship with other community banks.

Employees

At December 31, 2005, the Bank had 41 employees, all of which were full-time. None of these employees are represented by a union or covered by a collective bargaining agreement. Management considers employee relations to be good.

Supervision and Regulation

General

The Bank is organized as a Virginia-chartered banking corporation and is regulated and supervised by the Virginia Bureau of Financial Institutions. In addition, we are regulated and supervised by the Board of Governors of the Federal Reserve System, which serves as our primary federal regulator, and as an insured depository institution we are subject to certain regulations promulgated by the Federal Deposit Insurance Corporation (FDIC). The Virginia Bureau of Financial Institutions and the Federal Reserve conduct regular examinations of the Bank, reviewing the adequacy of our loan loss reserves, the quality of our loans and investments, the propriety of management practices, compliance with laws and regulations, and other aspects of our operations. In addition to these regular examinations, we must furnish to the Federal Reserve and FDIC quarterly reports containing detailed financial statements and schedules.

Federal and Virginia banking laws and regulations govern the Bank’s operations, including reserves, loans, mortgages, capital, issuance of securities, payment of dividends and establishment of branches. The Federal Reserve and the Virginia Bureau of Financial Institutions has authority to impose penalties, initiate civil and administrative actions and take other steps intended to prevent the Bank from engaging in unsafe or unsound practices.

As a financial institution with more than 500 shareholders of record, the Bank is subject to registration, periodic reporting, insider reporting, trading restrictions and proxy solicitation regulations promulgated by the Security and Exchange Commission and adopted by the Federal Reserve. As a reporting company, the Bank is directly affected by the Sarbanes-Oxley Act of 2002 (the “SOX”), which is aimed at improving corporate governance and reporting procedures. The Bank is complying with the rules and regulations implemented pursuant to the SOX and intends to comply with any applicable rules and regulations implemented in the future.

Dividends

The amount of dividends payable by the Bank will depend upon its earnings and capital position, and is limited by federal and state law, regulations and policy. In addition, Virginia law imposes restrictions on the ability of all banks chartered under Virginia law to pay dividends. No dividend may be declared or paid that would impair a bank’s paid-in capital. The Virginia Bureau of Financial Institutions and the Federal Reserve have the general authority to limit dividends paid by the Bank if such payments are deemed to constitute an unsafe and unsound practice.

Under certain supervisory practices, prior approval of the Federal Reserve is required if cash dividends declared in any calendar year exceed the total of the Bank’s net profits for that year, plus its retained net profits for the preceding two years. Also, the Bank may not pay a dividend in an amount greater than its undivided profits after deducting current losses and bad debts. For this purpose, bad debts are generally defined to include the principal amount of all loans in arrears with respect to interest by six months or more, unless such loans are fully secured and in the process of collection. Federal law further provides that no insured depository institution may make any capital distribution, including a cash dividend, if after making the distribution the institution would not satisfy one or more of its minimum capital requirements.

Capital Requirements

The Federal Reserve’s current risk-based capital guidelines require the Bank to meet two minimum capital standards: a Tier 1 Risk Based Capital Ratio of 4%, and a Total Risk Based Capital Ratio of 8%. The Tier 1 Risked Based Capital Ratio is defined as Tier 1 capital to total risk weighted assets, with Tier 1 capital consisting primarily of common stock, additional paid-in-capital, and the accumulated deficit, less certain intangible assets.

The risk based capital ratio is an institution’s total capital to total risk-weighted assets. The Bank’s total capital includes all Tier 1 capital and the allowance for loan and lease losses limited to a maximum of 1.25% of risk-weighted assets. In determining the amount of risk-weighted assets, all assets, including certain off-balance sheet assets, are multiplied by a risk-weight factor of 0% to 100%, as assigned by the Federal Reserve Board. The weighting is based on the regulators’ assessment of the inherent risk associated with each type of asset.

In addition, a minimum leverage ratio of Tier I capital to average total assets for the quarter is required by federal bank regulators, ranging from 4% to 8%, subject to the regulator’s evaluation of the Bank’s overall safety and soundness. As of December 31, 2005, the Bank had a ratio of Tier I capital to average total assets for the fourth quarter of 2005 of 9.29%.

When rating a financial institution’s capital adequacy, regulatory agencies review capital ratios, credit concentrations, operational risks, earnings performance, and other factors that may have a future impact on capital. The Virginia Bureau of Financial Institutions has established five capital levels, ranging from “well-capitalized” to “critically under-capitalized.” As of December 31, 2005 the Bank’s capital adequacy rating according to Virginia Bureau of Financial Institutions was a three and described as “Less than Satisfactory”. As of December 31, 2005 the Bank’s total risk-based capital, Tier 1 risk based capital, and Tier 1 leverage ratios were 13.83%, 12.58%, and 9.29%, respectively. While these ratios are comparable with the Bank’s peers and would normally classify the Bank as “Well Capitalized”, regulators noted that our deficient earnings performance and asset quality represented a distinct threat to our capital if not remedied.

Safety and Soundness

The Federal Reserve has adopted Interagency Guidelines Prescribing Standards for Safety and Soundness (“Guidelines”) and a final rule to implement safety and soundness standards required under federal law. The Guidelines establish the safety and soundness standards that numerous federal banking agencies use to identify and address problems at insured depository institutions before capital becomes impaired. The standards address risks related to such items as internal controls, information technology, loan documentation and credit review, interest rate risk, and compensation and benefits. If the Federal Reserve Board determines that an institution fails to meet any standard prescribed by the Guidelines, the agency may require the institution to submit an acceptable plan to achieve compliance with the standard.

Deposit Insurance

Customer deposits in the Bank are insured through the Bank Insurance Fund (BIF), which is administered and managed by the FDIC. Deposits are generally insured up to a maximum amount of $100,000 per depositor subject to aggregation rules. The Bank is subject to deposit insurance assessment by the FDIC pursuant to the regulations establishing a risk-related deposit insurance assessment system. FDIC semi-annual assessments are based upon the institution’s capital rating according to the supervising regulators. Changes in a bank’s capital adequacy rating and risk profile have a direct effect on the actual assessments paid to the BIF.

Gramm-Leach-Bliley Act

The Gramm-Leach-Bliley Act implemented major changes to the statutory framework for providing banking and other financial services in the United States. The Gramm-Leach-Bliley Act, among other things, eliminated many of the restrictions on affiliations among banks and securities firms, insurance firms, and other financial service providers. A bank holding company that qualifies as a financial holding company will be permitted to engage in activities that are financial in nature or incident or complimentary to a financial activity. The activities that the Gramm-Leach-Bliley Act expressly lists as financial in nature include insurance activities, providing financial and instant advisory services, underwriting services and limited merchant banking activities. To the extent that the Gramm-Leach-Bliley Act allows banks, securities firms and insurance firms to affiliate, the financial services industry may experience further consolidation. As such, the Gramm-Leach-Bliley Act may have the result of increasing competition that the Bank faces from larger institutions and other companies that offer financial products and services and that may have substantially greater financial resources than the Bank.

To become eligible for these expanded activities, a bank holding company must qualify as a financial holding company. To qualify as a financial holding company, each insured depository institution controlled by the bank holding company must be well-capitalized, well-managed, and have at least a satisfactory rating under the Community Reinvestment Act. In addition, the bank holding company must file a declaration with the Federal Reserve of its intention to become a financial holding company. We presently have no plans to create either a Bank holding company or a financial holding company.

Community Reinvestment Act

Banks are subject to the provisions of the Community Reinvestment Act of 1977 (the “CRA”) that requires the appropriate federal bank regulatory agency, the Federal Reserve in our case, to assess our record in meeting the credit needs of the communities we serve. The Federal Reserve assessment of our record is publicly available. The CRA assessment is required by any bank that has applied to, among other things, establish a new branch office that will accept deposits, relocate an existing office, or merge, consolidate with or acquire the assets or assume the liabilities of a federally regulated financial institution. We received a “Satisfactory” rating in our last CRA examination.

USA Patriot Act

The USA Patriot Act, which became effective on October 26, 2001, amends the Bank Secrecy Act and intended to facilitate information sharing among governmental entities and financial institutions for the purpose of combating terrorism and money laundering. Among other provisions, the USA Patriot Act permits financial institutions, upon providing notice to the United States Department of the Treasury, to share information with one another in order to better identify and report to the federal government activities that may involve money laundering or terrorists’ activities. The USA Patriot Act is considered a significant banking law in terms of information disclosure regarding certain customer transactions. Certain provisions of the USA Patriot Act impose the obligation to establish anti-money laundering programs, including the development of a customer identification program, and the screening of all customers against any government lists of known or suspected terrorists. Although it does create a reporting obligation and compliance costs, the USA Patriot Act does not materially affect the Bank’s products, services or other business activities.

Mortgage Banking Regulation

The Bank’s mortgage banking activities are subject to the rules and regulations of, and examination by the Department of Housing and Urban Development, the Federal Housing Administration, the Department of Veterans Affairs and state regulatory authorities with respect to originating, processing and selling mortgage loans. Those rules and regulations, among other things, establish standards for loan origination, prohibit discrimination, provide for inspections and appraisals of property, require credit reports on prospective borrowers and, in some cases, restrict certain loan features, and fix maximum interest rates and fees. In addition to other federal laws, mortgage origination activities are subject to the Equal Credit Opportunity Act, Truth-in-Lending Act, Home Mortgage Disclosure Act, Real Estate Settlement Procedures Act, and Home Ownership Equity Protection Act, and the regulations promulgated under these acts. These laws prohibit discrimination, require the disclosure of certain basic information to mortgagors concerning credit and settlement costs, limit payment for settlement services to the reasonable value of the services rendered and require the maintenance and disclosure of information regarding the disposition of mortgage applications based on race, gender, geographical distribution and income level.

Effect of Governmental Monetary Policies

The operations of the Bank are significantly affected by general economic conditions, as well as the policies of various regulatory authorities. In particular, the Federal Reserve’s use of monetary policies to influence credit conditions and interest rates affects the demand and pricing of loans and interest bearing deposits. These policies have a significant influence on overall growth and distribution of Bank loans, investments and deposits. Federal Reserve monetary policies have had a significant effect on the operating results of commercial banks in the past and are expected to do so in the future.

ITEM 2.	DESCRIPTION OF PROPERTY

The Bank’s principal office is located at 1265 Seminole Trail, Charlottesville, Virginia. The building, which we own and have substantially renovated, is a one-story brick structure with a basement, consisting of approximately 4,500 square feet. It has six teller stations, two drive-through windows, a drive-up ATM and night depository.

The Bank’s downtown Charlottesville branch, which opened in the fourth quarter of 2002, is located in approximately 871 square feet of leased space at 100 Fifth Street, S.E., Charlottesville, Virginia. The branch has three teller stations, offices for the branch manager and customer service representative, and a full service ATM.

The operating lease has a term of five years expiring in June 2006 with an option to renew for an additional five years.

The Bank’s Ruckersville branch is owned and located at 8260 Seminole Trail, Ruckersville, Virginia and has approximately 3,800 square feet of space. The building has five teller stations, one drive-up ATM and two drive-through windows. The branch opened for business in April 2002.

In October 2003 the Bank acquired its operations center in Keswick, Virginia that houses the Bank’s operations, information technology, item processing, and printing functions. The building has total square footage of 16,112, of which the Bank occupies approximately 7,000 square feet. Effective December 2004, a 2,000 square foot portion of the building has been leased to a retail store. The Bank anticipates that in the near future the additional space will either be leased or the entire building will be sold and the Bank will lease back the required space.

ITEM 3.	LEGAL PROCEEDINGS

There are no material pending legal proceedings to which the Bank is a party or to which the property of the Bank is subject.

ITEM 4.	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

At the 2005 Annual Meeting of Shareholders of the Bank (Annual Meeting) held on November 28, 2005, 1,442,576 shares of the Company’s outstanding common stock were present in person or by proxy and entitled to vote.

(b)	At the Annual Meeting, the following matters were voted upon and received the vote set forth below:

(1) Election of Class 1 Directors. The nominees for director were elected (to serve until the 2008 Annual Meeting), having received the following vote:

Nominee	For	Withheld
Frank D. Cox, Jr.	1,430,110	12,566
Charles W. Gross	1,429,610	13,066
John K. Taggart, III	1,389,010	53,666
R. Craig Wood	1,429,210	13,466

The following other directors continued in office after the Annual Meeting:

Class 2 Directors (serving until the 2007 Annual Meeting): Thomas M Boyd, Jr. and James A. Fernald, III

Class 3 Directors (serving until the 2006 Annual Meeting): Thomas L. Beasley; J. Clark Diehl, III; Laurence C. Pettit, Jr. and William U. Henderson.

(2) Approval and adoption of the Agreement and Plan of Reorganization, dated as of June 10, 2005, between the Bank and Millennium Bankshares Corporation (1). The Agreement and Plan of Reorganization was approved and adopted, having received the following vote:

For:	1,014,600
Against:	14,402
Abstain:	1,300
Broker Non-vote:	412,374

(3) Adjournment to a later date or dates, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the Annual Meeting to approve the matters to be considered (2). The adjournment was approved, having received the following vote:

For:	1,389,824
Against:	48,802
Abstain:	3,950
Broker Non-vote:	—

(1)	Although the shareholders of the Bank approved and adopted the Agreement and Plan of Reorganization, the shareholders of Millennium Bankshares Corporation failed to approve an amendment to its articles of incorporation necessary to facilitate the transaction. As a result, the reorganization did not occur, notwithstanding the approval of the Bank’s shareholders.

(2)	Adjournment to a later date was not necessary, as there were sufficient votes at the time of the Annual Meeting to approve the matters considered at the Annual Meeting.

PART II

ITEM 5.	MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

The Bank’s common stock, par value $4.00 per share, and warrants are traded on the Nasdaq SmallCap Stock Market (NasdaqSC) under the symbols “AFBK” and “AFBKW,” respectively. Prior to December 3, 2002, the Bank’s common stock traded on the OTC Bulletin Board (OTCBB) under the symbol “AFBK” and the Bank’s warrants traded as part of units under the symbol “AFBKU.” On November 30, 2002 the warrants separated from the stock and were no longer traded as a unit. Beginning on December 3, 2002, the shares of common stock and warrants formerly comprising the units began trading separately on the NasdaqSC Market.

As of December 31, 2005, there were 1,751,619 shares outstanding of the Bank’s common stock and 97,658 warrants outstanding. The following table sets forth the high and low sales prices, as reported by Nasdaq, for the Bank’s common stock for each full quarterly period within the two most recent fiscal years:

		High	Low
2004	First Quarter Second Quarter Third Quarter Fourth Quarter	$10.88 10.39 10.14 11.45	$9.50 9.37 8.50 9.00

2005	First Quarter Second Quarter Third Quarter Fourth Quarter	$12.50 15.44 15.00 14.85	$11.00 10.60 13.56 10.60

As of March 21, 2005, approximately 823 and 16 holders of record held the Bank outstanding shares of common stock and warrants, respectively. The Registrar and Transfer Company is the Bank’s stock transfer agent and registrar.

Dividend Policy

The Bank has not declared or distributed any cash dividends to its shareholders, and it is not likely that any cash dividends will be declared for several years. The board of directors intends for the foreseeable future to follow a policy of retaining any earnings to provide funds to operate and expand the Bank’s business. Future dividend policy is subject to the discretion of the board of directors and will depend upon a number of factors, including the Bank’s future earnings, financial condition, cash requirements, and general business conditions.

The Bank is also subject to legal limitations on the amount of dividends it is permitted to pay. The information on “Government Regulation and Supervision—Dividends” on page 5 of this Form 10-KSB is hereby incorporated by reference. Furthermore, under federal banking law, the Bank cannot declare or pay a cash dividend on its capital stock if it is insolvent or if the payment of the dividend would render the Bank insolvent or unable to pay its obligations as they become due in the ordinary course of business.

ITEM 6.	MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

The following discussion is qualified in its entirety by the financial statements and accompanying notes appearing elsewhere in this report. In addition to the historical information contained herein, this report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, which are based on certain assumptions, describe future plans, strategies, and expectations of the Bank, and are generally identifiable by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” “may,” “will,” or similar expressions. Although we believe our plans, intentions, and expectations reflected in these forward-looking statements are reasonable, we can give no assurance that these plans, intentions, and expectations will be achieved. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain, and actual results, performance or achievements could differ materially from those contemplated. Factors that could have a material adverse effect on our operations and future prospects include, but are not limited to, changes in: interest rates, general economic conditions – specifically the residential real estate market, the pending merger with Premier Community Bankshares, Inc., the legislative/regulatory climate, monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Board of Governors of the Federal Reserve System, the quality or composition of the loan or investment portfolios, demand for loan products, deposit flows, competition, demand for financial services in our market area and accounting principles, policies, and guidelines. These risks and uncertainties should be considered in evaluating the forward-looking statements contained herein and undue reliance should not be placed on such statements, which reflect our position as of the date of this report.

Overview

Albemarle First Bank (the Bank) is headquartered in Charlottesville, Virginia and services customers within the surrounding area. The Bank operates three full service branches located in the City of Charlottesville, Albemarle County, and Greene County.

During 2005, the Bank concentrated on increasing profitability by improving the net interest margin. The Bank reported net income of $243 thousand for the year ended December 31, 2005, a 140.59% increase over the $101 thousand reported in 2004. The Bank’s net interest margin increased to 4.24% for the year ended December 31, 2005, or 40 basis points over the 3.84% reported in the prior year. These accomplishments were achieved by maintaining a higher average loan balance during 2005 and closely monitoring the interest rate sensitivity of the Bank’s assets and liabilities during a period of rising interest rates.

In 2005, the Bank increased net interest income $638 thousand to $4.7 million compared to $4.1 million in 2004. During 2004, the Bank focused on increasing variable rate loans in the portfolio which increased interest income during the rising interest rate environment of 2004 and 2005. The Bank’s loan loss provision in 2005 was $320 thousand, compared to $357 thousand reported in 2004. The loan loss provision provided additional reserves on the Bank’s existing portfolio of impaired loans. Noninterest expense for 2005 was $4.6 million, an increase of $300 thousand when compared to the $4.3 million expensed in 2004. The increase in noninterest expense can be attributed to expenses related to the proposed merger between the Bank and Millennium Bankshares entered into in June 2005 and further discussed below.

Albemarle First Bank ended 2005 with total assets of $116.6 million, compared to $121.2 million at December 31, 2004. This reduction can be attributed to a decrease in net loans due to normal maturities and uncertainty in the market place regarding the Banks proposed merger with Millennium Bankshares. As of December 31, 2005 net loans totaled $87.1 million compared to $91.8 million at the end of 2004. The Bank’s deposits totaled $99.0 million as of December 31, 2005, a .5% decrease from the $99.5 million reported at the end of the prior year. Without the need to fund additional loan growth during 2005, the Bank was able to focus on controlling its cost of funds, improving the net interest margin, and increasing profitability.

The Bank has incurred significant expenses related to a proposed merger with Millennium Bankshares. Accordingly, the Bank believes that its operating results are best measured on a comparative basis through the non-GAAP financial measure of income before merger-related expenses (net of taxes). The Bank calculated the per share amount for this non-GAAP measure using the same diluted share total used in determining GAAP diluted earnings per share (see Note 10 of the Notes to Financial Statements). Although the Bank believes the presentation of these non-GAAP financial measures are useful to investors in evaluating our operating performance, these non-GAAP financial measures should not be viewed as a replacement for net income and net income per diluted share as presented on a GAAP basis.

The following table presents a reconciliation of income before merger-related expenses (net of taxes), and income before merger-related expenses (net of taxes) per diluted share to net income and net income per diluted share for the years ended December 31, 2005 and 2004:

(in thousands, except per share data)	2005	2004
Net income	$243	$101
Merger-related expenses (net of taxes)	236	—

Income before merger-related expenses (net of taxes)	$479	$101

Per diluted share:
Net income	$0.14	$0.06

Merger-related expenses (net of taxes)	0.14	—

Income before merger-related expenses (net of taxes)	$0.28	$0.06

Diluted weighted average shares outstanding	1,692,939	1,589,215

Merger Related Activities in 2005

On June 9, 2005 the Bank’s Board unanimously approved (with one abstention) the reorganization agreement with Millennium Bankshares and resolved to recommend it to the Bank’s shareholders for approval. Under the terms of the agreement that Bank shareholders were to receive per share merger consideration of $15.82 per share. Millennium Bankshares and the Bank issued a joint press release announcing the execution of the reorganization agreement on June 10, 2005.

Following the public announcement of the definitive agreement, the Bank discovered that it had inadvertently failed to disclose to Millennium Bankshares the existence of stock options to acquire 10,000 shares of the Bank’s common stock, at an exercise price of $10.00 per share, previously granted to a former executive of the Bank. The Bank and Millennium Bankshares amended the reorganization agreement to reduce the per share merger consideration from $15.82 per share to $15.80 per share and to make other corresponding changes to the reorganization agreement to take into consideration the discovery of the additional stock options.

Both the Bank and Millennium Bankshares held meetings of their shareholders on November 28, 2005, to vote on their proposed transaction. The shareholders of the Bank voted in favor of the transaction. The shareholders of Millennium Bankshares, however, failed to approve an amendment to its articles of incorporation that would increase the number of authorized shares of common stock from 10 million to 20 million, which was necessary to facilitate the transaction. As a result, the board of directors of Millennium Bankshares voted to terminate the Reorganization Agreement in accordance with its terms. Millennium Bankshares notified the Bank of its decision to terminate the reorganization agreement following the special meeting of its shareholders on November 28, 2005.

Merger Activity Subsequent to 2005 Year-end

On January 12, 2006, the Bank entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Premier Community Bankshares, Inc. (Premier) and Rockingham Heritage Bank (Rockingham Heritage), a wholly owned subsidiary of the Premier. The Merger Agreement sets forth the terms and conditions of Premier’s acquisition of Albemarle First Bank through the merger (the “Merger”) of the Bank with and into Rockingham Heritage. After the merger, the former Bank will continue operations as a separate division of Rockingham Heritage.

Under the terms of the Merger Agreement, shareholders of the Bank will receive, for each share of common stock they own, a number of shares of Premier common stock with an aggregate market value equal to $15.80 per share or $15.80 in cash, subject to the limitation that no less than 35% and no more than 50% of the total consideration will be in the form of cash. Shareholders of the Bank may elect to receive Premier common stock, cash, or a combination of common stock and cash for their shares of the Bank’s common stock, subject to pro ration in the event that the aggregate cash elections are less than the 35% minimum or exceed the 50% maximum.

The actual number of shares of Premier common stock to be issued in the Merger for each share of Bank common stock will be determined based upon the average of the daily closing prices of Premier common stock for the 20 trading days ending at the close of trading on the fifth trading day preceding the closing date and, subject to certain exceptions described in the Merger Agreement, will not exceed 0.8681, or be less than 0.6529, per share of Premier common stock for each share of the Bank’s common stock. Under the terms of the Merger Agreement, Premier is not required to issue more than 989,600 shares of its common stock in the Merger. Premier has reserved the right to increase the cash consideration to be paid to the Bank’s shareholders to 50% of the total consideration if necessary to reduce the number of shares of common stock issuable in the Merger to 989,600.

Under the terms of the Merger Agreement, three members of the Bank’s Board will join the Rockingham Heritage board of directors, including Thomas M. Boyd, Jr., President and Chief Executive Officer. Mr, Boyd will also join the Premier board of directors, and a separate advisory board of Albemarle First Bank will be established for the greater Charlottesville market. Consummation of the Merger is subject to a number of customary conditions including the approval of the Merger by the Bank’s shareholders and the receipt of all required regulatory approvals. The Merger is expected to be completed in the second quarter of 2006. The Merger Agreement provides that, if the Bank terminates the Merger Agreement in order to pursue an offer from another party that is deemed by its board of directors in good faith to be superior, the Bank will pay Premier a break-up fee of $1.25 million. The merger is filed herein by reference as Exhibit No. 2.1. The description of the Merger Agreement above is a summary, does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement.

Critical Accounting Policies and Estimates

The Bank’s significant accounting policies are disclosed in Note 1 of the audited financial statements. The selection and application of these accounting principles and methods requires management to make estimates and assumptions that affect the reporting amounts of assets, liabilities, revenues and expenses, as well as certain financial statement disclosures. Our most critical accounting estimates relate to our valuation of the allowance for loan losses, the valuation of other real estate owned, and the valuation of income tax provisions and deferred tax assets. While management believes that the estimates and assumptions used in preparing the financial statements are appropriate, these estimates and assumptions are subject to a number of factors and uncertainties regarding their ultimate outcome, and therefore, actual results could differ from these estimates.

Allowance for Loan Losses

The allowance for loan losses is established as losses are estimated to have occurred through a provision for loan losses charged to earnings. Loan losses are charged against the allowance when management believes the uncollectability of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance.

The allowance for loan losses is evaluated on a regular basis by management and is based upon management’s periodic review of the collection of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower’s ability to repay, estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

The allowance consists of specific, general and unallocated components. The specific component relates to loans that are classified as either doubtful, substandard or special mention. For such loans that are also classified as impaired, an allowance is established when the discounted cash flows (or collateral value or observable market price) of the impaired loan is lower than the carrying value of that loan. The general component covers nonclassified loans and is based on historical loss experience adjusted for qualitative factors. An unallocated component is maintained to cover uncertainties that could affect management’s estimate of probable losses. The unallocated component of the allowance reflects the margin of imprecision inherent in the underlying assumptions used in the methodologies for estimating specific and general losses in the portfolio.

A loan is considered impaired when, based on current information and events, it is probable that the Bank will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record, and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan by loan basis for commercial and construction loans by either the present value of expected future cash flows discounted at the loan’s effective interest rate, the loan’s obtainable market price, or the fair value of the collateral if the loan is collateral dependent.

Large groups of smaller balance homogeneous loans are collectively evaluated for impairment. Accordingly, the Bank does not separately identify individual consumer and residential loans for impairment disclosures, unless such loans are the subject of a restructuring agreement.

Other Real Estate Owned

Other real estate owned is recorded at the lower of the outstanding loan balance at the time of foreclosure or the estimated fair value less estimated costs to sell. At foreclosure any excess of the loan balance over the fair value of the property is charged to the allowance for loan losses. Such carrying value is periodically reevaluated and written down if there is an indicated decline in fair value, such as an independent appraisal. Foreclosed properties are not generally carried on the books for more than two or three fiscal quarters, so the incidence of this happening is generally rare. Costs to bring a property to salable condition are capitalized up to the fair value of the property while costs to maintain a property in salable condition are expensed as incurred.

Deferred Income Taxes

The valuation of the Bank’s deferred income taxes involves estimating actual current tax expenses together with assessing temporary differences resulting from differing treatment of revenue and expense items for tax and accounting purposes. These differences result in deferred tax assets and liabilities, which are included in our balance sheet. Prior to valuation allowances, we had approximately $1.5 million and $1.6 million of deferred tax assets at December 31, 2005 and December 31, 2004, respectively. The majority of our deferred tax assets relate to prior years’ tax losses, and our ability to use those tax assets is determined by our ability to generate future taxable income. As of December 31, 2004 and 2005, we determined that the future realization of our deferred tax assets was more likely than not. In the event that we subsequently determine that we cannot, or more than likely will not, realize the benefit of all or part of our deferred tax asset, an adjustment to establish a deferred tax asset valuation allowance would be charged to income in the period in which such determination is made.

Table 1. Net Interest Income and Average Balances (thousands)

	2005			2004
	Average Balance	Interest Income / Expense	Yield / Cost	Average Balance	Interest Income / Expense	Yield / Cost
Interest earning assets:
Loans	$92,867	$6,379	6.87%	$84,164	$5,049	6.00%
Federal funds sold	1,095	36	3.29%	979	11	1.12%
Investment securities	17,661	594	3.36%	21,498	714	3.32%
Interest bearing deposits at other banks	338	13	3.85%	313	7	2.24%

Total interest-earning assets	111,961	7,022		106,954	5,781

Yield on average interest-earning assets			6.27%			5.41%

Noninterest-earning assets:
Cash and due from banks	2,668			2,418
Premises and equipment	4,826			5,054
Interest receivable and other	3,445			3,433
Less: Allowance for loan loss	(1,283)			(1,192)

Total noninterest-earning assets	9,656			9,713
Total assets	$121,617			$116,667

Interest-bearing liabilities:
Demand deposits	$31,276	$350	1.12%	$29,552	$192	0.65%
Savings deposits	8,516	123	1.44%	10,803	66	0.61%
Time deposits	46,675	1,556	3.33%	41,429	1,265	3.05%
Other borrowings	9,006	246	2.73%	10,537	149	1.41%

Total interest-bearing liabilities	95,473	2,275		92,321	1,672

Cost on average interest- bearing liabilities			2.38%			1.81%

Noninterest-bearing liabilities:
Demand deposits	14,867			13,880
Interest payable and other	224			273

Total noninterest-bearing liabilities	15,091			14,153

Total liabilities	110,564			106,474
Stockholders’equity	11,053			10,193

Total liabilities and stockholders’ equity	$121,617	$4,747		$116,667	$4,109

Net yield on average interest-earning assets			4.24%			3.84%

Net Interest Income

Net interest income, the principal source of Bank earnings, is the amount of income generated by earning assets (primarily loans and investment securities) less the interest expense incurred on interest-bearing liabilities (primarily deposits used to fund earning assets). Table 1 summarizes the major components of net interest income for the past two years and also provides yields/costs and average balances.

Net interest income increased to $4.7 million in 2005, representing a $638 thousand or 15.53% increase when compared to $4.1 million in 2004. The Bank’s improvement in net interest income was due to maintaining a higher average loan balance during the year, as well as focusing on loan yields and the cost of funds. Average loans outstanding during 2005 increased to $92.9 million over the $84.2 million reported in 2004. During 2005, the Bank’s prime lending rate increased 200 basis points. The Bank was well positioned to take advantage of this rising interest rate environment with the loan portfolio concentrated in prime based variable rate loans. Conversely, the Bank’s liabilities largely consisted of fixed rate certificates of deposit that were laddered to mature over the next five years, and non-interest bearing deposits. The effects of changes in volumes and rates on net interest income in 2005 compared to 2004 are shown in Table 2.

Interest income from the Bank’s investment portfolio totaled $594 thousand in 2005 with average investment securities of $17.7 million. This is a reduction of $120 thousand in income from the $714 thousand reported in 2004 when average investment securities were $21.5 million. The decrease in income and the average investment balance during 2005 resulted from $1.3 million in principal curtailments on mortgage backed securities and a $500 thousand government agency bond being called during May 2005.

Interest expense for 2005 was $2.3 million, an increase of $603 thousand, from the $1.7 million reported in 2004. During 2005, the federal funds rate increased 200 basis points to 4.25% at the end of the year. This increase resulted in higher interest rates on deposit accounts offered by the Charlottesville banking community. To compete in the Charlottesville market the Bank increased its cost of demand deposit (including money markets) to 1.12%, a 47 basis point increase over the .65% cost in 2004. The cost of the Bank’s savings deposits increased 83 basis points to 1.44% primarily due to a prime rate based savings account product that increased 200 basis points during 2005. The Bank’s average time deposits balance increased $5.2 million and was used to fund the growth in average loans. The majority of these time deposits were gathered prior to the second quarter of 2005 when the Bank and its competition began offering more aggressive rates. This strategy resulted in only a 28 basis point increase in the cost of time deposits during 2005.

The costs of other borrowed funds was $246 thousand in 2005, an increase of $97 thousand from the prior year. The cost of borrowed funds increased from 1.41% in 2004 to 2.73% in 2005. This was a result of the higher interest rates provided to customers with repurchase agreement accounts, and higher rates charged by the Federal Home Loan Bank.

Provision for Loan Losses

The allowance for loan losses is established to provide for potential losses in the Bank’s loan portfolio. Loan losses and recoveries are charged or credited directly to the allowance. Management determines the provision for loan losses required to maintain an allowance it considers adequate to provide for any potential losses. The factors considered in making this decision include the collectibility of past due loans, volume of new loans, composition of the loan portfolio, and general economic outlook.

In 2005, the Bank incurred a loan loss provision of $320 thousand, compared to $357 thousand in 2004. During 2005, the Bank took a more conservative position in evaluating impaired loans and allocating a reserve. The Bank increased its provision related to impaired loans to $603 thousand up from $421 thousand in the prior year. The credit quality of the loan portfolio continues to improve as the Bank strengthens its underwriting procedures and continues to collect principal and additional collateral on impaired loans. The Bank’s allowance for loan losses as a percentage of total loans at the end of 2005 was 1.48%, compared to 1.29% in 2004. Additional information is contained in Tables 11 and 12, and is discussed in “Nonperforming and Problem Assets”.

Table 2. Rate/Volume Variance Analysis (thousands)

	2005 Compared to 2004
	Interest Income / Expense Variance	Variance Attributed To
		Rate	Volume
Interest-earning assets:
Loans	$1,330	$781	$549
Federal funds sold	25	24	1
Investment securities	(120)	9	(129)
Interest-bearing deposits at other banks	6	5	1

Total	1,241	819	422

Interest-bearing liabilities:
Demand deposits	158	146	12
Savings deposits	57	67	(10)
Time deposits	291	122	169
Other borrowings	97	117	(20)

Total	603	452	151

Change in net interest income	$638	$367	$271

Noninterest Income

Noninterest income consists of revenues generated from a broad range of financial services and activities. Noninterest income totaled $551 thousand in 2005, a decrease of $159 thousand from the $710 thousand recorded in 2004. Noninterest income in 2004 was positively impacted by the $192 thousand gain recognized on the sale of a parcel of land located adjacent to the Bank’s Main Branch on Seminole Trail in Charlottesville, Virginia. This land was purchased at the inception of the Bank and was a nonearning asset.

The largest portion of noninterest income is a result of service charges on deposit accounts including charges for insufficient funds items and fees charged for nondeposit services. Service charges totaled $293 thousand during 2005 compared to $335 thousand during 2004. In 2004, the Bank focused on reducing overdraft balances and collecting the related insufficient funds charges. This initiative had a positive impact on both service charges and the risk related to the Bank’s demand deposits. During 2005, the Bank has continued to experience lower overdraft balances and fewer deposit account charge-offs. While the the risk profile of the Bank’s deposits has improved during 2005, the fees related to insufficient funds charges decreased $39 thousand. The Bank intends to begin an overdraft protection program in 2006 that should increase fees while allowing the Bank to closely monitor the associated risk.

In 2005, the Bank sold one investment security with a total market value of $748 thousand and recorded a net gain of $2 thousand. In 2004, the Bank sold investment securities with a fair market value of $3.9 million and incurred a net $1 thousand loss. The securities sold in 2004 and 2005 were sold to minimize interest rate risk within the investment portfolio and fund loan growth.

Other non-interest income totaled $256 thousand during 2005 compared to $184 thousand during 2004. During the current year, significant contributions to other noninterest income were made from our investment in the Virginia Bankers Association’s Bankers Title program. The Bank’s equity interest in the program increased $29 thousand and quarterly distributions totaled approximately $23 thousand. The Bank’s mortgage banking business line contributed $44 thousand during the current year compared to $36 thousand in 2004. The primary sources of noninterest income for the past two years are summarized below in Table 3.

Table 3. Sources of Noninterest Income (thousands)

	2005	2004
Service charges	293	335
Gains on sales of securities	2	(1)
Gains on sales of fixed assets	—	192
Other	256	184

Total noninterest income	$551	$710

Noninterest Expense

Noninterest expense for the year ended December 31, 2005 was $4.6 million, an increase of $300 thousand from the $4.3 million reported for 2004 (see Table 4). During 2005, noninterest expense was significantly impacted by expenses related to the previously planned merger with the Millennium Bankshares Corporation, and the recently announced planned merger with Premier Community Bankshares, Inc. The Bank’s legal fees during 2005 totaled $324 thousand, of which $277 thousand were related to merger activity. Likewise, accounting fees increased during 2005, totaling $94 thousand. Consulting costs totaled $110 thousand in 2005 compared to $84 thousand in the prior year. The increase related to cost associated with investment banking fees incurred for merger related activities.

In 2005, the Bank’s personnel expense remained at $2.5 million. However, during the last six months of 2005 the Bank focused on efficiency through reduced staffing costs in several operational areas. As a result of the Bank’s focus on growth during 2004, advertising expense increased from 2003 and totaled $127 thousand. In 2005, the Bank reduced advertising expense to $106 as it concentrated on earnings. The Bank held no foreclosed property during 2005. A detailed schedule of noninterest expenses for the past two years is shown in Table 4.

Table 4. Sources on Noninterest Expense (thousands)

	2005	2004
Salaries & wages	$2,067	$1,995
Employee benefits	473	483

Total personnel expense	2,540	2,478
Occupancy expense	230	243
Equipment expense	285	300
Advertising	106	127
Data processing fees	244	214
Directors’ fees	45	45
Franchise tax	63	49
Legal fees	324	87
Accounting fees	94	53
Consultant fees	110	84
Foreclosed assets, net	—	34
Other operating expense	568	595

Total noninterest expense	$4,609	$4,309

Earning Assets

Average earning assets increased $5.0 million, to $112.0 million in 2005 from $107.0 million in 2004. Total average earning assets represented 92.06% of total average assets in 2005, which is comparable to 91.67% in 2004. The growth in average earning assets from 2004 to 2005 occurred primarily within the loan portfolio as it increased $8.7 million to $92.9 million. This strategy allowed the Bank to become more profitable as it concentrated its earning assets in higher yielding loans while also increasing market share. Average investment securities decreased to $17.7 million during 2005, from $21.5 million in 2004. This decrease was the result of principal curtailments in the Bank’s mortgage backed securities during 2005, and a government agency security with a par value of $500 thousand being called in May 2005. A summary of average assets for the past two years is shown in Table 5.

Table 5. Average Asset Mix (thousands)

	2005		2004
	Average Balance	% of Total Avg. Assets	Average Balance	% of Total Avg. Assets
Earning assets:
Loans, gross	$92,867	76.36%	$84,164	72.14%
Federal funds sold	1,095	0.90%	979	0.84%
Investment securities	17,661	14.52%	21,498	18.42%
Interest bearing deposits at other banks	338	0.28%	313	0.27%

Total earning assets	111,961	92.06%	106,954	91.67%

Nonearning assets:
Cash and due from banks	2,668	2.19%	2,418	2.08%
Premises and equipment	4,826	3.97%	5,054	4.33%
Other assets	3,445	2.83%	3,433	2.94%
Less: Allowance for loan loss	(1,283)	-1.05%	(1,192)	-1.02%

Total nonearning assets	9,656	7.94%	9,713	8.33%

Total assets	$121,617	100.00%	$116,667	100.00%

Loans

The Bank makes both consumer and commercial loans to all neighborhoods within its market area, including the low and moderate-income areas. The market area is generally defined to be all or portions of the City of Charlottesville, Albemarle and Greene Counties of Virginia and surrounding areas. The Bank places emphasis on real estate loans, including construction and development loans, commercial loans to small and medium sized businesses and consumer based installment loans. The amounts of loans outstanding by type at year-end 2005 and 2004, and the maturity distribution of variable and fixed rate loans as of year-end 2005 are presented in Table 6 and Table 7, respectively.

Net loans totaled $87.1 million at year-end 2005, a decrease of $4.7 million from the year-end 2004 total of $91.8 million. A significant portion of the loan portfolio, $66.0 million or 75.80%, is made up of loans secured by various types of real estate. Total loans secured by 1-4 family residential properties represented 33.68% of total loans at the end of 2005 while nonfarm/nonresidential properties make up 11.62%. The reduction in total loans during the current year was impacted by the uncertainty in market place concerning the proposed merger. Also during 2005, we continued to emphasize quality loan underwriting, and focus on interest rates and the net interest margin.

Table 6. Loan Portfolio Summary (thousands)

	December 31, 2005		December 31, 2004
	Amount	%	Amount	%
Construction and development	$20,210	23.21%	$13,875	15.11%
Farmland	2,289	2.63%	2,762	3.01%
1-4 family residential	29,335	33.68%	35,135	38.26%
Multifamily residential	4,062	4.66%	3,889	4.23%
Nonfarm, residential	10,122	11.62%	12,704	13.84%

Total real estate	66,018	75.81%	68,365	74.45%

Commercial and industrial	18,065	20.74%	20,566	22.40%
Consumer	4,326	4.97%	4,006	4.36%
Net deferred orginiation cost	(7)	-0.01%	95	0.10%
Allowance for Loan Loss Reserve	(1,308)	-1.50%	(1,200)	-1.31%

Total	$87,094	100.00%	$91,832	100.00%

Interest rates charged on loans vary with the degree of risk, maturity and amount of the loan. Competitive pressures, money market rates, availability of funds, and government regulation also influence interest rates. On average, loans yielded 6.92% in 2005 compared to an average yield of 6.03% in 2004. This increase was the result of rising interest rates on our variable rate loan portfolio and the focus on quality loans made at competitive market rates.

Table 7. Maturity Schedule of Loans (thousands)

	2005
	Real Estate Loans			Commercial (Non-Real Estate)	Consumer	Total	%
	Commercial	Construction and Development	1-4 Family Residential
Fixed rate loans:
Twelve months or less	$47	$193	$248	$320	$476	$1,284	1.45%
Over twelve months to three years	2,476	1,189	953	1,506	910	7,034	7.96%
Over three years to five years	2,245	—	5,298	2,131	478	10,152	11.48%
Over five years	1,006	—	1,428	—	84	2,518	2.85%

Total fixed rate loans	5,774	1,382	7,927	3,957	1,948	20,988	23.74%

Variable rate loans:
Twelve months or less	2,872	14,242	5,093	9,444	2,293	33,944	38.40%
Over twelve months to three years	1,309	1,511	1,055	2,428	—	6,303	7.13%
Over three years to five years	747	2,831	2,136	1,481	—	7,195	8.14%
Over five years	5,771	244	13,124	748	85	19,972	22.59%

Total variable rate loans	10,699	18,828	21,408	14,101	2,378	67,414	76.26%

Total loans:
Twelve months or less	2,919	14,435	5,341	9,764	2,769	35,228	39.85%
Over twelve months to three years	3,785	2,700	2,008	3,934	910	13,337	15.09%
Over three years to five years	2,992	2,831	7,434	3,612	478	17,347	19.62%
Over five years	6,777	244	14,552	748	169	22,490	25.44%

Total loans	$16,473	$20,210	$29,335	$18,058	$4,326	$88,402	100.00%

Investment Securities

The Bank uses its investment portfolio to provide liquidity for unexpected deposit decreases or increased loan generation, to meet the Bank’s interest rate sensitivity goals, and to generate income. The investment portfolio is managed in a conservative manner with all investments taking the form of U.S. Government Agency, or mortgage backed securities. All securities are high quality and high grade. The entire investment portfolio is classified as available for sale, and management views the investment portfolio as a source of income and liquidity. However, adjustments are necessary in the portfolio to provide an adequate source of liquidity which can be used to meet funding requirements for loan demand and deposit fluctuations and to control interest rate risk. Table 8 presents the investment portfolio at the end of 2005 by major types of investments and maturity ranges. Maturities may differ from scheduled maturities in mortgage-backed securities because the mortgages underlying the securities may be called or repaid prior to the scheduled maturity date. Maturities on all securities are based on the earlier of the contractual maturity or the call date, if any.

At December 31, 2005, the market value of the investment portfolio was $16.7 million, including a $463 thousand in unrealized losses. This compared to a market value of $18.5 million and a $456 thousand unrealized loss a year earlier. This unrealized loss is the result of rising interest rates within the U.S. Government Agency and mortgage backed securities markets during 2005. To shorten the duration of the investment portfolio, in May 2005 the Bank sold a government agency security with a fair market value of $748 thousand and purchased a government agency security having a fair value of $745 thousand. Also during May 2005, one government agency security with a par value of $500 thousand was called. Total principal curtailments on the Bank’s mortgage backed securities portfolio totaled $1.3 million during 2005.

Table 8. Investment Securities (thousands)

	December 31, 2005 Amortized Cost Due					Market Value
	In One Year or Less	After One Through Five Yrs.	After Five Through Ten Yrs.	After Ten Years	Total
Investment securities:
US Government Agencies	$6,499	$5,646	$1,000	$1,489	$14,634	$14,240
Mortgage Backed Securities	—	2,526	—	—	2,526	2,457

Total	$6,499	$8,172	$1,000	$1,489	$17,160	$16,697

Weighted average yields:
U.S. Government Agencies	2.97%	2.98%	4.15%	4.74%	3.00%
Mortgage Backed Securities	—	3.44%	—	—	3.44%

Consolidated	2.97%	3.12%	4.15%	4.74%	3.06%

Deposits

The Bank relies on deposits generated in its market area to provide the majority of funds needed to support lending activities and for investments in liquid assets. More specifically, core deposits (total deposits less certificates of deposits in denominations of $100,000 or more) are the primary funding source. The Bank’s balance sheet growth is largely determined by the availability of deposits in its markets, the cost of attracting the deposits, and the prospects of profitably utilizing the available deposits by increasing the loan or investment portfolios. The rising interest rate environment of 2004 and 2005 have resulted in depositors shopping for deposit rates more than in the past. An increased customer awareness of interest rates adds to the importance of rate management. The Bank’s management must continuously monitor market pricing, competitors’ rates, and internal interest rate spreads to maintain the Bank’s growth and profitability. The Bank attempts to structure rates so as to promote deposit and asset growth, while at the same time increasing overall profitability.

Average total deposits for the year ended December 31, 2005 amounted to $101.3 million which was an increase of $5.7 million, or 5.93% over 2004. Demand deposit accounts increased to $31.3 million, compared to $29.6 million in the prior year. The Bank promoted our free checking products the “Fabulous 50” and “Fabulous Family” accounts during the year to obtain additional low cost deposits. Additionally, the loan growth achieved during 2004 brought additional demand deposits to the Bank during 2005. These accounts cost significantly less than certificate of deposits and have a positive impact on the Bank’s net interest margin.

During the last quarter of 2004 and first quarter of 2005 the Bank offered certificate of deposit rates near the top of the Charlottesville market. Average certificates of deposit increased to $46.7 million during 2005 from $41.4 million in 2004. The Bank believed that interest rates would continue to rise and wanted to fix a portion of the deposit portfolio at the lower interest rates. The additional funds were used to alleviate the Bank’s reliance on other borrowed funds. Average deposits for the past two years are summarized in Table 9.

Table 9. Deposit Mix (thousands)

	2005		2004
	Average Balance	%	Average Balance	%
Interest-bearing deposits:
Demand deposits	$31,276	30.87%	$29,552	30.89%
Savings	8,516	8.40%	10,803	11.29%
Small denomination certificates	32,338	31.91%	28,323	29.61%
Large denomination certificates	14,337	14.15%	13,106	13.70%

Total interest-bearing deposits	86,467	85.33%	81,784	85.49%
Noninteresting-bearing deposits	14,867	14.67%	13,880	14.51%

Total deposits	$101,334	100.00%	$95,664	100.00%

Table 10 provides maturity information relating to certificate of deposits of $100,000 or more at December 31, 2005.

Table 10. Large Time Deposit Maturities (thousands)

Analysis of time deposits of $100,000 or more at December 31, 2005:

Remaining maturity of three months or less	$2,115
Remaining maturity over three through twelve month	3,507
Remaining maturity over twelve months	7,738

Total time deposits of $100,000 or more	$13,360

Capital Adequacy

Stockholder’s equity was $12.1 million at December 31, 2005, a $1.8 million or 17.67% increase over the 2004 year-end total of $10.3 million. Net income of $243 thousand positively affected the accumulated deficit balance. A total of 144,437 warrants were exercised at a price of $10.50 during 2005 resulting in additional capital of $1.5 million. Additionally, six thousand employee stock options were exercised contributing an additional $60 thousand in capital. Equity was negatively affected by additional unrealized losses in investment securities of $5 thousand (net of tax) for 2005.

Regulatory guidelines relating to capital adequacy provide minimum risk-based ratios which assess capital adequacy while also encompassing all credit risks, including those related to off-balance sheet activities. Capital ratios under these guidelines are computed by weighing the relative risk of each asset category to derive risk-adjusted assets. The risk-based capital guidelines require minimum ratios of core (Tier 1) capital (primarily common stockholders’ equity) to risk-weighted assets of 4.0% and total regulatory capital (core capital plus allowance for loan losses up to 1.25% of risk-weighted assets and other qualifying amounts) to risk-weighted assets of 8%. As of December 31, 2005, the Bank had a Tier 1 capital to risk-weighted assets ratio of 12.58%, and a total capital to risk-weighted assets ratio of 13.83%.

In addition, a minimum leverage ratio of Tier I capital to average total assets for the quarter is required by Federal bank regulators, ranging from 4% to 8%, subject to the regulator’s evaluation of the Bank’s overall safety and soundness. The Bank’s leverage ratio of Tier I capital to average total assets in the fourth quarter of 2005 was 9.29%. As of December 31, 2005, the most recent notification from the Federal Reserve categorized the Bank as well capitalized under the regulatory framework for prompt corrective action.

At December 31, 2005 the Bank had 1,751,619 shares of common stock outstanding, and 97,658 warrants remained available for exercise at $10.50 per share.

As of December 31, 2005 the Bank’s capital adequacy rating according to Virginia Bureau of Financial Institutions was a three and described as “Less than Satisfactory”. While our ratios are comparable with the Bank’s peers and would normally classify the Bank as “Well Capitalized”, regulators noted that our deficient earnings performance and asset quality represented a distinct threat to our capital if not remedied.

Nonperforming and Problem Assets

Certain credit risks are inherent in making loans, particularly commercial and consumer loans. Management prudently assesses these risks and attempts to manage them effectively. The Bank attempts to use shorter-term loans and rely primarily on the cash flow of the borrower as the source of repayment rather than the value of the collateral.

The Bank also attempts to reduce repayment risks through internal credit policies and procedures. These policies and procedures include officer and customer limits, periodic loan documentation review and follow up on exceptions to credit policies.

Table 11. Nonperforming Assets (thousands)

	2005	2004
Non-accrual loans	$1,705	$1,788
Loans past due 90 days or more and still accruing	—	—
Foreclosed properties	—	—
Other impaired loans	4,211	3,457

	$5,916	$5,245

Nonperforming assets at year-end 2005 were 6.69% of loans outstanding and 5.63% at year-end 2004. During 2005, the Bank examined the loan portfolio taking a more conservative view in identifying impaired loans. In this process the Bank also increased the number of loans considered impaired as of December 31, 2004. During 2005, the Bank did classify additional loans as impaired, the vast majority of which were made by prior management. The Bank increased its loan loss reserve for impaired loans to $603 thousand as of December 31, 2005 from $421 thousand at the end of the prior year. The risk of loss associated with many of the impaired loans has been mititaged by the significant appreciation of the underlying real estate used as collateral.

The allowance for loan losses is maintained at a level management considers to be adequate to absorb potential losses. Some of the factors which management considers in determining the appropriate level of the allowance for loan losses are: past loss experience, an evaluation of the current loan portfolio, identified loan problems, the loan volume outstanding, the present and expected economic conditions in general, and in particular, how such conditions relate to the market areas that the Bank serves. Bank regulators also periodically review the Bank’s loans and other assets to assess their quality. Credits deemed uncollectible are charged to the allowance. Provisions for loan losses and recoveries on loans previously charged off are added to the allowance. The accrual of interest on loans is discontinued on a loan when, in the opinion of management, there is an indication that the borrower may be unable to meet payments as they become due.

The provision for loan losses, net charge-offs and the activity in the allowance for loan losses is detailed in Table 12.

Table 12. Loan Losses (thousands)

	2005	2004
Allowance for loan losses, beginning	$1,200	$955
Provision for loan losses	320	357
Loans charged off:
Commercial	(31)	(319)
Real Estate - Mortgage	(105)	—
Real Estate - Construction	(30)	—
Consumer installment loans	(62)	(32)

Total	(228)	(351)
Recoveries:
Commercial	4	219
Real Estate - Mortgage	—	—
Real Estate - Construction	—	—
Consumer installment loans	12	20

Total	16	239

Net charge-offs	(212)	(112)

Allowance for loan losses, ending	$1,308	$1,200

Net loan charge-offs as a percentage of average loans were 0.23% and 0.13% for the years 2005 and 2004, respectively.

The allowance for loan losses was $1.3 million, or 1.48% of gross loans outstanding at December 31, 2005, an increase of $108 thousand over the $1.2 million, or 1.29%, reserved at December 31, 2004. While management feels that the quality of the loan portfolio has improved during 2005, a larger loan loss reserve was established for certain previously identified impaired loans. The large majority of these impaired loans were made by prior management and the adequacy of the corresponding reserve is periodically reviewed. Management realizes that general economic trends greatly affect loan losses and no assurances can be made about future losses. Management considers the allowance for loan losses to be adequate at December 31, 2005.

Financial Instruments with Off-Balance-Sheet-Risk

The Bank is party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. These instruments involve, to varying degrees, credit risk in excess of the amount recognized in the balance sheets. The Bank’s exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as for on-balance-sheet instruments.

A summary of the Bank’s off-balance sheet commitments at December 31 is as follows: (in thousands)

	2005	2004
Commitments to extend credit	$33,979	$21,118
Standby letters of credit	2,758	2,495

	$36,737	$23,613

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer’s credit worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management’s credit evaluation of the party. Collateral held varies, but may include accounts receivable, inventory, property and equipment, residential real estate and income-producing commercial properties.

Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. These commitments are made on both a variable and fixed rate basis. Collateral held varies as specified above and is required in instances in which the Bank deems necessary.

Liquidity and Interest Rate Sensitivity

The principal goals of the Bank’s asset and liability management strategy are the maintenance of adequate liquidity and the management of interest rate risk. Liquidity is the ability to convert assets to cash to fund depositors’ withdrawals or borrowers’ loans without significant loss. Interest rate risk management balances the effects of interest rate changes on assets that earn interest or liabilities on which interest is paid, to protect the Bank from wide fluctuations in its net interest income which could result from interest rate changes.

Management must insure that adequate funds are available at all times to meet the needs of its customers. When considering assets on the balance sheet, maturing investments, loan payments, maturing loans, federal funds sold, and unpledged investment securities are principal sources of liquidity. On the liability side of the balance sheet, liquidity sources include core deposits, the ability to increase large denomination certificates, federal funds lines from correspondent banks, borrowings from the Federal Reserve Bank and the Federal Home Loan Bank, as well as the ability to generate funds through the issuance of long-term debt and equity.

The liquidity ratio (the level of liquid assets divided by total deposits plus short-term liabilities) is considered to be adequate by management.

Table 13. Interest Rate Sensitivity (thousands)

	Maturities / Repricing					Total
	1-3 Months	4-12 Months	13-36 Months	37-60 Months	Over 60 Months
Earnings Assets:
Loans	$51,968	$9,142	$13,195	$11,579	$2,518	$88,402
Investments	—	6,421	7,895	—	2,381	16,697
Interest-bearing deposits with other banks	454	—	—	—	—	454
Federal funds sold	1,908	—	—	—	—	1,908

Total	$54,330	$15,563	$21,090	$11,579	$4,899	$107,461

Interest-bearing Liabilities:
Demand accounts	$32,012	$—	$—	$—	$—	$32,012
Savings accounts	7,683	—	—	—	—	7,683
Certificates of deposit	7,120	12,644	18,353	7,492	—	45,609
Other borrowings	3,893	—	—	—	—	3,893
Other secured borrowings	1,293	—	—	—	—	1,293

Total	$52,001	$12,644	$18,353	$7,492	$—	$90,490

Interest sensitivity gap	$2,329	$2,919	$2,737	$4,087	$4,899	$16,971
Cumulative interest sensitivity gap	$2,329	$5,248	$7,985	$12,072	$16,971	$16,971
Ratio of sensitivity gap to total earning assets	2.17%	2.72%	2.55%	3.80%	4.56%	15.79%
Cumulative ratio of sensitivity gap to total earning assets	2.17%	4.88%	7.43%	11.23%	15.79%	15.79%

Interest rate risk is the effect that changes in interest rates would have on interest income and interest expense as interest-sensitive assets and interest-sensitive liabilities either reprice or mature. Management attempts to maintain the portfolios of earning assets and interest-bearing liabilities with maturities or repricing opportunities at levels that will afford protection from erosion of net interest margin, to the extent practical, from changes in interest rates. Table 13 shows the sensitivity of the Bank’s balance sheet on December 31, 2005. This table reflects the sensitivity of the balance sheet as of that specific date and is not necessarily indicative of the position on other dates. At December 31, 2005, the Bank was asset-sensitive with earning assets exceeding interest-bearing liabilities, subject to changes in interest rates, for the next twelve months. Included in the interest-bearing liabilities subject to interest rate changes within three months are demand accounts and savings accounts which historically have not been as interest-sensitive as other types of interest-bearing deposits. Matching sensitive positions alone does not ensure that the Bank has no interest rate risk. The repricing characteristics of assets are different from the repricing characteristics of funding sources. Thus, net interest income can be impacted by changes in interest rates even if the repricing opportunities of assets and liabilities are perfectly matched.

ITEM 7.	FINANCIAL STATEMENTS

The audited financial statements for the year ending December 31, 2005 contained in Exhibit 13 are incorporated herein by reference.

ITEM 8.	CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

ITEM 8A.	CONTROLS AND PROCEDURES

The Bank maintains a system of disclosure controls and procedures that is designed to ensure that material information is accumulated and communicated to management, including the Bank’s Chief Executive Officer and Chief Financial Officer, as appropriate to allow timely decisions regarding required disclosure. As required, management, with the participation of the Bank’s Chief Executive Officer and Chief Financial Officer, evaluated the effectiveness of the design and operation of the Bank’s disclosure controls and procedures as of the end of the period covered by this report. Based on this evaluation, the Bank’s Chief Executive Officer and Chief Financial Officer concluded that the Bank’s disclosure controls and procedures were operating effectively to ensure that information required to be disclosed by the Bank in reports that it files or submits under the Securities Exchange Act of 1934, as amended, is recorded, processed, summarized, and reported within the time periods specified in the relevant rules and forms.

Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that the Bank’s disclosure controls and procedures will detect or uncover every situation involving the failure of persons within the Bank to disclose material information otherwise required to be set forth in the Bank’s periodic reports.

The Bank’s management is also responsible for establishing and maintaining adequate internal control over financial reporting to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. No changes in the Bank’s internal control over financial reporting occurred during the fiscal quarter ended December 31, 2005 that have materially affected, or are reasonably likely to materially affect, the Bank’s internal control over financial reporting.

ITEM 8B.	OTHER INFORMATION

None.

PART III

ITEM 9.	DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS; COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

Directors Of The Registrant

Name (Age)	Principal Occupation During Past Five Years	Director Since
Class 1 Directors – Serving Until 2008 Annual Meeting of Shareholders

Frank D. Cox, Jr. (58)	Engineer, President The Cox Company Charlottesville, Virginia	1998

Charles W. Gross (75)	Medical Doctor, Professor of Otolaryngology (Retired) University of Virginia Charlottesville, Virginia	1998

John K. Taggart, III (63)	Attorney, Partner Tremblay & Smith Charlottesville, Virginia	1998

R. Craig Wood (54)	Attorney, Managing Partner McGuire Woods, LLP Charlottesville, Virginia	1998

Class 2 Directors – Serving Until 2007 Annual Meeting of Shareholders

Thomas M. Boyd, Jr. (66)	President and CEO, Albemarle First Bank, since March 2002; Vice Chairman and CEO, Southside Bank, Tappahannock, Virginia, September 2001 to March 2002; President and CEO, Southside Bank, Tappahannock, Virginia, April 1982 to September 2001; President and CEO, Eastern Virginia Bankshares (holding company for Southside Bank), January 1998 to April 2001	2002

James A. Fernald, III (55)	Director of Marketing and General Sales Manager Virginia Broadcasting Corporation, Charlottesville, Virginia	1998

Class 3 Directors – Serving Until 2006 Annual Meeting of Shareholders

Thomas L. Beasley (62)	Principal Blue Ridge Services, Charlottesville, Virginia	1998

J. Clark Diehl, III (51)	Principal & Vice President Chips, Inc. Troy, Virginia	1998

Laurence C. Pettit, Jr. (69)	Professor, McIntire School of Commerce University of Virginia Charlottesville, Virginia	1999

William U. Henderson (55)	Officer & Director Henderson & Everett, P.C. Charlottesville, Virginia	2004

Executive Officers Of The Registrant Who Are Not Directors

Name (Age)	Current Position with Bank (Officer Since)	Previous Principal Occupation During Past Five Years
C.L. Scott Cooke (65)	Executive Vice President (2001)	Business Relations Manager, Electronic Data Systems, Centreville, Virginia, February 1998 to November 2001

Kenneth J. Potter (36)	Vice President & Chief Financial Officer (2004)	Vice President & Controller, Guaranty Bank, Charlottesville, Virginia, May 2001 to January 2004; Vice President & Audit Manager, Deutsche Banc Alex. Brown, Inc., Baltimore, Maryland, September 1996 to May 2001

The Bank did not repurchase any of its securities during the fourth quarter of 2005.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Bank’s directors and executive officers and persons who beneficially own more than 10% of the Bank’s common stock to file initial reports of ownership and reports of changes in ownership of common stock with the Federal Reserve. Such persons are required by Federal Reserve regulation to furnish the Bank with copies of all Section 16(a) forms they file.

Based solely upon a review of the copies of such reports furnished to the Bank, the Bank believes that all applicable Section 16(a) filing requirements were satisfied for events and transactions that occurred during the year ended December 31, 2005.

Code of Ethics

Our Board of Directors has adopted a Code of Ethics that applies to our directors and to all our executive officers, including without limitation our principal executive officer and principal financial officer. A copy of our Code of Ethics will be provided without charge to any person upon request. Requests for copies should be directed by mail to Kenneth Potter, at Albemarle First Bank, Post Office Box 7704, Charlottesville, Virginia 22906 or by telephone to (434) 973-1164.

Audit Committee

Our Board of Directors has a standing audit committee, which currently consists of the following directors Frank D. Cox, Jr., William U. Henderson and Charles W. Gross, each of whom is considered an “independent director” within the applicable Securities and Exchange Commission regulations and the listing standards of the NASDAQ Stock Market for audit committee purposes. Our Board of Directors has determined that William U. Henderson is an “audit committee financial expert” as that term is defined in the Securities and Exchange Commission’s rules.

ITEM 10.	EXECUTIVE COMPENSATION

Executive Compensation

The following table presents the annual compensation of the Bank’s Chief Executive Officer for the years ended December 31, 2005, 2004, and 2003. No other executive officer of the Bank earned compensation in excess of $100,000 for the year ended December 31, 2005.

Summary Compensation Table

	Annual Compensation (1)					Long-term Compensation
Name and Principal Position	Year	Salary		Bonus		Securities Underlying Options/SARs (2)	All Other Compensation (3)
Thomas M. Boyd, Jr. President and Chief Executive Officer	2005 2004 2003	$ $ $	136,660 133,980 132,000	$ $ $	5,140 2,800 6,000	5,000 —	$ $ $	5,643 5,347 4,745

(1)	While Mr. Boyd received certain perquisites or other personal benefits in the years shown, the value of the benefits received did not exceed the lesser of either $50,000 or 10% of his total annual salary and bonus for any year reported.

(2)	In 2004, the Bank granted Mr. Boyd 5,000 qualified options from the 1999 Incentive Stock Option Plan.

(3)	Consists of a 401(k) employer match and discretionary contributions totaling $4,745, $5,347 and $5,643 in 2003, 2004, and 2005 respectively.

Stock Option Grants in 2005

Albemarle First Bank did not grant any stock options during 2005.

Stock Option Year-End Option Values

	Number of Shares Underlying Unexercised Options at December 31, 2005		Value of Unexercised In-the Money Options at December 31, 2005 (1)
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
Thomas M. Boyd, Jr.	4,000	—	$8,480	—

(1)	Calculated by subtracting the exercise price from $11.80, the fair market value of the stock at December 31, 2005 (the closing price of the Bank’s common stock as reported by NASDAQ).

(2)	Mr. Boyd did not exercise any stock options in 2005.

Employment Agreement

Thomas M. Boyd, Jr., who has served as the Bank’s President and Chief Executive Officer since March 1, 2002, serves under an employment agreement with the Bank that became effective February 1, 2004. The employment agreement is for a term ending March 1, 2006. The Board did not give notice at least six months prior to the expiration of the agreement of its intent not to renew the agreement, therefore the agreement automatically renewed for an additional one-year term. The agreement provides that Mr. Boyd will receive a base salary of $132,000 per annum, subject to annual increases by the Board of Directors. Mr. Boyd is also entitled to participate in the other bonus, deferred compensation, retirement, benefit plans and fringe benefits offered to employees of the Bank. The agreement also provides for an award of options to purchase 5,000 shares of the Bank’s stock, which award was made as of February 1, 2004. If, during the term of the agreement, Mr. Boyd’s employment is terminated without cause (as defined in the agreement), Mr. Boyd will be entitled to continue receiving his salary and benefits until the earlier of one year after such termination or two years from the effective date of the agreement. In the event of a termination of Mr. Boyd’s employment agreement, either voluntarily or involuntarily, in connection with a “change of control” (as defined in the agreement), Mr. Boyd will receive severance pay in an amount equal to one year’s base salary at his then current salary. The agreement also contains non-competition covenants for a period of one year following any termination of Mr. Boyd’s employment. The complete employment agreement with Mr. Boyd is incorporated herein by reference in Exhibit 10.4.

Directors’ Compensation

For the year 2006, non-employee directors will receive semi-annually a retainer fee of $2,500 for their board service, provided the director attends at least seventy-five percent of the regularly scheduled board meetings held during each six-month period. For the year 2005 all non-employee directors received a semi-annual retainer fee of $2,500 for their board service.

Each non-employee director is also eligible to receive awards of stock options under the Bank’s 1999 Stock Option Plan, as amended in 2004.

ITEM 11.	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth as of February 9, 2006 the beneficial ownership of those persons known to the Bank to be the beneficial owners of more than 5% of the Bank’s common stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class
Washburne Capital Management, LLC 230 Park Avenue, Suite 925 New York, NY 10169	132,602	7.6%

(1)	For purposes of this table, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 of the Securities Exchange Act of 1934 under which, in general, a person is deemed to be the beneficial owner of a security if he or she has or shares the power to vote or direct the voting of the security or the power to dispose of or direct the disposition of the security, or if he or she has the right to acquire beneficial ownership of the security within sixty days.

The following sets forth as of February 15, 2006, the beneficial ownership of the Bank’s common stock of each director, certain executive officers and by all directors and executive officers as a group.

Name	Amount and Nature of Beneficial Ownership (1)		Percent of Class
Thomas L. Beasley	58,700	(2)	3.30%
Thomas M. Boyd, Jr.	6,850	(3)	*
Frank D. Cox, Jr.	29,800	(4)	1.69%
J. Clark Diehl, III	40,600		2.32%
James A. Fernald, III	33,100	(5)	1.88%
Charles W. Gross	34,900	(6)	1.98%
William U. Henderson	1,000		*
Laurence C. Pettit, Jr.	28,250	(7)	1.60%
John K. Taggart, III	28,150	(8)	1.60%
R. Craig Wood	22,200	(9)	1.26%

All executive officers and directors as a group (12 persons)	283,550	(10)	15.99%

*	Represents less than 1% of the total 1,751,619 shares outstanding as of [ February 15, 2006].

(1)	For purposes of this table, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 of the Securities Exchange Act of 1934 under which, in general, a person is deemed to be the beneficial owner of a security if he has or shares the power to vote or direct the voting of the security or the power to dispose of or direct the disposition of the security, or if he has the right to acquire beneficial ownership within sixty days. All shares indicated in the above table are subject to the sole investment and voting power of the identified director or officer, except as otherwise set forth in the footnotes below.

(2)	Includes 10,000 shares that Mr. Beasley has the right to acquire through the exercise of stock options and 16,900 shares he has the right to acquire through the exercise of warrants.

(3)	Includes 4,000 shares Mr. Boyd has the right to acquire through the exercise of stock options.

(4)	Includes 12,500 shares that Mr. Cox has the right to acquire through the exercise of stock options.

(5)	Includes 9,000 shares that Mr. Fernald has the right to acquire through the exercise of stock options and 2,000 shares he has the right to acquire through the exercise of warrants.

(6)	Includes 12,500 shares that Dr. Gross has the right to acquire through the exercise of stock options.

(7)	Includes 5,000 shares that Mr. Pettit has the right to acquire through the exercise of stock options and 6,500 he has the right to acquire through the exercise of warrants.

(8)	Includes 12,500 shares that Mr. Taggart has the right to acquire through the exercise of stock options.

(9)	Includes 10,000 shares that Mr. Wood has the right to acquire through the exercise of stock options.

(10)	Includes shares beneficially owned by C.L. Scott Cooke, Executive Vice President, and Kenneth J. Potter, Vice President and Chief Financial Officer.

Equity Compensation Plan Information

The following table sets forth information as of December 31, 2005 with respect to certain compensation plans under which equity securities of the Bank are authorized for issuance.

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by shareholders(1)	95,500	$9.99	171,200
Equity compensation plans not approved by shareholders	—	—	—

Total	95,500	$9.99	171,200

(1)	All information relates to the 1999 Stock Option Plan as amended in 2004.

1999 Stock Option Plan

On May 13, 1999, our Board of Directors adopted and on June 29, 1999, our shareholders approved, a stock option plan for the granting of common stock options to non-employee directors totaling 89,500 and to our officers and employees totaling 45,000. On May 12, 2004, our shareholders approved an amendment to the 1999 stock option plan, increasing the number of options available for grant to non-employee directors to 125,000 and the options available to officers and employees to 150,000. Both incentive stock options and non-qualified stock options may be granted under the plan as amended. The exercise price of each option awarded equals the market price of the common stock on the date of the option grant, and an option’s maximum exercise term is 10 years. On July 15, 1999, the Board of Directors granted 89,500 non-qualified options to non-employee directors and 24,750 incentive stock options to employees. On January 18, 2001, the board granted an additional 9,000 incentive stock options to employees under the same criteria as the 1999 stock option awards. The exercise price of each option granted in 1999 and 2001 was $10.00. On February 2, 2004, the Board of Directors granted 5,000 options to employees at an exercise price of $9.68, and on May 12, 2004 the Board of Directors granted 5,000 options to non-employee directors at an exercise price of $10.00. All outstanding options granted under the 1999 stock option plan were exercisable as of December 31, 2004. As of December 31, 2005, 11,000 of the options awarded to directors in 1999 had been exercised, and 2,000 of these options had been forfeited. At year-end, 7,000 incentive stock options had been exercised and 12,750 incentive stock options had been forfeited.

ITEM 12.	CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Loans to Officers and Directors

The Bank currently has, and expects to have in the future, banking transactions in the ordinary course of business with its directors, principal officers and their associates. All transactions with directors, principal officers and their associates were made in the ordinary course of the Bank’s business, on substantially the same terms, including (in the case of loans) interest rates, collateral and repayment terms, as those prevailing at the same time for other comparable transactions, and have not involved more than normal risks of collectibility or presented other unfavorable features to the Bank.

Business Relationships and Transactions with Management and Directors

The Bank has engaged the services of Blue Ridge Services, which is owned by director Thomas L. Beasley, to provide ongoing maintenance and to acquire equipment for the Bank’s offices. Total amounts paid to Blue Ridge Services were $21,261 in 2005, $9,924 in 2004 and $47,470 in 2003.

On February 24, 2005, the Bank retained Anderson & Strudwick, Inc. (“A&S”) to assist it in exploring strategic alternatives, including whether to pursue a possible transaction with another financial institution. As part of that engagement, the Bank retained A&S to act as its sole financial advisor in connection with possible mergers and related matters. In that capacity, A&S advised the Bank with respect to the now-terminated reorganization agreement between the Bank and Millennium Bankshares, is advising the Bank with respect to the proposed merger between the Bank and Rockingham Heritage and issued fairness opinions with respect to both transactions. The Bank has agreed to pay A&S a cash fee equal to 1.5% of the total consideration received by the Bank’s shareholders upon the successful closing of the proposed merger with Rockingham Heritage. This fee is anticipated to be approximately $470 thousand. Laurence C. Pettit, III, a Senior Vice President of Anderson & Strudwick, Inc., is the son of Bank director Laurence C. Pettit, Jr.

ITEM 13.	EXHIBITS

Exhibits

The following exhibits are filed as part of this Form 10-KSB:

Exhibit No.	Description of Exhibits
2.1	Agreement and Plan of Merger, dated as of January 12, 2006, between Premier Community Bankshares, Inc., Rockingham Heritage Bank and Albemarle First Bank (incorporated by reference to Exhibit 2.1 to Form 8-K filed January 13, 2006).

3.1	Articles of Incorporation of Albemarle First Bank (incorporated by reference to Exhibit E-1 to Form 10-SB filed May 1, 2000)

3.2	Bylaws of Albemarle First Bank (incorporated by reference to Exhibit E-2 to Form 10-SB filed May 1, 2000)

10.3	* Albemarle First Bank 1999 Stock Option Plan (incorporated by reference to Exhibit E-4 to Form 10-SB filed May 1, 2000)

10.3.1	* Albemarle First Bank Form of Non-Qualified Stock Option Agreement for a director (incorporated by reference to Exhibit 10.3.1 to Form 10-KSB filed March 28, 2005)

10.3.2	* Albemarle First Bank Form of Non-Qualified Incentive Stock Option Agreement for an employee (incorporated by reference to Exhibit 10.3.2 to Form 10-KSB filed March 28, 2005)

10.3.3	* Albemarle First Bank Form of Non-Qualified Incentive Stock Option Agreement for an employee-director (incorporated by reference to Exhibit 10.3.3 to Form 10-KSB filed March 28, 2005)

10.3.4	* Albemarle First Bank Form of Qualified Incentive Stock Option Agreement for an employee (incorporated by reference to Exhibit 10.3.4 to Form 10-KSB filed March 28, 2005).

10.4	* Employment Agreement by and between Albemarle First Bank and Thomas M. Boyd, Jr., effective January 1, 2004 (incorporated by reference to Exhibit 10.4 to Form 10-KSB/A filed April 29, 2005)

10.5	* Schedule of Albemarle First Bank Non-Employee Directors’ Annual Compensation (filed herewith)

10.6	* Schedule of 2006 Base Salaries for Named Executive Officers of Albemarle First Bank (filed herewith)

13	Our audited financial statements for the years ended December 31, 2005 (filed herewith)

21	Subsidiaries

31.1	Certification of our Chief Executive Officer pursuant to Rule 13a-14(a) (filed herewith)

31.2	Certification of our Chief Financial Officer pursuant to Rule 13a-14(a) (filed herewith)

32	Certifications of our Chief Executive Officer and Chief Financial Officer pursuant to Rule 18 U.S.C. Section 1350 (filed herewith)

*	- Denotes management contracts and compensatory plans and arrangements.

ITEM 14.	PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table presents the fees for professional audit services rendered by: Larrowe & Company for the audit of the Bank’s annual financial statements for the years ended December 31, 2005 and 2004, and fees billed for other services rendered by Larrowe & Company during those periods. All services reflected in the following fee table for 2005 and 2004 were pre-approved in accordance with the policy of the Audit Committee of the Board.

2005
Audit fees	$40,600
Audit-related fees(1)	$39,902
Tax fees (2)	$1,650
All other fees	$—

2004
Audit fees	$37,447
Audit-related fees	$10,290
Tax fees (2)	$1,575
All other fees	$—

(1)	Audit-related fees incurred during 2005 primarily consist of reviewing proxy and regulatory filings related to the proposed merger with Millennium Bankshares Corporation.

(2)	Tax fees for 2005 and 2004 primarily consisted of completing the Bank’s Federal income tax return.

The Audit Committee considers the provision of the non-audit services mentioned above compatible with the maintenance of the Bank’s principal accountant’s independence during 2005 and 2004.

Audit Committee Pre-Approval Policy

Pursuant to the terms of the Bank’s Audit Committee Charter, the Audit Committee is responsible for the appointment, compensation and oversight of the work performed by the Bank’s independent accountants. The Audit Committee, or a designated member of the Audit Committee, must pre-approve all audit (including audit-related) and non-audit services performed by the independent accountants in order to assure that the provisions of such services does not impair the accountants’ independence. Any interim pre-approval of permitted non-audit services is required to be reported to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent auditor to management.

SIGNATURES

In accordance with the requirements of Section 13 or 15(d) of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ALBEMARLE FIRST BANK

Date: March 16, 2006	/s/ Thomas M. Boyd, Jr.
Thomas M. Boyd, Jr.
President and Chief Executive Officer

Date: March 16, 2006	/s/ Kenneth J. Potter
Kenneth J. Potter
Vice President and Chief Financial Officer

In accordance with the Exchange Act, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Capacity	Date

	Director	March 16, 2006
Thomas L. Beasley

/s/ Thomas M. Boyd, Jr. Thomas M. Boyd, Jr.	President, Chief Executive Officer and Director	March 16, 2006

/s/ Frank D. Cox, Jr. Frank D. Cox, Jr.	Director	March 16, 2006

/s/ J. Clark Diehl, III J. Clark Diehl, III	Director	March 16, 2006

/s/ James A. Fernald, III James A. Fernald, III	Director	March 16, 2006

/s/ Charles W. Gross Charles W. Gross	Director	March 16, 2006

/s/ William U. Henderson William U. Henderson	Director	March 16, 2006

/s/ Laurence C. Pettit, Jr. Laurence C. Pettit, Jr.	Director	March 16, 2006

/s/ Kenneth J. Potter Kenneth J. Potter	Vice President and Chief Financial Officer (principal financial and accounting officer)	March 16, 2006

/s/ John K. Taggart, III John K. Taggart, III	Director	March 16, 2006

/s/ R. Craig Wood R. Craig Wood	Director	March 16, 2006

EXHIBIT 13

Audited Financial Statements

Balance Sheets

December 31, 2005 and 2004

	2005	2004
Assets
Cash and due from banks	$2,335,804	$1,880,664
Federal funds sold	1,908,418	618,275
Interest-bearing deposits with banks	454,404	227,017
Investment securities available for sale	16,696,892	18,502,362
Restricted equity securities	870,560	899,280
Loans, net of allowance for loan losses of $1,308,315 in 2005 and $1,200,460 in 2004	87,093,737	91,831,642
Property and equipment, net	4,761,774	4,787,392
Accrued interest receivable	505,738	415,684
Other assets	1,956,906	2,034,337

Total assets	$116,584,233	$121,196,653

Liabilities and Stockholders’ Equity
Liabilities
Noninterest-bearing demand deposits	$13,696,438	$13,872,969
Interest-bearing demand deposits	32,012,011	31,569,056
Savings deposits	7,682,544	9,481,962
Time deposits	45,608,673	44,615,898

Total deposits	98,999,666	99,539,885
Federal funds purchased and securities under agreements to repurchase	893,816	3,564,146
Federal Home Loan Bank Advances	3,000,000	7,000,000
Other secured borrowings	1,292,881	570,156
Accrued interest payable	90,887	72,412
Accrued expenses and other liabilities	222,787	180,797

Total liabilities	104,500,037	110,927,396

Commitments and contingencies	—	—
Stockholders’ equity
Common stock, $4.00 par value, 3,000,000 shares authorized; 1,751,619 and 1,601,182 shares issued and outstanding for 2005 and 2004, respectively	7,006,476	6,404,728
Additional paid-in capital	8,279,423	7,304,583
Accumulated deficit	(2,895,974)	(3,139,007)
Accumulated other comprehensive losses	(305,729)	(301,047)

Total stockholders’ equity	12,084,196	10,269,257

Total liabilities and stockholders’ equity	$116,584,233	$121,196,653

See Notes to Financial Statements

Statements of Income

For the years ended December 31, 2005 and 2004

	2005	2004
Interest income
Loans and fees on loans	$6,379,463	$5,049,564
Federal funds sold	35,793	10,849
Investment securities	594,154	714,009
Interest-bearing deposits with banks	12,621	6,519

Total interest and dividend income	7,022,031	5,780,941

Interest expense
Demand and savings deposits	472,596	258,685
Time deposits	1,556,538	1,264,832
Federal Funds purchased	6,725	7,284
Borrowings	239,510	141,458

Total interest expense	2,275,369	1,672,259

Net interest income	4,746,662	4,108,682
Provision for loan losses	319,787	357,300

Net interest income after provision for loan losses	4,426,875	3,751,382

Noninterest income
Service charges	293,223	335,210
Gains (losses) on sales of securities	1,842	(1,158)
Gains on sales of fixed assets	—	191,837
Other	255,691	183,866

Total noninterest income	550,756	709,755

Noninterest expense
Salaries	2,067,150	1,995,073
Employee benefits	472,551	483,433
Occupancy expense	230,419	242,545
Equipment expense	284,937	300,436
Advertising	105,930	127,080
Data processing fees	244,207	213,720
Franchise tax	62,768	49,152
Legal fees	324,269	87,151
Accounting fees	94,125	53,290
Consultant fees	109,534	84,320
Foreclosed assets, net	—	33,740
Other operating expense	613,489	638,736

Total noninterest expense	4,609,379	4,308,676
Income before income tax expense	368,252	152,461
Income tax expense	125,219	51,853

Net Income	$243,033	$100,608

Basic earnings per share	$0.15	$0.06

Diluted earnings per share	$0.14	$0.06

Weighted average shares outstanding	1,658,562	1,589,215

Diluted weighted average shares outstanding	1,692,939	1,589,215

See Notes to Financial Statements

Statements of Changes in Shareholders Equity

For the years ended December 31, 2005 and 2004

	Common Stock		Additional Paid-in Capital	Retained Earnings (Deficit)	Accumulated Other Comprehensive Income (Loss)	Total
	Shares	Amount
Balance, December 31, 2003	1,589,182	$6,356,728	$7,232,903	$(3,239,615)	$(246,675)	$10,103,341

Comprehensive Income
Net income		—	—	100,608	—	100,608
Change in unrealized loss on securities available for sale, net of tax benefit of $28,403		—	—	—	(55,136)
Reclassification adjustment for losses included in net income, net of tax benefit of $394		—	—	—	764	(54,372)

Total comprehensive income						46,236
Stock options exercised	12,000	48,000	71,680	—	—	119,680

Balance, December 31, 2004	1,601,182	6,404,728	7,304,583	(3,139,007)	(301,047)	10,269,257

Comprehensive Income
Net income		—	—	243,033	—	243,033
Change in unrealized loss on securities available for sale, net of tax benefit of $1,785		—	—	—	(3,466)
Reclassification adjustment for gains included in net income, net of tax effect of ($626)		—	—	—	(1,216)	(4,682)

Total comprehensive income						238,351
Stock options, exercised	6,000	24,000	36,000			60,000
Warrants, exercised	144,437	577,748	938,840	—	—	1,516,588

Balance, December 31, 2005	1,751,619	$7,006,476	$8,279,423	$(2,895,974)	$(305,729)	$12,084,196

See Notes to Financial Statements

Statements of Cash Flows

For the years ended December 31, 2005 and 2004

	2005	2004
Cash flows from operating activities
Net Income	$243,033	$100,608
Adjustments to reconcile net income to net cash provided by operations:
Provision for loan losses	319,787	357,300
Depreciation and amortization	270,861	297,911
(Gains) on sale of property and equipment	—	(191,837)
Loss on sale of other real estate owned	—	18,706
(Gains) losses on sale of investment securities	(1,842)	1,158
Accretion income	24,153	59,643
Deferred income tax expense	125,219	51,853
Changes in assets and liabilities:
Accrued interest receivable and other assets	(135,430)	(31,466)
Accrued interest payable and other liabilities	60,465	(44,767)

Net cash provided by operating activities	906,246	619,109

Cash flows from investing activities
Purchases of securities available for sale	(745,357)	(2,400,398)
Proceeds from sale, maturity or call of securities available for sale	2,521,422	9,478,743
Proceeds from sale of Federal Home Loan Bank Stock	46,000	—
Net decrease (increase) in interest-bearing deposits with other banks	(227,387)	36,577
Purchases of Restricted Equity Stock	(17,280)	(267,800)
Purchases of Other Equity Securities	—	(18,225)
Net decrease (increase) in loans	4,418,118	(24,864,480)
Purchases of property and equipment	(245,243)	(79,696)
Proceeds from sale of property and equipment	—	427,110
Proceeds from sale of other real estate	—	724,848

Net cash (used in)/ provided by investing activities	5,750,273	(16,963,321)

Cash flows from financing activities
Net increase (decrease) in deposits	(540,219)	8,019,592
Net increase (decrease) in securities sold under agreements to repurchase	(2,670,330)	3,107,057
Net decrease in federal funds purchased	—	(2,055,000)
Proceeds from Federal Home Loan Bank advances	—	5,000,000
Repayment of Federal Home Loan Bank advances	(4,000,000)	—
Increase in other borrowings	722,725	570,156
Proceeds from exercise of common stock warrants	1,516,588	—
Proceeds from exercise of common stock options	60,000	119,680

Net cash (used in)/ provided by financing activities	(4,911,236)	14,761,485

Net increase (decrease) in cash and cash equivalents	1,745,283	(1,582,727)
Cash and cash equivalents, beginning	2,498,939	4,081,666

Cash and cash equivalents, ending	$4,244,222	$2,498,939

Supplemental disclosure of cash flow information
Interest paid	$2,256,894	$1,665,320

Taxes paid	$—	$—

Supplemental disclosure of noncash activities
Other real estate acquired in settlement of loans	$—	$92,000

See Notes to Financial Statements

Notes to Financial Statements

Note 1. Organization and Summary of Significant Accounting Policies

Nature of Operations

Albemarle First Bank (the Bank) operates under a charter issued by the Commonwealth of Virginia on December 7, 1998 and provides commercial banking and insurance services to individuals and small business customers located in the Charlottesville, Virginia area. The Bank operates three full service branches and one limited banking facility located within the City of Charlottesville, and Albemarle and Greene Counties, Virginia.

The Bank offers insurance products through its subsidiary, AFB Insurance, Inc. This entity is accounted for as a division of the Bank.

The accounting and reporting policies of the Bank and its subsidiary follow generally accepted accounting principles and general practices within the financial services industry. Following is a summary of the more significant policies.

Critical Accounting Policies

The notes to the Bank’s audited consolidated financial statements for the year ended December 31, 2005 contain a summary of the Bank’s significant accounting policies. Management believes the policies with respect to the methodology for determination of the allowance for loan losses, and asset impairment judgments, including the recoverability of intangible assets involve a high degree of complexity and require management to make difficult and subjective judgments which often require assumptions or estimates about highly uncertain matters. Changes in these judgments, assumptions or estimates could cause reported results to differ materially. These critical policies and their application are periodically reviewed with the Audit Committee and the Board of Directors.

Business Segments

The Bank reports its activities as a single business segment. In determining appropriate segment definition, the Bank considers the materiality of a potential segment and components of the business about which financial information is available and regularly evaluated, relative to resource allocation and performance assessment.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Material estimates that are particularly susceptible to significant change relate to the determination of the allowance for loan losses, the valuation of real estate acquired in connection with foreclosures or in satisfaction of loans, and the valuation of income tax provisions and deferred tax assets. In connection with the determination of the allowances for loan and foreclosed real estate losses, management obtains independent appraisals for significant properties.

Substantially the entire loan portfolio of the Bank consists of loans in its market area. Accordingly, the ultimate collection of a substantial portion of the Bank’s loan portfolio and the recovery of a substantial portion of the carrying amount of foreclosed real estate are susceptible to changes in local market conditions. The regional economy is diverse, but influenced by the tourism and retirement segments and to an extent by the manufacturing and agricultural segments.

While management uses available information to recognize loan and foreclosed real estate losses, future additions to the allowances may be necessary based on changes in local economic conditions. In addition, regulatory agencies, as a part of their routine examination process, periodically review the Bank’s allowances for loan and foreclosed real estate losses. Such agencies may require the Bank to recognize additions to the allowances based on their judgments about information available to them at the time of their examinations. Because of these factors, it is reasonably possible that the allowances for loan and foreclosed real estate losses may change materially in the near term.

Notes to Financial Statements

Note 1. Organization and Summary of Significant Accounting Policies, continued

Cash and Cash Equivalents

For the purpose of presentation in the statement of cash flows, cash and cash equivalents are defined as those amounts included in the balance sheet captions “cash and due from banks” and “federal funds sold.”

Interest-Bearing Deposits with Banks

Interest-bearing deposits with banks mature within one year and are carried at cost.

Trading Securities

The Bank does not hold securities for short-term resale and, therefore, does not maintain a trading securities portfolio.

Securities

Debt securities that management has the positive intent and ability to hold to maturity are classified as “held to maturity” and recorded at amortized cost. Securities not classified as held to maturity or trading, including equity securities with readily determinable fair values, are classified as “available for sale” and recorded at fair value, with unrealized gains and losses excluded from earnings and reported in other comprehensive income.

Purchase premiums and discounts are recognized in interest income using the interest method over the terms of the securities. Declines in the fair value of held to maturity and available for sale securities below their cost that are deemed to be other than temporary are reflected in earnings as realized losses. In estimating other-than-temporary impairment losses, management considers (1) the length of time and the extent to which the fair value has been less than cost, (2) the financial condition and near-term prospects of the issuer, and (3) the intent and ability of the Bank to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in fair value. Gains and losses on the sale of securities are recorded on the trade date and are determined using the specific identification method.

Loans Receivable

The Bank grants mortgage, commercial and consumer loans to customers. The ability of the Bank’s debtors to honor their contracts is dependent upon the real estate and general economic conditions in the central Virginia region.

Loans receivable that management has the intent and ability to hold for the foreseeable future or until maturity or pay-off are reported at their outstanding principal amount adjusted for any charge-offs, the allowance for loan losses, and any deferred fees or costs on originated loans and unamortized premiums or discounts on purchased loans. Loan origination fees and certain direct origination costs are capitalized and recognized as an adjustment of the yield of the related loan using the interest method.

The accrual of interest on all loans is discontinued at the time the loan is 90 days past due unless the credit is well-secured and in process of collection. Past due status is based on the contractual terms of the loan. In all cases, loans are placed on non-accrual or charged-off at an earlier date if collection of principal or interest is considered doubtful.

All interest accrued but not collected for loans that are placed on non-accrual or charged off is reversed against interest income. The interest on these loans is accounted for on the cash-basis or cost-recovery method, until qualifying for return to accrual status. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

Notes to Financial Statements

Note 1. Organization and Summary of Significant Accounting Policies, continued

Allowance for Loan Losses

The allowance for loan losses is established as losses are estimated to have occurred through a provision for loan losses charged to earnings. Loan losses are charged against the allowance when management believes the uncollectability of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance.

The allowance for loan losses is evaluated on a regular basis by management and is based upon management’s periodic review of the collection of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower’s ability to repay, estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

The allowance consists of specific, general and unallocated components. The specific component relates to loans that are classified as either doubtful, substandard or special mention. For such loans that are also classified as impaired, an allowance is established when the discounted cash flows (or collateral value or observable market price) of the impaired loan is lower than the carrying value of that loan. The general component covers non-classified loans and is based on historical loss experience adjusted for qualitative factors. An unallocated component is maintained to cover uncertainties that could affect the accuracy of management’s estimate of probable losses. The unallocated component of the allowance reflects the margin of imprecision inherent in the underlying assumptions used in the methodologies for estimating specific and general losses in the portfolio.

A loan is considered impaired when, based on current information and events, it is probable that the Bank will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record, and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan by loan basis for commercial and construction loans by either the present value of expected future cash flows discounted at the loan’s effective interest rate, the loan’s obtainable market price, or the fair value of the collateral if the loan is collateral dependent.

Large groups of smaller balance homogeneous loans are collectively evaluated for impairment. Accordingly, the Bank does not separately identify individual consumer and residential loans for impairment disclosures, unless such loans are the subject of a restructuring agreement.

Off-Balance Sheet Credit Related Financial Instruments

In the ordinary course of business, the Bank has entered into commitments to extend credit, including commitments under credit card arrangements, commercial letters of credit, and standby letters of credit. Such financial instruments are recorded when they are funded or when related fees are incurred or received.

Property and Equipment

Land is carried at cost. Bank premises, furniture and equipment, and leasehold improvements are carried at cost, less accumulated depreciation and amortization computed principally by the straight-line method over the estimated useful lives of the assets, ranging from 3- 40 years.

Notes to Financial Statements

Note 1. Organization and Summary of Significant Accounting Policies, continued

Foreclosed Properties

Properties acquired through, or in lieu of, loan foreclosure are to be sold and are initially recorded at fair value less anticipated cost to sell at the date of foreclosure, establishing a new cost basis. After foreclosure, management periodically performs valuations and the property is carried at the lower of carrying amount or fair value less cost to sell. Revenue and expenses from operations and changes in the valuation allowance are included in net expenses from foreclosed assets. The anticipated average holding period for such properties is less than 12 months.

Stock-based Compensation

The Bank accounts for its stock-based compensation using the accounting prescribed by Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees. The Bank is not required to adopt the fair value based recognition provisions prescribed under Statement of Financial Accounting Standards (SFAS) No. 123, Accounting for Stock-Based Compensation (issued in October 1995), but complies with the disclosure requirements set forth in the Statement, which include disclosing pro forma net income as if the fair value based method of accounting had been applied.

Transfers of Financial Assets

Transfers of financial assets are accounted for as sales when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Bank, (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and (3) the Bank does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity.

Income Taxes

Provision for income taxes is based on amounts reported in the statements of income (after exclusion of non-taxable income such as interest on state and municipal securities) and consists of taxes currently due plus deferred taxes on temporary differences in the recognition of income and expense for tax and financial statement purposes. Deferred tax assets and liabilities are included in the financial statements at currently enacted income tax rates applicable to the period in which the deferred tax assets or liabilities are expected to be realized or settled. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

Deferred income tax liability relating to unrealized appreciation (or the deferred tax asset in the case of unrealized depreciation) on investment securities available for sale is recorded in other liabilities (assets). Such unrealized appreciation or depreciation is recorded as an adjustment to equity in the financial statements and not included in income determination until realized. Accordingly, the resulting deferred income tax liability or asset is also recorded as an adjustment to equity.

Basic Earnings per Share

Basic earnings per share is computed by dividing income available to common shareholders by the weighted average number of common shares outstanding during the period, after giving retroactive effect to stock splits and dividends.

Diluted Earnings per Share

The computation of diluted earnings per share is similar to the computation of basic earnings per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if dilutive potential common shares had been issued. The numerator is adjusted for any changes in income or loss that would result from the assumed conversion of those potential common shares.

Notes to Financial Statements

Note 1. Organization and Summary of Significant Accounting Policies, continued

Comprehensive Income

Annual comprehensive income reflects the change in the Bank’s equity during the year arising from transactions and events other than investments by and distributions to stockholders. It consists of net income plus certain other changes in assets and liabilities that are reported as separate components of stockholders’ equity rather than as income or expense.

Advertising Expense

The Bank expenses advertising costs as they are incurred.

Rate Lock Commitments

On March 13, 2002, the Financial Accounting Standards Board determined that loan commitments related to the origination or acquisition of mortgage loans that will be held for sale must be accounted for as derivative instruments, effective for fiscal quarters beginning after April 10, 2002. Accordingly, the Bank adopted such accounting on July 1, 2002.

The Bank enters into commitments to originate loans whereby the interest rate on the loan is determined prior to funding (rate lock commitments). Rate lock commitments on mortgage loans that are intended to be sold are considered to be derivatives. Accordingly, such commitments, along with any related fees received from potential borrowers, are recorded at fair value in derivative assets or liabilities, with changes in fair value recorded in the net gain or loss on sale of mortgage loans. Fair value is based on fees currently charged to enter into similar agreements, and for fixed-rate commitments also considers the difference between current levels of interest rates and the committed rates. Prior to July 1, 2002, such commitments were recorded to the extent of fees received. Fees received were subsequently included in the net gain or loss on sale of mortgage loans.

The cumulative effect of adopting SFAS No. 133 for rate lock commitments as of July 1, 2002 was not material.

Financial Instruments

On January 1, 2001, the Bank adopted SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities. This Statement requires that all derivatives be recognized as assets or liabilities in the balance sheet and measured at fair value.

Derivatives that are used as part of the asset/liability management process are linked to specific assets or liabilities and have high correlation between the contract and the underlying item being hedged, both at inception and throughout the hedge period. In addition, forwards and option contracts must reduce an exposure’s risk, and for hedges of anticipatory transactions, the significant terms and characteristics of the transaction must be identified and the transactions must be probable of occurring. All derivative financial instruments held or issued by the Bank are held or issued for purposes other than trading. At December 31, 2005 and 2004, the Bank held no derivative financial instruments.

In the ordinary course of business the Bank has entered into off-balance-sheet financial instruments consisting of commitments to extend credit and commercial and standby letters of credit. Such financial instruments are recorded in the financial statements when they are funded or related fees are incurred or received.

Notes to Financial Statements

Note 1. Organization and Summary of Significant Accounting Policies, continued

Fair Value of Financial Instruments

SFAS No. 107, Disclosures about Fair Value of Financial Instruments, requires disclosure of fair value information about financial instruments, whether or not recognized in the balance sheet. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instruments. SFAS No. 107 excludes certain financial instruments and all non-financial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Bank.

The following methods and assumptions were used by the Bank in estimating its fair value disclosures for financial instruments:

Cash and cash equivalents: The carrying amounts reported in the balance sheet for cash and cash equivalents approximate their fair values.

Interest–bearing deposits with banks: The carrying amounts of interest-bearing deposits with banks approximate their fair values.

Available-for-sale and held-to-maturity securities: Fair values for securities, excluding restricted equity securities, are based on quoted market prices, where available. If quoted market prices are not available, fair values are based on quoted market prices of comparable instruments. The carrying values of restricted equity securities approximate fair values.

Loans receivable: For variable-rate loans that reprice frequently and with no significant change in credit risk, fair values are based on carrying amounts. The fair values for other loans are estimated using discounted cash flow analysis, based on interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. Loan fair value estimates include judgments regarding future expected loss experience and risk characteristics. Fair values for impaired loans are estimated using discounted cash flow analysis or underlying collateral values, where applicable. The carrying amount of accrued interest receivable approximates its fair value.

Deposit liabilities: The fair values disclosed for demand and savings deposits are, by definition, equal to the amount payable on demand at the reporting date. The fair values for certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated contractual maturities on such time deposits. The carrying amount of accrued interest payable approximates fair value.

Short-term debt: Short-term debt includes Federal funds purchased and securities sold under agreements to repurchase, and short-term borrowings from the Federal Home Loan Bank. The carrying amounts of short-term debt approximate their fair values.

Other liabilities: For fixed-rate loan commitments, fair value considers the difference between current levels of interest rates and the committed rates. The carrying amounts of other liabilities approximate fair value.

Reclassification

Certain reclassifications have been made to the prior years’ financial statements to place them on a comparable basis with the current year. Net income and stockholders’ equity previously reported were not affected by these reclassifications.

Notes to Financial Statements

Note 1. Organization and Summary of Significant Accounting Policies, continued

Recent Accounting Pronouncements

In December 2004, the Financial Accounting Standards Board issued SFAS No. 123 (revised 2005) (“SFAS 123(R)”), Share-Based Payments. SFAS 123(R) requires all entities to recognize compensation expense in an amount equal to the fair value of share-based payments, such as stock options granted to employees. The Bank will apply SFAS 123(R) on a modified prospective method. Under this method, the Bank is required to record compensation expense (as previous awards continue to vest) for the unvested portion of previously granted stock option awards that remain outstanding at the date of adoption. In addition, the Bank may elect to adopt SFAS 123(R) by restating previously issued financial statements, basing the amounts on the expense previously calculated and reported in the pro forma disclosures that had been required by SFAS 123, Accounting for Stock-Based Compensation. SFAS 123(R) is effective for the Bank beginning January 1, 2006.

Note 2. Restrictions on Cash

To comply with banking regulations and agreements with correspondent banks, the Bank is required to maintain certain average cash reserve balances. The daily average reserve requirements were approximately $208 thousand and $109 thousand as of December 31, 2005 and 2004, respectively.

Note 3. Securities

Debt and equity securities have been classified in the balance sheets according to management’s intent. The carrying amounts of securities and their approximate fair values at December 31 follows: (in thousands)

	2005
	Amortized Cost	Unrealized Gains	Unrealized Losses	Fair Value
Available for sale
U.S. Government agency securities	$14,634	$5	$399	$14,240
Mortgage backed securities	2,526	—	69	2,457

	$17,160	$5	$468	$16,697

	2004
	Amortized Cost	Unrealized Gains	Unrealized Losses	Fair Value
Available for sale
U.S. Government agency securities	$15,133	$1	$458	$14,676
Mortgage backed securities	3,825	9	8	3,826

	$18,958	$10	$466	$18,502

For the years ended December 31, 2005 and 2004 the proceeds from sales of securities available for sale amounted to $749 thousand and $3.9 million, respectively. Gross realized gains amounted to $2 thousand and $7 thousand, respectively. Gross realized losses amounted to $0 and $8 thousand, respectively. The tax expense benefit (provision) applicable to these net realized gains and (losses) amounted to $626 and to $(394), respectively.

Notes to Financial Statements

Note 3. Securities, continued

Information pertaining to securities with gross unrealized losses at December 31, 2005 and 2004, aggregated by investment category and length of time that individual securities have been in a continuous loss position, follows: (in thousands)

	2005
	Less Than Twelve Months		Over Twelve Months
	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value
Available for sale
U.S. Government agency securities	$53	$1,976	$368	$11,520
Mortgage backed securities	22	978	16	481

	$75	$2,954	$384	$12,001

	2004
	Less Than Twelve Months		Over Twelve Months
	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value
Available for sale
U.S. Government agency securities	$30	$4,606	$428	$8,173
Mortgage backed securities	—	—	8	732

	$30	$4,606	$436	$8,905

Management does not believe that the unrealized losses represent other than temporary declines in fair value. The investments are rate sensitive and change in value in direct correlation to changes in interest rates. The unrealized losses are not due to credit risk, and will be recovered through either accretion of discounts into income or maturity of the bonds at par value.

Restricted equity securities are carried at cost and consist of investments in stock of the Federal Reserve Board, as well as Federal Home Loan Bank of Atlanta (“FHLB”) and Community Bankers Bank which are two of the Bank’s upstream correspondents. The Federal Reserve requires banks to purchase stock as a condition of membership in the Federal Reserve system. The FHLB requires financial institutions to make equity investments in the FHLB in order to borrow from it. The Bank is required to hold that stock so long as it borrows from the FHLB. The Bank’s stock in Community Bankers Bank is restricted in the fact that the stock may only be repurchased by that company.

Investment securities with amortized cost of approximately $16.7 million and $18.4 million at December 31, 2005 and 2004, respectively, were pledged as collateral on public deposits and for other purposes as required or permitted by law.

Notes to Financial Statements

The scheduled maturities of securities available for sale at December 31, 2005 were as follows: (in thousands)

	Securities Available for Sale
	Amortized Cost	Fair Value
Due in one year or less	$6,499	$6,421
Due after one year through five years	8,172	7,895
Due after five years through ten years	1,000	938
Due after ten years	1,489	1,443

	$17,160	$16,697

For mortgage backed securities, the Bank reports maturities based on contractual lives. Actual results may differ due to interest rate fluctuations.

Note 4. Loans Receivable

The major components of loans in the balance sheet at December 31 are as follows (in thousands):

	2005	2004
Loans secured by:
Residential, 1-4 families	$29,335	$35,135
Commercial	10,122	12,704
Construction	20,210	13,805
Residential, 5 or more families	4,062	3,889
Farmland	2,289	2,762

Total	66,018	68,295
Commercial loans	18,065	20,566
Consumer loans	4,326	4,006
Net deferred origination (fees) costs	(7)	95
Allowance for loan losses	(1,308)	(1,200)

	$87,094	$91,762

Note 5. Allowance for Loan Losses

An analysis of the changes in the allowance for loan losses is as follows: (in thousands)

	2005	2004
Balance, beginning	$1,200	$955
Provision charged to operating expenses	320	357
Loans charged off	(228)	(351)
Recoveries of loans charged off	16	239

Balance, ending	$1,308	$1,200

Notes to Financial Statements

The following is a summary of information pertaining to impaired loans at December 31: (in thousand):

	2005	2004
Principal:
Nonaccrual loans	$1,705	$1,788
Loans past due 90 days or more and still accruing	—	—
Other impaired loans	4,211	3,457

Total	$5,916	$5,245

Percentage of total loans	6.69%	5.67%
Impaired loans with a valuation allowance	$4,004	$5,245

Impaired loans without a valuation allowance	$1,912	$—

Valuation allowance related to impaired loans	$603	$364

Average investment in impaired loans	$5,462	$6,431

Interest income recognized from impaired loans on a cash basis	$302	$267

The Bank is not committed to lend additional funds to debtors whose loans are impaired or have been modified.

Note 6. Property and Equipment

Components of Property and Equipment

Components of property and equipment and total accumulated depreciation at December 31 are as follows: (in thousands)

	2005	2004
Automobiles	$14	$14
Land and land improvements	1,471	1,464
Buildings	2,970	2,907
Furniture and equipment	1,776	1,614
Construction in progress	—	10
Leasehold improvements	83	83

Property and equipment, total	6,314	6,092
Less accumulated depreciation	(1,552)	(1,305)

Property and equipment, net of depreciation	$4,762	$4,787

Depreciation expense amounted to $271 thousand and $298 thousand for the years ended December 31, 2005 and 2004, respectively.

In 2004, the Bank sold a parcel of land adjacent to its main branch on Seminole Trail in Albemarle County. This parcel of land had a book value of $233 thousand and a gain of $192 thousand was realized on the sale.

Notes to Financial Statements

Leases

The Bank leases one full service branch. The lease commenced in 2001 for a five-year term, with one optional five-year renewal. Future minimum lease payments under non-cancelable agreements are as follows: (in thousands)

2006	$14
Thereafter	—

$14

Total rental expense was $36 thousand and $34 thousand for 2005 and 2004, respectively.

Note 7. Deposits

The aggregate amount of time deposits in denominations of $100,000 or more at December 31, 2005 and 2004 were approximately $13.4 million and $15.1 million, respectively.

At December 31, 2005 the scheduled maturities of time deposits are as follows: (in thousands)

2006	$19,764
2007 and 2008	18,353
2009 and 2010	7,492
Thereafter	—

$45,609

Note 8. Borrowings

Short-term Debt

Short-term debt consists of federal funds purchased, securities sold under agreements to repurchase, which mature within one to four days from the transaction date, and an advance from the Federal Home Loan Bank that has a maturity of less than one year. Additional information at December 31 and for the years then ended is summarized below (in thousands).

	2005	2004
Outstanding balance at December 31	$3,894	$10,564

Year-end weighted average rate	3.89%	2.44%

Daily average outstanding during the period	$8,386	$10,037

Average rate for the period	2.93%	1.48%

Maximum outstanding at any month-end during the period	$14,129	$13,854

Other Secured Borrowings

Other secured borrowings consist of loans originated by the Bank, then participated to other community Banks in Virginia. These participation agreements contain clauses that allow the Bank to maintain certain rights to these loans and therefore do not qualify as sold loans under SFAS 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities.

Notes to Financial Statements

Lines of Credit

The Bank has established various credit facilities to provide additional liquidity if and as needed. These include unsecured lines of credit with correspondent banks totaling $6 million and a secured line of credit with the Federal Home Loan Bank of Atlanta totaling approximately $9.0 million as of December 31, 2005 and not to exceed 10% of the banks total assets.

Note 9. Fair Value of Financial Instruments

The estimated fair values of the Bank’s financial instruments at December 31 are as follows (dollars in thousands):

	2005		2004
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
Financial assets
Cash and cash equivalents	$2,336	$2,336	$1,881	$1,881
Interest-bearing deposits with banks	454	454	227	227
Federal funds sold	1,908	1,908	618	618
Securities
Available for sale	16,697	16,697	18,502	18,502
Restricted equity securities	871	871	899	899
Loans, net of allowance for loan losses	87,094	89,396	91,832	92,108

Financial liabilities
Deposits	99,000	98,359	99,540	99,774
Securities sold under agreements to repurchase	894	895	3,564	3,566
Federal funds purchased	—	—	—	—
Short-term FHLB advances	3,000	3,000	7,000	7,000

Off-balance-sheet assets (liabilities)
Commitments to extend credit and standby letters of credit	—	—	—	—

Note 10. Earnings Per Share

The following table details the computation of basic and diluted earnings per share for the periods ended December 31: (in thousands except per share data)

	2005	2004
Net income available to common shareholders	$243	$101

Weighted average common shares outstanding	1,659	1,589
Effect of dilutive securities, options and warrants	34	—

Weighted average common shares outstanding, diluted	1,693	1,589

Basic earnings per share	$0.15	$0.06

Diluted earnings per share	$0.14	$0.06

Notes to Financial Statements

At January 1, 2003, 578,285 warrants were outstanding with a $10.50 per share exercise price. During 2003, the exercise price of these warrants was reduced to $7.00 per share and 336,190 warrants were exercised. During 2005 an additional 144,437 warrants were exercised at $10.50 per share. At December 31, 2004 and 2005, warrants totaling 242,095 and 97,658, respectively, were outstanding with a $10.50 per share exercise price.

Note 11. Benefit Plans

Stock Options

The Bank adopted a qualified and non-qualified stock option plan as amended on May 12, 2004 which reserves up to 125,000 shares for non-employee directors (non-qualified plan) and 150,000 shares for employees (qualified plan). Options granted under the plan vest according to the terms of each particular grant. All options expire not more than ten years from the date of grant and are exercisable at not less than the fair value of the stock at the date of the grant.

Activity under Bank plans during the years ended December 31 is summarized below:

	Non-Qualified Options		Qualified Options
	Available For Grant	Granted	Available For Grant	Granted
Balance December 31, 2003	—	99,500	38,700	6,300
Plan amendment	35,500	—	105,000	—
Granted	(5,000)	5,000	(5,000)	5,000
Exercised	—	(11,000)	—	(1,000)
Forfeited	2,000	(2,000)	—	—
Expired	—	—	—	—

Balance December 31, 2004	32,500	91,500	138,700	10,300

Granted	—	—	—	—
Exercised	—	—	—	(6,000)
Forfeited	—	—	—	(300)
Expired	—	—	—	—

Balance December 31, 2005	32,500	91,500	138,700	4,000

Notes to Financial Statements

Note 11. Benefit Plans, continued

Additional information relating to the plan is detailed below:

	2005	2004
Outstanding options
Exercise price, beginning of the year(1)	$10.00	$10.00
Exercise price, end of the year(1)	$9.99	$9.99
Range of exercise prices:
From	$9.68	$9.68
To	$10.00	$10.00
Remaining contractual life in months(1)	47	60

Exercisable options outstanding at December 31
Number	95,500	101,800
Exercise price(1)	$9.99	$10.00

Weighted average exercise price of options
Granted during the year	$—	$9.84
Exercised during the year	$10.00	$10.00
Forfeited during the year	$10.00	$10.00
Expired during the year	$—	$—

Grant-date fair value
Options granted during the year	$—	$34,376

Significant assumptions used in determining fair value of options granted
Risk-free interest rate	n/a	4.52%
Expected life in years	n/a	10
Expected dividends	n/a	—
Expected volatility	n/a	54.66%

Results of operations
Compensation cost recognized in income for all stock-based compensation awards	$—	$—

Pro forma net income(2)	$244,373	$75,128

Pro forma earnings per common share(2)	$0.15	$0.05

Pro forma earnings per diluted share(2)	$0.14	$0.05

(1)	Weighted average

(2)	As if the fair value based method prescribed by SFAS No. 123 had been applied

Notes to Financial Statements

Note 11. Benefit Plans, continued

Defined Contribution Plan

The Bank maintains a profit sharing plan pursuant to Section 401(k) of the Internal Revenue Code. The plan covers substantially all employees who are 21 years of age and have completed one year of service. Participants may contribute a percentage of compensation, subject to a maximum allowed under the Code. In addition, the Bank may make additional contributions at the discretion of the Board of Directors. The Bank’s contributions were $59 thousand and $56 thousand for the periods ended December 31, 2005 and 2004, respectively.

Cafeteria Plan

The Bank adopted a cafeteria plan on May 1, 1999, which provides its employees with a choice between compensation and certain qualified benefit plans including medical reimbursement, group accident and health insurance, and group term life insurance. The Bank incurred expenses of $233 thousand and $257 thousand relating to this plan for the periods ended December 31, 2005 and 2004, respectively.

Note 12. Income Taxes

Operating Loss and Carryforwards

At December 31, 2005, the Bank had loss carryforwards of approximately $4.0 million for federal tax purposes. As of December 31, 2004 and 2005, we determined that the future realization of our deferred tax assets was more likely than not. In the event that we subsequently determine that we cannot, or more than likely will not, realize the benefit of all or part of our deferred tax asset, an adjustment to establish a deferred tax asset valuation allowance would be charged to income in the period in which such determination is made.

Current and Deferred Income Tax Components

The components of income tax expense are as follows: (in thousands)

	2005	2004
Current	$—	$—
Deferred	125	52

Income tax expense	$125	$52

Rate Reconciliation

A reconciliation of expected income tax expense computed at the statutory federal income tax rate to income tax expense included in the statements of income is as follows: (in thousands)

	2005	2004
Tax expense at statutory federal rate	$125	$52
Other	—	—

Income tax expense	$125	$52

Notes to Financial Statements

Note 12. Income Taxes, continued

Deferred Income Tax Analysis

The significant components of net deferred tax assets at December 31 are summarized as follows: (in thousands)

	2005	2004
Deferred tax assets
Allowance for loan losses	$271	$212
Deferred loan fees, net	2	33
Accrued compensation	8	8
Net unrealized losses on securities available for sale	157	155
Net operating loss	1,356	1,517
Contributions	12	8

Deferred tax asset	1,806	1,933

Deferred tax liabilities
Accretion of bond discount	5	3
Depreciation	150	156

Deferred tax liability	155	159

Net deferred tax asset	$1,651	$1,774

Note 13. Commitments and Contingencies

Litigation

In the ordinary course of operations, we expect to be a party to various legal proceedings. As of December 31, 2005 there are no pending or, to the Bank’s knowledge, threatened legal proceedings against the Bank.

Financial Instruments with Off-Balance-Sheet-Risk

The Bank is party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. These instruments involve, to varying degrees, credit risk in excess of the amount recognized in the balance sheets. The Bank’s exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as for on-balance-sheet instruments.

Notes to Financial Statements

Note 13. Commitments and Contingencies, continued

Financial Instruments with Off-Balance-Sheet-Risk, continued

A summary of the Bank’s commitments at December 31 is as follows: (in thousands)

	2005	2004
Commitments to extend credit	$33,979	$21,118
Standby letters of credit	2,758	2,495

	$36,737	$23,613

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer’s credit worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management’s credit evaluation of the party. Collateral held varies, but may include accounts receivable, inventory, property and equipment, residential real estate and income-producing commercial properties.

Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. These commitments are made on both a variable and fixed rate basis. Collateral held varies as specified above and is required in instances in which the Bank deems necessary.

Concentrations of Credit Risk

Substantially all of the Bank’s loans, commitments to extend credit, and standby letters of credit have been granted to customers in the Bank’s market area and such customers are generally depositors of the Bank. The concentrations of credit by type of loan are set forth in Note 4. The distribution of commitments to extend credit approximates the distribution of loans outstanding. The Bank’s primary focus is toward consumer and small business transactions, and accordingly, it does not have a significant number of credits to any single borrower or group of related borrowers in excess of $1.8 million.

The Bank from time to time has cash and cash equivalents on deposit with financial institutions that exceed federally insured limits.

Other Commitments

The Bank has entered into employment agreements with certain of its key officers covering duties, salary, benefits, provisions for termination and Bank obligations in the event of merger or acquisition.

Note 14. Regulatory Restrictions

Dividends

The Bank, as a Virginia chartered bank, may pay dividends only out of its retained earnings. However, regulatory authorities may limit payment of dividends by any bank when it is determined that such a limitation is in the public interest and is necessary to ensure financial soundness of the Bank.

Notes to Financial Statements

Note 14. Regulatory Restrictions, continued

Capital Requirements

The Bank is subject to various regulatory capital requirements administered by federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory (and possibly additional discretionary) actions by regulators that, if undertaken, could have a direct material effect on the Bank’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank’s assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank’s capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier 1 capital to risk-weighted assets, and of Tier 1 capital to average assets, as all those terms are defined in the applicable regulations. As of December 31, 2005 and 2004, the Bank met all capital adequacy requirements to which it is subject.

As of December 31, 2005, the most recent notification from the Federal Reserve categorized the Bank was well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized the Bank must maintain minimum total risk-based, Tier 1 risk-based, and Tier 1 leverage ratios as set forth in the table below.

As of December 1, 2005 the Bank’s capital adequacy rating according to Virginia Bureau of Financial Institutions was a (three) and described as “Less than Satisfactory”. As of December 31, 2005 the Bank’s total risk-based capital, Tier 1 risk based capital, and Tier 1 leverage ratios were 13.83%, 12.58%, and 9.29%, respectively. While these ratios are comparable with the Bank’s peers and would normally classify the Bank as “Well Capitalized”, regulators noted that our deficient earnings performance and asset quality represented a distinct threat to our capital if not remedied.

Notes to Financial Statements

Note 14. Regulatory Restrictions, continued

Capital Requirements, continued

The Bank’s actual capital amounts and ratios are also presented in the following table (in thousands):

	Actual		Minimum For Capital Adequacy Purposes		Minimum To be Well Capitalized Under Prompt Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
December 31, 2005:
Total Capital (to Risk-Weighted Assets)
Bank	$11,809	13.83%	$6,830	8.00%	$8,537	10.00%
Tier 1 Capital (to Risk-Weighted Assets)
Bank	$10,739	12.58%	$3,415	4.00%	$5,122	6.00%
Tier 1 Capital (to Average Assets)
Bank	$10,739	9.29%	$4,624	4.00%	$5,779	5.00%
December 31, 2004:
Total Capital (to Risk-Weighted Assets)
Bank	$9,898	11.23%	$7,054	8.00%	$8,818	10.00%
Tier 1 Capital (to Risk-Weighted Assets)
Bank	$8,795	9.97%	$3,527	4.00%	$5,291	6.00%
Tier 1 Capital (to Average Assets)
Bank	$8,795	7.42%	$4,743	4.00%	$5,929	5.00%

Note 15. Transactions with Related Parties

The Bank has entered into transactions with its directors, significant shareholders and their affiliates (related parties). Such transactions were made in the ordinary course of business on substantially the same terms and conditions, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other customers, and did not, in the opinion of management, involve more than normal credit risk or present other unfavorable features.

Aggregate loan transactions (including commitments) with related parties were as follows: (in thousands)

	2005	2004
Balance, beginning	$3,794	$2,554
New loans	4,049	3,755
Payments	(4,032)	(2,490)
Changes in related parties	—	(25)

Balance, ending	$3,811	$3,794

Larrowe & Company, P.L.C.

CPAs and Consultants

104 Cranberry Road

Post Office Box 760

Galax, Virginia 24333

276-238-1800

Fax 276-238-1801

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders

Albemarle First Bank

Charlottesville, Virginia

We have audited the balance sheet of Albemarle First Bank as of December 31, 2005 and 2004, and the related consolidated statements of income, stockholders’ equity and cash flows for the two year period ended December 31, 2005. These financial statements are the responsibility of the Bank’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with auditing standards established by the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Albemarle First Bank at December 31, 2005 and 2004, and the results of their operations and their cash flows for the two year period ended December 31, 2005, in conformity with U.S. generally accepted accounting principles.

/s/ Larrowe & Company, PLC

Galax, Virginia

February 10, 2006

EXHIBIT 21

Subsidiaries of the Registrant

Name	Type and Jurisdiction of Organization
AFB Insurance, Incorporated	A Virginia Corporation

EXHIBIT 31.1

CERTIFICATIONS

I, Thomas M. Boyd, Jr., certify that:

1. I have reviewed this annual report on Form 10-KSB of Albemarle First Bank;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the small business issuer as of, and for, the periods presented in this report;

4. The small business issuer’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the small business issuer and have:

(a) designed such disclosure controls and procedures or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the small business issuer, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b) evaluated the effectiveness of the small business issuer’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(c) disclosed in this report any change in the small business issuer’s internal control over financial reporting that occurred during the small business issuer’s most recent fiscal quarter (the small business issuer’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the small business issuer’s internal control over financial reporting; and

5. The small business issuer’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the small business issuer’s auditors and the audit committee of the small business issuer’s board of directors (or persons performing the equivalent functions):

(a) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the small business issuer’s ability to record, process, summarize and report financial information; and

(b) any fraud, whether or not material, that involves management or other employees who have a significant role in the small business issuer’s internal control over financial reporting.

Date: March 16, 2006

/s/ Thomas M. Boyd, Jr.
Thomas M. Boyd, Jr.
President & CEO

EXHIBIT 31.2

CERTIFICATIONS

I, Kenneth J. Potter, certify that:

1. I have reviewed this annual report on Form 10-KSB of Albemarle First Bank;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the small business issuer as of, and for, the periods presented in this report;

4. The small business issuer’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e) for the small business issuer and have:

(a) designed such disclosure controls and procedures or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the small business issuer, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b) evaluated the effectiveness of the small business issuer’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(c) disclosed in this report any change in the small business issuer’s internal control over financial reporting that occurred during the small business issuer’s most recent fiscal quarter (the small business issuer’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the small business issuer’s internal control over financial reporting; and

5. The small business issuer’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the small business issuer’s auditors and the audit committee of the small business issuer’s board of directors (or persons performing the equivalent functions):

(a) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the small business issuer’s ability to record, process, summarize and report financial information; and

(b) any fraud, whether or not material, that involves management or other employees who have a significant role in the small business issuer’s internal control over financial reporting.

Date: March 16, 2006

/s/ Kenneth J. Potter
Kenneth J. Potter
Vice President & CFO

EXHIBIT 32

Pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350)

The undersigned, as the Chief Executive Officer and Chief Financial Officer of Albemarle First Bank, respectively, certify that the Annual Report on Form 10-KSB for the period ended December 31, 2005, which accompanies this certification fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and the information contained in the periodic report fairly presents, in all material respects, the financial condition and results of operations of Albemarle First Bank at the dates and for the periods indicated. The foregoing certification is made pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), and no purchaser or seller of securities or any other person shall be entitled to rely upon the foregoing certification for any purpose. The undersigned expressly disclaim any obligation to update the foregoing certification except as required by law.

/s/ Thomas M. Boyd, Jr.
Thomas M. Boyd, Jr., President and Chief Executive Officer

/s/ Kenneth J. Potter
Kenneth J. Potter, Vice President and Chief Financial Officer

March 16, 2006

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

Article 10 of Chapter 9 of Title 13.1 of the Code of Virginia permits a Virginia corporation to indemnify any director or officer for reasonable expenses incurred in any legal proceeding in advance of final disposition of the proceeding, if the director or officer furnishes the corporation a written statement of his good faith belief that he has met the standard of conduct prescribed by the Code and a determination is made by the board of directors that such standard has been met. In a proceeding by or in the right of the corporation, no indemnification shall be made in respect of any matter as to which an officer or director is adjudged to be liable to the corporation, unless the court in which the proceeding took place determines that, despite such liability, such person is reasonably entitled to indemnification in view of all the relevant circumstances. In any other proceeding, no indemnification shall be made if the director or officer is adjudged liable to the corporation on the basis that personal benefit was improperly received by him. Corporations are given the power to make any other or further indemnity, including advancement of expenses, to any director or officer that may be authorized by the articles of incorporation or any bylaw made by the shareholders, or any resolution adopted, before or after the event, by the shareholders, except an indemnity against willful misconduct or a knowing violation of the criminal law. Unless limited by its articles of incorporation, indemnification of a director or officer is mandatory when he entirely prevails in the defense of any proceeding to which he is a party because he is or was a director or officer.

The Articles of Incorporation of the Registrant contain provisions indemnifying the directors and officers of the Registrant to the full extent permitted by Virginia law. In addition, the Articles of Incorporation eliminate the personal liability of the Registrant’s directors and officers to the Registrant or its shareholders for monetary damages to the full extent permitted by Virginia law.

Item 21. Exhibits and Financial Statement Schedules

(a) Exhibits:

The following exhibits are filed on behalf of the Registrant as part of this Registration Statement:

Exhibit No.	Document
2.1	Agreement and Plan of Merger, dated as of January 12, 2006, between Premier Community Bankshares, Inc., Rockingham Heritage Bank and Albemarle First Bank, included as Appendix A to the Proxy Statement/Prospectus included in this Registration Statement.*

3.1	Amended and Restated Articles of Incorporation, incorporated herein by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-KSB for the year ended December 31, 2000 (File No. 0-18868).

3.2	Bylaws (restated in electronic format as of March 14, 2006), incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed March 20, 2006 (File No. 0-18868).

5.1	Legal opinion of Williams, Mullen, Clark & Dobbins.*

8.1	Tax opinion of Williams, Mullen, Clark & Dobbins.*

21.1	Subsidiaries of the Registrant.*

23.1	Consent of Williams, Mullen, Clark & Dobbins (included in Exhibit 5.1).*

23.2	Consent of Yount, Hyde & Barbour, P.C.*

23.3	Consent of Larrowe & Company, PLC*

23.4	Consent of Thomas M. Boyd, Jr.*

23.5	Consent of Anderson & Strudwick, Inc.*

24.1	Powers of attorney (included on signature page).*

99.1	Form of Proxy of Albemarle First Bank.*

*	Filed herewith

Item 22. Undertakings

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(6) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

The registrant undertakes that every prospectus: (i) that is filed pursuant to the paragraph immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(b) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(c) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Frederick, Commonwealth of Virginia, on March 29, 2006.

PREMIER COMMUNITY BANKSHARES, INC.

By:	/s/ Donald L. Unger
Donald L. Unger
President and Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned hereby appoints Donald L. Unger and John K. Stephens as attorney-in-fact and agent for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, any and all amendments (including post-effective amendments) to this Registration Statement, with any schedules or exhibits thereto, and any and all supplements or other documents to be filed with the Securities and Exchange Commission pertaining to the registration of securities covered hereby, with full power and authority to do and perform any and all acts and things as may be necessary or desirable in furtherance of such registration.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Donald L. Unger Donald L. Unger	President and Chief Executive Officer and Director (Principal Executive Officer)	March 29, 2006

/s/ Frederick A. Board Frederick A. Board	Chief Financial Officer (Principal Financial and Accounting Officer)	March 29, 2006

/s/ John K. Stephens John K. Stephens	Chairman of the Board and Director	March 29, 2006

/s/ Walter H. Aikens Walter H. Aikens	Director	March 29, 2006

Signature	Title	Date

/s/ Clifton L. Good Clifton L. Good	Director	March 29, 2006

/s/ Stephen T. Heitz Stephen T. Heitz	Director	March 29, 2006

/s/ Joseph W. Hollis Joseph W. Hollis	Director	March 29, 2006

/s/ Meryl G. Kiser Meryl G. Kiser	Director	March 29, 2006

/s/ Wayne B. Ruck Wayne B. Ruck	Director	March 29, 2006

/s/ Paul R. Yoder, Jr. Paul R. Yoder, Jr.	Director	March 29, 2006

/s/ James C. Youngblood James C. Youngblood	Director	March 29, 2006

D. Frank Hill, III	Director

EXHIBIT INDEX

Exhibit No.	Document
2.1	Agreement and Plan of Merger, dated as of January 12, 2006, between Premier Community Bankshares, Inc., Rockingham Heritage Bank and Albemarle First Bank, included as Appendix A to the Proxy Statement/Prospectus included in this Registration Statement.*

3.1	Amended and Restated Articles of Incorporation, incorporated herein by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-KSB for the year ended December 31, 2000 (File No. 0-18868).

3.2	Bylaws (restated in electronic format as of March 14, 2006), incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed March 20, 2006 (File No. 0-18868).

5.1	Legal opinion of Williams, Mullen, Clark & Dobbins.*

8.1	Tax opinion of Williams, Mullen, Clark & Dobbins.*

21.1	Subsidiaries of the Registrant.*

23.1	Consent of Williams, Mullen, Clark & Dobbins (included in Exhibit 5.1).*

23.2	Consent of Yount, Hyde & Barbour, P.C.*

23.3	Consent of Larrowe & Company, PLC*

23.4	Consent of Thomas M. Boyd, Jr.*

23.5	Consent of Anderson & Strudwick, Inc.*

24.1	Powers of attorney (included on signature page).*

99.1	Form of Proxy of Albemarle First Bank.*

*	Filed herewith